                      DEAN WITTER SELECT FUTURES FUND L.P.
                  60,000 UNITS OF LIMITED PARTNERSHIP INTEREST

                                ----------------

    Dean Witter Select Futures Fund L.P. (the "Partnership") is a commodity pool limited partnership formed under the laws of the State of Delaware which is engaged primarily in speculative trading of futures and forward contracts, options on futures contracts and on physical commodities, and other commodity interests, including foreign currencies, financial instruments, precious and industrial metals, energy products, and agriculturals, as more fully described herein (hereinafter referred to collectively as "futures interests"). Demeter Management Corporation, the general partner of the Partnership (the "General Partner"), has retained EMC Capital Management, Inc., Rabar Market Research, Inc., and Sunrise Capital Management, Inc. (individually, a "Trading Advisor" collectively; the "Trading Advisors"), to engage in futures interests trading on behalf of the Partnership. The Partnership commenced futures interests trading on August 1, 1991.

    Units of limited partnership interest in the Partnership ("Units") are being offered for sale at a price equal to 100% of the Net Asset Value per Unit (the total assets of the Partnership less its total liabilities allocated to capital accounts represented by Units divided by the aggregate number of Units outstanding) as of the close of business on the last day of the month immediately preceding the date of the applicable closing set forth below. Units will be issued at the first closing (the "First Closing"), which is currently scheduled to be held on December 2, 1996; provided, however, that the General Partner may at its discretion hold such First Closing at any time during the Offering Period (as defined herein). Units that remain unsold following the First Closing may be offered for sale, in the sole discretion of the General Partner, at a second closing, if any (the "Second Closing"), currently scheduled to be held on January 2, 1997. Units that remain unsold following the Second Closing may be offered for sale, in the sole discretion of the General Partner, at a third closing, if any (the "Third Closing"), currently scheduled to be held on February 3, 1997. Units are being offered and sold by the Partnership through Dean Witter Reynolds Inc. ("DWR") on a best efforts basis. There is no minimum number of Units which must be sold for this offering to close.

    THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK. THESE SECURITIES ARE SUITABLE FOR INVESTMENT ONLY BY A PERSON WHO CAN AFFORD TO LOSE HIS ENTIRE INVESTMENT. SEE "SUMMARY OF THE PROSPECTUS-- INVESTMENT REQUIREMENTS," (PAGE 1), "RISK FACTORS," (PAGE 13), AND "CONFLICTS OF INTEREST" (PAGE 21).

    An investment in the Partnership involves significant risks, including the following:

       -Futures  interests  trading  is  speculative  and  volatile.  The
        Partnership's trading has been volatile. Such volatility could result in an investor losing all or a substantial part of his investment.

       -The Partnership is subject to substantial charges by the  Trading
        Advisors and DWR. The Partnership must earn estimated annual net trading profits of 7.06% of its annual average Net Assets (after taking into account estimated interest income based upon current rates of 5%) in order to avoid depletion or exhaustion of its assets. Investors should see "Break Even Analysis" on page 40 for the effect of redemption charges which are not included in the above figures.

       -No secondary  market  for Units  exists.  Units may  be  redeemed monthly only after the end of the sixth month following the closing at which an investor first became a Limited Partner. Units redeemed at or prior to the end of the twenty-fourth month following the closing at which an investor first purchased Units may be subject to redemption charges. Certain market conditions may result in possible delays in, or inability to pay, redemptions.

       -Conflicts of interest between and among the Trading Advisors, the General Partner, DWR, their affiliates and the Partnership may adversely affect the trading performance of the Partnership. See "Conflicts of Interest."

       -The Partnership's profitability is largely dependent on the collective performance of the Trading Advisors.

       -While  the  General   Partner  does  not   intend  to  make   any
        distributions, profits earned in any year will result in taxable income to investors.

                                                 INITIAL PRICE TO           SELLING         PROCEEDS TO THE
                                                      PUBLIC              COMMISSIONS         PARTNERSHIP
Per Unit                                                (1)               (1)               (2)(3)
Total Maximum                                           (1)               (1)               (2)(3)

COVER PAGE CONTINUED AND NOTES TO THE ABOVE TABLE ON PAGE (i).

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                           DEAN WITTER REYNOLDS INC.

--------------------------------------------------------------------------------

                THE DATE OF THIS PROSPECTUS IS OCTOBER 17, 1996.

    The minimum investment for most subscribers is $5,000, or $2,000 in the case of an Individual Retirement Account.

    Subject to redemption charges during the 24 months following the issuance of a Unit and certain other restrictions, Units may be redeemed as of the end of any month. See "Redemptions."

    The Partnership is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

NOTES TO TABLE ON FRONT COVER PAGE

(1) Units are offered for sale at each closing at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on the last day of the month immediately preceding the date of the applicable closing. No underwriting compensation or selling commissions will be paid out of the proceeds of this offering. However, except as provided below, employees of DWR will receive from DWR (payable solely from its own funds) a gross sales credit equal to 3% of the Net Asset Value per Unit as of the applicable closing for each Unit sold by them and issued at such closing. Commencing with the eighth month following the closing at which a Unit is issued and continuing until the Partnership terminates, an employee of DWR who sold such Unit and who is properly registered with the Commodity Futures Trading Commission ("CFTC") and has passed the Series 3 or Series 31 examination or was "grandfathered" as an associated person qualified to do commodity brokerage also will receive from DWR (payable solely from its own funds) up to 35% of the brokerage commissions that are attributable to outstanding
    Units sold by them and received by DWR as commodity broker for the Partnership. During the period August 1991 through August 1996, such compensation resulted in average annual payments of $37 per Unit. Such continuing compensation is to be paid in recognition of the employee's continuing services to the Limited Partners. For a description of all such continuing services, see "Plan of Distribution." The Selling Agreement among DWR, the General Partner, the Trading Advisors and the Partnership provides that such compensation may only be paid by DWR as long as such services are provided. Such continuing compensation paid by DWR may be deemed to be underwriting compensation. No part of such compensation shall be paid by the Partnership and, accordingly, Net Assets will not be reduced as a result of such compensation. No person will receive the continuing compensation described above who is not a DWR employee at the time of receipt of payment.

    DWR will not pay to its employees the 3% gross sales credit described above with respect to Units purchased by a subscriber with the proceeds of a redemption on or after December 31, 1995 of all or a portion of such subscriber's interest in any other commodity pool for which the General Partner serves as the general partner and commodity pool operator. Such employees will receive the continuing payments with respect to brokerage commissions which are charged to the Partnership which are comparable to the payments which were received by such employees with respect to such other commodity pools.

    DWR   will  be  indemnified   by  the  Partnership   against  certain  civil
    liabilities.


(2) Units are offered for sale from the date hereof, unless sooner terminated, to the date of the First Closing. Units that remain unsold following the First Closing may be offered for sale, in the sole discretion of the General Partner, for a period from the date of the First Closing to the date of the Second Closing, if any. Units that remain unsold following the Second Closing may be offered for sale, in the sole discretion of the General Partner, for a period from the date of the Second Closing to the date of the Third Closing, if any (the period from the date of this Prospectus through February 13, 1997 will be referred to herein as the "Offering Period"). The General Partner may, in its discretion, extend the Offering Period to provide for additional closings for the sale of Units, but in no event will the Offering Period be extended beyond March 10, 1997. In the event of any such extension, the term "Offering Period" shall be deemed to include such additional closings. The General Partner shall also have the discretion to terminate the offering of Units at any time during the Offering Period. Subscription amounts received during the Offering Period and not immediately rejected by the General Partner will be held in escrow at Chase Manhattan Bank, New York, New York (the "Escrow Agent") until the applicable closing or until earlier rejection by the General Partner. The funds will be invested in the Escrow Agent's interest-bearing bank money market account. Interest earned on subscriptions accepted or rejected by the General Partner will be credited to the subscribers' customer accounts with DWR. The General Partner will determine to accept or reject a subscription generally within 10 days of the receipt of a complete and executed Subscription and Exchange Agreement and Power of Attorney. See "Plan of Distribution."


    Any subscription received by DWR during the last five business days of the month prior to a closing and not rejected may be held in escrow until the next closing. See "Plan of Distribution."

(3) DWR paid $665,132 in connection with the organization of the Partnership and the prior offerings of Units. Such costs included legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs, and other related fees and expenses incurred in connection with the initial and second offerings of Units. The Partnership will not reimburse DWR for any portion of the costs so incurred or any offering expense (estimated to be $875,000 in the aggregate) incurred in connection with this additional offering of Units, and while DWR may recoup such costs from brokerage commissions paid by the Partnership, the Partnership will not be liable for any such costs at any time. Investments by subscribers are not subject to any upfront fees, commissions or expenses and therefore, 100% of the proceeds of the offering are available for investment in the Partnership. The number of Units sold will have no effect on the Net Asset Value per Unit.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION IN WHICH SUCH OFFER IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.

    The Partnership must furnish all Limited Partners annual and monthly reports complying with CFTC requirements. The annual reports will contain audited, and the monthly reports unaudited, financial information. The audited financial statements will be examined and reported upon by independent certified public accountants.

    UNTIL 40 DAYS FROM THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at the SEC's office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549 and at the regional offices described above, at prescribed rates. The SEC maintains a Web site containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is: http://www.sec.gov.

    The Partnership has filed with the SEC, in Washington, D.C., a Registration Statement on Form S-1 under the Securities Act of 1933 with respect to the Units offered hereby. This Prospectus does not contain all the information included in the Registration Statement, certain items of which are omitted in accordance with the Rules and Regulations of the SEC. For further information about the Partnership and the Units offered hereby, reference is made to the Registration Statement and the exhibits thereto.

                           RISK DISCLOSURE STATEMENT

    YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS, SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

    FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL BEGINNING AT PAGE 35 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 40.

    THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT BEGINNING AT PAGE 13.

    YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                               TABLE OF CONTENTS

                                                  PAGE
Risk Disclosure Statement.....................        iii
Summary of the Prospectus.....................          1
  Investment Requirements.....................          1
  Additional Information......................          2
  The Investment Objective....................          2
  The Partnership.............................          2
  The General Partner.........................          3
  The Commodity Broker........................          3
  The Trading Advisors........................          3
  Risk Factors................................          4
  Conflicts of Interest.......................          6
  Description of Charges to the Partnership...          6
  Redemptions.................................          8
  Distributions...............................          8
  Transferability of Units....................          9
  The Offering................................          9
  Interest on Partnership Assets..............         11
  Use of Proceeds.............................         11
  Tax Considerations..........................         11
Risk Factors..................................         13
  Risks Relating to Futures Interests Trading
   and the Futures Interests Markets..........         13
  Risks Relating to the Partnership and the
   Offering of Units..........................         16
  Risks Relating to the Trading Advisors......         17
  Taxation and Regulatory Risks...............         20
Conflicts of Interest.........................         21
  Relationship of the General Partner to the
   Commodity Broker...........................         21
  Accounts of Affiliates of the General
   Partner, the Trading Advisors and DWR......         22
  Management of Other Accounts by the Trading
   Advisors...................................         22
  Customer Agreement with DWR.................         23
  Other Commodity Pools.......................         23
Fiduciary Responsibility......................         23
Performance Record of the Partnership.........         25
Selected Financial Data.......................         27
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations...................................         28
Description of Charges to the Partnership.....         35
  1. The Trading Advisors.....................         36
  2. Dean Witter Reynolds Inc.................         38
  3. Other....................................         39
  4. Break Even Analysis......................         40
Investment Program, Use of Proceeds and
 Trading Policies.............................         41
Capitalization................................         45
The General Partner...........................         45
  Directors and Officers of the General
   Partner....................................         46
The Futures, Options and Forward Markets......         48
  Futures Contracts...........................         48
  Forward Contracts...........................         48
  Options on Futures..........................         48
  Hedgers and Speculators.....................         49
  Commodity Exchanges.........................         49
  Speculative Position Limits.................         50
  Daily Limits................................         51
  Regulations.................................         51
  Margins.....................................         52
General Description of Trading Approaches.....         53
The Trading Advisors..........................         55

                                                  PAGE
  Introduction................................         55
  EMC Capital Management, Inc.................         55
  Rabar Market Research, Inc..................         58
  Sunrise Capital Management, Inc.............         59
The Commodity Broker..........................         63
  Description of the Commodity Broker.........         63
  Brokerage Arrangements......................         63
Certain Litigation............................         64
The Management Agreements.....................         65
  Term........................................         65
  Liability and Indemnification...............         65
  Obligations to the Partnership..............         65
Redemptions...................................         66
The Limited Partnership Agreement.............         67
  Nature of the Partnership...................         67
  Management of Partnership Affairs...........         67
  Additional Offerings........................         68
  Sharing of Profits and Losses...............         68
  Restrictions on Transfers or Assignments....         69
  Amendments; Meetings........................         69
  Indemnification.............................         70
  Reports to Limited Partners.................         70
Plan of Distribution..........................         71
Subscription Procedure........................         73
Purchases by Employee Benefit Plans--ERISA
 Considerations...............................         74
Material Federal Income Tax Considerations....         76
  Introduction................................         76
  Partnership Status..........................         76
  Partnership Taxation........................         76
  Cash Distributions and Redemptions..........         77
  Gain or Loss on Trading Activity............         77
  Taxation of Limited Partners................         80
  Tax Audits..................................         83
State and Local Income Tax Aspects............         83
Potential Advantages..........................         84
Legal Matters.................................         86
Experts.......................................         86
Additional Information........................         86
Glossary......................................         87
  Certain Terms and Definitions...............         87
  Blue Sky Glossary...........................         88
Dean Witter Select Futures Fund L.P.
  Independent Auditors' Report................        F-1
  Statements of Financial Condition...........        F-2
  Statements of Operations....................        F-3
  Statements of Changes in Partners'
   Capital....................................        F-4
  Statements of Cash Flows....................        F-5
  Notes to Financial Statements...............        F-6
Demeter Management Corporation
  Independent Auditors' Report................       F-11
  Statements of Financial Condition...........       F-12
  Notes to Statements of Financial Condition
   (certain information relating to the
   financial condition of Demeter Management
   Corporation's parent is contained in "The
   General Partner")..........................       F-13
Exhibit A--Limited Partnership Agreement......        A-1
Annex 1--Request for Redemption...............       A-22
Exhibit B--Subscription and Exchange Agreement
 and Power of Attorney........................        B-1

                           SUMMARY OF THE PROSPECTUS
                THE DATE OF THIS PROSPECTUS IS OCTOBER 17, 1996.

    The following is a summary of this Prospectus. This Prospectus contains more detailed information under the captions referred to below, and this summary is qualified in its entirety by the information appearing elsewhere herein.
                            INVESTMENT REQUIREMENTS
    The minimum investment for most subscribers is $5,000, except that the minimum investment is: (a) $2,000 in the case of an Individual Retirement Account ("IRA"); or (b) for subscribers who redeem, on or after December 31, 1995, units of limited partnership interest in any other commodity pool for which the General Partner serves as the general partner and commodity pool operator and use the proceeds of such redemption (less any applicable redemption charges) to purchase Units (such purchases are hereinafter referred to as "Exchanges"), the lesser of (i) $5,000 ($2,000 in the case of IRAs), (ii) the proceeds from the redemption of five units (or two units in the case of IRAs) from commodity pools other than the Spectrum Series, or (iii) the proceeds from the redemption of 500 units (200 units in the case of IRAs) from one of the Spectrum Series of commodity pools. Existing Limited Partners who desire to make an additional investment in the Partnership may subscribe for Units at a closing with a minimum investment of $1,000.
    Subscribers should be aware that there are minimum net worth and/or annual income suitability standards which must be met in order to subscribe for Units. Each subscriber must represent and warrant in a Subscription and Exchange Agreement and Power of Attorney that such subscriber has received this Prospectus and that such subscriber meets the applicable State minimum financial suitability standard set forth in the Subscription and Exchange Agreement and Power of Attorney (which may require a greater minimum investment), and may be required to provide additional information regarding the subscriber's background and investment history. Dean Witter Reynolds Inc. ("DWR") and its account executives have a duty to determine that this is a suitable investment for the subscriber.
    Unless otherwise specified in the Subscription and Exchange Agreement and Power of Attorney under "State Suitability Requirements," a subscriber must have either: (a) a net worth of at least $75,000 (exclusive of home, furnishings, and automobiles), or (b) a net worth of at least $30,000 (exclusive of home, furnishings, and automobiles) and an annual income of at least $30,000. Certain jurisdictions impose more restrictive suitability and/or minimum investment requirements than those set forth above, including requirements for a higher net worth, a higher annual income, or both. A list of such jurisdictions and the restrictions imposed is included in the Subscription and Exchange Agreement and Power of Attorney under the heading "State Suitability Requirements." A specimen form of the Subscription and Exchange Agreement and Power of Attorney is annexed hereto as Exhibit B. Separate execution copies of the Subscription and Exchange Agreement and Power of Attorney either accompany this Prospectus or may be obtained, after delivery of this Prospectus, from a local DWR branch office.
    Subject to certain limited revocation rights (see "Subscription Procedure"), all subscriptions for Units are irrevocable by subscribers, and the General Partner may, in its sole discretion, reject any subscription in whole or in part. There are significant restrictions on the ability of a Limited Partner to redeem Units, and although the Partnership's Limited Partnership Agreement permits the transfer of Units subject to certain conditions, there is no public market for the Units and none is likely to develop. Therefore, a purchaser of Units must be able to bear the economic risks of an investment in the Partnership for a significant period of time. See "The Limited Partnership Agreement--Restrictions on Transfers or Assignments" and "Redemptions."

                             ADDITIONAL INFORMATION
    In addition to this Prospectus, a sales brochure and introductory letters prepared by DWR may be delivered with this Prospectus or may be obtained from a DWR account executive or by writing to Dean Witter Reynolds Inc., Two World Trade Center, 62nd Floor, New York, New York 10048.
                            THE INVESTMENT OBJECTIVE
    The objective of Dean Witter Select Futures Fund L.P. (the "Partnership") is to generate substantial appreciation of its assets over time through speculative trading. The entire proceeds of the sale of the Units will be deposited in the Partnership's accounts with DWR to be used as margin for the Partnership's trading activities and may be subject to depletion if the Partnership experiences losses from its trading activities.
    The Partnership will trade futures contracts and forward contracts, and options on futures contracts and on physical commodities, and other futures interests pursuant to the trading approaches utilized by the Trading Advisors. The Partnership's portfolio will normally include contracts for diverse futures interests, including industrial items, metals, agriculturals, currencies, financial instruments, and stock, financial, and economic indexes. As a group, the Trading Advisors employ a variety of trading systems in an effort to achieve this objective, and may from time to time, in their discretion, modify their trading systems and add to and delete from the Partnership's portfolio additional futures interests. See "Investment Program, Use of Proceeds and Trading Policies -- Trading Policies" and "The Trading Advisors."
    Based upon the fees and expenses of the Partnership, the Partnership will be required to earn estimated annual net trading profits of 7.06% of the Partnership's annual average Net Assets (after taking into account estimated interest income based upon current rates of 5%) in order to avoid depletion or exhaustion of the Partnership's assets. See "Description of Charges to the
Partnership." Investors should see "Break Even Analysis" on page 40 for the effect of redemption charges which are not included in the above figures. By reason of the foregoing, investors should consider an investment in the Partnership as a long-term investment.
    Distributions of profits, if any, will be made at the sole discretion of the General Partner. It is currently the intention of the General Partner not to make distributions. See "Distributions" in this section.
                                THE PARTNERSHIP
    The Partnership was organized as a limited partnership on March 21, 1991 under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"). The offices of the Partnership are located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-8899.
    The Partnership was initially capitalized through the contributions of $1,000 by the General Partner and $1,000 by an initial limited partner. The initial limited partner ceased to be a Limited Partner of the Partnership at the Partnership's initial closing, which was held on August 1, 1991.
    The Partnership initially offered 75,000 Units through a public offering, in which Units were sold for $1,000 at the initial closing, and at 100% of Net Asset Value ($938.03) at a supplemental closing (the initial closing and supplemental closing, hereinafter, the "Initial Offering"). During the Initial Offering, the Partnership accepted $60,268,482 and issued 60,853.334 Units. In accordance with the Limited Partnership Agreement, the General Partner contributed $630,000 (635.284 General Partnership Units) to the Partnership. The Partnership had a second offering of Units in October 1993 (the "Second Offering"). Units were offered at a price equal to 100% of the Net Asset Value of a Unit on the last day of the month immediately preceding the closing ($1,567.26). During the Second Offering, the Partnership accepted $116,617,865.93 and issued 74,408.337 Units. In accordance with the Limited Partnership Agreement, the General Partner contributed $1,050,000 (669.960 General Partnership Units) to the Partnership.

    The Partnership will terminate upon the first to occur of the following: (a) December 31, 2025; (b) the withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner, unless a new general partner has been elected and the business of the Partnership is continued by the successor general partner; (c) an election to dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the Units then owned by Limited Partners; (d) a decline in the Net Asset Value of a Unit as of the close of business (as determined by the General Partner) on any day to less than $250; (e) a decline in the Partnership's Net Assets as of the close of business (as determined by the General Partner) on any day to $250,000 or less; (f) a determination by the General Partner that the Partnership's Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership; (g) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; or (h) a determination by the General Partner to terminate the Partnership following a Special Redemption Date. See "The Limited Partnership Agreement--Termination of the Partnership."
    The Partnership commenced trading operations on August 1, 1991. The actual performance record of the Partnership from the commencement of trading through August 31, 1996 is set forth under "Performance Record of the Partnership."
                              THE GENERAL PARTNER
    The general partner and commodity pool operator of the Partnership is Demeter Management Corporation, a Delaware corporation (the "General Partner"). The General Partner and Dean Witter Reynolds Inc. ("DWR"), the selling agent and commodity broker for the Partnership, are each wholly-owned subsidiaries of Dean Witter, Discover & Co. ("DWD"). See "Conflicts of Interest," "The General Partner," and "The Commodity Broker." The Trading Advisors make all trading decisions in respect of the funds of the Partnership, except that the General Partner may override the instructions of any Trading Advisor and make trading decisions under certain circumstances. See "The Management Agreements." The General Partner is or has been the general partner and commodity pool operator of 28 commodity pools, three of which have terminated. The General Partner had, in the aggregate, approximately $950 million of net assets under management as of August 31, 1996.
                              THE COMMODITY BROKER
    The principal commodity broker for the Partnership is Dean Witter Reynolds Inc. (in such capacity, the "Commodity Broker"). The Commodity Broker is a wholly-owned subsidiary of DWD and currently acts as commodity broker for all of the commodity pools for which the General Partner acts as general partner and commodity pool operator, as well as for other commodity pools. The General Partner believes that the commissions and charges payable to DWR by the Partnership are competitive with those paid by other public commodity pools, although they may be higher than those paid by certain other customers of DWR. See "Conflicts of Interest," "Description of Charges to the Partnership-- 2. Dean Witter Reynolds Inc.," and "The Commodity Broker."
                              THE TRADING ADVISORS
    The trading advisors for the Partnership are EMC Capital Management, Inc. ("EMC"), Rabar Market Research, Inc. ("Rabar"), and Sunrise Capital Management, Inc. ("Sunrise") (formerly Sunrise Commodities, Inc.), (individually, a "Trading Advisor"; collectively, the "Trading Advisors"). Subject to certain limitations, the Trading Advisors have authority and responsibility for directing the investment and reinvestment in futures interests of their allocated shares of the Partnership's Net Assets. See "The Management Agreements." Since the primary purpose of the Partnership is to achieve appreciation of its assets through speculative trading in futures interests, the Partnership's ability to succeed in that endeavor depends on the collective success of the respective trading approaches of the Trading Advisors.

    The assets of the Partnership are traded pursuant to technical trading systems developed by the Trading Advisors. Technical systems formulate trading decisions on an analysis of prior historical patterns of price movements and other market indicators such as volume and market behavior. The trading programs of EMC and Sunrise are pure technical systems. Rabar's trading program is also a
technical   system,  but  incorporates  analysis  of  key  fundamental  factors, particularly for risk control purposes. See "The Trading Advisors--EMC Capital Management, Inc.--Description of EMC's Trading Approach," "--Rabar Market Research, Inc.--Description of Rabar's Trading Approach," and "--Sunrise Capital Management, Inc.--Description of Sunrise's Trading Approach." See also "The Futures, Options and Forward Markets."
    Immediately   following  each  closing,   the  General  Partner  anticipates
allocating the proceeds of such closing to the management of the Trading Advisors in equal proportions. The General Partner, however, has the discretion to reallocate Net Assets among EMC, Rabar, and Sunrise. See "The Management Agreements--Allocation and Reallocation of the Partnership's Net Assets."
    The Trading Advisors are not affiliated with the General Partner or DWR. See "The Trading Advisors" and "The Management Agreements."
                                  RISK FACTORS
    As a general matter, an investment in the Partnership is speculative and involves substantial risk, including the risk of loss of a Limited Partner's entire investment. Risks of an investment in the Partnership include:
RISKS RELATING TO FUTURES INTERESTS TRADING
       -Futures  interests  trading is  speculative  and volatile  and an investor may lose all or a substantial part of his investment.
       -Futures interests  trading  is highly  leveraged  and  relatively small  price movements  can result  in significant  losses to the
        Partnership.
       -Futures  interests  trading  may  be  illiquid  and  in   certain
        situations prevent the Partnership from limiting its loss on an unfavorable position.
       -Trading in  forward  contracts  may subject  the  Partnership  to losses if a counterparty is unable to meet its obligations.
       -Trading on foreign exchanges may result in the Partnership having
        less   regulatory   protection   available.   In   addition,  the
        Partnership may suffer losses due to exchange rate changes.
       -Trading in futures options can  be extremely expensive if  market volatility is incorrectly predicted.
       -The  Partnership has credit risk because  DWR acts as the futures commission merchant or the sole counterparty with respect to most of the Partnership's assets.
       -Speculative position limits may result in the Partnership  having to liquidate profitable positions.
RISKS RELATING TO THE PARTNERSHIP AND OFFERING OF UNITS
       -Past results are not necessarily indicative of future results.
       -The  Partnership incurs substantial charges regardless of whether it realizes profits. The  Partnership must earn estimated  annual net  trading profits  of 7.06% of  its annual  average Net Assets
        (after   taking   into   account   estimated   interest    income
        based upon current rates of 5%) in order to avoid depletion or exhaustion of its assets. The Partnership had net trading losses in  1996 year-to-date, 1994 and  1992. See "Performance Record of the Partnership."
       -Restricted investment  liquidity  in  the  Units,  absence  of  a secondary market, ability to assign or transfer restricted, redemptions limited to monthly after the first six months, and redeemed Units may be subject to redemption charges.
       -Significant  actual  and  potential conflicts  of  interest exist among the General Partner, the Trading Advisors and the Commodity
        Broker.
       -Limited Partners  do not  participate in  the management  of  the
        Partnership or in the conduct of its business.
       -Limited  Partners must rely on the General Partner's selection of trading advisors.
RISKS RELATED TO THE TRADING ADVISORS
       -The  Partnership  will  not  be  profitable  unless  the  Trading
        Advisors   are   collectively  successful   with   their  trading
        strategies.
       -Market factors may adversely affect or require modifications to a
        Trading Advisor's strategy.
       -Management Agreements may not be renewed, may be renewed on  less favorable terms to the Partnership, or may be terminated by a Trading Advisor such that a Trading Advisor will no longer be available to the Partnership.
       -Reallocation of assets among the Trading Advisors could result in an  increase in assets to a  Trading Advisor who may subsequently incur trading losses.
       -Substantial increase in assets allocated to a Trading Advisor may adversely affect its performance.
       -The Trading Advisors'  primarily technical  trading systems  have inherent limitations.
       -Increases  in the use of technical trading systems in the futures interests markets  could  adversely  alter  trading  patterns  or affect execution of trades by the Partnership.
TAXATION RISKS
       -If  the tax laws  and/or certain facts  and circumstances change, the Partnership may be taxed as a corporation.
       -Profits earned during any year  will result in taxable income  to an  investor even though  the General Partner  does not intend to make distributions.
       -Deductibility of  certain of  the Partnership's  expenses may  be limited.
       -The  Partnership's  tax return  may  be audited  by  the Internal
        Revenue Service.
    Only the General Partner will be liable for Partnership obligations (including margin calls) to the extent that the Partnership's assets, including amounts contributed by the Limited Partners and amounts paid to Limited Partners upon redemptions, distributions or otherwise (together with interest thereon) are insufficient to meet those obligations. See "Risk Disclosure Statement," "Risk Factors," "Conflicts of Interest," "Description of Charges to the
Partnership,"   and   "The   Limited   Partnership   Agreement--Nature   of  the
Partnership."

                             CONFLICTS OF INTEREST
    Significant actual and potential conflicts of interest exist in the structure and operation of the Partnership, principally arising from the affiliation between the General Partner and DWR, and the trading of other accounts of, or managed by, the General Partner, DWR, the Trading Advisors and their affiliates. Such conflicts include the fact that the brokerage arrangements were not agreed upon in arm's-length negotiations due to the affiliation between the General Partner and DWR, and that the General Partner and DWR may have conflicting demands in respect of other commodity pools; that DWR employees selling Units will receive a portion of the brokerage commissions paid to DWR by the Partnership, and thus have a conflict in advising investors whether and when to redeem Units; that the Trading Advisors and DWR, and individuals and entities associated with the General Partner, the Trading Advisors and DWR, may trade futures interests for their own accounts, which trading may compete with the Partnership for positions; that trading by the Trading Advisors for their own accounts and for other customers could result in application of position limits to restrict the Partnership's trading; that under the customer agreement with DWR, DWR may close out positions and take certain other actions with regard to the Partnership's accounts without the Partnership's consent; and that other commodity pools managed by the General Partner and the Trading Advisors may compete with the Partnership. See "Conflicts of Interest," "The Trading Advisors," "The General Partner," and "The Commodity Broker."
                   DESCRIPTION OF CHARGES TO THE PARTNERSHIP
    The Partnership is subject to substantial charges which are summarized below and described in detail under "Description of Charges to the Partnership." See also "Risk Factors--Risks Relating to the Partnership and the Offering of Units--Substantial Charges to the Partnership," "Investment Program and Use of Proceeds," "The Commodity Broker," and "The Management Agreements."

     RECIPIENT                   FORM OF COMPENSATION                         AMOUNT OF COMPENSATION
-------------------  --------------------------------------------  --------------------------------------------
The Trading          Monthly  Management  Fee  to  each   Trading  A  flat rate  of 1/4  of 1%  of each Trading
 Advisors              Advisor.                                      Advisor's allocated Net  Assets as of  the
                                                                     last day of each month (a 3% annual rate).
                     Quarterly  Incentive  Fee  to  each  Trading  17 1/2% of  the Trading Profits  experienced
                       Advisor.                                      with  respect  to  each  Trading Advisor's
                                                                     allocated Net Assets as of the end of each
                                                                     calendar quarter.
The Commodity        Brokerage Commissions.                        Roundturn commissions (the  total costs  for
 Broker                                                              both  the  opening  and  liquidating  of a
                                                                     futures  interest)   at   80%   of   DWR's
                                                                     published non-member rates (which is equal
                                                                     to an average of approximately $75), which
                                                                     commissions (together with the transaction
                                                                     fees and costs described below) are capped
                                                                     at  (i)  13/20  of  1%  per  month  of the
                                                                     Partnership's Net Assets allocated to each
                                                                     Trading Advisor as of the last day of each
                                                                     month (a  maximum 7.8%  annual rate);  and
                                                                     (ii)  14%  annually  of  the Partnership's
                                                                     average  monthly  Net  Assets,  aggregated
                                                                     with  net excess interest and compensating
                                                                     balance benefits, and transaction fees and
                                                                     costs, as described below.

     RECIPIENT                   FORM OF COMPENSATION                         AMOUNT OF COMPENSATION
-------------------  --------------------------------------------  --------------------------------------------
                     Transaction charges  for  providing  forward  Forward  contract  fees  average  $3-$6  per
                       trading  facilities,   the  execution   of    roundturn  trade, charges for execution of
                       forward   contract    transactions,    the    cash contract transactions relating to EFP
                       execution  of  cash  contract transactions    transactions are  approximately $2.50  per
                       relating   to  exchange   of  futures  for    cash contract, and charges for the use  of
                       physicals  ("EFP")  transactions,  and the    the   institutional   trading   desk    or
                       use  of DWR's  institutional and overnight    overnight execution facility are up to  $3
                       execution facilities.                         per  roundturn (the amount of such charges
                                                                     is  included  in   the  transaction   fees
                                                                     described   below  under  "Other"  and  is
                                                                     subject to the caps described therein).
                     Financial benefit to  Commodity Broker  from  The  aggregate of  (i) brokerage commissions
                       interest  earned   on  the   Partnership's    and  transaction fees and costs payable by
                       assets in excess of  the interest paid  to    the  Partnership,  as described  above and
                       the  Partnership  and  from   compensating    below,  and (ii)  net excess  interest and
                       balance treatment in  connection with  its    compensating   balance  benefits   to  DWR
                       designation of a  bank or  banks in  which    (after   crediting  the  Partnership  with
                       Partnership assets are deposited.             interest) are  capped at  14% annually  of
                                                                     the   Partnership's  average  monthly  Net
                                                                     Assets as of  the last day  of each  month
                                                                     during a calendar year.
Other                Administrative  expenses  (including  legal,  Ordinary administrative expenses, which have
                       accounting,  and  auditing  expenses,  and    been  equal to 0.15%  of the Partnership's
                       expenses  of  printing  and   distributing    average annual Net Assets since inception,
                       reports) and all extraordinary expenses of    are  capped  at  0.25%  per  year  of  the
                       the Partnership.                              Partnership's average  monthly Net  Assets
                                                                     as   of  the  last   day  of  each  month.
                                                                     Extraordinary expenses cannot be estimated
                                                                     and are not subject to any cap.
                     All transaction fees  and costs incurred  in  Transaction  fees and costs, which have been
                       connection with the Partnership's  futures    equal   to  0.80%   of  the  Partnership's
                       interests  trading  activities  (including    average annual Net Assets since inception,
                       floor   brokerage  fees,   exchange  fees,    are included in: (i) the cap on  brokerage
                       clearinghouse fees, NFA fees, "give up" or    commissions; and (ii) the cap on aggregate
                       transfer   fees   (fees  charged   by  one    brokerage  commissions   and  net   excess
                       clearing  brokerage  firm  to  transfer  a    interest and compensating balance
                       trading  position   to  another   clearing    benefits, each as described above.
                       firm),   and  any  costs  associated  with
                       taking delivery of futures interests).

    As long as redemption charges are imposed, as described under "Redemptions," the management fee, incentive fee and caps on brokerage commissions, transaction fees and costs, ordinary administrative expenses, and net excess interest and compensating balance benefits may not be increased. Thereafter, none of such fees and caps may be increased unless Limited Partners are given prior notice thereof and an opportunity to redeem their Units, subject to additional limits described under "Description of Charges to the Partnership."

    Based on the annual fees and expenses of the Partnership described above, the Partnership must earn annual trading profits (after taking into account estimated interest income based upon current rates of 5%) of 7.06% of the Partnership's annual average Net Assets in order to avoid depletion or exhaustion of the assets of the Partnership. In order for a Limited Partner to pay the redemption charge and recoup its initial investment upon redemption after one year, the Partnership must earn trading profits (after taking into account estimated interest income based upon current rates of 5%) of 10.16% of the Partnership's annual average Net Assets. This assumes that each Trading Advisor's gross profits equal expenses, such that no incentive fees are earned by the Trading Advisors. For the actual fees and expenses paid by the Partnership during fiscal year 1995, see "Description of Charges to the Partnership."
                                  REDEMPTIONS
    A Limited Partner may require the Partnership to redeem all or part of such Limited Partner's Units effective as of, but not before, the last day of the sixth month-end following the closing at which such person first becomes a Limited Partner, in the manner described herein. Thereafter, Units may be redeemed as of the end of any month. However, any Units redeemed at the end of the twelfth, eighteenth, or twenty-fourth month following the closing at which such Units were issued will be assessed a redemption charge equal to 3%, 2% or 1%, respectively, of the Net Asset Value of a Unit on the date of such redemption. The foregoing charges will be paid to DWR.
    A limited partner in any of the other commodity pools for which the General Partner serves as the general partner and commodity pool operator who redeemed all or a portion of his interest in one of such other partnerships on or after December 31, 1995 and purchases Units will not be subject to the redemption charges or restrictions under the circumstances described herein. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which are not subject to a redemption charge is determined by dividing (a) the dollar amount received upon redeeming an interest in such other partnership and used to purchase Units by (b) the total investment in the Partnership. For example, a limited partner who receives $5,000 upon redeeming all or a part of his interest in a commodity pool operated by the General Partner and invests $10,000 in the Partnership will not be subject to a redemption charge on 50% of his Units. Redemptions of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing), with the Units not subject to a redemption charge being deemed to be the first Units purchased at a closing. An investor who purchases $500,000 or more of Units will not be subject to the redemption charges described above.
    A redemption may be made only in whole Units or in multiples of $1,000 (which may result in the redemption of fractional Units), unless a Limited Partner's entire interest in the Partnership is redeemed. The right to obtain redemption is contingent upon the Partnership having assets sufficient to discharge its liabilities (including any amounts owed to affiliates of the General Partner) as of the month-end, and the General Partner's timely receipt of a properly executed Request for Redemption. The Partnership may be forced to liquidate open positions to satisfy redemptions in the event it does not have sufficient cash on hand. See "Redemptions" and "Subscription Procedure."
    In addition to the information and reports described below under "The Limited Partnership Agreement--Reports to Limited Partners," the General Partner will provide Limited Partners with such other information and will comply with any such procedures in connection with redemptions as in the future are specifically required under Securities and Exchange Commission rules and policies for commodity pools and similar investment vehicles.
                                 DISTRIBUTIONS
    Distributions of profits, if any, will be made at the sole discretion of the General Partner (the General Partner has not previously made any distributions of profits and it is currently the intention of the General Partner not to make distributions). It is possible that no distributions will be made in some years in which the Partnership has taxable profits, realized or unrealized. However, a Limited Partner will nevertheless be required to account for his share of such profits as income for federal tax purposes. Distributions may be made by credit to a Limited Partner's customer account with DWR. See "Material Federal Income Tax Considerations."
                            TRANSFERABILITY OF UNITS
    The  assignability or  transferability of  Units is  limited by  the Limited
Partnership Agreement and no assignee or transferee may become a substituted Limited Partner without the consent of the General Partner, which consent the General Partner may withhold in its sole discretion. See "The Limited Partnership Agreement--Restrictions on Transfers or Assignments."
                                  THE OFFERING
SECURITIES OFFERED
    60,853.334 Units were sold to the public during the Partnership's Initial Offering. The Partnership sold an additional 74,423.953 Units during the Second Offering. The Partnership is currently offering up to 60,000 additional Units for sale. No Units held by existing Limited Partners are being sold in this offering. The General Partner, in its discretion, may register and sell additional Units from time to time.
SUBSCRIPTION PROCEDURE
    The minimum subscription for most subscribers is $5,000, except the minimum subscription is: (a) $2,000 in the case of an IRA; or (b) for subscribers effecting Exchanges, the lesser of (i) $5,000 ($2,000 in the case of IRAs), (ii) the proceeds from the redemption of five units (two units in the case of IRAs) from commodity pools other than the Spectrum Series, or (iii) the proceeds from the redemption of 500 units (200 units in the case of IRAs) from one of the Spectrum Series of commodity pools. Existing Limited Partners who desire to make an additional investment in the Partnership may subscribe for Units at a closing with a minimum investment of $1,000. Certain jurisdictions may impose higher minimum investment requirements; see "State Suitability Requirements" in the Subscription and Exchange Agreement and Power of Attorney. No selling commissions will be charged on subscriptions. No offering expenses will be charged to investors or the Partnership. See "Investment Requirements" above, "Plan of Distribution," and "Subscription Procedure."
    In order to purchase Units, a subscriber must complete, execute, and deliver an execution copy of the Subscription and Exchange Agreement and Power of
Attorney to DWR. In the Subscription and Exchange Agreement and Power of Attorney, a subscriber will (i) authorize the General Partner and DWR to transfer the subscription amount from the subscriber's customer account with DWR to the Dean Witter Select Futures Fund L.P. Escrow Account, or (ii) in the case of an Exchange, authorize the General Partner to redeem all or a portion of such subscriber's interest in another commodity pool for which the General Partner serves as general partner and commodity pool operator (subject to the terms of the applicable limited partnership agreement) and use the proceeds of such redemption (less any applicable redemption charges) to purchase Units in the Partnership. A subscriber must have the appropriate amount in his customer account with DWR on the first business day following the date that his Subscription and Exchange Agreement and Power of Attorney is received by DWR, and DWR will debit the customer account and transfer such funds to the escrow account with the Escrow Agent on that date. A subscriber may revoke his Subscription and Exchange Agreement and Power of Attorney, and receive a full refund of the subscription amount and any accrued interest thereon (or revoke the redemption of units in the other commodity pool in the case of an Exchange), within five business days after execution of such Agreement or no later than 3:00 p.m., New York City time, on the date of the applicable closing, whichever comes first, by delivering written notice to his DWR account executive.
PLAN OF DISTRIBUTION
    The Units are being offered and sold by the Partnership through DWR. Pursuant to a Selling Agreement among the Partnership, the General Partner, the Trading Advisors and DWR, DWR will use its best efforts to sell Units, but DWR has not made any commitment to offer and sell a specific amount of Units or to purchase any Units. See "Plan of Distribution." The General Partner, in its sole discretion, may reject a subscription in whole or in part at any time prior to acceptance. Units are being offered to the public at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on the last day of the month immediately preceding the date of the applicable closing set forth below. Units will be issued at the First Closing, which is currently scheduled to be held on December 2, 1996; provided, however, that the General Partner may at its discretion hold such First Closing at any time during the Offering Period (as defined below). Units that remain unsold following the First Closing may be offered for sale, in the sole discretion of the General Partner, at a Second Closing, currently scheduled to be held on January 2, 1997. Units that remain unsold following the Second Closing may be offered for sale, in the sole discretion of the General Partner, at a Third Closing, currently scheduled to be held on February 3, 1997. The General Partner shall have the discretion to terminate the offering of Units at any time. The period from the date of this Prospectus through February 13, 1997 will be referred to herein as the "Offering Period." The General Partner may, in its discretion, extend the Offering Period to provide for an additional closings for the sale of Units, but in no event will the Offering Period be extended beyond March 10, 1997. In the event of any such extension, the term "Offering Period" shall be deemed to include such additional closings.

    Funds with respect to a subscription received during the Offering Period and not immediately rejected by the General Partner will be transferred to, and held in escrow by, Chase Manhattan Bank (the "Escrow Agent"), as described above, until the General Partner either rejects such subscription prior to the applicable closing or accepts such subscription at such closing.

    The General Partner, DWR, and the Trading Advisors, and their respective principals, directors, officers, employees and affiliates, may subscribe for Units. Subject to certain limited revocation rights (see "Subscription Procedure"), all subscriptions for Units are irrevocable by subscribers. Interest earned on subscriptions deposited into escrow and thereafter rejected by the General Partner will be credited to the subscriber's customer account with DWR.
    Employees of DWR will receive compensation from DWR, and not from the Partnership, out of the brokerage commissions paid to DWR by the Partnership. Such continuing compensation is in consideration of certain additional services provided to Limited Partners by such persons on a continuing basis and may be deemed to be additional underwriting compensation. See "Plan of Distribution." NO SELLING COMMISSIONS OR OFFERING EXPENSE CHARGE
    In connection with the offering of Units pursuant to this Prospectus, no selling commissions or offering expenses will be paid by Limited Partners or the Partnership. DWR has previously paid all of the organizational costs and the costs relating to the Initial Offering and Second Offering of the Partnership, and will pay all of the costs incurred in connection with this offering of Units, estimated to be approximately $875,000 in the aggregate. The Partnership will not reimburse DWR for any portion of the costs so incurred, and will not be liable for any such costs at any time (although DWR may recoup such costs from brokerage commissions paid by the Partnership). Except as otherwise provided herein, employees of DWR will receive from DWR (solely from its own funds) gross sales credit equal to 3% of the Net Asset Value per Unit as of the applicable closing for each Unit sold by them and issued at such closing, and, if properly registered with the CFTC, also will receive from DWR (solely from its own funds) up to 35% of the brokerage commissions that are attributable to outstanding Units sold by them and received by DWR as commodity broker for the Partnership each month, beginning with the eighth month after which such Unit was issued, as described in Note (1) to the table on the front cover page of this Prospectus. See "Plan of Distribution." DWR's employees may have a conflict of interest in rendering advice to Limited Partners as to when and whether to redeem Units because of their interest in receiving certain continuing compensation for ongoing services rendered to holders of outstanding Units. The compensation described above will be paid by DWR and will not be paid directly by any Limited Partner or the Partnership.

SUITABILITY STANDARDS
    Each investor (or person entitled to exercise control over assets of such investor's account under an IRA or other employee benefit plan) must represent and warrant in the Subscription and Exchange Agreement and Power of Attorney that such investor and/or other person has received this Prospectus and satisfies certain investment and/or suitability requirements described under "--Investment Requirements" above.
                         INTEREST ON PARTNERSHIP ASSETS
    Once the Partnership's assets are deposited with DWR, they will be held in customer segregated funds accounts established by DWR. Effective on the day of the First Closing, DWR will credit the Partnership at month-end with interest income as if 80% of the Partnership's average daily Net Assets for the month were invested at a prevailing rate on U.S. Treasury Bills. For purposes of such interest payments, Net Assets do not include monies due the Partnership on or with respect to forward contracts and other futures interests but not actually received by it from banks, brokers, dealers, and other persons. The Partnership's assets held by DWR shall be used as margin solely for the Partnership's trading. The Partnership's funds will be invested together with other customer segregated funds or will be held in non-interest-bearing bank accounts. In either case, the Partnership will be credited with interest at the rate earned by DWR on its U.S. Treasury Bill investments with customer segregated funds (as if 80% of its assets were invested in U.S. Treasury Bills); DWR will retain any interest earned in excess of the interest paid to the Partnership. To the extent that the assets of the Partnership are held in non-interest-bearing bank accounts, DWR or its affiliates would benefit from compensating balance treatment in connection with the designation of a bank or banks in which the Partnership's assets are deposited (I.E., DWR or its affiliates will receive favorable loan rates from such bank or banks by reason of such deposits). It is not possible to quantify compensating balance benefits at present; however, while it is anticipated that such benefits will exceed the interest required to be credited to the Partnership, it is estimated that they should not exceed 4% of the Partnership's average annual Net Assets after such credits. To the extent such benefits to DWR or its affiliates exceed the interest DWR is obligated to credit to the Partnership, they will not be shared with the Partnership. Notwithstanding the foregoing, the aggregate of (i) brokerage commissions and transaction fees and costs payable by the Partnership, and (ii) the net excess interest and compensating balance benefits to DWR or its affiliates (after crediting the Partnership with interest as described above) shall not exceed 14% annually of the Partnership's average monthly Net Assets as of the last day of each month during each calendar year. See "Investment Program, Use of Proceeds and Trading Policies."
                                USE OF PROCEEDS
    The entire proceeds of this offering, together with the General Partner's capital contribution, will be deposited in the Partnership's accounts maintained with DWR, and used for trading in futures interests. See "Investment Program, Use of Proceeds and Trading Policies."
                               TAX CONSIDERATIONS
    In the opinion of the General Partner's tax counsel, the Partnership will be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation. Accordingly, the Partnership will not be subject to federal income tax. Each Limited Partner in computing his federal income tax liability for a taxable year will be required to take into account his distributive share of all items of Partnership income, gain, loss, deduction or credit for the taxable year of the Partnership ending within or with the taxable year of the Limited Partner, regardless of whether such Limited Partner has received any distributions from the Partnership. Such items of Partnership gain or loss retain their character (E.G., capital or ordinary) when allocated to the Limited Partners. Moreover, all such allocations will increase or decrease each Limited Partner's tax basis in his Units. The allocation provisions are designed to reconcile tax allocations to economic allocations; however, no assurance can be given that the Internal Revenue Service will not challenge such allocation, especially in light of recently issued final regulations. See "Material Federal Income Tax Considerations."
    Taxes payable by partners with respect to Partnership profits may exceed the amount of Partnership distributions, if any, for a taxable year. Based upon the current and contemplated activities of the Partnership, the General Partner has been advised by its legal counsel that, in such counsel's opinion, expenses incurred by the Partnership should not be subject to the limitations on the deductibility of certain miscellaneous itemized expenses, except to the extent that the Internal Revenue Service promulgates regulations that so provide.
    Cash distributions by the Partnership and amounts received or deemed received upon the partial or complete redemption of a Limited Partner's Units that do not exceed the Limited Partner's aggregate basis in his Units are not taxable. However, to the extent cash distributions and amounts received or deemed received upon the partial redemption of a Limited Partner's Units exceed the Limited Partner's aggregate tax basis in his Units, the excess will be taxable to the Limited Partner as though it were gain on the sale of his Units. Loss will generally be recognized on a redemption of Units only if a Limited Partner redeems all of his Units in the Partnership and, following the complete redemption, such Limited Partner has remaining tax-basis in the Partnership. In such case, the Limited Partner will recognize loss to the extent of the remaining basis. Subject to an exception for certain types of Partnership assets, such gain or loss (assuming that the Units constitute capital assets) will be either short-term capital gain or loss or long-term capital gain or loss, depending upon the length of time that Units were held prior to the distribution or redemption. See "Material Federal Income Tax Considerations."
    The General Partner has been advised that, in the opinion of its counsel, a Limited Partner who is a nonresident alien individual, foreign corporation, foreign partnership, foreign trust, or foreign estate (a "Foreign Limited Partner") should not be deemed engaged in a trade or business in the United States, and should not be subject to United States federal income tax, solely because such Foreign Limited Partner is a limited partner in the Partnership. In the event the Partnership's activities should in the future not fall within certain safe harbors from U.S. trade or business status, there is a risk that all of a Foreign Limited Partner's distributive share of income of the Partnership would be treated as effectively connected with the conduct of a trade or business in the United States. In that event, the Foreign Limited Partner would be taxed at regular rates applicable to U.S. taxpayers and, if a foreign corporation, could be subject to a 30% branch profits tax. See "Material Federal Income Tax Considerations." As regards tax-exempt Limited Partners, see "Purchases by Employee Benefit Plans--ERISA Considerations."

                                  RISK FACTORS

    In addition to the Risk Disclosure Statement appearing at the beginning of this Prospectus, prospective subscribers should consider the following risks before subscribing for Units.

RISKS RELATING TO FUTURES INTERESTS TRADING AND THE FUTURES INTERESTS MARKETS

    FUTURES INTERESTS TRADING IS SPECULATIVE AND VOLATILE. Futures interests prices are highly volatile. Price movements of futures interests are influenced by, among other things: changing supply and demand relationships; weather; agricultural, trade, fiscal, monetary, and exchange control programs and policies of governments; domestic and foreign political and economic events and policies; and changes in interest rates. The Partnership's trading has been volatile. See "Performance Record of the Partnership."

    The Partnership is also subject to the risk of failure of any of the exchanges on which it trades or of their clearinghouses, if any. In addition, under certain circumstances, such as the inability of a customer of the Commodity Broker or the Commodity Broker itself to satisfy substantial deficiencies in such customer's account, the Partnership may be subject to a risk of loss of its funds on deposit with such Commodity Broker. See "The Futures, Options and Forward Markets."

    FUTURES INTERESTS TRADING IS HIGHLY LEVERAGED. Because of the low margin deposits normally required in futures interests trading (typically between 2% and 15% of the value of the contract purchased or sold), an extremely high degree of leverage is typical of a futures interests trading account. As a result, a relatively small price movement in a futures interest may result in immediate and substantial losses to the investor. The Partnership uses substantial leverage which could, depending on performance, result in increased gain or loss. See "Performance Record of the Partnership." For example, if at the time of purchase 10% of the price of a contract is deposited as margin, a 10% decrease in the price of the contract would, if the contract is then closed out, result in a total loss of the margin deposit before any deduction for brokerage commissions. A decrease of more than 10% would result in a loss of more than the total margin deposit. See "The Futures, Options and Forward Markets-- Margins" and "The Limited Partnership Agreement--Nature of the Partnership."

    FUTURES INTERESTS TRADING MAY BE ILLIQUID. Most United States futures exchanges limit fluctuations in certain futures interests prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." Pursuant to such regulations, during a single trading day no trades may be executed at prices beyond the daily limits. Once the price of a particular futures interest has increased or decreased by an amount equal to the daily limit, positions in the futures interest can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Prices in various futures interests have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Partnership from promptly liquidating unfavorable positions and subject it to substantial losses. While daily limits may reduce or effectively eliminate the liquidity of a particular market, they do not limit ultimate losses, and may in fact substantially increase losses because they may prevent the liquidation of unfavorable positions. There is no limitation on daily price moves in trading currency forward contracts.

    In addition, the Partnership may not be able to execute trades at favorable prices if little trading in the futures interests involved is taking place. Under some circumstances, the Partnership may be required to accept or make delivery of the underlying commodity if the position cannot be liquidated prior to its expiration date. See "Investment Program, Use of Proceeds and Trading Policies--Trading Policies." It also is possible that an exchange or the CFTC may suspend trading in a particular futures interest, order immediate liquidation and settlement of a particular futures interest, or order that trading in a particular futures interest be conducted for liquidation only. Similarly, trading in options on a particular futures interest may become restricted if trading in the underlying futures interest has become restricted. During periods in October 1987, for example, trading in certain stock index futures was too illiquid for markets to function efficiently and was at one point actually suspended. See "The Futures, Options and Forward Markets." The principals who deal in the forward contract markets are not required to continue to make markets in the forward contracts they trade. There have been periods during which certain participants in forward markets have refused to quote prices for forward contracts or have quoted prices with an unusually wide spread between the price at which they are prepared to buy and that at which they are prepared to sell.

    SPECIAL RISKS ASSOCIATED WITH FORWARD TRADING. The Partnership trades in forward contracts, primarily currency forward contracts. Based on the Partnership's trading from August 1991 through August 1996 and the allocation of assets among the Trading Advisors, forward contracts are expected to, on average, comprise approximately 5-10% of the Partnership's trading activities. A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at a specified date in the future at a specified price and, therefore, is similar to a futures contract. However, forward contracts are not traded on exchanges and, as a consequence, investors in forward contracts are not afforded the regulatory protections of such exchanges or the CFTC; rather, banks and dealers act as principals in such markets. Neither the CFTC nor banking authorities regulate trading in forward contracts on currencies, and foreign banks may not be regulated by any United States governmental agency.

    Generally, when a Trading Advisor instructs the Partnership to either sell or buy a particular currency or other forward contract, DWR will do back-to-back principal trades in order to carry out such instructions. DWR, as principal, will arrange bank lines of credit and contract with a United States or foreign bank or dealer to make or take future delivery of a specified quantity of currency or other commodity at a negotiated price. DWR, again as principal, will in turn contract with the Partnership to make or take future delivery of the same specified quantity of currency or other commodity at the same price. DWR will charge the Partnership a transaction fee for effecting a forward contract transaction, but will not attempt to profit from any mark-up or spread on the trade with the Partnership.

    Because performance of forward contracts on currencies and other commodities is not guaranteed by any exchange or clearinghouse, the Partnership is subject to the risk of the inability or refusal to perform with respect to such contracts on the part of the principals or agents with or through which the Partnership trades. Currently the sole counterparty with whom the Partnership trades is DWR. Any such failure or refusal, whether due to insolvency, bankruptcy or other causes, could subject the Partnership to substantial losses. The Partnership and DWR will trade forward contracts only with banks, brokers, dealers and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy.

    The CFTC has published for comment in the United States Federal Register a statement concerning its jurisdiction over transactions in the foreign currency markets, including transactions of the type which may be engaged in by the Partnership. In the future, the CFTC might assert that forward contracts of the type entered into by the Partnership constitute unauthorized futures contracts subject to the CFTC's jurisdiction and attempt to prohibit the Partnership from participating in transactions in such contracts. If the Partnership were restricted in its ability to trade in the currency markets, the trading strategies of the Trading Advisors could be materially affected.

    SPECIAL RISKS ASSOCIATED WITH TRADING ON FOREIGN EXCHANGES. The Partnership trades in futures, forward, and option contracts on exchanges located outside the United States where CFTC regulations do not apply. Based on the Partnership's trading from August 1991 through August 1996 and the allocation of assets among the Trading Advisors, trading on foreign exchanges is expected to, on average, comprise approximately 25-30% of the Partnership's trading activities. Some foreign exchanges, in contrast to domestic exchanges, are "principals' markets" in which performance with respect to a contract is the responsibility only of the individual member with whom the trader has entered into a contract and not of the exchange or clearinghouse, if any. In the case of trading on foreign exchanges, the Partnership will be subject to the risk of the inability of, or refusal by, the counterparty to perform with respect to such contracts. Although DWR monitors the creditworthiness of the foreign exchanges and clearing brokers with which it does business for clients, DWR does not have the capability to precisely quantify the Partnership's exposure to risks inherent in its trading activities on foreign exchanges, and as a result, the risk is not monitored by DWR on an individual client basis (including the Partnership).

    Trading on foreign exchanges may involve certain other risks not applicable to trading on United States exchanges, such as the risks of exchange controls, expropriation, burdensome or confiscatory taxation, moratoriums, or political or diplomatic events. In addition, certain foreign markets are newly formed and may lack personnel experienced in floor trading as well as in monitoring floor trades for compliance with exchange rules.

    Furthermore, as the Partnership determines its Net Assets in United States dollars, with respect to trading on foreign markets the Partnership is subject to the risk of fluctuation in the exchange rate between the local currency and dollars, and to the possibility of exchange controls. Unless the Partnership hedges itself against fluctuations in exchange rates between the United States dollar and the currencies in which trading is done on such foreign exchanges, any profits which the Partnership might realize in such trading could be eliminated as a result of adverse changes in exchange rates, and the Partnership could even incur losses as a result of any such changes. See "The Futures, Options and Forward Markets--Regulations."

    SPECIAL RISKS ASSOCIATED WITH TRADING OF OPTIONS ON FUTURES. Options on futures contracts and options on physical commodities are traded on United States commodity exchanges and may be traded by the Partnership on certain foreign exchanges. The Partnership is authorized to trade options and some of the Trading Advisors have included options in their trading. Each such option is a right, purchased for a certain price, to either buy or sell the underlying futures contract or physical commodity during a certain period of time for a fixed price. Such trading involves risks substantially similar to those involved in trading futures contracts in that options are speculative and highly leveraged. Specific market movements of the underlying futures contract or physical commodity cannot be accurately predicted. The purchaser of an option is subject to the risk of losing the entire purchase price of the option. The writer of an option is subject to the risk of loss resulting from the difference between the premium received for the option and the price of the commodity or futures contract underlying the option which the writer must purchase or deliver upon exercise of the option. See "The Futures, Options, and Forward Markets--Options on Futures."

    THE PARTNERSHIP HAS CREDIT RISK TO DWR. The Partnership has credit risk because DWR acts as the futures commission merchant or the sole counterparty with respect to most of the Partnership's assets. Exchange traded futures contracts are marked to market on a daily basis, with variations in value credited or charged to the Partnership's account on a daily basis. DWR, as futures commission merchant for the Partnership's exchange traded futures contracts, is required, pursuant to CFTC regulations, to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by DWR with respect to exchange traded futures contracts, including an amount equal to the net unrealized gain on all open futures contracts. With respect to the Partnership's off-exchange traded foreign currency forward contracts, there are no daily settlements of variations in value. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Off-Balance Sheet Risk."

    POSSIBLE EFFECTS OF SPECULATIVE POSITION LIMITS. The CFTC and the United States futures exchanges have established limits referred to as "speculative position limits" or "position limits" on the maximum net long or net short futures or options contract position which any person or group of persons may own, hold, or control in particular futures or options contract.

    All futures and option accounts owned, controlled or managed by each Trading Advisor and its principals will be combined for position limit purposes, to the extent they may be applicable. In this connection, the Management Agreements provide that if speculative position limits are exceeded by a Trading Advisor in the opinion of independent counsel, the CFTC or any regulatory body, exchange, or board, such Trading Advisor and its principals and affiliates will promptly liquidate positions in all of their accounts, including the Partnership's account, as to which positions are attributed to the Trading

Advisor, as nearly as possible in proportion to the accounts' respective amounts available for trading (taking into account different degrees of leverage and "notional equity") to the extent necessary to comply with applicable position limits. See "The Management Agreements." Rabar and EMC believe that established position limits, where applicable, restrict their contemplated trading for clients, including the Partnership, and, from time to time, the trading approach or instructions of the Trading Advisors for the Partnership may have to be modified, and positions held by the Partnership may have to be liquidated, in order to avoid exceeding such limits. Such modification or liquidation, if required, could adversely affect the operations and profitability of the Partnership. See "Conflicts of Interest-- Management of Other Accounts by the Trading Advisors." The Partnership is also subject to the same speculative position limits and may have to modify or liquidate positions if such limits are, or are about to be, exceeded by the Partnership as a whole. Speculative position limits are not applicable to forward contract trading, although the principals with which DWR or the Partnership may deal in the forward markets may limit the positions available to DWR or the Partnership as a consequence of credit considerations.

RISKS RELATING TO THE PARTNERSHIP AND THE OFFERING OF UNITS

    PAST  RESULTS NOT  NECESSARILY INDICATIVE OF  FUTURE PERFORMANCE.   The past
performance results of the Partnership (see "Performance Record of the Partnership"), are not necessarily indicative of the future performance of the Partnership.

    SUBSTANTIAL CHARGES TO THE PARTNERSHIP. The Partnership is subject to substantial charges to its Net Assets from the payment of the monthly management fee, brokerage commissions, other transaction fees and costs, administrative expenses, and any extraordinary costs, regardless of whether the Partnership realizes profits. For the years ended December 31, 1995, 1994 and 1993, the Partnership had total revenues of $69,299,562, $17,420,402 and $42,931,325, respectively,  and total expenses of  $30,245,447, $27,233,309, and $16,539,113, respectively. Because the incentive fee which the Partnership will pay to each Trading Advisor will be determined on a quarterly rather than on an annual basis, the Partnership may be subject to substantial incentive fees in any given 12 consecutive month period despite a decline in the Partnership's Net Assets for such period as a whole. Moreover, because incentive fees are determined and paid separately for each Trading Advisor, the Partnership may be required to pay an incentive fee to one or two Trading Advisors in any given quarter due to the Trading Profits experienced by such Trading Advisors' allocated Net Assets in spite of losses or lack of any Trading Profits experienced by one or both of the other Trading Advisors' allocated Net Assets or by the Partnership's Net Assets as a whole. See "Description of Charges to the Partnership."

    RESTRICTED INVESTMENT LIQUIDITY IN THE UNITS. The Units cannot be assigned or transferred except on the terms and conditions set forth in the Limited Partnership Agreement, and there will be no public market for the Units. See "The Limited Partnership Agreement--Restrictions on Transfers or Assignments." A Limited Partner, after proper notice has been given, may require the Partnership to redeem all or part of his Units as of, but not before, the sixth month-end following the closing at which such person first becomes a Limited Partner, in the manner described herein. Thereafter, Units may be redeemed as of the end of any month. However, no Limited Partner may redeem fractions of Units, except that fractions of Units may be redeemed if a Limited Partner is redeeming in multiples of $1,000 or is redeeming his entire interest in the Partnership. Redemptions of Units are subject to redemption charges through the twenty-fourth full month following the closing at which such Units are issued. The foregoing redemption charges and the six month limitation will not apply to Limited Partners who purchase Units pursuant to Exchanges. An investor who purchases $500,000 or more of Units will not be subject to the redemption charges described above. The right to obtain payment on redemption is contingent upon
(a) the Partnership having assets sufficient to discharge its liabilities on the effective date of the redemption, and (b) the timely receipt by the General Partner of a Request for Redemption. All liabilities of the Partnership are accrued daily and are reflected in the daily Net Asset Value of the Partnership. See "Redemptions." Under certain circumstances (including, but not limited to, the Partnership's inability to liquidate or a delay in liquidating positions or the default or delay in payments due the Partnership from dealers, brokers, banks, or other persons), the Partnership may delay payment to Limited Partners requesting redemptions of the proportionate part of the redemption requests represented by the sums which are the subject of any such default or delay. See "Redemptions."

    CONFLICTS OF INTEREST IN THE PARTNERSHIP STRUCTURE. DWR and the General Partner were instrumental in the organization of the Partnership and may be deemed "promoters" of the Partnership within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "1933 Act"). Moreover, the Partnership, DWR and the General Partner are affiliated entities and are represented by a single counsel. As a consequence of the foregoing, there is an absence of arm's-length negotiation with respect to some of the terms of this offering. See "Conflicts of Interest."

    LIMITED PARTNERS WILL NOT PARTICIPATE IN MANAGEMENT. Limited Partners will not participate in the management of the Partnership or in the conduct of its business. See "The Limited Partnership Agreement--Management of Partnership Affairs." However, the Limited Partnership Agreement provides that certain actions may be taken upon the affirmative vote of Limited Partners owning more than 50% of the Units then owned by Limited Partners. See "The Limited Partnership Agreement--Amendments; Meetings."

    RELIANCE ON THE GENERAL PARTNER. A Limited Partner is relying on the ability of the General Partner to select successful Trading Advisors for the Partnership. The selection by the General Partner of the Trading Advisors involved numerous considerations. The General Partner evaluated the performance record of each Trading Advisor and determined which Trading Advisors were suitable for the Partnership's overall trading approach, trading policies and investment objectives. The General Partner reviewed other aspects of each Trading Advisor (including the prospective Trading Advisor's trading system, experience, volatility of trading, futures interests traded, amount of management and incentive fees normally charged, reputation of the Trading Advisor and its personnel and amount of funds under management), and made certain subjective judgments in retaining Trading Advisors for the Partnership. Although the General Partner carefully weighed the above factors in making its selections, other factors not considered by the General Partner may also be important. In the future, the General Partner may be required to terminate and replace a Trading Advisor by reason of its poor performance or for other reasons or to retain additional Trading Advisors for the Partnership and similar judgments will have to be made from time to time.

RISKS RELATING TO THE TRADING ADVISORS

    RELIANCE ON THE TRADING ADVISORS TO TRADE SUCCESSFULLY. Futures interests trading decisions for the Partnership will be made by the Trading Advisors, upon whose judgment and abilities the success of the Partnership will largely depend. No assurance can be given that the respective trading systems and strategies utilized by the Trading Advisors will prove successful under all or any market conditions.

    MARKET FACTORS MAY ADVERSELY INFLUENCE TRADING STRATEGIES. Any factor which may lessen the prospect of major trends in the future (for example, increased governmental control of, or participation in, the currency markets) may reduce a Trading Advisor's ability to trade profitably in the future. Any factor which would make it more difficult to execute timely trades, such as a significant lessening of liquidity in a particular market, would also be detrimental to profitability. As a result of these factors and the general volatility of the futures interests markets, investors should view their investment as long term (at least 2 years) in order to permit the strategies of the Trading Advisors to function over time. Further, a Trading Advisor may alter its strategies from time to time in an attempt to better evaluate market movements. As a result of such periodic modifications, it is possible that the trading strategies used by a Trading Advisor in the future may be different from those presently in use.

    LIMITED TERM OF MANAGEMENT AGREEMENTS MAY LIMIT ACCESS TO A TRADING ADVISOR. The Management Agreements with the Trading Advisors will continue in effect for two years from the date of First Closing. Thereafter, the Trading Advisors may terminate the Management Agreements on 30 days' prior written notice to the Partnership. In addition, each Management Agreement is terminable by the Partnership at any time without penalty on 15 days' prior written notice and in certain other circumstances, and is terminable by the Trading Advisors at any time under certain circumstances. See "The Management Agreements." Upon the expiration or termination of a Management Agreement, the General Partner will make other arrangements for providing trading advice. In the selection of any trading advisor upon the termination of a Management Agreement (including any retention of a Trading Advisor thereafter), the General Partner will take into account all relevant factors, including the prospective trading advisor's trading performance, experience, volatility of trading, futures interests traded, amount of management and incentive fees normally charged, reputation of the trading advisor and its personnel and amount of funds under management, as well as the trading policies and investment objectives of the Partnership. There can be no assurance that the services of a trading advisor will be available on the same or similar terms in case of expiration or termination of a Management Agreement.

    USING MULTIPLE TRADING ADVISORS MAY ADVERSELY AFFECT THE PARTNERSHIP'S PERFORMANCE. The Trading Advisors make trading decisions for the Partnership independent of each other. Thus, there is the possibility that the Partnership could hold opposite positions in the same or similar futures interests at the same time or during the same period of time, with no net change in its holdings. The General Partner has not undertaken to determine if such trading has occurred, or is likely to occur, or its potential effect on performance. There is also the possibility that EMC, Rabar, and Sunrise may from time to time enter identical orders for futures interests and, therefore, compete for the same trades. Such competition could prevent orders for the Partnership from being executed at desired prices.

    ALLOCATION OF THE PARTNERSHIP'S NET ASSETS AMONG THE TRADING ADVISORS MAY ADVERSELY AFFECT THE PARTNERSHIP'S PERFORMANCE. The General Partner anticipates allocating the proceeds from the sale of Units at each closing equally among EMC, Rabar, and Sunrise. The General Partner may reallocate the Partnership's Net Assets among the Trading Advisors (including any newly-designated trading advisors) in such amounts as the General Partner determines in its sole discretion. Also, as a result of the performance of each of the Trading Advisors since the commencement of trading by the Partnership, the allocations for each Trading Advisor are not equal. This may affect the performance results of the Partnership. For example, a Trading Advisor may experience a high monthly rate of return but may only be managing a small percentage of the Partnership's Net Assets and the Net Asset Value of a Unit. Alternatively, a Trading Advisor experiencing such a rate of return may be managing a large percentage of the Partnership's Net Assets and such performance may have a significant affect on the Partnership's Net Assets and the Net Asset Value of a Unit. As of August 31, 1996, EMC was trading approximately 26%, Rabar was trading approximately 42%, and Sunrise was trading approximately 32% of the Partnership's assets.

    Although each Trading Advisor's margin and option premium requirements will be charged against such Trading Advisor's allocated Net Assets, a Trading Advisor may incur losses of such magnitude that it is unable to meet margin calls from its allocated Net Assets. If this occurs, the General Partner may be required to reallocate Net Assets among the Trading Advisors and may be required to take Net Assets from the more successful Trading Advisors to satisfy margin requirements attributable to trading directed by the unsuccessful Trading Advisor. This could adversely affect the performance of such other Trading Advisors and the Partnership. See "The Trading Advisors" and "The Management Agreements--Allocation and Reallocation of the Partnership's Net Assets."

    POSSIBLE ADVERSE EFFECTS OF INCREASING THE ASSETS TRADED BY THE TRADING ADVISORS. A trading advisor is limited in the amount of assets that it can successfully manage, both by the difficulty of executing substantially larger trades made necessary by the larger amount of equity under management and by the restrictive effect of speculative position limits. Increased equity generally results in a larger demand for the same futures interests among the accounts managed by a trading advisor. Furthermore, while there has been substantial debate on the subject, a considerable number of analysts believe that a trading advisor's rate of return tends to decrease as the amount of equity under management increases. The Trading Advisors have not agreed to limit the amount of additional equity that they may manage. There can be no assurance that the Trading Advisors' respective trading systems will not be adversely affected by additional equity, including the proceeds of this offering.

    TRADING DECISIONS BASED ON TECHNICAL TRADING APPROACH MAY NOT PERFORM UNDER CERTAIN MARKET CONDITIONS. Trading decisions of the Trading Advisors are based on "technical" trading systems as opposed to "fundamental" trading methods.
Fundamental trading methods attempt to examine external factors (such as governmental policies, national and international political and economic events, changing trade prospects, and similar factors which affect the supply and demand for a particular futures interest) in order to predict future prices. Technical trading systems, however, generate buy and sell signals which are not based on analysis of fundamental supply and demand factors, but rather are based, in most cases, upon a study of actual daily, weekly, and monthly price fluctuations, volume variations and changes in open interest and other related mathematical, statistical or quantitative data utilizing charts and/or computers.

    The profitability of both technical and fundamental analysis in futures interests trading generally depends upon the accurate forecasting of major price moves or trends in some futures interests. No assurance can be given of the accuracy of the forecasts or the existence of some major price move. The best trading approach will not be profitable if there are sustained periods in which there are no price moves or trends of the kind the trading approach seeks to identify and follow. In the past, there have been periods without discernible trends and, presumably, such periods will continue to occur in the future. Periods without such price moves may produce losses. Any factor which would lessen the prospect of major trends occurring in the future (such as increased governmental control of or participation in the markets) may reduce the prospect that a particular trading approach will be profitable in the future. Moreover, any factor which would make it more difficult to execute trades at desired prices in accordance with a trading approach (such as a significant lessening of liquidity in a particular market) would also be detrimental to profitability. Many other trading approaches utilize similar analyses in making trading decisions; therefore, bunching of buy and sell orders can occur which makes it more difficult for a position to be taken or liquidated. No assurance can be given that the Trading Advisors' respective trading systems and trading decisions will be successful under all or any market conditions.

    A limiting factor in the use of technical analysis is that such an approach generally requires price movement data which can be translated into price trends sufficient to dictate a market entry or exit decision. Any trading approach which is based upon such technical concepts may not perform well when futures interests markets are trendless or erratic, because a technical approach may fail to identify a trend on which action should be taken or it may react to minor price movements and thus establish a position contrary to overall price trends, which may result in losses. In addition, a technical trading approach may underperform other trading approaches when fundamental factors dominate price moves within a given market. For example, since technical analysis generally does not take into account fundamental factors such as supply, demand, and political and economic events (except insofar as such factors may have influenced price and other technical data constituting input information for such approach), a technical trading approach may be unable to respond to fundamental causative events until after their impact has ceased to influence the markets; positions dictated by such resultant price movements may be incorrect in light of the fundamental factors then affecting the markets.

    The calculations which underlie the Trading Advisors' trading systems involve many variables and are determined, in the case of Rabar and EMC, primarily by computer. The use of a computer in developing and operating a trading system does not assure the success of the system because a computer is merely an aid in compiling and organizing trading information. No assurance is given that the respective trading strategies employed by the Trading Advisors will produce profits or will not lose money.

    POSSIBLE EFFECTS OF OTHER TREND-FOLLOWING SYSTEMS. Futures interests trading systems employing trend-following signals, based either exclusively on technical analysis or on a combination of fundamental and technical analysis, are not new. If many traders follow very similar systems, similar buy and sell orders can be placed at or about the same time, which makes it more difficult for a position to be established or liquidated at a given price. The General Partner is aware of an increase in both the use of trend-following systems in recent years and in the overall volume of trading and liquidity of the futures interests markets. However, it is difficult to be certain whether the total amount of funds traded on a trend-following basis, either for futures contracts as a whole or for a particular futures interests, is greater in proportion to the overall volume and liquidity of markets presently than has been the case in the past. While the effect of any increase in the proposition of funds traded pursuant to trend-following systems in recent years cannot be determined, any such increase could alter trading patterns or affect execution of trades to the detriment of the Partnership.

TAXATION AND REGULATORY RISKS

    POSSIBILITY OF TAXATION AS A CORPORATION. The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that under current United States federal income tax (hereinafter "federal income tax") laws and regulations, the Partnership will be classified as a partnership and not as an association taxable as a corporation. This status has not been confirmed by a ruling from, and such advice is not binding upon, the United States Internal Revenue Service (the "Internal Revenue Service"). No such ruling has been or will be requested. The facts and authorities relied upon by counsel in their opinion may change in the future. If the Partnership were taxed as a corporation for federal income tax purposes, income or loss of the Partnership would not be passed through to Partners and the Partnership would be subject to tax on its income at the rates of tax applicable to corporations, without any deductions for distributions to the Partners. In addition, all or a portion of distributions made to the Partners could be taxable to the Partners as dividends or capital gains. See "Material Federal Income Tax Considerations."

    PARTNER'S TAX LIABILITY MAY EXCEED DISTRIBUTIONS. If the Partnership has profits for a taxable year, such profit will be taxable to the Partners in accordance with their distributive shares of Partnership profit, whether or not the profit actually has been distributed to the Partners. Accordingly, taxes payable by Partners with respect to Partnership profit may exceed the amount of Partnership distributions, if any, for a taxable year. Further, the Partnership may sustain losses offsetting such profit in a succeeding taxable year, so that Partners may never receive the profit on which they were taxed in the prior year. See "Material Federal Income Tax Considerations."

    POSSIBLE LIMITATION ON DEDUCTION OF CERTAIN EXPENSES. The deductibility of certain miscellaneous itemized deductions is limited to the extent such expenses exceed 2% of the adjusted gross income of an individual, trust or estate. In addition, certain of an individual's itemized deductions are further reduced by an amount equal to the lesser of (i) 3% of such individual's adjusted gross income over a certain threshold amount and (ii) 80% of such itemized deductions. Based upon the activities of the Partnership, the General Partner has been advised by its legal counsel that various expenses incurred by the Partnership should not be subject to these limitations except to the extent that the Internal Revenue Service promulgates regulations that so provide. See "Material Federal Income Tax Considerations."

    POSSIBILITY OF TAX AUDIT. There can be no assurance that the Partnership's tax return will not be audited by the Internal Revenue Service or that adjustments to such return will not be made as a result of such an audit. If an audit results in an adjustment, Limited Partners may be required to file amended returns (which may themselves also be audited) and to pay back taxes plus interest and/or penalties that may then be due. See "Material Federal Income Tax Considerations."

    ABSENCE OF REGULATIONS APPLICABLE TO SECURITIES MUTUAL FUNDS AND THEIR ADVISERS. The Partnership is not registered as an investment company or a "mutual fund" under the Investment Company Act of 1940, as amended (or any similar state law), and neither the General Partner nor any Trading Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (or any similar state law). Investors, therefore, are not accorded the protective measures provided by such legislation. However, in accordance with the provisions of the Commodity Exchange Act, as amended (the "CEAct"), the regulations of the CFTC thereunder and the NFA rules, the General Partner is registered as a commodity pool operator, the Trading Advisors are registered as commodity trading advisors, and DWR is registered as a futures commission merchant, each subject to regulation by the CFTC and each a member of the NFA in such respective capacities.

    THE FOREGOING RISK FACTORS DO NOT PURPORT TO BE A COMPLETE EXPLANATION OF ALL THE RISKS INVOLVED IN THIS OFFERING. POTENTIAL INVESTORS SHOULD READ THIS PROSPECTUS IN ITS ENTIRETY BEFORE DETERMINING WHETHER TO INVEST IN THE UNITS.

                             CONFLICTS OF INTEREST

RELATIONSHIP OF THE GENERAL PARTNER TO THE COMMODITY BROKER

    The General Partner is a wholly-owned subsidiary of Dean Witter, Discover & Co. ("DWD"), a principal subsidiary of which, DWR, acts as the commodity broker for, and receives brokerage commissions from, the Partnership pursuant to a Customer Agreement. Because the General Partner is affiliated with DWR, the General Partner will have a conflict of interest between its responsibilities to limit and reduce the brokerage commissions paid by the Partnership and otherwise manage the Partnership for the benefit of the Limited Partners and its interest in obtaining for DWR favorable brokerage commissions. Most customers of DWR who maintain commodity trading accounts over $1,000,000 pay commissions at negotiated rates which are substantially less than the rate which is paid by the Partnership. Four of the 22 currently actively trading commodity pools for which Demeter acts as general partner are charged flat-rate asset based brokerage fees, 16 of such commodity pools are charged brokerage fees on a roundturn brokerage commission basis (I.E., a charge for entering and exiting each futures interest transaction) and such fees are subject to a monthly asset-based cap, and two are charged on a roundturn brokerage commission basis without a monthly asset-based cap. See "The Commodity Broker" and "Fiduciary Responsibility."

    The General Partner selected the Trading Advisors and will participate in the selection of any new trading advisor for the Partnership. However, because the selection of trading advisors who engage in a high volume of trades will increase the costs to DWR of serving as commodity broker for the Partnership (if commissions for any month exceed the asset-based cap described under "Description of Charges to the Partnership"), without DWR's receipt of an offsetting increase in revenue, the General Partner has an incentive to select trading advisors who engage in a volume of trades which generate commission revenue up to, but not exceeding the cap.

    In addition, the Partnership, DWR and the General Partner are affiliated entities and are represented by a single counsel. As a consequence of the foregoing, there is an absence of arm's-length negotiation with respect to some of the terms of this offering.

    While the Customer Agreement is nonexclusive, so that the Partnership has the right to seek lower commission rates from other brokers at any time, the General Partner believes that the Customer Agreement and other arrangements between the Partnership and DWR are fair, reasonable and competitive, and represent the best prices and services available, considering the matters discussed in this paragraph below and in the immediately following paragraph. In addition to DWR's cost of executing futures interests trades for the Partnership, DWR is subject to the risk and expense of offering the Units, and the General Partner, an affiliate of DWR, will provide ongoing services to the Partnership, which include administering the redemption of Units, and the General Partner has financial obligations as the general partner of the Partnership. A significant portion of the brokerage commissions to be paid to DWR by the Partnership will be paid by DWR to certain of its employees for providing continuing assistance to Limited Partners to whom they have sold Units. Such DWR employees who provide continuing advice to Limited Partners as to when and whether to redeem Units may have a conflict of interest by reason of their continuing receipt of a portion of the brokerage commissions paid to DWR by the Partnership.

    The General Partner will review the brokerage arrangements at least annually to ensure they are fair, reasonable and competitive, and that they represent the best price and services available, taking into consideration the size and trading activity of the Partnership and the services provided, and costs, expenses, and risk borne, by DWR and the General Partner. See "The Commodity Broker" and "Fiduciary Responsibility."

    The Partnership trades in forward contracts through DWR. The General Partner has a conflict of interest in selecting its affiliate as the party with and through which the Partnership executes its forward trades and selecting other persons which might be able to make a better price or superior execution available to the Partnership. The General Partner will review the Partnership's forward trading arrangements from time to time in an attempt to determine whether such arrangements are competitive with those of other comparable pools in light of the circumstances. See "Risk Factors-- Risks Relating to Futures Interests Trading and the Futures Interests Markets--Special Risks Associated with Forward Trading" and "The Futures, Options and Forward Markets."

    DWR and the General Partner may, from time to time, be subject to conflicting demands in respect of their obligations to the Partnership and other commodity pools and accounts. Certain pools may generate larger brokerage commissions to DWR, resulting in increased payments to DWR employees as described above. Since DWR employees may receive greater compensation from the sale of units of one pool over another, such employees are subject to a conflict of interest in providing advice to Limited Partners.

ACCOUNTS OF AFFILIATES OF THE GENERAL PARTNER, THE TRADING ADVISORS AND DWR

    While  the  General Partner  does not  trade futures  interests for  its own account (other than indirectly as a consequence of its position as general partner of commodity pools), certain officers, directors and employees of the General Partner, and the Trading Advisors, DWR, and their affiliates, principals, directors, officers, and employees, may trade futures interests for their own accounts. The records of such trading will not be available to Limited Partners. In addition, DWR is a large futures commission merchant, handling substantial customer business in physical commodities and futures interests, and is a clearing member of all of the major commodity exchanges in the United States. It is possible that DWR will effect transactions for the Partnership in which the other party to such transactions is an employee of or otherwise affiliated with the General Partner, DWR, or their affiliates. Such persons might also compete with the Partnership in bidding on purchases or sales of futures interests without knowing that the Partnership is also bidding. It is possible that transactions for the officers, directors, affiliates, employees, customers and correspondents of DWR, the General Partner or certain of the Trading Advisors might be effected when similar trades for the Partnership are not executed or are executed at less favorable prices. In addition, certain of the officers and directors of the General Partner (who are also employees of and are compensated by the Commodity Broker) may individually receive from DWR compensation and bonuses based on various factors, including brokerage commissions generated by the Partnership. See "The General Partner" and "The Commodity Broker."

    The Limited Partnership Agreement provides that, except as described therein or in this Prospectus, no person may receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the
Partnership. No commodity broker for the Partnership may pay, directly or indirectly, rebates or "give ups" to the General Partner or any trading advisor, and such prohibitions may not be circumvented by any reciprocal business arrangements.

MANAGEMENT OF OTHER ACCOUNTS BY THE TRADING ADVISORS

    Each Management Agreement allows the Trading Advisor to manage futures interests accounts in addition to the Partnership's account. Each Trading Advisor and its principals and affiliates may at any time be trading their own proprietary accounts, advising accounts for other commodity pools and/or individual customers and operating other commodity pools and will continue such activities in the future. Some Trading Advisors may also operate additional trading systems or use other trading programs in their management of accounts, some of which systems and programs may not be used in trading for the Partnership. Such other trading systems have in the past and may in the future experience significantly different performance results than the systems used in trading for the Partnership. The Trading Advisors are required to aggregate futures and option positions in other accounts managed by them with futures and option positions in the Partnership's account for speculative position limit purposes. Such aggregation of positions could require a Trading Advisor to liquidate or modify positions for all such accounts, and such liquidation or modification may adversely affect the Partnership. A Trading Advisor may have a conflict of interest in rendering advice because its compensation for managing some other accounts may exceed its compensation for managing the Partnership's account, and therefore may provide an incentive to favor such other accounts. Moreover, if a Trading

Advisor makes trading decisions for such accounts and the Partnership's account at or about the same time, the Partnership may be competing with such other accounts for the same or similar positions. While the records of accounts of each Trading Advisor's employees and accounts managed by the Trading Advisor will not be made available to Limited Partners, each Management Agreement permits the General Partner access to such records in order to determine that the Partnership's account is traded fairly. Each Management Agreement also provides that the Trading Advisor will deal with the Partnership in a fiduciary capacity to the extent recognized by applicable law and will not enter into transactions where it knowingly or deliberately favors itself or another client over the Partnership.

CUSTOMER AGREEMENT WITH DWR

    The Partnership has established separate futures interests trading accounts with DWR for each Trading Advisor pursuant to the Customer Agreement with DWR. Under the Customer Agreement, all funds, futures interests positions, securities, and credits carried for the Partnership are held as security for the Partnership's obligations to DWR; the margins required to initiate or maintain open positions will be as established by DWR from time to time; and DWR may close out positions, purchase futures interests, or cancel orders at any time it deems necessary for its protection, without the consent of the Partnership. The Partnership also has agreed to indemnify and defend DWR and its stockholders, employees, officers, directors and affiliates against certain liabilities incurred by them by reason of acting as the Partnership's commodity broker. DWR, the General Partner or the Limited Partners by majority vote may terminate the brokerage relationship and close the Partnership's futures interests accounts at DWR at any time upon 60 days' notice. If so terminated, the Partnership would have to negotiate a new customer agreement with a commodity broker upon terms and conditions, including brokerage commission rates, which cannot now be determined.

OTHER COMMODITY POOLS

    The General Partner is or has been the general partner for 27 other commodity pools. DWR is the commodity broker for such pools and several other commodity pools. Each may in the future establish and/or be the general partner or commodity broker for additional commodity pools, and any such pool may be said to be in competition with the Partnership in that any one or more of such pools might compete with the Partnership for the execution of trades.

                            FIDUCIARY RESPONSIBILITY

    Investors should be aware that the General Partner has a fiduciary duty under the Partnership Act to the Limited Partners to exercise good faith and fairness in all dealings affecting the Partnership. The General Partner's fiduciary duty to the Limited Partners under the Limited Partnership Agreement is in accordance with the fiduciary duty owed to limited partners by a general partner under Delaware law. The Limited Partnership Agreement prohibits the Limited Partners from limiting, by any means, the fiduciary duty of the General Partner owed to the Limited Partners under statutory or common law. In the event that a Limited Partner believes that the General Partner has violated its responsibilities, the Limited Partner may seek legal relief for himself and all other similarly situated Limited Partners or on behalf of the Partnership under the Partnership Act, the CEAct, applicable federal and state securities laws and other applicable laws to recover damages from, or to require an accounting by, the General Partner. The Trading Advisors also have a fiduciary responsibility under applicable law to the Partnership.

    The Limited Partnership Agreement, the Customer Agreement, and the Management Agreements generally provide that the General Partner, DWR, each Trading Advisor and their "affiliates" (as defined in the Limited Partnership Agreement) shall not be liable to the Partnership, the Limited Partners, its or their successors or assigns, for any act, omission, conduct, or activity undertaken by or on behalf of the
Partnership  which  the  General  Partner,  DWR  or  the  Trading  Advisor,   as
applicable, determines, in good faith, to be in the best interests of the Partnership, unless such act, omission, conduct, or activity of or by the General Partner, DWR, the Trading Advisor or their affiliates, as applicable, constituted misconduct or negligence.

    The Limited Partnership Agreement, the Customer Agreement, the Selling Agreement, and the Management Agreements generally provide that the Partnership will indemnify, defend, and hold harmless the General Partner, DWR, the Trading Advisors and their affiliates from and against any loss, liability, damage, cost, or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from acts, omissions, activities, or conduct undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), PROVIDED that (1) the General Partner, DWR, or a Trading Advisor, as applicable, has determined, in good faith, that the act, omission, activity or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Payment of any indemnity to such person by the Partnership would reduce the Net Assets of the Partnership. The General Partner will not carry insurance covering such potential losses and the Partnership will carry no liability insurance covering its potential indemnification exposure.

    Notwithstanding the foregoing, in any action brought by a Limited Partner in the right of the Partnership, the General Partner or any affiliate thereof may only be indemnified to the extent and subject to the conditions specified in the Partnership Act (which presently permits indemnification of any partner to the extent provided in the Limited Partnership Agreement, as described in the immediately preceding paragraph). Also, no indemnification of the General Partner, DWR, the Trading Advisors or their affiliates by the Partnership shall be permitted for losses, liabilities, or expenses arising from or out of alleged violations of federal or state securities laws unless: (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, PROVIDED, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee and/or those other states and jurisdictions in which the plaintiffs claim they were offered or sold Units, with respect to indemnification for securities laws violations, before seeking court approval for indemnification. Note that, with respect to indemnification for liabilities arising under the 1933 Act for directors, officers or controlling persons of the Partnership or the General Partner, it is the opinion of the SEC that such indemnification is against public policy, as expressed in the 1933 Act, and is therefore unenforceable. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant (such as DWR) and its controlling persons under which the CFTC has taken the position that whether such an indemnification is consistent with the policies expressed in the CEAct will be determined by the CFTC on a case-by-case basis.

                     PERFORMANCE RECORD OF THE PARTNERSHIP

PERFORMANCE RECORD

    Table 1 sets forth the actual past performance record of the Partnership from the commencement of trading operations on August 1, 1991 through August 31, 1996. Since the commencement of trading operations, all assets of the Partnership have been allocated to the Trading Advisors for trading.

    INVESTORS ARE CAUTIONED THAT THE INFORMATION SET FORTH IN THE CAPSULE PERFORMANCE SUMMARY AND FOOTNOTES THERETO IS NOT INDICATIVE OF, AND HAS NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY THE PARTNERSHIP IN THE FUTURE, SINCE PAST RESULTS ARE NOT A GUARANTEE OF FUTURE RESULTS. THERE CAN BE NO ASSURANCE THAT THE PARTNERSHIP WILL MAKE ANY PROFITS AT ALL OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM FUTURES INTERESTS TRADING.

                                                                         TABLE 1

              PERFORMANCE OF DEAN WITTER SELECT FUTURES FUND L.P.

            Type of Pool:  Publicly-Offered Pool
            Inception of Trading:  August 1991
            Aggregate Subscriptions:  $178,588,966
            Current Capitalization:  $136,513,268
            Worst Monthly % Drawdown (Month/Year):  (13.72)%--(1/92)
            Worst Month-End Peak-to-Valley Drawdown: (26.77)%--(15 months) (6/95-8/96)

                                      1996       1995       1994       1993       1992       1991
MONTHLY RATES OF RETURN                 %          %          %          %          %          %
----------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
January...........................      (0.38)     (8.13)    (11.67)      0.31     (13.72)
February..........................     (12.11)      9.61      (6.79)     14.84      (6.09)
March.............................      (0.22)     20.58      12.57      (0.59)     (3.91)
April.............................       4.07       9.06      (0.95)     10.35      (1.86)
May...............................      (3.65)     11.08       6.84       1.95      (1.42)
June..............................       1.37      (1.70)     10.30       0.21       7.19
July..............................      (1.44)    (10.61)     (4.91)     13.90      10.72
August............................      (0.46)     (4.81)     (6.95)     (0.95)      6.69      (6.20)
September.........................                 (7.76)      1.25      (4.13)     (5.24)      6.32
October...........................                 (3.35)     (4.78)     (4.97)     (3.17)     (2.28)
November..........................                  1.37       5.68      (1.30)      1.39      (2.93)
December..........................                 11.19      (2.72)      8.14      (3.58)     38.67
Compound Annual (Period) Rate of
 Return...........................     (12.86)     23.63      (5.13)     41.63     (14.45)     31.18

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                              FOOTNOTES TO TABLE 1

    "DRAWDOWN" MEANS DECLINE IN NET ASSET VALUE PER UNIT. "WORST MONTH-END PEAK-TO-VALLEY DRAWDOWN" AS USED HEREIN IS EQUIVALENT TO THE "DRAWDOWN" EXPERIENCED BY THE PARTNERSHIP, DETERMINED IN ACCORDANCE WITH CFTC RULE 4.10 AND REPRESENTS THE GREATEST PERCENTAGE DECLINE FROM ANY MONTH-END NET ASSET VALUE PER UNIT WHICH OCCURS WITHOUT SUCH MONTH-END NET ASSET VALUE PER UNIT BEING EQUALED OR EXCEEDED AS OF A SUBSEQUENT MONTH-END. IN DOLLAR TERMS, FOR EXAMPLE, IF THE NET ASSET VALUE PER UNIT OF THE PARTNERSHIP DECLINED BY $1 IN EACH OF JANUARY AND FEBRUARY, INCREASED BY $1 IN MARCH AND DECLINED AGAIN BY $2 IN APRIL, A "PEAK-TO-VALLEY DRAWDOWN" ANALYSIS CONDUCTED AS OF THE END OF APRIL WOULD CONSIDER THAT "DRAWDOWN" TO BE STILL CONTINUING AND TO BE $3 IN AMOUNT, WHEREAS IF THE NET ASSET VALUE OF A UNIT HAD INCREASED BY $2 IN MARCH, THE JANUARY-FEBRUARY DRAWDOWN WOULD HAVE ENDED AS OF THE END OF FEBRUARY AT THE $2 LEVEL. SUCH "DRAWDOWNS" ARE MEASURED ON THE BASIS OF MONTH-END NET ASSET VALUES ONLY, AND DO NOT REFLECT INTRA-MONTH FIGURES.

    "MONTHLY RATE OF RETURN" IS NET PERFORMANCE FOR THE MONTH (GROSS REALIZED PROFIT (LOSS), PLUS INCREASE (DECREASE) IN UNREALIZED PROFIT (LOSS), PLUS INTEREST INCOME, MINUS BROKERAGE COMMISSIONS, MANAGEMENT AND INCENTIVE FEES AND OTHER EXPENSES) DIVIDED BY THE BEGINNING NET ASSET VALUE FOR THE MONTH.

    "COMPOUND ANNUAL (PERIOD) RATE OF RETURN" IS CALCULATED BY MULTIPLYING ON A COMPOUND BASIS EACH OF THE MONTHLY RATES OF RETURN AND NOT BY ADDING OR AVERAGING SUCH MONTHLY RATES OF RETURN. FOR PERIODS OF LESS THAN ONE YEAR, THE RESULTS ARE YEAR-TO-DATE.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

  PERFORMANCE HISTORY
Net Asset Value per Unit
                                SFF
                            1000.00
                             938.03
                             997.33
                             974.59
                             946.08
Dec 91                      1311.91
                            1131.97
                            1063.01
                            1021.45
                            1002.48
                             988.25
                            1059.32
                            1172.90
                            1251.34
                            1185.75
                            1148.12
                            1164.06
Dec 92                      1122.39
                            1125.87
                            1293.01
                            1285.31
                            1418.31
                            1445.99
                            1449.03
                            1650.44
                            1634.78
                            1567.26
                            1489.30
                            1469.95
Dec 93                      1589.53
                            1403.96
                            1308.63
                            1473.08
                            1459.11
                            1558.94
                            1719.48
                            1635.10
                            1521.54
                            1540.54
                            1466.94
                            1550.30
Dec 94                      1508.07
                            1385.43
                            1518.57
                            1831.08
                            1996.89
                            2218.08
                            2180.39
                            1948.96
                            1855.19
                            1711.24
                            1653.91
                            1676.60
Dec 95                      1864.21
                            1857.19
                            1632.31
                            1628.73
                            1695.09
                            1633.21
                            1655.66
                            1631.86
Aug 96                      1624.40

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                            SELECTED FINANCIAL DATA

    The following are the results of operations of the Partnership for the six months ended June 30, 1996 and 1995, for the years ended December 31, 1995, 1994, 1993, 1992 and the period from August 1, 1991 (commence of trading operations) through December 31, 1991. For the complete financial statements of the Partnership, see page F-1 of this Prospectus. For performance information with respect to the Partnership, see "Performance Record of the Partnership."

                                                                                                          FOR THE PERIOD
                                                                                                          FROM AUGUST 1,
                                                                                                               1991
                                                                                                         (COMMENCEMENT OF
                          FOR THE SIX MONTHS ENDED                                                           TRADING
                                  JUNE 30,                   FOR THE YEARS ENDED DECEMBER 31,              OPERATIONS)
                          ------------------------  --------------------------------------------------   THROUGH DECEMBER
                                                                                                               31,
                             1996         1995         1995         1994         1993         1992             1991
                          -----------  -----------  -----------  -----------  -----------  -----------  ------------------
                               $            $            $            $            $            $               $
                          (UNAUDITED)  (UNAUDITED)
REVENUES
Trading Profit (Loss):
  Realized..............   (1,406,672)  90,756,175   65,987,157   19,134,352   12,348,813   10,255,014        8,500,842
  Net change in
   unrealized...........  (12,566,668)  (3,342,474)  (4,657,344)  (7,758,820)  28,172,416  (15,667,091)      17,339,050
                          -----------  -----------  -----------  -----------  -----------  -----------  ------------------
    Total Trading
     Results............  (13,973,340)  87,413,701   61,329,813   11,375,532   40,521,229   (5,412,077)      25,839,892
Interest income (DWR)...    3,142,338    4,065,579    7,969,749    6,044,870    2,410,096    1,843,146          975,641
                          -----------  -----------  -----------  -----------  -----------  -----------  ------------------
    Total Revenues......  (10,831,002)  91,479,280   69,299,562   17,420,402   42,931,325   (3,568,931)      26,815,533
                          -----------  -----------  -----------  -----------  -----------  -----------  ------------------
EXPENSES
Brokerage commissions
 (DWR)..................    6,161,235    7,836,230   14,173,695   15,551,182    8,893,981    4,968,630        2,154,355
Management fees.........    2,319,074    2,991,042    5,626,908    5,452,353    3,165,432    1,962,814          783,675
Transaction fees and
 costs..................      454,505      876,504    1,589,795    1,652,264      918,652      478,245          211,394
Administrative
 expenses...............       55,000       64,000      148,000      126,000      141,000      152,917           47,000
Incentive fees..........     (172,663)   8,534,385    8,707,049    4,441,510    3,420,048      590,735        3,850,175
                          -----------  -----------  -----------  -----------  -----------  -----------  ------------------
      Total Expenses....    8,817,151   20,302,161   30,245,447   27,223,309   16,539,113    8,153,341        7,046,599
                          -----------  -----------  -----------  -----------  -----------  -----------  ------------------
NET INCOME (LOSS).......  (19,648,153)  71,177,119   39,054,115   (9,802,907)  26,392,212  (11,722,272)      19,768,934
                          -----------  -----------  -----------  -----------  -----------  -----------  ------------------
                          -----------  -----------  -----------  -----------  -----------  -----------  ------------------
NET INCOME (LOSS)
 ALLOCATION
Limited Partners........  (19,370,621)  70,282,426   38,580,172   (9,695,068)  26,080,515  (11,601,870)      19,565,498
General Partner.........     (277,532)     894,693      473,943     (107,839)     311,697     (120,402)         203,436
NET INCOME (LOSS) PER
 UNIT FOR PERIOD
Limited Partners........      (208.55)      672.32       356.14       (81.46)      467.14      (189.52)          311.91
General Partner.........      (208.55)      672.32       356.14       (81.46)      467.14      (189.52)          311.91
TOTAL ASSETS AT END OF
 PERIOD.................  146,791,790  277,507,283  179,342,999  171,613,080  202,681,945   63,926,484       85,038,080
NET ASSET VALUE PER UNIT
Limited Partners........     1,655.66     2,180.39     1,864.21     1,508.07     1,589.53     1,122.39         1,311.91
General Partner.........     1,655.66     2,180.39     1,864.21     1,508.07     1,589.53     1,122.39         1,311.91

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                           OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

    LIQUIDITY. The assets of the Partnership are deposited with DWR in futures interests trading accounts established by DWR for the Trading Advisors and are used by the Partnership as margin to engage in trading. DWR holds such assets in either designated depositories or in securities approved by the CFTC for investment of customer funds. See "Investment Program, Use of Proceeds and Trading Policies." The Partnership's assets held by DWR may be used as margin solely for the Partnership's trading. Since the Partnership's sole purpose is to trade in futures interests, it is expected that the Partnership will continue to own such liquid assets for margin purposes.

    The Partnership's investment in futures interests may, from time to time, be illiquid. See "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets--Futures Interests Trading May be Illiquid." Most United States futures exchanges limit fluctuations in certain futures interest prices during a single day by regulations referred to as "daily price fluctuations limits" or "daily limits." Pursuant to such regulations, during a single trading day no trades may be executed at prices beyond the daily limit. If the price for a particular futures interest has increased or decreased by an amount equal to the "daily limit," positions in such futures interest can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Futures interests prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Partnership from promptly liquidating its futures interests and result in restrictions on redemptions. However, since the commencement of trading by the Partnership, there has never been a time when illiquidity has affected a material portion of the Partnership's assets. See "Redemptions."

    CAPITAL RESOURCES. The Partnership does not have, nor does it expect to have, any capital assets. Redemptions and sales of additional Units in the future will affect the amount of funds available for investments in futures interests in subsequent periods. As redemptions are at the discretion of Limited Partners, it is not possible to estimate the amount and therefore the impact of future redemptions.

    RESULTS OF OPERATIONS. Due to the nature of the Partnership's business, the Partnership's results depend on the Trading Advisors and the ability of their trading systems to take advantage of price movements or other profit opportunities in the futures interests markets. The following presents a summary of the Partnership's operations for the years 1993, 1994 and 1995 and for the six months ended June 30, 1996, and a general discussion of the Partnership's trading activities in certain markets during each period. It is important to note, however, that the Trading Advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by a Trading Advisor or will be profitable in the future. Consequently, the results of operations of the Partnership are difficult to discuss other than in the context of each Trading Advisor's trading activities on behalf of the Partnership as a whole and how the Partnership has performed in the past. See "Performance Record of the Partnership" and "Selected Financial Data" above and the Partnership's financial statements herein.

    RESULTS OF OPERATIONS FOR  THE FISCAL YEAR 1993.   In 1993, the  Partnership
recorded profits of 41.6% to close out the year at a Net Asset Value per Unit of $1,589.53.

    The Partnership posted strong profits in each of the year's first three quarters. Profits in the first quarter resulted from significant gains in February from trading in currencies, as the Japanese yen trended higher versus the U.S. dollar and major European currencies, and in financial futures as the Fund benefited from a rally in global bond prices. The second quarter provided the Partnership additional profits as gains of more than 10% in April resulted from continued strengthening of the yen as well as from a sharp move higher in precious metals and a strong move in global stock index futures.

    The third quarter for the Partnership began strong in July with profits of almost 14% from trading in energies, metals and European bond futures. Unfortunately, a portion of these gains were offset by losses in August and September as a result of a sharp reversal in the upward trend in domestic commodities as energies and precious metals failed to sustain their July trends. The Partnership's trading in the fourth quarter resulted in small gains as profits in December from trading in energies and agriculturals offset smaller losses in currencies and metals during October and November.

    Overall, 1993 was a successful year for the Partnership as the Partnership's aggressive trading strategies resulted in significant profits in the year's first seven months when trends in domestic and international futures markets were evident. The Partnership also limited losses later in the year by remaining diversified over a wide variety of distinct market sectors.

    RESULTS  OF  OPERATIONS  FOR  THE  FISCAL  YEAR  1994.    During  1994,  the
Partnership recorded a net loss of 5.1% to close out the year at a Net Asset Value per Unit of $1,508.07.

    In January, extreme short-term volatile price movement across a variety of market sectors netted losses for the Partnership in global interest rate futures (Japanese Government bond, French bond and German bond futures), as well as in major currency values versus the U.S. dollar. Difficult trading conditions continued into February causing losses in the currency, energy and international stock index futures markets. Performance rebounded for the Partnership in March with gains of about 12.5%, as significant profits were recorded in the financial and currency sectors.

    Small losses were recorded in April for the Partnership primarily as a result of a sharp increase in value of the U.S. dollar on April 5th, after decreasing late in March.

    In May, the Partnership's long positions in coffee provided gains as a severe winter rallied prices in Brazil. Energy and base metals prices also increased and gains in short-term U.S. and long-term European interest rate futures were profitable. Gains by the Partnership were also generated in the currency markets during June as a result of the U.S. dollar's decline versus major European currencies.

    The Partnership's losses in July were the result of reversals in previously established downward trends in the U.S. and global interest rate futures markets and a sudden strengthening of the U.S. dollar versus most major currencies. Negative performance for the Partnership in August was due to trendless price patterns across a majority of domestic futures markets including energy, currencies, metals and financial markets. September's gains by the Partnership in the energy and currency market offset a portion of overall losses for the quarter.

    The Partnership's losses in October resulted from trendless price movement in global financial futures and from short-term volatility in precious metals and energy prices. Gains by the Partnership in November resulted from trading in eurodollar and U.S. Treasury note futures. Additional gains resulted from upward trends in sugar, cotton and base metals prices. A sudden move downward in value of the U.S. dollar on December 28th caused losses for the Partnership from long U.S. dollar positions versus the Japanese yen, Swiss franc and British pound.

    Overall, 1994 proved to be a modestly difficult year for the Partnership due primarily to the lack of sustained price trends in the currency and global financial futures complexes. Smaller profits from trading in soft commodities and base metals during the year offset a majority of the Partnership's losses.

    RESULTS  OF  OPERATIONS  FOR  THE  FISCAL  YEAR  1995.    During  1995,  the
Partnership recorded profits of 23.6% to finish the year at a Net Asset Value per Unit of $1,864.21.

    In January, trading losses were recorded by the Partnership early in the month as a result of a decline in the value of the U.S. dollar relative to most major world currencies. Smaller losses by the Partnership were recorded in both U.S. and international interest rate futures trading due to short-term volatile price movement. In February and March, significant gains were recorded by the Partnership from trading in both financial futures and currencies. In financial futures, increased interest rate futures prices over this two-month period resulted in gains from long positions in global bond futures. In the currency markets, a decline in the value of the U.S. dollar resulted in trading profits for the Partnership's long positions in the Japanese yen, German mark and Swiss and French francs.

    The Partnership's positive performance continued into April and May as the previously established long positions in both U.S. and international interest rate futures profited from the upward trend in interest rate futures prices. In addition, the value of the Japanese yen relative to the U.S. dollar continued to move higher early in April contributing to the overall Partnership gains during the month. Smaller gains were recorded from long S&P 500 Index futures positions as domestic stock prices moved higher during May.

    Trading losses were recorded by the Partnership during June as the upward price trend in overseas bond futures subsided. Small Partnership losses were recorded during June in agricultural futures from trading in soybean and corn futures, and in currencies as foreign currencies moved in a narrow trading range versus the U.S. dollar and one another.

    In July, the Partnership experienced a difficult trading environment in U.S. and global interest rate futures, as prices retreated from their previous move higher. Trendless price movement also resulted in losses within the metals, agricultural and energy market sectors. Losses were recorded by the Partnership during August as global interest rate futures prices moved without consistent direction. Additional losses were recorded by the Partnership in the soft commodities markets due to short-term volatile price movement. During September, losses were recorded by the Partnership due to a dramatic trend reversal in the upward move of the U.S. dollar relative to most European currencies on September 20 and 21. Smaller losses were recorded during this period in energy futures as prices declined abruptly, resulting in losses from long oil and gas positions.

    Trading in international interest rate futures by the Partnership during October resulted in net losses as global bond prices moved in a short-term volatile pattern. Trendless price movement in stock index, energy and metals futures prices resulted in additional losses being recorded. In November, financial futures trading by the Partnership was profitable as increasing global bond futures prices resulted in gains being recorded from long positions in European, U.S., Japanese and Australian government bond futures. Additional trading gains were recorded from trading in soft commodities. Long positions in natural gas futures resulted in significant gains during December by the Partnership as prices increased dramatically. Additional gains were recorded from long positions in both crude and heating oil futures. Long positions in European and U.S. bond futures also contributed profits during December as European and U.S. bond futures prices continued their bullish trend.

    Overall, the Partnership recorded strong gains for the year primarily due to participation in global interest rate futures, as both U.S. and international interest rate futures witnessed sustained upward price trends during several periods of the year. These gains, coupled with gains in the currency markets in the year's first half, constituted a majority of the profits for the year.

    In summary of the three years, the General Partner believes that there were fewer sustained trends in 1994 than in 1993 and 1995 as a result of several factors, including a change in monetary policy by the U.S. Federal Reserve which affected global interest rate futures; a relatively flat U.S. stock market resulting in little price movement in U.S. stock index futures; fewer weather interruptions resulting in steadier prices for certain commodities; relatively unchanged gold prices affecting other precious metals; and the lack of significant changes in value for many of the world's major currencies relative to the U.S. dollar and one another.

    RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1996. Through the first six months of 1996, the Partnership recorded a net loss of 11.2%; the Net Asset Value per Unit at June 30, 1996 was $1,655.66. The most significant losses were experienced in global interest rate futures trading during February, as the previous upward price trend that was profitable in late 1995 and January 1996 reversed sharply lower. As a result, losses were recorded from previously established long positions in U.S. and European interest rate futures. Smaller losses were recorded in non-U.S. bond futures from March through June as trendless price movement followed. Losses were also recorded in global stock index futures, as choppy price movement was experienced during March, May and June. In other markets, losses were recorded from soft commodities trading, as sugar and coffee prices moved in a trendless pattern throughout a majority of the period. Smaller losses were recorded from metals and energy futures trading, as short-term price volatility was experienced early in the first quarter. These losses were partially offset by gains recorded in the currency markets from short Japanese yen positions during January and March, as the value of the yen declined versus the U.S. dollar. Additional gains were recorded from short German mark and Swiss franc positions, as the value of these currencies moved lower relative to other world currencies during April, and from long Australian dollar positions, as its value moved higher during March.

    To enhance the foregoing comparison of results of operations from year to year, prospective investors can examine, line by line, the Partnership's Statements of Operations and Statements of Financial Condition. Total trading results decreased during the first half of 1996 relative to the first half of 1995. Total trading results were profitable in 1993 and in 1995 versus smaller gains in 1994 and losses in 1992. Strong results in 1993 and 1995 were the result of significant price trends across a variety of futures markets, particularly currencies and global financial futures. Such periods of price trends provide good profit opportunities for the trend-following trading strategies of the Partnership's three Trading Advisors. Futures price activity in 1992 and 1994 was characterized by more trendless and short-term volatile price movement across a majority of markets, thus creating a more difficult trading environment for the Partnership's Trading Advisors.

    INTEREST INCOME AND EXPENSES. Interest income to the Partnership is derived from 80% of its assets earning interest at the prevailing rate paid on U.S. Treasury bills. The size of the assets and the fluctuation of interest rates affect the resulting interest income annual totals. Interest income for the Partnership has increased each fiscal year since 1992. Despite a reduction in U.S. Treasury bill rates in 1993, interest income in 1993 was greater than 1992 because the Partnership's assets grew as a result of strong trading profits and additional subscriptions in October 1993. Increasing interest rates in 1994 and a larger asset size throughout the year resulted in significantly higher interest income to the Partnership. In 1995, the increase in asset size was the primary reason for an increase in interest income to the Partnership. Interest income to the Partnership decreased during the first half of 1996 when compared to the first half of 1995 as a result of a reduction in U.S. Treasury bill rates, as well as a decrease in the Partnership's assets.

    In regard to expenses to the Partnership, brokerage commissions and transaction fees and costs charged fluctuate based on the volume of trading by the Partnership's Trading Advisors. In 1993, brokerage commissions and transaction fees and costs increased as a result of increasing trading volume due primarily to the increase in size of the Partnership. In 1994, a further increase in brokerage commissions and transaction fees and costs and a corresponding increase in trading volume was due to larger asset size over the full year, coupled with an increased level of trading resulting from more short-term volatile price movement in a majority of futures markets. Brokerage commissions and transaction fees and costs declined in 1995 as a result of the presence of more long-term price trends in a majority of futures markets in which the Partnership's Trading Advisors concentrate their participation. During the first half of 1996, brokerage commissions and transaction fees and costs charged to the Partnership decreased relative to the first half of 1995 due to a reduction in the Partnership's Net Assets.

    Management fees to the Partnership are charged at a 3% annualized rate of Net Assets and fluctuate based only on the size of Net Assets. Management fees have increased each year since 1992 in direct proportion to the assets of the Partnership. Management fees decreased during the first half of 1996 relative to the first half of 1995 as a result of the reduction in assets during this period. Incentive fees are paid on a quarterly basis or on any redeemed Units on a monthly basis if the Partnership is profitable. Incentive fees have increased each year as a result of positive quarterly performance and Units being redeemed at a profit. Incentive fees charged to the Partnership during the first half of 1996 decreased relative to the first half of 1995 as a result of an adjustment of previous accruals.

    Common administrative expenses to the Partnership are costs and expenses used to pay legal, accounting, auditing, printing and distribution costs and are capped at 0.25% per annum. These expenses on a gross basis have shown relatively little fluctuation and as a percentage of assets have decreased over time. During the first half of 1996, administrative expenses charged to the Partnership were reduced as compared to the first half of 1995.

    See   "Selected  Financial  Data"  and  "Independent  Auditors'  Report  and
Financial Statements of Dean Witter Select Futures Fund L.P." herein.

    OFF-BALANCE SHEET RISK. The Partnership is a party to financial instruments with elements of off-balance sheet market and credit risk. The Partnership trades futures, options, and forward contracts in interest rates, stock indices, commodities, currencies, petroleum and precious metals. In entering into these contracts there exists a risk to the Partnership (market risk) that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interests positions held by the Partnership at the same time, and if the Trading Advisors were unable to offset futures interests positions of the Partnership, the Partnership could lose all of its assets and the Limited Partners would realize a 100% loss. In addition to the internal controls of each Trading Advisor, the Trading Advisors must be in compliance with the Trading Policies of the Partnership. Such Trading Policies include standards for liquidity and leverage with which the Partnership must comply. Each Trading Advisor and the General Partner monitor the Partnership's trading activities to ensure compliance with the Trading Policies. See "Investment Program, Use of Proceeds and Trading Policies--Trading Policies." The General Partner may (under the terms of the Management Agreements) require a Trading Advisor to modify positions of the Partnership if the General Partner believes they violate the Partnership's Trading Policies.

    In addition to market risk, in entering into futures, options and forward contracts there is a credit risk to the Partnership that the counterparty on a contract will not be able to meet its obligations to the Partnership. The ultimate counterparty of the Partnership for futures contracts traded in the United States and most foreign exchanges on which the Partnership trades is the clearinghouse associated with such exchange. In general, a clearinghouse is backed by the membership of the exchange and will act in the event of non-performance by one of its members or one of its members' customers, and as such, should significantly reduce this credit risk. For example, a clearinghouse may cover a default by (i) drawing upon a defaulting member's mandatory contributions and/or non-defaulting members' contributions to a clearinghouse guarantee fund, established lines or letters of credit with banks, and/or the clearinghouse's surplus capital and other available assets of the exchange and clearinghouse, or (ii) assessing its members. In cases where the Partnership trades on a foreign exchange where the clearinghouse is not funded or guaranteed by the membership or where the exchange is a "principals' market" in which performance is the responsibility of the exchange member and not the exchange or a clearinghouse, or when the Partnership enters into off-exchange contracts with a counterparty, the sole recourse of the Partnership will be the clearinghouse, the exchange member or the off-exchange contract counterparty, as the case may be. For a list of the foreign exchanges on which the Partnership currently trades, see "Investment Program, Use of Proceeds and Trading Policies" on page
41. For an additional discussion of the credit risks relating to trading on foreign exchanges, see "Risk Factors -- Risks Relating to Futures Interests and the Futures Interest Markets -- Special Risks Associated with Trading on Foreign Exchanges."

    DWR, in its business as an international commodity broker and as a member of various futures exchanges, monitors the creditworthiness of the exchanges and clearing members of the foreign exchanges with which it does business for clients, including the Partnership. DWR employees also from time to time serve on supervisory or management committees of such exchanges. If DWR believed that there were a problem with the creditworthiness of an exchange on which the Partnership deals, it would so advise the General Partner. With respect to exchanges of which DWR is not a member, DWR acts only through clearing brokers it has determined to be creditworthy. If DWR believed that a clearing broker with which it deals on behalf of clients were not creditworthy, it would terminate its relationship with such broker.

    While DWR monitors the creditworthiness and risks involved in dealing on the various exchanges (and their clearinghouses) and with other exchange members, there can be no assurance that an exchange (or its clearinghouse) or other exchange member will be able to meet its obligations to the Partnership. DWR has not undertaken to indemnify the Partnership against any loss. Further, the law is unclear, particularly with respect to trading in various non-U.S. jurisdictions, as to whether DWR has any obligation to protect the Partnership from any liability in the event that an exchange or its clearinghouse or another exchange member defaults on its obligations on trades effected for the Partnership.

    Although DWR monitors the creditworthiness of the foreign exchanges and clearing brokers with which it does business for clients, DWR does not have the capability to precisely quantify the Partnership's exposure to risks inherent in its trading activities on foreign exchanges, and, as a result, the risk is not monitored by DWR on an individual client basis (including the Partnership). In this regard, DWR must clear its customer trades through one or more other clearing brokers on each exchange where DWR is not a clearing member. Such other clearing brokers calculate the net margin requirements of DWR in respect of the aggregate of all of DWR's customer positions carried in DWR's omnibus account with that clearing broker. Similarly, DWR calculates a net margin requirement for the exchange-traded futures positions of each of its customers, including the Partnership. Neither DWR nor DWR's respective clearing brokers on each foreign futures exchange calculates the margin requirements of an individual customer, such as the Partnership, in respect of the customer's aggregate contract positions on any particular exchange.

    With respect to forward contract trading, the Partnership trades with only those counterparties which the General Partner, together with DWR, have determined to be creditworthy. As set forth in the Partnership's Trading Policies, in determining creditworthiness, the General Partner and DWR consult with the Corporate Credit Department of DWR. Currently, the Partnership deals only with DWR as its counterparty on forward contracts.

    At June 30, 1996, open futures and forward contracts were:

                                                                                CONTRACT OR
                                                                              NOTIONAL AMOUNT
                                                                             -----------------
                                                                                     $
EXCHANGE-TRADED CONTRACTS:
Financial Futures:
  Commitments to Purchase..................................................        96,651,000
  Commitments to Sell......................................................       313,468,000
Commodity Futures:
  Commitments to Purchase..................................................        48,636,000
  Commitments to Sell......................................................        72,716,000
Foreign Futures:
  Commitments to Purchase..................................................       288,478,000
  Commitments to Sell......................................................       245,663,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:
  Commitments to Purchase..................................................        18,257,000
  Commitments to Sell......................................................        10,646,000

A portion of the amounts indicated as off-balance sheet risk in forward currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.

    The unrealized gain on open contracts is reported as a component of "Equity in Commodity futures trading accounts" on the Statement of Financial Condition and totaled $4,861,543 at June 30, 1996. Of this amount, $4,733,944 related to exchange-traded futures contracts and $127,599 related to off-exchange-traded forward currency contracts.

    Exchange-traded futures contracts held by the Partnership at June 30, 1996 mature through June 1997. Off-exchange-traded forward currency contracts held by the Partnership at June 30, 1996 mature through July 1996.

    Exchange-traded futures contracts are marked to market and variations in value are settled on a daily basis. DWR, as the futures commission merchant for all of the Partnership's exchange-traded futures contracts, is required, pursuant to regulations of the CFTC, to segregate from its own assets and for the sole benefit of its commodity customers, all funds held by DWR with respect to exchange-traded futures contracts, including an amount equal to the net unrealized gain on all open futures contracts, which totaled $145,997,178 at June 30, 1996. With respect to the Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded contracts, the Partnership is at risk to the ability of DWR, the counterparty on all such contracts, to perform.

    For the six months ended June 30, 1996, the average fair value of financial instruments held for trading purposes was as follows:

                                                                   ASSETS       LIABILITIES
                                                               --------------  --------------
                                                                     $               $
EXCHANGE-TRADED CONTRACTS:
  Financial Futures..........................................     328,069,000     316,339,000
  Commodity Futures..........................................     966,332,000      27,879,000
  Foreign Futures............................................     430,699,000     144,055,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:                    15,938,000      37,535,000

    Inflation has not been, and is not expected to be, a major factor in the Partnership's operations.

                   DESCRIPTION OF CHARGES TO THE PARTNERSHIP

    The Partnership is subject to substantial charges, all of which, including any cap on such charges, are described in detail below (the 13/20 of 1% of Net Assets monthly cap on aggregate brokerage commissions and transaction fees and costs became effective September 1, 1996, and represents a reduction from prior caps on such charges).

                                      FORM OF                                    AMOUNT OF
     RECIPIENT                      COMPENSATION                                COMPENSATION
-------------------  ------------------------------------------  ------------------------------------------
The Trading          Monthly  Management  Fee  to  each Trading  A flat rate of 1/4  of 1% of each  Trading
 Advisors              Advisor.                                    Advisor's allocated Net Assets as of the
                                                                   last  day  of  each month  (a  3% annual
                                                                   rate).
                     Quarterly Incentive  Fee to  each  Trading  17  1/2%  of the  Trading  Profits experi-
                       Advisor.                                    enced  with  respect  to  each   Trading
                                                                   Advisor's allocated Net Assets as of the
                                                                   end of each calendar quarter.
The Commodity        Brokerage Commissions.                      Roundturn commissions (the total costs for
 Broker                                                            both  the opening  and liquidating  of a
                                                                   futures  interest)  at   80%  of   DWR's
                                                                   published  non-member  rates  (which  is
                                                                   equal to  an  average  of  approximately
                                                                   $75),  which commissions  (together with
                                                                   the  transaction  fees  and  costs   de-
                                                                   scribed  below) are capped  at (i) 13/20
                                                                   of 1% per month of the Partnership's Net
                                                                   Assets allocated to each Trading Advisor
                                                                   as of  the last  day  of each  month  (a
                                                                   maximum  7.8% annual rate); and (ii) 14%
                                                                   annually of  the  Partnership's  average
                                                                   monthly  Net Assets, aggregated with net
                                                                   excess interest  and  compensating  bal-
                                                                   ance  benefits, and transaction fees and
                                                                   costs, as described below.
                     Transaction charges for providing  forward  Forward  contract  fees average  $3-$6 per
                       trading  facilities,  the  execution  of    roundturn  trade, charges  for execution
                       forward   contract   transactions,   the    of  cash contract  transactions relating
                       execution of cash contract  transactions    to  EFP  transactions  are approximately
                       relating  to  exchange  of  futures  for    $2.50 per cash contract, and charges for
                       physicals  ("EFP") transactions, and the    the use  of  the  institutional  trading
                       use of DWR's institutional and overnight    desk or overnight execution facility are
                       execution facilities.                       up  to $3  per roundturn  (the amount of
                                                                   such  charges   is   included   in   the
                                                                   transaction  fees described  below under
                                                                   "Other"  and  is  subject  to  the  caps
                                                                   described therein).

                                      FORM OF                                    AMOUNT OF
     RECIPIENT                      COMPENSATION                                COMPENSATION
-------------------  ------------------------------------------  ------------------------------------------
                     Financial benefit to Commodity Broker from  The   aggregate  of   (i)  brokerage  com-
                       interest  earned  on  the  Partnership's    missions  and transaction fees and costs
                       assets in excess of the interest paid to    payable by the Partnership, as described
                       the Partnership  and  from  compensating    above  and  below, and  (ii)  net excess
                       balance treatment in connection with its    interest   and   compensating    balance
                       designation  of a bank or banks in which    benefits to  DWR  (after  crediting  the
                       Partnership assets are deposited.           Partnership with interest) are capped at
                                                                   14%   annually   of   the  Partnership's
                                                                   average monthly  Net  Assets as  of  the
                                                                   last  day of each  month during a calen-
                                                                   dar year.
Other                Ordinary administrative expenses            Ordinary  administrative  expenses,  which
                       (including    legal,   accounting,   and    have  been   equal  to   0.15%  of   the
                       auditing   expenses,  and   expenses  of    Partnership's average annual Net  Assets
                       printing  and distributing  reports) and    since inception, are capped at 0.25% per
                       all  extraordinary   expenses   of   the    year   of   the   Partnership's  average
                       Partnership.                                monthly Net Assets as of the last day of
                                                                   each   month.   Extraordinary   expenses
                                                                   cannot  be estimated and are not subject
                                                                   to any cap.
                     All transaction fees and costs incurred in  Transaction fees  and  costs,  which  have
                       connection    with   the   Partnership's    been equal to 0.80% of the Partnership's
                       futures  interests  trading   activities    average    annual   Net   Assets   since
                       (including   floor    brokerage    fees,    inception,  are included in  (i) the cap
                       exchange fees,  clearinghouse fees,  NFA    on  brokerage commissions;  and (ii) the
                       fees, "give up"  or transfer fees  (fees    cap  on aggregate  brokerage commissions
                       charged by one  clearing brokerage  firm    and  net excess  interest and compensat-
                       to  transfer  a   trading  position   to    ing  balance benefits, each as described
                       another clearing  firm), and  any  costs    above.
                       associated   with  taking   delivery  of
                       futures interests).

1.  THE TRADING ADVISORS

    (a) MONTHLY MANAGEMENT FEE. The Partnership pays each Trading Advisor a monthly management fee equal to 1/4 of 1% (a 3% annual rate) of such Trading Advisor's allocated Net Assets (as defined herein on page 86) on the last day of each month (before deduction for the management fees, any accrued incentive fees and any redemptions or distributions). For example, if each Trading Advisor were allocated Net Assets of $20,000,000 as of the end of each month during a year, each Trading Advisor would receive an aggregate monthly management fee for the year of $600,000 (1/4 of 1% of $20,000,000 per month, or $50,000 times 12).
During the period August 1991 through August 1996, management fees have averaged 3.06% per year of the Partnership's average month-end Net Assets. For the fiscal year 1995 management fees equaled $5,626,908.

    If during any month the Partnership suspends trading operations or the Partnership does not conduct business operations, or, as a result of an act or material failure to act by a Trading Advisor, the Trading Advisor does not provide its services on any trading day, then the management fee payable to such Trading Advisor will be prorated based on the ratio that the number of trading days in the month which the Partnership account managed by the Trading Advisor engaged in trading operations or received the full utilization of such trading systems, methods, or strategies, as the case may be, bears to the total number of trading days in the month.

    If the Management Agreement is terminated on a date other than the first day of a calendar month, the management fee described above will be determined as if such date were the first day of a month, but such fee will be prorated based on the ratio by which the number of trading days in the month through the date of termination bears to the total number of trading days in the month.

    (b) QUARTERLY INCENTIVE FEE. The Partnership pays a quarterly incentive fee equal to 17 1/2% of the Trading Profits experienced with respect to each Trading Advisor's allocated Net Assets (as defined herein on page 86) as of the end of each calendar quarter. "Trading Profits" is defined to mean net futures interests trading profits (realized and unrealized) earned on the Trading Advisor's allocated Net Assets, decreased by monthly management fees, brokerage commissions, floor brokerage fees, "give up" or transfer fees, NFA fees, other transaction fees and costs, a prorata portion of administrative expenses, and other fees and expenses which are chargeable to the Trading Advisor's allocated Net Assets; with such Trading Profits and items of decrease determined from the end of the last calendar quarter in which an incentive fee was earned by the Trading Advisor or, if no incentive fee has been previously earned by the Trading Advisor, from the date the Partnership commenced trading to the end of the calendar quarter as of which such incentive fee calculation is made. Extraordinary expenses of the Partnership, if any, will not be deducted in determining Trading Profits. No incentive fee will be paid with respect to interest income of the Partnership. Any accrued incentive fees with respect to any Units redeemed at the end of a month which is not the end of a calendar quarter will be deducted and paid to the Trading Advisor at the time of redemption. During the period August 1991 through August 1996, incentive fees have averaged 3.60% per year of the Partnership's average month-end Net Assets. For the fiscal year 1995 incentive fees equaled $8,707,049. So as not to disadvantage existing Limited Partners, if a Trading Advisor has experienced a loss at the time of a closing, a Trading Advisor must earn back such loss plus a pro rata amount relating to the new funds allocated to the Trading Advisor at a subsequent closing before the Trading Advisor will be eligible for an incentive fee.

    If any payment of incentive fees is made to a Trading Advisor on account of Trading Profits earned with respect to its allocated Net Assets and the Trading Advisor thereafter fails to earn Trading Profits or experiences losses for any subsequent calendar quarter, the Trading Advisor will be entitled to retain such amounts of incentive fees previously paid to the Trading Advisor in respect of such Trading Profits. However, no incentive fees will be payable to the Trading Advisor for subsequent calendar quarters until Trading Profits have been earned with respect to its allocated Net Assets; PROVIDED, HOWEVER, that if a Trading Advisor's allocated Net Assets are reduced or increased because of redemptions, reallocations or subscriptions which occur at the end of, or subsequent to, a calendar quarter in which the Trading Advisor experiences a futures interests trading loss with respect to its allocated Net Assets, the trading loss for that calendar quarter which must be recovered before the Net Assets allocated to the Trading Advisor will be deemed to experience Trading Profits will be reduced proportionately based upon such redemptions, reallocations, or subscriptions.

    Thus, for example, if a Trading Advisor earned Trading Profits of $1,000,000 with respect to its allocated Net Assets for the quarter ended March 31, the Trading Advisor would receive an incentive fee of $175,000 for that period. If, however, the Trading Advisor experiences realized and/or unrealized trading losses, or fees and expenses which offset trading profits, so as to result in a $250,000 loss with respect to its allocated Net Assets for the quarter ended June 30, no incentive fee will be paid to the Trading Advisor for that period. If the Trading Advisor is to earn an incentive fee for the quarter ended September 30, the Trading Advisor will have to earn profits exceeding $250,000 on behalf of the Partnership for that period, since the incentive fee is payable measured from the last calendar quarter as of which an incentive fee was paid (I.E., March 31), and not the immediately preceding calendar quarter. For the calendar quarter ended September 30, Trading Profits would be equal to the amount of profits in excess of $250,000. The Trading Advisor would receive an incentive fee for such quarter equal to 17 1/2% of such Trading Profits. (The foregoing examples assume no redemptions, reallocations or additional purchases of Units during the periods in question, which would require adjustments as described above.)

    Because incentive fees are determined and paid separately for each Trading Advisor, the Partnership may be required to pay an incentive fee to one or two Trading Advisors in any given quarter in spite of losses or a lack of Trading Profits experienced by the Partnership as a whole.

    If a Management Agreement is terminated as of any date which is not the end of a calendar quarter, the incentive fee described above, if applicable, will be determined as if such termination date were at the end of a calendar quarter. See "The Management Agreements."

2.  DEAN WITTER REYNOLDS INC.

    (a) BROKERAGE COMMISSIONS. The Partnership pays DWR brokerage commissions at a roundturn rate (covering both the taking and liquidation of a position) of 80% of DWR's published non-member rates for speculative accounts (which, for the futures interests to be traded by the Partnership, is equal to an average of $75). Effective as of September 1, 1996, commissions, together with the transaction fees and costs described below, were capped at 13/20 of 1% per month (a maximum 7.8% annual rate) of the Partnership's Net Assets at month-end allocated to each Trading Advisor (determined before redemptions and distributions as of the end of such month). In addition, the aggregate of (i) brokerage commissions and transaction fees and costs payable by the Partnership, and (ii) the net excess interest and compensating balance benefits to DWR (after crediting the Partnership with interest) cannot exceed 14% annually of the Partnership's average month-end Net Assets during each calendar year. During the period August 1991 through August 1996, brokerage commissions have averaged 8.12% per year of the Partnership's average month-end Net Assets. For the fiscal year 1995 brokerage commissions equaled $14,173,695. The Partnership pays DWR brokerage commissions for currency forward contract transactions at rates established with reference to the brokerage commission rate charged on exchange-traded currency futures contracts. DWR may from time to time adjust the United States dollar size of currency forward contracts so that the brokerage commission rate charged on such contracts will approximate the rate charged on exchange-traded currency futures contracts of similar United States dollar value. In the case of currency futures contracts traded on United States exchanges, the Partnership pays DWR brokerage commissions at the rate described above.

    Although the rate being charged to the Partnership is 80% of DWR's published non-member rates for speculative accounts, most customers of DWR who have over $1,000,000 in futures interests accounts with DWR pay commissions at negotiated rates which are substantially less than the rate paid by the Partnership, notwithstanding the caps described above. Other customers of DWR may pay brokerage commissions at rates which are substantially lower or which are higher than the rates that the Partnership pays, and other commodity brokerage firms may offer lower rates to accounts the size of the Partnership's account. However, the General Partner believes that the brokerage commissions charged to the Partnership are less than the brokerage rates charged certain other public commodity pools.

    DWR paid all of the costs (aggregating $665,132) incurred in connection with the organization of the Partnership and the Initial Offering and Second Offering, and will pay all of the costs incurred in connection with this offering, estimated to be approximately $875,000 in the aggregate. Such costs include legal, accounting and auditing fees, printing costs, filing fees, escrow fees, marketing costs (which include costs relating to sales seminars and the preparation of customer sales kits and brochures), and other related fees and expenses. The Partnership has not and will not reimburse DWR for any such organizational and Initial Offering and Second Offering costs, and while DWR may recoup the costs of this offering from brokerage commissions paid by the Partnership, the Partnership will not be liable for any such costs at any time.

    (b) FINANCIAL BENEFITS. DWR benefits from the interest credit arrangements and possible compensating balance treatment in connection with its designation of a bank or banks in which the Partnership's assets are deposited. See "Investment Program, Use of Proceeds and Trading Policies."

3.  OTHER

    (a) ADMINISTRATIVE AND EXTRAORDINARY EXPENSES. The Partnership pays its ordinary administrative expenses. Such expenses include legal, accounting, auditing, recordkeeping, administration, computer, and clerical expenses (including expenses incurred in preparing reports and tax information to Limited Partners and regulatory authorities and expenses for specialized administrative services), printing and duplication expenses, mailing expenses and filing fees. Ordinary administrative expenses have averaged 0.15% per year of the Partnership's average month-end Net Assets from August 1991 through August 1996. For the fiscal year 1995 ordinary administrative expenses equaled $148,000. The General Partner or an affiliate thereof will pay and will not be reimbursed for any such administrative expenses in excess of 0.25% per year of the
Partnership's average Net Assets (calculated on the basis of the average month-end Net Assets during each calendar year). The General Partner shall not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for Partnership operations and administration of redemptions of Units. The Partnership is obligated to pay any extraordinary expenses it may incur. Extraordinary expenses will be determined in accordance with generally accepted accounting principles, which generally include events that are both unusual in nature and occur infrequently. For the period August 1991 through June 1996, no extraordinary expenses were paid by the Partnership.

    (b) TRANSACTION FEES AND COSTS. The Partnership pays separately for all floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" or transfer fees, any costs associated with taking delivery of futures interests, fees for the execution of forward contract transactions, the execution of cash transactions relating to exchange of futures for physicals ("EFP") transactions, and the use of DWR's institutional and overnight execution facilities (collectively, "transaction fees and costs"). The Partnership pays DWR a fee for each forward contract, which averages between $3 and $6 per roundturn contract, depending upon the size of the trades. DWR does not charge the Partnership a mark-up or spread (a charge over the price at which DWR obtained the position for its own account) on such forward trading. DWR charges a transaction fee of approximately $2.50 for each cash contract transaction relating to an EFP transaction, and a transaction fee for the use of the institutional execution desk or overnight execution facilities which may be up to $3 per roundturn. During the period August 1991 through August 1996, transaction fees and costs averaged 0.80% per year of the Partnership's average month-end Net Assets. Such percentage could be significantly higher and may be lower, depending on the Partnership's trading activity and the types of trades executed by the Trading Advisors. For the fiscal year 1995 transaction fees and costs equaled $1,589,795. Effective as of September 1, 1996, the aggregate transaction fees and costs and brokerage commissions incurred by the Partnership with respect to each Trading Advisor's allocated Net Assets were capped at 13/20 of 1% per month of the Partnership's month-end Net Assets allocated to such Trading Advisor. In addition, these fees and costs are subject to the 14% annual cap on aggregate brokerage commissions, transaction fees and costs, and net excess interest and compensating balance benefits to DWR, described under "--2. Dean Witter Reynolds Inc.--(a) Brokerage Commissions" above.

    As long as redemption charges are imposed, as described under "Redemptions," the management fee, incentive fee and caps on brokerage commissions, transaction fees and costs, ordinary administrative expenses, and net excess interest and compensating balance benefits may not be increased. Thereafter, none of such fees and caps may be increased unless Limited Partners are given prior notice thereof (including a description of redemption and voting rights of Limited Partners) and an opportunity to redeem their Units. Notwithstanding the foregoing, in accordance with guidelines applied by certain state securities regulators (see "Glossary--Blue Sky Glossary"), the Partnership's fees and expenses are subject to the following limits: (a) the aggregate of (i) the management fees payable by the Partnership, and (ii) the Partnership's customary and routine administrative expenses (other than commodity brokerage commissions, transaction fees and costs, incentive fees, legal and auditing fees and expenses, and extraordinary expenses), shall not exceed 1/2 of 1% of the Partnership's Net Assets per month, or 6% of the Partnership's Net Assets annually; (b) the quarterly incentive fee payable by the Partnership to any Trading Advisor for the Partnership shall not exceed 15% of the Partnership's

Trading Profits (as defined herein), PROVIDED that such incentive fee may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause (a) of this sentence are limited below the 6% of Net Assets annual limit thereon (I.E., if such fees and expenses are limited to 4% of Net Assets, the maximum incentive fee payable may be increased to 19%); (c) the brokerage commissions (excluding transaction fees and costs) payable by the Partnership to DWR or any other commodity broker for the Partnership shall not exceed 80% of DWR's or such other commodity broker's published non-member rates for speculative accounts; and (d) the aggregate of (i) the brokerage commissions payable by the Partnership to DWR or any other commodity broker for the Partnership, (ii) the transaction fees and costs payable by the Partnership, and
(iii) the net excess interest and compensating balance benefits to DWR or any other commodity broker for the Partnership (after crediting the Partnership with interest, as described herein), shall not exceed 14% annually of the Partnership's average monthly Net Assets as of the last day of each month during each calendar year. The General Partner or an affiliate thereof will pay any fees and expenses in excess of any such limits.

    The foregoing commissions, fees, costs and expenses may equal a significant percentage of the annual average Net Assets of the Partnership. Based on the foregoing fees and expenses of the Partnership, the Partnership will be required to earn estimated annual trading profits (after taking into account estimated interest income based upon current rates of 5%) of 7.06% per year of the Partnership's average annual Net Assets in order to avoid depletion or exhaustion of the assets of the Partnership. This assumes that each Trading Advisor's gross profits equal expenses such that no incentive fees are earned by the Trading Advisor, and results from the fact that in calculating management fees, accrued management fees are not deducted from Net Assets.

4.  BREAK EVEN ANALYSIS

    Based upon the annual fees and expenses of the Partnership, the Partnership will be required to earn trading profits (after taking into account estimated interest income) of 10.16% per year of its annual average annual Net Assets in order for a Limited Partner to pay the redemption charge and to recoup its initial investment upon redemption after one year.

    Based upon the selling price as of August 31, 1996, the Partnership must earn net trading profits of $164.97 per Unit, in order for a Limited Partner to recoup its initial investment upon redemption of a Unit after one year after payment by the Partnership of its expenses and payment of the 3% redemption charge (as calculated below).

                                                                                        $

Selling Price per Unit (as of 8/31/96)(1).........................................   1,624.40
Management Fee(2).................................................................      50.24
Brokerage Commissions(3)..........................................................     112.41
Administrative Expenses(4)........................................................       4.06
Transaction Fees and Costs(5).....................................................      13.00
Less: Interest Income(6)..........................................................     (64.98)
Redemption Fee(7).................................................................      50.24
Incentive Fee(8)..................................................................     --
Amount of Trading Income Required for a Limited Partner to Recoup its Investment
  at the End of One Year..........................................................     164.97
Percentage of Initial Selling Price...............................................      10.16%

---------
NOTES

(1) Units of each Partnership are offered for sale at the First, Second, and Third Closings at a purchase price equal to 100% of the Net Asset Value of the Unit as of the close of business on the last day of the month immediately preceding the applicable closing.

(2) Monthly management fees are equal to 1/4 of 1% of the Net Assets allocated to each Trading Advisor on the last day of each month (a 3% annual rate).

(3) Brokerage commissions have averaged 8.12% per year of the Partnership's average month-end Net Assets since inception of trading. Brokerage commissions are charged at a roundturn rate of 80% of DWR's published non-member rates for speculative accounts (which for futures interests to be traded by the Partnership is equal to an average of $75). Effective as of September 1, 1996, aggregate commissions and transaction fees and costs were capped at 13/20 of 1% per month (a maximum 7.8% annual rate) of the Partnership's Net Assets at month-end allocated to each Trading Advisor. For purposes of the above table, brokerage commissions were assumed to be 6.92% based on adjusting prior brokerage commissions for the new cap.

(4) Administrative expenses have averaged 0.15% per year of the Partnership's average month-end Net Assets since inception of trading. Administrative expenses in excess of 0.25% per year of the Partnership's average month-end Net Assets will be paid by the General Partner or an affiliate thereof and will not be reimbursed by the Partnership. For purposes of the above table, administrative expenses were assumed to be 0.25%.

(5) Transaction fees and costs have averaged 0.80% per year of the Partnership's average month-end Net Assets since inception of trading. Effective as of September 1, 1996, aggregate transaction fees and costs and brokerage commissions were capped at 13/20 of 1% per month of the Partnership's month-end Net Assets allocated to each Trading Advisor. For purposes of the above table, transaction fees and costs were assumed to be 0.80%.

(6) Effective on the day of the First Closing, DWR will credit the Partnership at month-end with interest income as if 80% of the Partnership's average daily Net Assets for the month were invested at a prevailing rate on U.S. Treasury Bills. Such rate was estimated at 5% for the period.

(7) Units redeemed at the end of one year from the date of purchase are subject to a 3% redemption charge.

(8) Incentive fees are assumed to be zero because (i) interest income is greater than the redemption fee and (ii) each Trading Advisor's trading profits equal expenses.

    The General Partner will furnish to each Limited Partner a monthly statement describing the performance of the Partnership and setting forth, among other things, aggregate management and incentive fees, brokerage commissions, transaction fees and costs, administrative expenses, and other fees and expenses incurred or accrued by the Partnership during the month and certain other information. See "The Limited Partnership Agreement--Reports to Limited Partners."

            INVESTMENT PROGRAM, USE OF PROCEEDS AND TRADING POLICIES

    The Partnership is a Delaware limited partnership, formed in March 1991 to engage primarily in the speculative trading of futures interests. The entire proceeds of this offering of Units and the capital contribution of the General Partner will be deposited in the Partnership's accounts maintained with DWR, and all of such proceeds will be allocated for use by the Partnership to engage in futures interests trading pursuant to instructions provided by the Trading Advisors. The Partnership may trade up to 75 different types of futures interests, on both domestic and foreign markets, and may trade additional futures interests as determined by the Trading Advisors. The Partnership's margin commitments with respect to its U.S. futures positions have ranged, and are anticipated to range, between 25% and 35% of Net Assets, although in certain circumstances, the Partnership's margin levels could deviate substantially from that range in the future. See "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets--Futures Interests Trading is Highly Leveraged." The Partnership's assets deposited with DWR will be segregated in accordance with Section 4d(2) of the CEAct and CFTC regulations. From time to time in connection with foreign currency contracts and foreign futures and options contracts, the Partnership's assets may be deposited in accounts with non-United States banks and foreign brokers, which are segregated on the books of such banks or brokers for the benefit of DWR customers. The Partnership currently trades on the following foreign futures exchanges: the Deutsche Terminborse, the Hong Kong Futures Exchange Ltd., the International Petroleum Exchange of London, the London International Financial Futures Exchange Ltd., the London Metals Exchange, the Marche a Terme International de France, the Montreal Exchange, the Sydney Futures Exchange, the Singapore International Monetary Exchange, the Tokyo International Financial Futures Exchange and the Tokyo Stock Exchange. All such non-United States banks and foreign brokers will be qualified depositories pursuant to relevant CFTC Advisories. Such non-United States banks will be subject to the local bank regulatory authorities and the foreign brokers will be members of the exchanges on which the futures and option trades are to be executed and will be subject to the regulatory authorities in the jurisdictions in which they operate. The protections provided by such foreign regulatory authorities may differ significantly from those provided by United States regulators. See "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets--Special Risks Associated with Forward Trading" and "--Special Risks Associated with Trading on Foreign Exchanges."

    The Trading Advisors for the Partnership are EMC Capital Management, Inc. ("EMC"), Rabar Market Research, Inc. ("Rabar"), and Sunrise Capital Management, Inc. ("Sunrise"). Subject to certain limitations, the Trading Advisors have authority and responsibility for independently directing the investment and reinvestment in futures interests of their allocated share of Partnership Net Assets. See "The Management Agreements." Since the primary purpose of the Partnership is to achieve appreciation of its assets through speculative trading in futures interests, the Partnership's ability to succeed in that endeavor depends upon the success of the respective trading approaches of each of the Trading Advisors.

    The assets of the Partnership will be traded pursuant to technical trading systems developed by each Trading Advisor. See "The Trading Advisors--EMC Capital Management, Inc.--Description of EMC's Trading Approach," "--Rabar Market Research, Inc.--Description of Rabar's Trading Approach," and "--Sunrise Capital Management, Inc.--Description of Sunrise's Trading Approach." See also "General Description of Trading Approaches."

    The Trading Advisors will be allocated the net proceeds received by the Partnership pursuant to this offering in the following proportions:

                                                                            %
                                                                           ---
EMC Capital Management, Inc...........................................     33 1/3
Rabar Market Research, Inc............................................     33 1/3
Sunrise Capital Management, Inc.......................................     33 1/3

    The Trading Advisors are obligated to invest in accordance with the Partnership's trading policies. These trading policies provide, among other things, that a Trading Advisor may commit as margin up to, but no more than, a certain percentage of funds under management. See "Trading Policies" below. The current allocation of the Partnership's assets among the Trading Advisors as of August 31, 1996 is 26%, 42% and 32% for EMC, Rabar and Sunrise respectively.

    Effective on the day of the First Closing, DWR will credit the Partnership at month-end with interest income as if 80% of the Partnership's average daily Net Assets for the month were invested at a prevailing rate for U.S. Treasury Bills. All of such funds will be available for margin for the Partnership's trading. For the purpose of such interest payments, Net Assets do not include monies due to the Partnership on or with respect to forward contracts and other futures interests but not actually received by it from banks, brokers, dealers, and other persons. The Partnership's funds will either be invested together with other customer segregated funds or will be held in non-interest-bearing bank accounts. In either case, the Partnership will be credited with interest at the rate earned by DWR on its U.S. Treasury Bill investments with customer segregated funds (as if 80% of the Partnership's assets were invested in U.S. Treasury Bills); DWR will retain any interest earned in excess of the interest paid to the Partnership. To the extent that the assets of the Partnership are held in non-interest-bearing bank accounts, DWR or its affiliates will benefit from compensating balance treatment in connection with DWR's designation of a bank or banks in which the Partnership's assets are deposited, I.E., DWR or its affiliates will receive favorable loan rates from such bank or banks by reason of such deposits. It is not possible to quantify compensating balance benefits at present; however, while it is anticipated that such benefits will exceed the interest required to be credited to the Partnership, it is estimated that they should not exceed 4% of the Partnership's annual average Net Assets after such credits. To the extent that such benefits to DWR exceed the interest DWR is obligated to credit to the Partnership, they will not be shared with the Partnership. Notwithstanding the foregoing, the aggregate of (i) brokerage commissions and transaction fees and costs payable by the Partnership, and (ii) the net excess interest and compensating balance benefits to DWR or its affiliates (after crediting the Partnership with interest as described above) cannot exceed 14% annually of the Partnership's average month-end Net Assets during each calendar year.

    Assets of the Partnership are not commingled with assets of any other entity. Margin deposits and deposits of assets with a commodity broker do not constitute commingling.

TRADING POLICIES

    Material changes may be made to the following Trading Policies only with the prior written approval of Limited Partners owning more than 50% of Units then outstanding. The General Partner will notify the Limited Partners within seven business days after any material change in the Partnership's Trading Policies so approved by the Limited Partners.

    1. The Trading Advisors will trade only in those futures interests that have been approved by the General Partner. The Partnership normally will not establish new positions in a futures interest for any one contract month or option if such additional positions would result in a net long or short position for that futures interest requiring as margin or premium more than 15% of the Partnership's Net Assets. In addition, the Partnership will, except under extraordinary circumstances, maintain positions in futures interests in at least two market segments (I.E., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.

    2. The Partnership will not acquire additional positions in any futures interest if such additional positions would result in the aggregate net long or short positions for all futures interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the Partnership's Net Assets. Under certain market conditions, such as an abrupt increase in margins required by an exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits or both, the Partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the Trading Advisors will reduce their open positions to comply with the foregoing limit before initiating new positions.

    3. The Partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the General Partner and DWR will consult with the Corporate Credit Department of DWR which monitors participants in the interbank and forward markets with which DWR deals on a regular basis.

    4. The Trading Advisors will not generally take a position after the first notice day in any futures interest during the delivery month of that contract, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market.

    5. The Partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given futures interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related futures interest. Taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional futures interest positions on behalf of the Partnership will not be considered to constitute "pyramiding."

    6. The Partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds). The
Partnership  may,  however,  trade  in  futures  contracts  on  securities   and
securities indexes, options on such futures contracts, and other commodity options.

    7. The Partnership will not under any circumstances lend money to affiliated entities or otherwise. The Partnership will not utilize borrowings except
if  the  Partnership  purchases  or  takes  delivery  of  commodities.  If   the
Partnership borrows money from the General Partner or any "affiliate" thereof (as defined in Section 14(c) of the Limited Partnership Agreement), the lending entity in such case (the "Lender") may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.
    8. The Partnership will not permit "churning" of the Partnership's assets.

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Partnership as of August 31, 1996 and the pro forma capitalization of the Partnership adjusted to reflect the proceeds (at the Net Asset Value of $1,624.40 per Unit at August 31,
1996) from the sale during the Offering Period of the maximum number of Units (60,000) offered by this Prospectus, and (ii) the capital contribution required of the General Partner based on such capitalization of the Partnership. There will be no difference insofar as sharing of profits and losses are concerned between Units of Limited Partnership Interest and Units of General Partnership
Interest:

                                                                             PRO FORMA(1)
                                                         AUGUST 31, 1996   ----------------
                                                         ----------------  SALE OF MAXIMUM
                                                           OUTSTANDING          UNITS
                                                         ----------------  ----------------
Limited Partnership Interest(1)........................  $    134,351,573  $    231,815,573
General Partnership Interest(2)........................         2,161,695         2,341,572
                                                         ----------------  ----------------
        Total..........................................  $    136,513,268  $    234,157,145
                                                         ----------------  ----------------
                                                         ----------------  ----------------

---------
(1) Units are offered pursuant to this Prospectus at a price per Unit equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of the month immediately preceding the date of the applicable closing at which Units are issued.

(2) The General Partner will contribute an additional amount in cash as is necessary to make the General Partner's capital contribution at least equal to the greater of (a) 1% of the aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and (ii) $25,000. Such additional contributions by the General Partner will be evidenced by Units of General Partnership Interest.
                              THE GENERAL PARTNER

    The general partner and commodity pool operator of the Partnership is Demeter Management Corporation, a Delaware corporation formed on August 18, 1977 to act as a commodity pool operator ("Demeter" or the "General Partner"). Effective in 1977 the General Partner became registered with the CFTC as a commodity pool operator and is currently a member of the NFA in such capacity. The General Partner's main business office is located at Two World Trade Center, 62nd floor, New York, New York 10048, telephone (212) 392-8899. The General Partner and DWR are affiliates in that each company is a wholly-owned subsidiary of Dean Witter, Discover & Co. ("DWD"), which is a publicly-owned company. DWD, DWR, and the General Partner, each may be deemed to be a "parent" of the Partnership within the meaning of the federal securities laws.

    The General Partner is or has been the general partner and commodity pool operator for 23 other publicly and privately offered commodity pools--Dean Witter Reynolds Commodity Partners ("Commodity Partners"), Columbia Futures Fund ("Columbia"), Dean Witter Cornerstone Funds I, II, III, and IV (individually, "Cornerstone I," "Cornerstone II," "Cornerstone III," and "Cornerstone IV," and collectively, the "Cornerstone Funds"), Dean Witter Diversified Futures Fund Limited Partnership ("Diversified"), Dean Witter Multi-Market Portfolio, L.P. (formerly Dean Witter Principal Guaranteed Fund L.P.) ("Multi-Market"), Dean Witter Diversified Futures Fund II L.P. ("Diversified II"), Dean Witter Principal Guaranteed Fund II L.P. ("Principal Guaranteed Fund II"), Dean Witter Principal Guaranteed Fund III L.P. ("Principal Guaranteed Fund III"), Dean Witter Principal Plus Fund L.P. (including Dean Witter Principal Plus Fund Management L.P., an affiliated pool, "Principal Plus"), Dean Witter Diversified Futures Fund III L.P. ("Diversified III"), Dean Witter Portfolio Strategy Fund L.P. (formerly Dean Witter Principal Secured Futures Fund L.P.) ("Portfolio Strategy"), Dean Witter Global Perspective Portfolio L.P. ("Global"), Dean Witter World Currency Fund L.P. ("World Currency"), DWFCM International Access Fund L.P. ("DWIAF"), Dean Witter Spectrum Strategic L.P. ("Spectrum Strategic"), Dean Witter Spectrum Technical L.P. ("Spectrum Technical"), Dean Witter Spectrum Balanced L.P. ("Spectrum Balanced"), DWR Chesapeake L.P. ("Chesapeake"), and DWR/JWH Futures Fund L.P. ("DWR/ JWH"), plus four other commodity pools which are exempt from certain disclosure requirements pursuant to CFTC Rule 4.7. The General Partner has served in such capacities since the inception of Commodity Partners in February 1981 (until its termination in December 1988), the inception of Cornerstone I (until its termination in December 1991), Cornerstone II, and Cornerstone III in December 1983, the inception of Cornerstone IV in December 1986, February 1985 for Columbia, the inception of Diversified in November 1987, the inception of Multi-Market in April 1988, the inception of Diversified II in September 1988, the inception of Principal Guaranteed Fund II in October 1988 (until its termination in March 1996), the inception of Principal Guaranteed Fund III in October 1988 (until its termination in September 1995), the inception of Principal Plus in August 1989, the inception of Diversified III in May 1990, the inception of Portfolio Strategy in August 1990, the inception of Global in November 1991, the inception of World Currency in December 1992, the inception of DWIAF in March 1994, the inception of each of Spectrum Strategic, Spectrum Technical and Spectrum Balanced in April 1994, the inception of Chesapeake in November 1994 and the inception of DWR/JWH in December 1995. As of August 31, 1996, the General Partner had an aggregate of approximately $950 million in net assets under management. As of August 31, 1996, there were approximately 88,000 investors in the commodity pools managed by Demeter and, according to MANAGED ACCOUNT REPORTS, as of December 31, 1995, Demeter was the biggest manager of public commodity pools in terms of assets under management, with Demeter's pools representing a significant portion of all public commodity pools.

    The responsibilities of the General Partner are described under "Fiduciary Responsibility" and "The Limited Partnership Agreement--Management of Partnership Affairs." The General Partner will receive no compensation for its services to the Partnership (however, the General Partner shares office space, equipment and staff with DWR, which will receive commodity brokerage commissions from the Partnership, as described under "Description of Charges to the Partnership--2. Dean Witter Reynolds Inc."). Under the Limited Partnership Agreement, the General Partner is required generally to maintain its net worth at an amount not less than 10% of the total contributions to the Partnership by all the Partners thereof (including the General Partner's contribution) and to any other limited partnership for which it acts as a general partner by all partners. In addition to its current capitalization and exclusive of its anticipated additional investment in the Partnership, the General Partner will increase its net worth from time to time as may be required. DWD intends to contribute to the General Partner any additional capital which may be necessary to permit the General Partner to meet such net worth requirements. See "Capitalization."

    In this connection, as reflected in DWD's 1995 Annual Report and its Form 10-Q for the quarter ended June 30, 1996, DWD had total shareholders' equity of $4,833.7 million and total assets of $38,208.2 million as of December 31, 1995 (audited), and total shareholders' equity of $4,953.3 million and total assets of $36,061.8 million as of June 30, 1996 (unaudited). Additional financial information regarding DWD is included in the financial statements filed as part of such Annual Report and Form 10-Q. DWD will provide to investors, upon request, copies of its most recent Forms 10-K, 10-Q and 8-K, as filed from time to time with the SEC. Such reports will be available for review or copying at the offices of the SEC, 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549 or will be available at no charge by writing to DWD at Two World Trade Center, New York, New York 10048 (Attn: Investor Relations).

DIRECTORS AND OFFICERS OF THE GENERAL PARTNER

    RICHARD M. DeMARTINI, age 44, is the Chairman of the Board and a Director of the General Partner. Mr. DeMartini is also the Chairman of the Board and a Director of Dean Witter Futures & Currency Management, Inc. ("DWFCM"), a registered commodity trading advisor. Mr. DeMartini has served as President and Chief Operating Officer of Dean Witter Capital, a division of DWR since January 1989. From January 1988 until January 1989, Mr. DeMartini served as President and Chief Operating Officer of the Consumer Banking Division of DWD, and from May 1985 until January 1988 was President and Chief Executive Officer of the Consumer Markets Division of DWD. Mr. DeMartini currently serves as a Director of DWD and of DWR, and has served as an officer of DWR for the past five years. Mr. DeMartini has been with DWD and its affiliates for 18 years. While Mr. DeMartini has extensive experience in the securities industry, he has no experience in futures interests trading.

    MARK J. HAWLEY, age 53, is President and a Director of the General Partner. Mr. Hawley joined DWR in February 1989 as Executive Vice President and Director of DWR's Managed Futures and Precious Metals Department. Mr. Hawley also serves as President of DWFCM. From 1978 to 1989, Mr. Hawley was a member of the senior management team at Heinold Asset Management, Inc., a commodity pool operator, and was responsible for a variety of projects in public futures funds. From 1972 to 1978, Mr. Hawley was a Vice President in charge of institutional block trading for the Mid-West at Kuhn Loeb & Co.

    LAWRENCE VOLPE, age 49, is a Director of the General Partner and DWFCM. Mr. Volpe joined DWR as a Senior Vice President and Controller in September 1983, and currently holds those positions. From July 1979 to September 1983, he was associated with E.F. Hutton & Company Inc. and prior to his departure, held the positions of First Vice President and Assistant Controller. From 1970 to July 1979, he served as audit manager in the financial services division of Arthur Andersen & Co.

    JOSEPH G. SINISCALCHI, age 51, is a Director of the General Partner. Mr. Siniscalchi joined DWR in July 1984 as a First Vice President, Director of General Accounting. He is currently Senior Vice President and Controller of the Financial Markets Division of DWR. From February 1980 to July 1984, Mr. Siniscalchi was Director of Internal Audit at Lehman Brothers Kuhn Loeb, Inc.

    LAURENCE E. MOLLNER, age 55, is a Director of the General Partner. Mr. Mollner joined DWR in May 1979 as Vice President and Director of Commercial
Sales. He is currently Executive Vice President and Deputy Director of the Futures Markets Division of DWR.

    EDWARD C. OELSNER III, age 54, is a Director of the General Partner. Mr. Oelsner joined DWR in March 1981 as a Managing Director in the Corporate Finance Department. He currently manages DWR's Retail Products Group within the Corporate Finance Department. While Mr. Oelsner has extensive experience in the securities industry, he has no experience in futures interests trading.

    ROBERT E. MURRAY, age 35, is a Director of the General Partner. Mr. Murray is currently a First Vice President of the DWR Managed Futures Division and is a Director and the Senior Administrative Officer of DWFCM. Mr. Murray graduated from Geneseo State University in May 1983 with a B.A. degree in Finance. Mr. Murray began at DWR in 1984 and is currently the Director of Product Development for the Managed Futures Division and is responsible for the development and maintenance of the proprietary Fund Management System utilized by the General Partner and DWFCM for organizing information and producing reports for monitoring investors' accounts.

    PATTI L. BEHNKE, age 36, is Vice President and Chief Financial Officer of the General Partner. Ms. Behnke joined DWR in 1991 as Assistant Vice President of Financial Reporting and is currently a First Vice President and Director of Financial Reporting and Managed Futures Accounting in the Capital Markets division of DWR. From August 1988 to September 1990, Ms. Behnke was Assistant Controller of L.P. Rothschild & Co. and from September 1986 to August 1988, she was associated with Carteret Savings Bank as Assistant Vice President--Financial Analysis. From April 1982 to September 1986, Ms. Behnke was an auditor at Arthur Andersen & Co.

    The General Partner and its officers and directors may, from time to time, trade futures interests contracts for their own proprietary accounts. The records of trading in such accounts will not be made available to Limited Partners for inspection.

    Mr. Mark J. Hawley, a principal of the General Partner, owns 20 Units of the Partnership. No other principals of the General Partner own Units as of the date of this Prospectus.

    The General Partner has agreed to make capital contributions to the Partnership as needed to make the General Partner's capital contribution at least equal to the greater of (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and
(b) $25,000. The General Partner and its principals are not obligated to purchase Units but may do so.

                   THE FUTURES, OPTIONS AND FORWARDS MARKETS

    Since 1974, the market in futures interests has undergone dramatic changes. According to statistics provided by the Futures Industry Association, in 1974 the futures markets were divided 82% in agricultural products, 15% in metals, 2% in currencies, and 1% in lumber and energy products; by 1995, the markets were divided 54% in interest rates, 12% in agriculturals, 11% in stock indices, 9% in currencies, 8% in metals, and 6% in energy products. By 1995, over $21 billion was invested in managed futures interests.

FUTURES CONTRACTS

    Futures contracts are standardized contracts made on domestic or foreign exchanges which call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 1996 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 1996 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts), rather than delivery of any physical commodity.

FORWARD CONTRACTS

    Contracts for future delivery of certain commodities may also be made through banks or dealers pursuant to what are commonly referred to as "forward contracts." A forward contract is a contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is similar to a futures contract. In forward contract trading, a bank or dealer generally acts as principal in the transaction and includes its anticipated profit (the "spread" between the "bid" and the "asked" prices), and in some instances a mark-up, in the prices it quotes for forward contracts. Unlike futures contracts, forward contracts are not standardized contracts; rather, they are subjects of individual negotiation between the parties involved. Moreover, there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" by purchase of an offsetting position on the same exchange as one can a futures contract. In recent years, the terms of forward contracts have become more standardized and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the contract.

OPTIONS ON FUTURES

    An option on a futures contract or on a physical commodity gives the buyer of the option the right to take a position at a specified price (the "striking," "strike," or "exercise" price) in the underlying futures contract or commodity. The buyer of a "call" option acquires the right to take a long position in the underlying futures contract or commodity, and the buyer of a "put" option acquires the right to take a short position in the underlying futures contract or commodity.

    The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a futures position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to take a short position in the underlying futures contract at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying futures contract at the striking price.

    A call option on a futures contract is said to be "in-the-money" if the striking price is below current market levels, and "out-of-the-money" if the striking price is above current market levels. Similarly, a put option on a futures contract is said to be "in-the-money" if the striking price is above current market levels, and "out-of-the-money" if the striking price is below current market levels.

    Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. An option that is out-of-the-money and not offset by the time it expires becomes worthless. On certain exchanges, in-the-money options are automatically exercised on their expiration date, but on others unexercised options simply become worthless after their expiration date. Options usually trade at a premium above their intrinsic value (I.E., the difference between the market price for the underlying futures contract and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying contract. As an option nears its expiration date, the market and intrinsic value typically move into parity. The difference between an option's intrinsic and market values is referred to as the "time value" of the option.

    The use of interrelated options and futures positions can provide an additional means of risk management and permit a trader to retain a futures position in the hope of additional appreciation in that position, while at the same time allowing the trader to limit the possible adverse effects of a decline in the position's value.

    Successful futures options trading requires many of the same skills as does successful futures trading. However, since specific market movements of the underlying futures contract or commodity must be predicted accurately, the risks involved are somewhat different. For example, if the Partnership buys an option (either to sell or buy a futures contract or commodity), it will pay a "premium" representing the market value and time value of the option. Unless the price of the futures contract or commodity underlying the option changes and it becomes profitable to exercise or offset the option before it expires, the Partnership may lose the entire amount of such premium. Conversely, if the Partnership sells an option (either to sell or buy a futures contract or commodity), it will be credited with the premium but will have to deposit margin due to its contingent liability to take or deliver the futures contract or commodity underlying the option in the event the option is exercised. Traders who sell options are subject to the entire loss which occurs in the underlying futures position or commodity (less any premium received). The ability to trade in or exercise options may be restricted in the event that trading in the underlying futures contract or commodity becomes restricted.

HEDGERS AND SPECULATORS

    The two broad classes of persons who trade futures interests contracts are "hedgers" and "speculators." Commercial interests, including farmers, that market or process commodities and financial institutions that market or deal in commodities (including, for example, interest rate sensitive instruments, foreign currencies and stock portfolios) and which are exposed to exchange, interest rate and stock market risks, may use the commodities markets primarily for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a merchandiser or processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but generally close out their positions by entering into offsetting purchases or sales of contracts. Since the speculator may take either a long or short position in the commodities markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. Trading by the Partnership will be for speculative rather than hedging purposes.

COMMODITY EXCHANGES

    Commodity exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts) relating to specified commodities, indices and other intangibles. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange.

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
Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market), the New York Mercantile Exchange, the Commodity Exchange, Inc. and the Coffee, Sugar and Cocoa Exchange.

    Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader's open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer which enables the clearinghouse, at least to a large degree, to meet its obligations with regard to the "other side" of an insolvent clearing member's contracts. Furthermore, clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearinghouses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearinghouse. The exchanges also impose speculative position limits and other restrictions on customer positions to help ensure that no single trader can amass a position that would have a major impact on market prices.

    Commodity exchanges in the United States and their clearinghouses are given reasonable latitude in promulgating rules and regulations to control and regulate their members. Examples of regulations by exchanges and clearinghouses include the establishment of initial margin levels, size of trading units, contract specifications, speculative position limits and daily price fluctuation limits. The CFTC reviews all such rules (other than those relating to specific margin levels for futures, as opposed to options) and can disapprove or, with respect to certain of such rules, require the amendment or modification thereof.

    Foreign commodity exchanges differ in certain respects from their United States counterparts. In contrast to United States exchanges, certain foreign exchanges are "principals' markets," where trades remain the liability of the traders involved, and the exchange does not become substituted for any party. See "The Futures, Options and Forward Markets--Regulations" and "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets--Special Risks Associated with Trading on Foreign Exchanges."

SPECULATIVE POSITION LIMITS

    The CFTC and the United States commodity exchanges have established limits, referred to as "speculative position limits" or "position limits," on the maximum net long or net short speculative position which any person or group of persons (other than a hedger, which the Partnership is not) may hold, own or control in futures interests contracts. Among the purposes of speculative position limits is to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each United States exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. Certain exchanges or their clearinghouses also set limits on the total net positions that may be held by a commodity broker, such as DWR. However, position limits do not apply to many currency futures contracts, and, in general, no position limits are in effect in bank or dealer forward contract trading or in trading on foreign commodity exchanges, although the principals with which the Partnership may trade in such markets may impose such limits as a matter of credit policy. The futures interests positions of the Partnership are not, and will not be, attributable to Limited Partners with respect to their own futures interests trading, if any, for purposes of position limits.

DAILY LIMITS

    Most United States commodity exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) normally limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as "daily price fluctuation limits" or more commonly "daily limits." The daily limits establish the maximum amount that the price of a commodity contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. This can create liquidity problems.

REGULATIONS

    Commodity exchanges in the United States are subject to regulation under the CEAct by the CFTC, the governmental agency having responsibility for regulation of commodity exchanges and futures interests contract trading conducted thereon. The function of the CFTC is to implement the objectives of the CEAct of preventing price manipulation and excessive speculation and promoting orderly and efficient markets. Such regulation, among other things, provides that trading in futures interests contracts must be on exchanges designated as "contract markets," and that all trading on such exchanges must be done by or through exchange members.

    The CFTC possesses exclusive jurisdiction to regulate the activities of "commodity trading advisors" and "commodity pool operators" and has adopted regulations with respect to certain of such persons' activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the General Partner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the General Partner's registration as a commodity pool operator would prevent the General Partner, until such time (if any) as such registration were to be reinstated, from managing, and might result in a termination of, the Partnership. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Trading Advisors. If the registration of a Trading Advisor as a commodity trading advisor were to be terminated, restricted or suspended, the Trading Advisor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Partnership. The Partnership itself is not registered with the CFTC in any capacity.

    The CEAct requires all "futures commission merchants," such as DWR, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers' funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over "introducing brokers," I.E., persons who solicit or accept orders for trades but who do not accept margin deposits for the execution of trades. The Partnership has no present intention of using any introducing brokers in its trading. The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

    The fact of CFTC registration of the General Partner, DWR and the Trading Advisors does not imply that the CFTC has passed on or approved this offering or their qualifications to act as described in the Prospectus.

    Limited Partners are afforded certain rights for reparations under the CEAct. Limited Partners may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

    Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a "registered futures association." At the present time, the NFA is the only non-exchange self-regulatory

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
organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. DWR, the General Partner and the Trading Advisors are members of the NFA (the Partnership itself is not required to become a member of the NFA).

    The above-described regulatory structure may be modified (or repealed) by rules and regulations promulgated by the CFTC or by legislative changes enacted by Congress.

    The CFTC has no authority to regulate trading on foreign commodity exchanges and markets. The CFTC has, however, adopted rules relating to the marketing of foreign futures contracts and options in the United States. These rules permit commodity options traded only on certain foreign exchanges to be offered and sold in the United States. See "Risk Factors--Risks Relating to the Futures Interests Trading and the Futures Interests Markets."

MARGINS

    "Initial" or "original" margin is the minimum amount of funds that must be deposited by a trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. "Maintenance" margin is the amount (generally less than initial margin) to which a trader's account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the commodity trader's performance of the commodity futures contracts he purchases or sells. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract. See "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets."

    Brokerage firms carrying accounts for traders in futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves. DWR will require the Partnership to make margin deposits equal to the exchange minimum levels for all futures contracts. This requirement may be altered from time to time at the discretion of DWR.

    Trading in the currency forward contract market does not require margin, but generally does require the extension of credit by a bank or dealer with which a person trades. Since the Partnership's trading will be conducted with DWR, the Partnership will be able to take advantage of DWR's credit lines with several participants in the interbank market. The General Partner does not anticipate that banks and dealers with which DWR and the Partnership may trade will require margin with respect to their trading of currencies.

    When a trader purchases an option, there is no margin requirement. When a trader sells an option, on the other hand, he is required to deposit margin in an amount determined by the margin requirements established for the futures contract underlying the option, and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the writing of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to "spreads" and "conversions," which are complex trading strategies in which a trader acquires a mixture of related futures and options positions.

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
    Margin requirements are computed each day by a trader's broker. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader's position. With respect to the Partnership's trading, the Partnership, and not its Limited Partners personally, is subject to margin calls.

                   GENERAL DESCRIPTION OF TRADING APPROACHES

INTRODUCTION

    The investment objective of the Partnership is capital appreciation of its assets through speculative trading in futures interests. The Partnership's ability to succeed in this endeavor depends largely on the success of the trading approaches utilized on behalf of such Partnership by the Trading Advisors. The following is a brief description of general approaches used in trading futures interests, followed by specific information relating to the Trading Advisors.

SYSTEMATIC AND DISCRETIONARY

    Trading advisors may be classified as either systematic or discretionary.

    A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, what markets to follow and futures interests to trade, when to liquidate a position in a contract which is about to expire and how large a position to take in a particular futures interest. However, although these judgmental decisions may have a substantial effect on a systematic trading advisor's performance, his primary reliance is on trading programs or models which generate trading signals. The systems utilized to generate trading signals are changed from time to time (although generally infrequently), but the trading instructions generated by the systems being used are followed without significant additional analysis or interpretation. Discretionary traders, on the other hand, while they may utilize market charts, computer programs and compilations of quantifiable fundamental information to assist them in making trading decisions, make trading decisions on the basis of their own judgment and trading experience, not on the basis of trading signals generated by any program or model.

    Each approach involves certain inherent risks. Systematic traders may fail to capitalize on market trends which their systems would otherwise have exploited due to judgmental decisions made by them in the context of applying their generally mechanical trading systems. Discretionary traders, on the other hand, may decide to make trades which would not have been signaled by a trading system and which result in substantial losses. Furthermore, any trading system or trader may suffer substantial losses by misjudging the market. Systematic traders tend to rely more on computerized programs than do discretionary traders, and some consider the prospect of disciplined trading, which largely removes the emotion of the individual trader from the trading process, advantageous. In addition, due to their use of computers, systematic traders are generally able to incorporate more data into a particular trading decision than can discretionary traders. However, when fundamental factors dominate the market, trading systems may suffer rapid and severe losses due to their inability to respond to such factors until the reversal of trading signals, by which time a precipitous price change may already be in progress, preventing liquidation at anything but substantial losses. The trading approaches applied by the Trading Advisors are systematic, although subjective judgment is used in the application of their systematic programs.

TECHNICAL AND FUNDAMENTAL ANALYSIS

    In addition to being distinguished from one another by the criterion of whether they trade systematically or on the basis of their discretionary evaluations of the markets, trading advisors are also distinguished as relying on either "technical" or "fundamental" analysis, or on a combination of the two. Systematic traders tend to rely on technical analysis, because the data relevant to such analysis is more susceptible to being isolated and quantified to the extent necessary to be successfully incorporated into a program or mathematical model than is most "fundamental" information, but there is no inconsistency in attempting to trade systematically on the basis of fundamental analysis. The fundamental information which can be evaluated by a formalized trading system is, however, limited to some extent in that it generally must be quantifiable in order to be processed by such a system.

    Technical analysis is not based on anticipated supply and demand factors; instead, it is based on the theory that the study of the futures interests markets themselves will provide a means of anticipating prices in the future. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting the supply and demand for a particular futures interest. Consequently, technical analysis focuses not on evaluating those factors directly but on an analysis of market prices themselves, theorizing that a detailed analysis of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest is the most effective means of attempting to predict the future course of price movements.

    Fundamental analysis, in contrast, is based on the study of factors external to the trading markets that affect the supply and demand of a particular futures interest in an attempt to predict future price levels. Such factors might include weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that futures interest. Fundamental analysis assumes that markets are imperfect, that information is not instantaneously assimilated or disseminated, and that econometric models can be constructed that generate equilibrium prices that may indicate that current prices are inconsistent with underlying economic conditions and will, accordingly, change in the future.

    The trading programs of EMC and Sunrise are pure technical systems. Rabar's trading program is also a technical system but incorporates analysis of key fundamental factors, particularly for risk control factors.

TREND-FOLLOWING

    "Trend-following" trading advisors gear their trading approaches towards positioning themselves to take advantage of major price movements, as opposed to traders who seek to achieve overall profitability by making numerous small profits on short-term trades, or through arbitrage techniques. "Trend-following" trading advisors assume that most of their trades will be unprofitable. Their objective is to make a few large profits, more than offsetting their more numerous but smaller losses, from capitalizing on major trends. Consequently, during periods when no major price trends develop in a market, a "trend-following" trading advisor is unlikely to develop any meaningful profits. Trend-following is a major element of each Trading Advisor's technical analysis.

RISK CONTROL TECHNIQUES

    As will be apparent from the following descriptions of the Trading Advisors' trading approaches, an important aspect of any speculative futures interests strategy relates to the control of losses, not only the ability to identify profitable trades. Unless it is possible to avoid major drawdowns, it is very difficult to achieve long-term profitability.

    Trading advisors often adopt fairly rigid "risk management" or "money management" principles. Such principles typically restrict the size of positions which will be taken, as well as establishing "stop-loss" points at which losing positions must be liquidated. It is important for prospective investors to recognize that no risk control technique is "fail safe" and can not, in fact, assure that major drawdowns will be avoided. Not only do estimates of market volatility themselves require judgmental input, but market illiquidity also can make it impossible for an account to liquidate a position against which the market is moving strongly, whatever risk management principles are utilized. Similarly, unless a "trend-following" trading advisor trades profitably, the losses incurred in the course of taking an initial position in a particular futures interest can quickly accumulate into a major drawdown. A trading advisor's risk management principles should, accordingly, be seen more as a discipline applied to its trading in highly speculative markets rather than as an effective protection against loss.

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
    Not only are some methods proprietary and confidential, but they are also continually evolving. Prospective investors and Limited Partners will generally not be informed of a change in a Trading Advisor's trading approach, unless the General Partner considers such change to be material.

    In addition to the continually changing character of trading methods, the futures interests markets themselves are continually changing. Each Trading Advisor may, in its sole discretion, elect to trade certain futures interests to the exclusion of others in its programs, depending upon the Trading Advisors' view of the markets.

                              THE TRADING ADVISORS

INTRODUCTION

    The Partnership has entered into Management Agreements with EMC Capital Management, Inc. ("EMC"), Rabar Market Research, Inc. ("Rabar"), and Sunrise Capital Management, Inc. ("Sunrise") (collectively, the "Trading Advisors"), pursuant to which the Trading Advisors will, subject to certain limitations, have authority and responsibility for directing the investment and reinvestment in futures interests of their allocated share of Partnership Net Assets. See "The Management Agreements." Since the primary purpose of the Partnership is to achieve appreciation of its assets through speculative trading in futures interests, the Partnership's ability to succeed in that endeavor will depend upon the success of the respective trading approaches of each of the Trading Advisors.

    The General Partner has extensive experience in the organization of commodity pools and the evaluation and selection of trading advisors, having operated 28 commodity pools since 1978. The General Partner's objective in selecting the trading advisors for the Partnership was to attempt to obtain a combination of trading advisors employing aggressive trading strategies coupled with strict risk control measures, which would be able to capitalize on profitable trends while providing substantial protection against major losses. The selection of the Trading Advisors was influenced by a number of factors, among which was the General Partner's evaluation of each Trading Advisor's historical performance, including the markets traded by each Trading Advisor, its ability to control risk, the amount of equity previously managed by each Trading Advisor, and a desire to seek a complementary mixture of trading approaches and markets traded.

    The General Partner has, to date, allocated the Partnership's Net Assets to the management of the Trading Advisors in equal proportions and anticipates allocating the proceeds of this offering equally among the Trading Advisors. The General Partner, however, has the discretion to reallocate Net Assets among EMC, Rabar, and Sunrise at any subsequent date. See "The Management Agreements--Allocation and Reallocation of the Partnership's Net Assets."

    The following descriptions of the Trading Advisors, their respective trading systems, methods, and strategies and their respective principals are general and are not intended to be exhaustive. Certain Trading Advisors may have chosen to refer to specific aspects of their trading systems, methods, and strategies which may be applicable to other Trading Advisors which did not choose to make explicit reference to such specific characteristics of their trading systems, methods, and strategies. As a consequence, contrasts in the following descriptions may not, in fact, indicate a substantive difference between and among the trading systems, methods, and strategies in question.

EMC CAPITAL MANAGEMENT, INC.

    EMC is an Illinois corporation, registered with the CFTC as a commodity trading advisor and commodity pool operator. EMC was incorporated in January 1988 for the purpose of acting as a commodity trading advisor, and was registered with the CFTC as a commodity trading advisor in May of 1988 and as a commodity pool operator in February 1991. Elizabeth Cheval is the sole director of EMC, although Ms. Cheval's stock ownership in EMC is held through a revocable trust of which she is the sole beneficiary and sole trustee. Ms. Cheval is a member of the NFA as is EMC in its capacity as a commodity pool operator and commodity trading advisor. The business address and telephone number of EMC are 2201 Waukegan Road, Suite West 240 Bannockburn, Illinois 60015 and (847) 267-8700. EMC is not affiliated with the General Partner, DWR, Rabar or Sunrise.

    The principals of EMC are Elizabeth A. Cheval and Jeffrey D. Izenman.

    Elizabeth A. Cheval, age 39, is the Chairman and sole Director of EMC. In 1984 Ms. Cheval was selected with nine other individuals by Richard J. Dennis, Jr., a speculative trader of futures and options, to trade for his personal account. As his employee, Ms. Cheval received extensive training from Mr. Dennis, who personally supervised her trading. In 1986 she became a self-employed trader of client equity, and continued to trade for accounts of family members of Mr. Dennis until May of 1988 when Mr. Dennis elected to discontinue his trading program. Prior to working with Mr. Dennis, Ms. Cheval worked with A.G. Becker, a Chicago-based brokerage firm, advising traders of mortgage-backed securities on hedging in the futures markets. Ms. Cheval has traded futures since 1983, when she began trading financial futures for her own account. Ms. Cheval received a B.A. in Mathematics from Lawrence University in 1978.

    Jeffrey D. Izenman, age 39, is the President of EMC having joined the firm in that capacity in September, 1994. Since January, 1995, Mr. Izenman has also been a member of the Board of Directors of the Managed Futures Association and is a member of the Association's four person executive committee. Prior to joining EMC, Mr. Izenman was a partner in the law firm of Katten Muchin & Zavis from October, 1988 through August, 1994, and an associate with that firm from September, 1982 through September, 1988. There he specialized in the representation of commodity trading advisors (including EMC) and commodity pool operators as well as securities investment advisers and hedge fund operators. Mr. Izenman received his JD degree from the University of Michigan Law School in May, 1982 and a B.S. in Accountancy from the University of Illinois in May, 1979.

    At this time, neither EMC nor Ms. Cheval or Mr. Izenman trades for its or their own account, but each reserves the right to do so in the future. If either EMC or Ms. Cheval or Mr. Izenman engage in such trading, records will not be available for inspection by Limited Partners. It should be noted that EMC is currently the CPO and CTA of the EMC Premier Fund, L.P., a commodity pool for which EMC acts as the general partner. Ms. Cheval is currently a limited partner in two commodity pools for which EMC is a trading advisor. Neither EMC or any of its principals own any Units of the Partnership.

    There have been no material administrative, civil, or criminal actions pending, on appeal or concluded against EMC or any of its principals.

    DESCRIPTION OF EMC'S TRADING APPROACH

    EMC currently invests client assets solely through its Diversified Program. The Diversified Program is being utilized for the Partnership. The exact nature of EMC's investment programs is proprietary and confidential. The following description, which is of necessity general and is not intended to be exhaustive, is of The Diversified Program only.

    EMC's investment strategy is technical rather than fundamental in nature, I.E., it is developed from analysis of patterns of actual monthly, weekly, and daily price movements and is not based on analysis of fundamental supply and demand factors, general economic factors or anticipated world events. EMC relies on historical analysis of these price patterns to interpret current market behavior and to evaluate technical indicators for trade initiations and liquidations.

    EMC's investment strategy is trend-following in that initiations of positions in a particular market are generally in the direction of the price trend in that market. Liquidations of positions also are generally trend-following, but can be countertrend if EMC believes the trend has been exhausted.

    EMC employs an investment strategy which utilizes a number of systems simultaneously. The strategy is diversified in that EMC follows over fifty futures interests and often invests in more than ten at one time.

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    Although the specific types of futures interest contracts, including but not limited to futures contracts, options on futures contracts, forward contracts and cash commodities, to be invested in through the Diversified Program will vary from time to time, at the present time, EMC principally invests in futures interests for its clients. Examples of futures interests for which contracts are now invested in by EMC include, but are not necessarily limited to, precious and base metals, U.S. and foreign financial instruments, stock indices, foreign currencies, grains and grain products, energy products such as crude oil, and soft commodities such as cocoa, orange juice, sugar, and coffee. EMC may invest in other futures interests in the future. EMC may trade certain futures interests for some clients which it does not trade for the Partnership.

    EMC also will invest in currency forward contracts on the foreign exchange markets. These markets generally have provided liquidity for the purpose of the trading of foreign currencies. Trading in foreign exchange contracts is not regulated by the CFTC and such contracts are not traded on or guaranteed by an exchange or its clearing house. Rather, banks and dealers act as principals in the forward contract markets. Therefore, trading in foreign exchange contracts is not subject to the same protections, either regulatorily or financially, as is trading in futures contracts.

    EMC also may engage in transactions in physical commodities, including exchange for physical transactions. An exchange for physical ("EFP") is a transaction permitted under the rules of many futures exchanges in which two parties holding futures positions may close out their positions without making an open, competitive trade on the exchange. Generally, the holder of a short futures position buys the physical commodity, while the holder of a long futures position sells the physical commodity. The prices at which such transactions are executed are negotiated between the parties, and such prices may, under certain circumstances, vary significantly from the actual prices at which the transactions are traded on the relevant exchanges.

    The futures interest contracts typically traded have been chosen for, among other things, their historical performance and for their customary liquidity. EMC may frequently invest, however, in less liquid markets. EMC generally commits approximately 20% to 50% of an account's equity as margin on open positions.

    EMC believes that the development of a futures investment strategy is a continual process. As a result of further analysis and research into the performance of EMC's methods, changes have been made from time to time in the specific manner in which these investment methods evaluate price movements in various commodities, and it is likely that similar revisions will be made in the future. As a result of such modifications, the investment methods that may be used by EMC in the future might differ from those presently being used. Because EMC's methods are proprietary and confidential, the General Partner may not be aware of such changes in EMC's investment methods.

    Initially, EMC's risk management will be dictated by the amount of its allocated share of Partnership Net Assets. However, as profits are generated or losses are incurred, the risk management techniques employed by EMC for the Partnership will be modified. For example, as its allocated share of Partnership Net Assets is increased due to both realized and unrealized trading profits, EMC may increase the amount of leverage used and increase the risk taken with realized profits.

    If possible within existing market conditions, EMC adheres to the requirements of a money management system which determines and limits the equity committed to each trade, each commodity and each group of commodities, and sets optimal stop-losses for each trade and each account. The level of liquidation determined by this money management system can override liquidations determined by technical indicators, especially when an account has not generated profits or is experiencing losses.

    Under EMC's investment method, profits, if any, are generated by only a small percentage of the total number of trades placed. As a result, the Partnership's Net Assets allocated to EMC will experience times of substantial drawdowns. These drawdowns may be as high as 50% or more of the amount of funds initially allocated to EMC. In addition, from time to time EMC may experience drawdowns well in excess of 50% from peak levels of account performance. Substantial drawdowns do not, however,

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
necessarily indicate a failure in the investment strategy, but rather are to be expected under the EMC program. Prospective investors must, therefore, be prepared to withstand these periods of unprofitable trading.

RABAR MARKET RESEARCH, INC.

    Rabar is an Illinois corporation which is registered with the CFTC as a commodity trading advisor and a commodity pool operator and is a member of the NFA in both such capacities. Paul Rabar is the President and sole principal of Rabar. Rabar was originally named Rainbow Market Research, Inc. when it was incorporated in November 1986. It was registered as a commodity trading advisor and a commodity pool operator in June 1988. Rabar has managed accounts continuously since July 1988. Its name was changed to Rabar Market Research, Inc. in January 1989. The business address and telephone number of Rabar are 10 Bank Street, Suite 830, White Plains, New York 10606-1933 and (914) 682-8363. Rabar is not affiliated with the General Partner, DWR, EMC or Sunrise.

    Paul Rabar, age 40, first traded commodity futures in 1980. He worked as an account executive at E.F. Hutton from 1981 to 1983 and then at Clayton Brokerage until 1984. In 1985 and 1986 he traded commodity futures for Richard J. Dennis, Jr., a speculative trader of futures and options. In 1987 and 1988 until May, Mr. Rabar independently managed an account for another speculative trader of futures and options. He traded his own account from May 1988 until January 1989, when he invested in a futures fund to which Rabar is one of the advisors. Mr. Rabar is a graduate of the New England Conservatory of Music. He did additional work--primarily in science and mathematics--at Harvard University, and in 1979 and 1980 was an assistant instructor of physics there.

    Rabar is the commodity pool operator of, and serves as the trading advisor to, Rabar Futures Fund, L.P., a private commodity pool. Mr. Rabar is also the sole shareholder of Rabar International Management, Ltd., a Cayman Islands corporation, which operates Rabar International Futures Fund, L.P., a commodity pool organized in the Cayman Islands (that is not open to U.S. investors). Rabar is the trading advisor of Rabar International Futures Fund, L.P.

    It should be noted that Rabar and/or Mr. Rabar currently, and may in the future, invest in commodity pools that are advised by Rabar. However, neither Rabar nor Mr. Rabar own any Units of the Partnership.

    Rabar does not currently trade an account for itself, but may do so in the future. Mr. Rabar, however, currently trades a personal account. Such trading occurs only in markets which are considered too illiquid to trade on behalf of clients, although Mr. Rabar may trade in other markets in the future. Records of Rabar's and Mr. Rabar's personal trading will not be open to inspection by Limited Partners.

    There have been no material administrative, civil, or criminal actions pending, on appeal or concluded against Rabar or Mr. Rabar.

    DESCRIPTION OF RABAR'S TRADING APPROACH

    Rabar's objective is to achieve appreciation of the Partnership's assets which it is allocated through speculative trading of futures interest contracts, including but not limited to domestic and foreign futures contracts and options on futures contracts and forward contracts. Rabar primarily trades futures contracts for its existing clients, although Rabar may also engage in the trading of forward or spot contracts in foreign currencies and cash commodities. The specific commodity interest contracts will be selected from time to time by Rabar on the bases discussed below. Examples of futures contracts now traded by Rabar include, but are not necessarily limited to, gold, silver, U.S. Treasury bonds, certain foreign currencies, grains and soybean products, oils, and sugar. Rabar may also engage in EFP transactions. Under certain circumstances, Rabar may trade certain futures interest contracts for some clients which it does not trade for the Partnership.

    Rabar's trading strategies have been internally researched and developed. They are technical rather than fundamental in nature, I.E., they are developed from the research and analysis of patterns of

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
monthly, weekly, and daily price movements, and of such indicators as volume and open interest. Rabar does, however, consider the effects of some key fundamental factors in certain situations, especially for the purpose of controlling risk.

    Rabar's risk management techniques include diversification, I.E., commitment of equity to many markets and to a number of trading strategies. Also, the trading program at all times adheres to the requirements of a money management system which determines and limits the equity committed to each trade, each market, each commodity complex, and each account. Furthermore, the risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to market conditions, the size of a given account, the percentage gained or lost in that account, and the perceived risk aversion of that account's owner. Consequently, no investor, including prospective investors in the Partnership, should expect necessarily the same performance as that of any other account traded previously, simultaneously, or subsequently by Rabar or its principal, or of the performance information presented herein.

    Rabar's trading program also emphasizes current and ongoing research and analysis of market behavior in order to continue to develop strategies for profiting from the changing character of that behavior. Rabar believes that the development of a commodity trading strategy is a continual process. As a result of further analysis and research into the performance of Rabar's methods, changes have been made from time to time in the specific manner in which these trading methods evaluate price movements in various commodities, and it is likely that similar revisions will be made in the future. As a result of such modifications, the trading methods that may be used by Rabar in the future might differ from those presently being used. The General Partner may not be aware of such changes in Rabar's trading methods.

    The markets typically traded by Rabar have been chosen for their historical performance, and for their customary liquidity. However, from time to time Rabar may trade in newer or less liquid markets. There can be no assurance of liquidity.

    The exact nature of Rabar's methods are proprietary and confidential. The foregoing description is of necessity general and is not intended to be exhaustive. As stated, trading decisions require the exercise of judgment by Rabar. The decision not to trade certain commodities or not to make certain trades may result at times in missing price moves and hence profits of great magnitude, which other trading advisors who are willing to trade these commodities may be able to capture. There is no assurance that the performance of Rabar will result in profitable trading.

    Prospective investors should anticipate substantial losses of the portion of the Partnership's assets allocated to Rabar over long periods of time since profits, if any, are usually generated by only a few trades. Even more substantial losses of profits may occur because all profits are subjected to ever-increasing risk by Rabar and because large portions of unrealized profits in particular are usually given back before Rabar determines that trend reversals against its positions have occurred.

SUNRISE CAPITAL MANAGEMENT, INC.

    Sunrise is a California corporation with offices at 990 Highland Drive, Suite 303, Solana Beach, California 92075-2472. Its telephone number is
(619)-259-8911. In January 1994, Sunrise changed its name from "Sunrise Commodities, Inc." to "Sunrise Capital Management, Inc." This name change became effective with respect to Sunrise's registration with the NFA in January 1994. Sunrise was organized in 1983 and continues the business of Sunrise Commodities, a California sole proprietorship organized in 1982. Sunrise was registered in February 1983 as a commodity trading advisor and in April 1990 as a commodity pool operator with the CFTC and is a member of the NFA in both such capacities. In January 1995, Sunrise and Commodity Monitors, Inc. ("CMI") organized Sunrise Capital Partners L.L.C. ("Sunrise Capital Partners"), a California limited liability company. Sunrise Capital Partners is wholly-owned by Sunrise and CMI and was registered in February 1995 as a commodity trading advisor and commodity pool operator with the CFTC and is a member of the NFA in both such capacities. CMI is a California corporation organized in October 1977, and is the successor to the

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
partnership of Harris & Slaughter. CMI was registered in November 1977 with the CFTC as a commodity trading advisor and is a member of the NFA in such capacity. Sunrise Capital Partners and CMI are also located at the address of Sunrise set forth above. While Sunrise, not Sunrise Capital Partners, is a Trading Advisor for the Partnership, a description of the principals of Sunrise Capital Partners is included below due to the relationship between Sunrise and CMI resulting from the establishment of Sunrise Capital Partners. Sunrise and Sunrise Capital Partners currently operate 5 commodity pools. Sunrise and Sunrise Capital Partners are not affiliated with the General Partner, DWR, EMC or Rabar.

    Martin P.  Klitzner, age  51,  is President,  Secretary  and a  Director  of
Sunrise, and a Managing Director of Sunrise Capital Partners. Mr. Klitzner received a B.A. Degree from the University of Michigan in 1967 and a M.B.A. from the University of Michigan in 1968. He did post graduate work in economics at the University of California, Los Angeles, from 1968 to 1971. Mr. Klitzner joined Sunrise in December 1982, and has exclusive operational control of the day-to-day activities of Sunrise which includes the supervision of trading procedures.

    Richard C. Slaughter, age 45, is a Managing Director of Sunrise Capital Partners. Mr. Slaughter, with Mr. Klitzner, is responsible for Sunrise Capital Partners' day-to-day trading activities, as well as research and trading systems development. In 1974, he received a B.S. in finance from San Diego State University. He has pursued graduate studies in finance at the State University and in systems management at the University of Southern California. Mr. Slaughter has been a Professor of Finance, instructing M.B.A. candidates in securities analysis and portfolio management. Mr. Slaughter, a co-founder of CMI in 1977, serves as its President. He was responsible, along with Dr. Forrest, for the development of CMI's current trading systems. Mr. Slaughter began trading commodities on a full-time basis in 1975 for his own account and as a commodity trading advisor.

    Dr. Gary B. Davis, age 50, is the Chairman of the Board and Chief Financial Officer of Sunrise. Dr. Davis received a B.S. degree from the University of Michigan in 1968 and received his medical degree from the University of Michigan in 1970. Dr. Davis was a professor at the University of California, San Diego School of Medicine, where he has served on the faculty from 1980 through 1990. Since 1979, Dr. Davis has studied and traded the commodity futures markets. Dr. Davis currently concentrates his efforts in the research and trading systems development activities of Sunrise and Sunrise Capital Partners.

    Dr. John V. Forrest, age 52, engages in research and trading systems development on behalf of Sunrise Capital Partners. In 1962, he received a B.A. from Notre Dame and in 1966 received a Medical Degree from the State University New York -- Downstate Medical Center. Dr. Forrest is currently a Professor of Medicine at the University of California, San Diego, where he has served on the faculty since 1976. Dr. Forrest joined CMI in September 1991 and is a co-developer, with Mr. Slaughter, of CMI's current trading systems. He was President and sole shareholder of Cresta Commodities, a commodity trading advisor, from September 1981 to August 1989. Dr. Forrest began trading the commodity markets in 1975.

    Martin M. Ehrlich, age 48, is Vice President and a Director of Sunrise, and Vice President-Marketing of Sunrise Capital Partners. His academic background includes studies at the University of Cincinnati where he majored in business administration. Mr. Ehrlich joined Sunrise in 1986 after having been a long-time investor with Sunrise. Prior to assuming responsibilities for marketing and public relations for Sunrise, Mr. Ehrlich was an independent businessman and investor.

    Marie Laufik, age 46, is a Vice President and Director of Sunrise, and Vice President-Trading of Sunrise Capital Partners. She received a degree in Economics from the University of Prague, Czechoslovakia before joining a Czechoslovakian import/export company. She held a position with this firm for nine years before immigrating to the United States. From 1986 through 1988, Mrs. Laufik was a commodity trader for Cresta Commodities. Mrs. Laufik joined Sunrise on August 8, 1988 and currently oversees trading room procedures.

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
    The Davis Family Trust, dated October 12, 1989, is a Director and the Sole Shareholder of Sunrise; Gary B. Davis and his wife, Elissa Davis, are Trustees and the sole beneficiaries of this Trust. Elissa Davis, age 49, is a principal of Sunrise and Sunrise Capital Partners by virtue of her role as a Trustee of the Davis Family Trust. Mrs. Davis is not active in the management of Sunrise or Sunrise Capital Partners and has not been involved in any other business activities during the past five years.

    Sunrise, Sunrise Capital Partners, their principals and their affiliates intend to trade or to continue to trade commodity interests for their own accounts. Limited Partners will not be permitted to inspect the personal trading records of Sunrise, Sunrise Capital Partners, their principals, or their affiliates.

    Neither Sunrise nor any of its principals own any Units of the Partnership.

    There have been no material administrative, civil or criminal actions pending, on appeal or concluded during the five years preceding the date of this Prospectus against Sunrise, Sunrise Capital Partners or any of their principals or their affiliates.

    DESCRIPTION OF SUNRISE'S TRADING APPROACH

    Sunrise has historically traded three types of portfolios, all of which are traded in accordance with the description below.

    The first type of portfolio is a fully diversified futures portfolio which follows approximately 15 different markets. Such markets include metals, grains, petroleum, soft commodities, interest rates and currencies. The second type of portfolio that is available for investment is a currency portfolio which trades in currency futures contracts traded on the International Monetary Market Division of the Chicago Mercantile Exchange and in forward currency contracts in the interbank market. The currency portfolio follows approximately 13 different currencies, including the British pound, the Canadian dollar, the German deutschemark, the Australian dollar, the French franc, the Japanese yen, the Swiss franc, Spanish peseta, Italian lira, Singapore dollar and Malaysian ringgit. The third type of portfolio available for investment is the CIMCO portfolio, which is derived from Sunrise's diversified portfolio. The CIMCO portfolio was designed by Sunrise to include selected financial markets and participates in foreign currency and crossrate trades, interest rates, precious and industrial metals, and energy products.

    Sunrise utilizes technical trend-following systems, trading a wide continuum of time windows. Most of these time frames are decidedly long term by industry standards. Pro-active money management strategies are designed to protect open profits and to minimize exposure to non-directional markets. In providing commodity trading advice to the Partnership, Sunrise trades the CIMCO portfolio.

    Relying on technical analysis, Sunrise believes that future price movements in all markets may be more accurately anticipated by analyzing historical price movements within a quantitative framework rather than attempting to predict or forecast changes in price through fundamental economic analysis. The trading methodologies employed by Sunrise are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative, proprietary in nature and which have been either learned or developed by Dr. Davis, and which have been influenced by Dr. Forrest and Mr. Slaughter. The profitability of the trading programs, traded pursuant to technical analysis emphasizing mathematical and charting approaches, will depend upon the occurrence in the future, as in the past, of major trends in some markets. If there are no trends, the trading programs are likely to be unprofitable.

    Sunrise's trading systems attempt to detect a trend, or lack of a trend, with respect to a particular futures interest in a program by analyzing price movement and volatility over time. Sunrise's trading system consists of multiple, independent and parallel systems, each designed and tested to seek out and extract different market inefficiencies on different time horizons. These systems will generate a signal to sell a "short" contract or purchase a "long" contract based upon their identification of a price trend in the particular futures interest. If the systems do not detect a price trend, a "neutral" trading

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signal will be generated.  While this neutral signal  is designed to filter  out high-risk "whipsaw" markets, it is successful on only a limited basis. Successful speculative futures interests trading employing trend-following techniques, such as Sunrise's, depends to a large degree upon not trading non-directional, volatile markets. Accordingly, to the extent that this signal
is   not  generated  during  a  non-trading  market,  trading  would  likely  be unsuccessful because an account would trade such markets.

    The number of losing transactions may exceed substantially the number of profitable transactions. However, if Sunrise's approach is successful, these losses should be more than offset by gains.

    While Sunrise relies primarily on its mechanical, technical trading systems in making investment decisions, the strategy does include the latitude to depart from this approach if market conditions are such that, in the opinion of Sunrise, execution of trades recommended by the mechanical systems would be difficult or unusually risky. There may occur the rare instances in which Sunrise will override the system to decrease market exposure. Any modification of trading instructions could adversely affect the profitability of an account. Among the possible consequences of such a modification would be (1) the entrance of a trade at a price significantly worse than a system's signal price, (2) the complete negation of a signal which subsequently would have produced a profitable trade, or (3) the premature termination of an existing trade. Sunrise is under no obligation to notify clients (including Limited Partners) of this type of deviation from its mechanical systems, since it is an integral part of its overall trading method.

    A technical  trading system  consists of  a series  of fixed  rules  applied systematically, however, the system still requires Sunrise make certain subjective judgments. For example, Sunrise must select the markets it will follow and futures interests it will actively trade, along with the contract months in which it will maintain positions. Sunrise must also subjectively determine when to liquidate positions in a contract month which is about to expire and initiate a position in a more distant contract month.

    Sunrise  engages  in  ongoing  research   which  may  lead  to   significant
modifications from time to time. Sunrise will notify the General Partner if modifications to its trading systems or portfolio structure are material.

    Sunrise believes that the development of a commodity trading strategy is a continual process. As a result of further analysis and research into the performance of Sunrise's methods, changes have been made from time to time in the specific manner in which these trading methods evaluate price movements in various futures interests, and it is likely that similar revisions will be made in the future. As a result of such modifications, the trading methods that may be used by Sunrise in the future might differ from those presently being used.

    Sunrise has discretionary authority to make all trading decisions including upgrading or downgrading the trading size of the account of the Partnership to reflect additions, withdrawals, trading profits, and/or trading losses, without prior consultation or notice. In addition, Sunrise may from time to time adjust the leverage applicable to the Partnership's assets allocated to Sunrise; provided, however, any such adjustments will be consistent with the leverage parameters described herein and the Partnership's overall investment objectives and Trading Policies. Such adjustments may be in respect of certain markets or in respect of the overall CIMCO investment portfolio. Factors which may affect the decision to adjust leverage include: ongoing research, volatility of individual markets, risk considerations, and Sunrise's subjective judgement and evaluation of general market conditions. Adjustments to leverage may result in greater profits or losses and increased brokerage costs. No assurance can be given that any leverage adjustment will be to the financial advantage of Limited Partners.

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
                              THE COMMODITY BROKER

DESCRIPTION OF THE COMMODITY BROKER

    Dean Witter Reynolds Inc. ("DWR"), a Delaware corporation, is the commodity broker for the Partnership. DWR is also the commodity broker for the other commodity pools for which the General Partner serves as general partner and commodity pool operator.

    DWR is a principal operating subsidiary of DWD, a publicly-owned company. DWR is a financial services company that provides to its individual, corporate, and institutional clients services as a broker in securities and futures interests, a dealer in corporate, municipal, and government securities, an investment banker, an investment adviser, and an agent in the sale of life insurance and various other products and services. DWR is a member firm of the New York Stock Exchange, the American Stock Exchange, the Chicago Board Options Exchange, other major securities exchanges, and the National Association of Securities Dealers, Inc. ("NASD"), and is a clearing member of the Chicago Board of Trade, the Chicago Mercantile Exchange, the Commodity Exchange Inc., and other major commodities exchanges. DWR is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity. DWR is currently servicing its clients through a network of over 370 domestic and international offices with over 8,800 account executives servicing individual and institutional client accounts.

BROKERAGE ARRANGEMENTS

    The Partnership's brokerage arrangements with DWR, including the caps imposed on certain expenses, are discussed in "Conflicts of Interest--Customer Agreement with DWR," "Description of Charges to the Partnership--2. Dean Witter Reynolds Inc." and "--3. Other--(b) Transaction Fees and Costs."

    The General Partner will review at least annually the brokerage arrangements with the Partnership to ensure that such brokerage arrangements are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration, in particular, when the commodity broker is an "affiliate " of the General Partner (as such term is defined in the Limited Partnership Agreement): (i) the size of the Partnership; (ii) the futures interests trading activity; (iii) the services provided by the commodity broker, the General Partner or any affiliate thereof to the Partnership; (iv) the cost incurred by the commodity broker and the General Partner in this offering of Units; (v) the overall costs to the Partnership; (vi) any excess interest and compensating balance benefits to the commodity broker from assets held thereby; and (vii) if the General Partner does not receive any direct compensation from the Partnership for its services as General Partner, the risks incurred by the General Partner as such. See "Conflicts of Interest."

    The Customer Agreement sets forth a standard of liability for DWR and provides for certain indemnities of DWR as Commodity Broker. See "Fiduciary Responsibility."

                               CERTAIN LITIGATION

    At any given time, DWR is involved in numerous legal actions, some of which seek significant damages. On January 16, 1992, DWR, without admitting or denying liability, consented to findings in an administrative proceeding brought by the SEC that it failed to keep accurate records with respect to customer orders relating to the primary distribution of securities of government sponsored enterprises ("GSEs"). In that proceeding, DWR was censured, paid a civil money penalty of $100,000, and was ordered to cease and desist from any future violations of Section 17(a) of the 1934 Act and Rules 17a-3 and 17a-4 thereunder in connection with the primary distribution of securities of GSEs.

    On May 16, 1996, an NASD arbitration panel awarded damages and costs against DWR and one of its account executives in the amount of approximately $1.1 million, including punitive damages, to three customers who alleged, among other things, fraud and misrepresentation in connection with their individually managed futures accounts (not commodity pools).

    On September 6, 10, and 20, 1996, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter Management Corporation, Dean Witter Futures and Currency Management Inc., Dean Witter, Discover & Co. (all such parties referred to hereafter as the "Dean Witter Parties"), the Partnership, certain other limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. Also, on September 18 and 20, 1996 similar purported class actions were filed in the Supreme Court of the State of New York, New York County, against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. Generally, these complaints allege, among other things, that the defendants committed fraud, deceit, misrepresentation, breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in connection with the sale and operation of the various limited partnership commodity pools. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties could be added as defendants. The Dean Witter Parties believe that they and the Partnership have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties or the Partnership.

    During the five years preceding the date of this Prospectus, there have been (other than as described above) no material criminal, civil or administrative actions pending, on appeal or concluded against DWR, Demeter or any of their principals which DWR or Demeter believes would be material to an investor's decision to invest in the Partnership.

                           THE MANAGEMENT AGREEMENTS

    Each Trading Advisor has entered into a Management Agreement with the Partnership and the General Partner which provides that the Trading Advisor has sole authority and responsibility, except in certain limited situations, for directing the investment and reinvestment of the Partnership's assets in futures interests.

TERM

    Each Management Agreement will have a term of two years, commencing from the date of the First Closing. Thereafter, the Trading Advisor may terminate the Management Agreement, upon 30 days' prior written notice by the Trading Advisor to the Partnership. In addition, a Trading Advisor may terminate its Management Agreement at any time without penalty or prior written notice under certain other circumstances specified therein.

    The Management Agreement also will terminate if the Partnership terminates. In addition, the Management Agreement may be terminated by the Partnership without penalty upon 15 days' prior written notice by the Partnership to the Trading Advisor or, without penalty and without prior notice, under certain other circumstances specified therein.

    No assurance is given that the Partnership will be able to retain the services of a new trading advisor if a Management Agreement is terminated, or, if such services are available, that they will be available on the same or similar terms as those of the prior Management Agreement. The compensation payable by the Partnership to each Trading Advisor for its services under its
Management Agreement is described under "Description of Charges to the Partnership--1. The Trading Advisors."

LIABILITY AND INDEMNIFICATION

    Each Management Agreement sets forth a standard of liability for the Trading Advisor and also provides for certain indemnities of the Trading Advisor. See "Fiduciary Responsibility".

OBLIGATIONS TO THE PARTNERSHIP

    The Trading Advisors are engaged in the business of advising investors as to the purchase and sale of futures interests. During the term of the Management Agreements, the Trading Advisors, their principals and affiliates, are free to advise other investors as to the purchase and sale of futures interests, to manage and trade such investors' futures interests accounts, to charge such investors advisory fees at rates that are different from the rate charged the Partnership, and to trade for and on behalf of their own proprietary accounts. However, under no circumstances may any Trading Advisor or any of its principals and affiliates by any act or omission favor (other than by charging different management and/or incentive fees) any account advised or managed by the Trading Advisor or its principals over the account of the Partnership in any way or manner. Each Trading Advisor will treat the Partnership in a fiduciary capacity to the extent recognized by applicable law, but, subject to that standard, the Trading Advisor or any of its principals and affiliates are free to advise and manage accounts of other investors and are free to trade on the basis of the same trading systems, methods, or strategies employed by the Trading Advisor on behalf of the Partnership, or on the basis of trading systems, methods, or strategies that are entirely independent of, or materially different from, those employed on behalf of the Partnership, and are free to compete for the same futures interests as the Partnership, or to take positions opposite to the Partnership, where such actions do not knowingly or deliberately favor any of such accounts to the Partnership's account.

                                  REDEMPTIONS

    Except as noted below, Units may be redeemed at the option of a Limited Partner (or any assignee thereof) as of, but not before, the six-month end following the closing at which such person first becomes a Limited Partner, in the manner described herein. Thereafter, Units may be redeemed as of the end of any month. However, any Unit redeemed at the end of the sixth or at or prior to the twelfth, eighteenth or twenty-fourth month following the closing at which such Unit is issued will be assessed a redemption charge equal to 3%, 2% or 1%, respectively, of the Net Asset Value of a Unit on the date of such redemption. An investor who purchases $500,000 or more of Units will not be subject to the foregoing redemption charges, but will be subject to the other restrictions on redemptions. A limited partner in any of the other commodity pools for which the General Partner serves as the general partner and commodity pool operator who redeemed all or a portion of his interest in one of such other partnerships on or after December 31, 1995 and purchases Units will not be subject to the foregoing redemption charges or restrictions under the circumstances described below. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which is not subject to a redemption charge or such other restrictions is determined by dividing (a) the dollar amount received upon redeeming an interest in such other partnership and used to purchase Units by (b) the total investment in the Partnership. For example, a limited partner who receives $5,000 upon redeeming all or a part of his interest in a commodity pool operated by the General Partner and invests $10,000 in the Partnership will not be subject to a redemption charge on 50% of his Units. Redemptions of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing), with the Units not subject to a redemption charge or such other restrictions being deemed to be the first Units purchased at a closing. The foregoing redemption charges will be paid to DWR.

    Redemptions may only be made in whole Units or in multiples of $1,000 (which may result in a redemption of fractional Units), unless a Limited Partner is redeeming his entire interest in the Partnership. Redemptions will be effective as of the last day of the month ending after a Request for Redemption in proper form has been timely received by the General Partner ("Redemption Date"). A "Request for Redemption" is an irrevocable letter in the form specified by the General Partner and received by the General Partner prior to 5:00 p.m. (New York time) at least 5 business days prior to the Redemption Date. A form of Request for Redemption is annexed to the Limited Partnership Agreement which is annexed hereto as Exhibit A. Additional forms of Request for Redemption may be obtained by a written request to the General Partner or a local DWR branch office. In addition to the information and reports described below under "The Limited Partnership Agreement--Reports to Limited Partners," the General Partner will provide Limited Partners with such other information and will comply with any such procedures in connection with redemptions as in the future are specifically required under Securities and Exchange Commission rules and policies for commodity pools and similar investment vehicles.

    The "Net Asset Value" of a Unit is the amount of Net Assets allocated to capital accounts represented by Units divided by the aggregate number of Units. "Net Assets" are defined in the Limited Partnership Agreement to mean the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures interests positions and other assets of the Partnership), less all liabilities of the Partnership (including, but not limited to, one-half of the brokerage commissions that would be payable with respect to the closing of each of the Partnership's futures interests positions, management fees, incentive fees, administrative expenses, transaction fees and costs, and extraordinary expenses), determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a futures interest traded on a United States exchange or market shall mean the settlement price on the exchange or market on which the particular futures interest shall be traded by the Partnership on the day with respect to which Net Assets are determined, PROVIDED, HOWEVER, that if a futures interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange or market upon which that futures interest shall be traded or otherwise, the settlement price on the first subsequent day on which the futures interest could have been liquidated shall be the market value of such contract for such day. The market value of a futures interest traded on a foreign exchange or market will mean its market value as determined by the General Partner on a basis consistently applied for each different variety of futures interest.

    The General Partner shall endeavor to pay redemptions within 10 business days after the Redemption Date, and the Partnership's futures interests positions will be liquidated to the extent necessary to effect redemptions. Payment is made by credit in the amount of such redemption to the Limited Partner's customer account with DWR or by check mailed to the Limited Partner if such account is closed. The right to obtain redemption is contingent upon (i) the Partnership having assets sufficient to discharge its liabilities on the Redemption Date, and (ii) timely receipt by the General Partner of a Request for Redemption as described above.

    The terms and conditions applicable to redemptions in general, other than those prohibiting redemptions before the sixth month-end following the closing at which a person first becomes a Limited Partner, and providing that redemptions may only be made as of the end of any calendar month, will also apply to redemptions effected on "Special Redemption Dates," as described under "The Limited Partnership Agreement--Reports to Limited Partners."

    The liability of Limited Partners, including the possible liability of a person who has redeemed Units, for liabilities of the Partnership which arose before such redemption is described under "The Limited Partnership Agreement--Nature of the Partnership."

    Federal income tax aspects of redemptions are described under the caption "Material Federal Income Tax Considerations."

                       THE LIMITED PARTNERSHIP AGREEMENT

    This Prospectus contains an explanation of the more significant terms and provisions of the Limited Partnership Agreement of the Partnership, a copy of which is annexed hereto as Exhibit A and is incorporated herein by this reference.

NATURE OF THE PARTNERSHIP

    The Partnership was formed on March 21, 1991 under the Partnership Act. The fiscal year of the Partnership begins on January 1 of each year and ends on the following December 31.

    Units purchased and paid for pursuant to this offering will be fully paid and nonassessable. Except as described under "Restrictions on Transfers and Assignments" below, Limited Partners may only withdraw from the Partnership by redeeming all of their Units. The Partnership may have a claim against its Limited Partners after redemption or receipt of distributions from the Partnership for liabilities of the Partnership that arose before the date of such redemption or distribution, but such claim will not exceed the sum of such Limited Partner's unredeemed capital contribution, undistributed profits, if any, and any redemptions or distributions, together with interest thereon. The Partnership will not make a claim against its Limited Partners with respect to amounts distributed to them or amounts received by them upon redemption of Units unless the Net Assets of the Partnership are insufficient to discharge the liabilities of the Partnership that arose before the payment of such amounts. The General Partner will be liable for all obligations of the Partnership to the extent that assets of the Partnership, including amounts contributed by its Limited Partners and paid out in distributions, redemptions, or otherwise to Limited Partners, are insufficient to discharge such obligations. However, neither the General Partner, DWR, nor any of their affiliates shall be personally liable to a Limited Partner (or assignee) for the return or repayment of all or any portion of the capital or profits of such Limited Partner.

MANAGEMENT OF PARTNERSHIP AFFAIRS

    The Limited Partners do not participate in the management or operations of the Partnership. Any participation by a Limited Partner in the management of the Partnership may jeopardize the limited

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
liability of such Limited Partner. Under the Limited Partnership Agreement, responsibility for managing the Partnership is vested solely in the General Partner. See "Fiduciary Responsibility." The General Partner may delegate complete trading authority to trading advisors and has done so (except for the ability of the General Partner to override trading instructions that violate the Partnership's trading policies and to the extent necessary to fund distributions or redemptions, or to pay Partnership expenses) pursuant to the Management Agreements with the Trading Advisors. However, pursuant to the Management Agreements, the General Partner has the right to make trading decisions at any time at which a Trading Advisor becomes incapacitated or some other emergency arises as a result of which a Trading Advisor is unable or unwilling to act and the General Partner has not yet retained a successor trading advisor. See "The Trading Advisors" and "The Management Agreements."

    On behalf of the Partnership, the General Partner may engage and compensate on behalf and from the funds of the Partnership, such persons, firms, or corporations, including any affiliated person or entity, as the General Partner in its sole judgment deems advisable for the conduct and operation of the business of the Partnership; PROVIDED, HOWEVER, that, except as described in the Limited Partnership Agreement and in this Prospectus, the General Partner will not engage on behalf of the Partnership any person, firm, or corporation that is an affiliate of the General Partner to perform services for the Partnership without having made a good faith determination that: (i) the affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the affiliate or the individuals employed thereby), (ii) the terms and conditions of the agreement pursuant to which such affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners, and (iii) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Partnership will not exceed one year, and such agreement will be terminable without penalty upon 60 days' prior written notice by the Partnership.

    Other responsibilities of the General Partner include, but are not limited to, the following: determining whether the Partnership will make distributions; administering redemptions of Units; preparing monthly and annual reports to the Limited Partners; directing the investment of the Partnership's assets (other than investments in futures interests); executing various documents on behalf of the Partnership and its Limited Partners pursuant to a power of attorney; and supervising the liquidation of the Partnership if an event causing termination occurs. To facilitate the execution of various documents by the General Partner on behalf of the Partnership and its Limited Partners, each of the Limited Partners will appoint the General Partner, with power of substitution, his attorney-in-fact by executing a Subscription Agreement and Power of Attorney.

ADDITIONAL OFFERINGS

    The General Partner may, in its discretion, make additional public or private offerings of Units, provided, that the net proceeds to the Partnership of any such sales shall in no event be less than the Net Asset Value of a Unit at the time of sale. The Partnership shall not pay the costs of any such offering or any selling commissions relating thereto. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance of any additional Units, except as described in the applicable prospectus or other disclosure document with respect to such offering. There is no maximum aggregate amount of contributions which may be received by the Partnership.

SHARING OF PROFITS AND LOSSES

    Each Partner, including the General Partner, of the Partnership will have a capital account with an initial balance equal to the amount paid for Units, or, in the case of the General Partner, its capital contribution. The Partnership's Net Assets will be determined monthly, and any increase or decrease from the end of the preceding month will be added to or subtracted from the accounts of the Partners in the ratio that each account bears to all accounts.

RESTRICTIONS ON TRANSFERS OR ASSIGNMENTS

    Except as set forth below, the Limited Partnership Agreement provides that Units may be transferred or assigned, but no transferee or assignee may become a substituted Limited Partner without the written consent of the General Partner, which consent may be withheld in its sole discretion, nor may a Limited Partner, an assignee or transferee, or the estate of any beneficiary of a deceased Limited Partner withdraw any capital or profits from the Partnership except by redemption of Units. See "Redemptions." The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of the interest required under the Limited Partnership Agreement.

    Any transfer or assignment of Units permitted by the Limited Partnership Agreement will be effective as of the end of the month in which such transfer or assignment is made; PROVIDED, HOWEVER, that the Partnership need not recognize any transfer or assignment until it has received at least 30 days' prior written notice thereof from the Limited Partner, which notice sets forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units transferred or assigned, and is signed by the Limited Partner (a Limited Partner's signature must be guaranteed as provided for in the Limited Partnership Agreement). No transfers or assignments of Units will be effective or recognized by the General Partner if as a result any party to such transfer or assignment owns fewer than the minimum number of Units required to be purchased as described herein (subject to certain exceptions relating to gifts, death, divorce, or transfers to family members or affiliates contained in the Limited Partnership Agreement). No transfer or assignment will be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Partnership Act or applicable federal, state, or foreign securities laws, and (ii) notwithstanding such transfer or assignment, the Partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Internal Revenue Code. No transfer or assignment of Units will be effective or recognized by the Partnership if such transfer or assignment would result in the termination of the Partnership for federal income tax purposes, and any attempted transfer or assignment in violation of the Limited Partnership Agreement will be ineffective. The transfer or assignment of Units will be subject to all applicable securities laws. The Limited Partner will bear all costs (including any attorneys' and accountants' fees) related to such transfer or assignment.

AMENDMENTS; MEETINGS

    The Limited Partnership Agreement may be amended in accordance with, and to the extent permissible under, the Partnership Act by an instrument signed by the General Partner and by Limited Partners owning more than 50% of the Units then outstanding. In addition, the General Partner may make certain amendments to the Limited Partnership Agreement without the consent of the Limited Partners. No amendment of the Limited Partnership Agreement may, without the consent of all Partners affected thereby, reduce the capital account of any Partner, modify the percentage of profits, losses, or distributions to which any Partner is entitled, or change or alter the provisions of such Agreement relating to amendments requiring the consent of all Partners.

    Any Limited Partner or his authorized attorney or agent, upon written request addressed to the General Partner, delivered either in person or by certified mail, and payment of reasonable duplicating and postage costs, shall be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners and the number of Units owned by each.

    Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which all Limited Partners may vote pursuant to the Limited Partnership Agreement, the General Partner, by written notice to each Limited Partner of record sent by certified mail or delivered in person within 15 days after such receipt, must call a meeting of the Partnership. Such meeting must be held at least 30 but not more than 60 days after the mailing of such notice, and such notice must specify the date, a reasonable time and place, and the purpose of such meeting.

    At any such meeting, upon the affirmative vote (either in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by Limited Partners, the following actions may be taken without the consent of the General Partner: (i) the Limited Partnership Agreement may be amended in accordance with and to the extent permissible under the Partnership Act; PROVIDED, HOWEVER, that without the consent of all Partners affected thereby, no such amendment shall change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner shall be entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or partners may be elected following the withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner; (v) any contracts with the General Partner or any of its affiliates may be terminated without penalty on 60 days' prior written notice to the General Partner and such affiliate(s); and (vi) the sale of all or substantially all of the assets of the Partnership may be approved; PROVIDED, HOWEVER, that no such action shall adversely affect the classification of the Partnership as a partnership under United States federal income tax laws or the status of the Limited Partners as limited partners under the Partnership Act.

INDEMNIFICATION

    The Limited Partnership Agreement provides for certain indemnities of the General Partner and its affiliates. See "Fiduciary Responsibility."

REPORTS TO LIMITED PARTNERS

    The books and records of the Partnership are maintained at its principal office. The Limited Partners have the right at all times during normal business hours to have access to and copy such books and records of the Partnership, in person or by their authorized attorney or agent, and, upon request, copies of such books and records will be sent to any Limited Partner if reasonable reproduction and distribution costs are paid by him. Within 30 days after the close of each calendar month, the General Partner shall provide such financial and other information with respect to the Partnership as the CFTC and NFA from time to time shall require in monthly reports, together with information concerning any material change in the brokerage commissions and fees payable by the Partnership to DWR. In addition, if any of the following events occurs, notice of such event will be mailed to each Limited Partner within seven business days of the occurrence of the event: (i) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for such Unit as of the end of the immediately preceding month; (ii) any material amendment to the Limited Partnership Agreement; (iii) any change in trading advisors or any material change in the management agreement with a trading advisor; (iv) any change in the commodity broker or any material change in the compensation arrangement with a commodity broker; (v) any change in the general partner or any material change in the compensation arrangement with a general partner; (vi) any change in the Partnership's fiscal year; (vii) any material change in the Partnership's trading policies as specified in the Limited Partnership Agreement; or (viii) cessation of futures interests trading by the Partnership. In the case of a notice given in accordance with clause (i) of the immediately preceding sentence: (a) such notice shall also advise Limited Partners that a "Special Redemption Date," on a date specified in such notice (but in no event earlier than 15, nor later than 45, days after the mailing of such notice), will take place as of which Limited Partners may redeem their Units in the same manner as described under "Redemptions" for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (b) following the close of business on the date of the 50% decrease giving rise to such notice, the Partnership shall liquidate all existing positions as promptly as reasonably practicable and shall suspend all futures interests trading through the Special Redemption Date. Thereafter, the General Partner shall determine whether to reinstitute futures interests trading or to terminate the Partnership. Additionally, the General Partner distributes to the Limited Partners within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the certified public accounting firm which audited such financial statements, and such other information as the CFTC and the NFA may from time to time require. Such annual reports provide a detailed statement of any transactions with the General Partner or its affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed. Within 75 days after the close of each fiscal year (but in no event later than March 15 of each year), the Partnership will report to each Limited Partner tax information necessary for the preparation of the Limited Partner's federal income tax returns. The Net Asset Value of Units is determined daily by the General Partner and the most recent Net Asset Value calculations will be promptly supplied in writing to any Limited Partner after receipt of a request in writing to such effect. In addition to the above-described information and reports, the General Partner will provide Limited Partners with such other information and will comply with any such procedures in connection with redemptions as in the future are specifically required under the Securities and Exchange Commission rules and policies for commodity pools and similar investment vehicles.

    In addition, subject to limits imposed under certain state guidelines incorporated in the Limited Partnership Agreement, no increase in (a) any of the management or incentive fees, or the individual or aggregate caps on such fees, brokerage commissions, transaction fees and costs, ordinary administrative expenses, net excess interest and compensating balance benefits to DWR, as described under "Description of Charges to the Partnership," may take effect until the first business day following a Redemption Date, PROVIDED that: (1) notice of such increase is mailed to each Limited Partner at least five business days prior to the last date on which a "Request for Redemption" must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice describes the redemption and voting rights of Limited Partners; and (iii) none of such fees or caps may be increased until the first business day following the first Redemption Date as of which a redemption charge is no longer payable.

                              PLAN OF DISTRIBUTION

    The Units are being offered through DWR pursuant to a Selling Agreement among the Partnership and DWR, as selling agent. DWR and the General Partner are "affiliates" of one another pursuant to SEC rules under the 1933 Act. The Units are being offered on a "best efforts" basis without any agreement by DWR to purchase Units. The General Partner has registered 60,000 Units with the SEC, and the General Partner, in its discretion, may register and sell additional Units. Also, the Limited Partnership Agreement provides that additional public and/or private offerings may be made at the discretion of the General Partner in the future; therefore, there is no maximum aggregate amount of funds which may be contributed to the Partnership.

    Units are being offered for issuance at the First Closing, which is currently scheduled to be held on December 2, 1996; PROVIDED, HOWEVER, that the General Partner may at its discretion hold such First Closing at any time during the Offering Period (as defined below). Units that remain unsold following the First Closing may be offered for sale at a Second Closing, currently scheduled to be held on January 2, 1997. Units that remain unsold following the Second Closing may be offered for sale at a Third Closing, currently scheduled to be held on February 3, 1997. Units are offered for sale at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on the last day of the month immediately preceding the date of the applicable closing. The period from the date of this Prospectus through February 13, 1997 will be referred to herein as the "Offering Period"; PROVIDED, HOWEVER, that the General Partner may, in its discretion, extend the Offering Period to provide for additional closings for the sale of Units, but in no event will the Offering Period be extended beyond March 10, 1997. In the event of any such extension, the term "Offering Period" shall be deemed to include such additional closings.


    Funds with respect to a subscription received during the Offering Period and not immediately rejected by the General Partner will be promptly transferred to, and held in escrow by, Chase Manhattan Bank, New York, New York (the "Escrow Agent"), as described below under "Subscription Procedure," and invested solely in the Escrow Agent's interest-bearing money market account until the

General Partner either rejects such subscription prior to a closing or accepts such subscription at a closing. At all times during the Offering Period, and prior to a closing, subscription funds will be in the possession of the Escrow Agent and at no time will the General Partner handle or take possession of such funds.

    Following each closing, a credit will be advanced to each subscriber's customer account with DWR in the amount of any interest earned on such subscriber's funds while held in escrow. Interest earned on subscriptions deposited into escrow and thereafter rejected by the General Partner will be credited to the subscriber's customer account with DWR. In the event a subscriber's customer account with DWR has been closed, any subscription returned and/or interest earned will be paid by check. During the Offering Period, the General Partner, DWR, the Trading Advisors, and their respective principals, directors, officers, employees, and affiliates may subscribe for any number of Units. Any such subscriptions will be for investment purposes only and not for resale.

    Except as described below, employees of DWR will receive from DWR (payable solely from its own funds) a gross sales credit equal to 3% of the Net Asset Value per Unit as of the applicable closing for each Unit sold by them and issued at such closing. Employees of DWR who are properly registered with the CFTC and are members of the NFA also will receive, beginning the eighth month after a Unit was issued, from DWR (payable solely from its own funds) up to 35% of the brokerage commissions that are attributable to outstanding Units sold by them and received by DWR as commodity broker for the Partnership. Such compensation may only be paid to employees of DWR who are registered as associated persons with the CFTC, are members of the NFA in such capacity, and have passed the Series 3 or Series 31 examination or have been "grandfathered" as an associated person qualified to do commodity brokerage, and will be paid by DWR to its employees in consideration of certain additional services relating to the Units which such employees have agreed to render on an ongoing basis. Such additional services include: (a) inquiring of the General Partner from time to time, at the request of Limited Partners, as to the Net Asset Value of the Units; (b) inquiring of the General Partner, at the request of Limited Partners, regarding the futures markets and the activities of the Partnership; (c) responding to questions of Limited Partners with respect to the monthly account statements, annual reports, financial statements, and annual tax information furnished periodically to Limited Partners; (d) providing advice to Limited Partners as to when and whether to redeem Units; (e) assisting Limited Partners in the redemption of Units; and (f) providing such other services as Limited Partners from time to time may reasonably request. The Selling Agreement provides that such continuing compensation may only be paid by DWR as long as such services are provided and only to those employees who are properly registered with the CFTC and are members of the NFA. A Limited Partner may telephone, write, or visit such employee at the local DWR branch office to avail himself of such services.

    DWR will not pay to its employees the 3% gross sales credit described above with respect to Units purchased by a subscriber with the proceeds of a redemption on or after December 31, 1995 of all or a portion of such subscriber's interest in any other commodity pool for which the General Partner serves as the general partner and commodity pool operator. Such employees will receive the gross sales credit percentage with respect to roundturn brokerage commissions which are charged to the Partnership which are comparable to the gross sales credit which was received by such employees with respect to such other partnerships.

    Redemptions of Units at or prior to the end of the twenty-fourth month following the closing at which such Units are issued are subject to certain redemption charges payable to DWR. For example, if all 60,000 Units are sold at the First Closing, the Net Asset Value per Unit remained at $1,624.40 per Unit during the first twelve months following the First Closing, all Units were subject to a redemption charge, and all Units were redeemed at the end of the sixth month following the First Closing, DWR would receive $2,923,920 in redemption charges. These redemption charges may be deemed to be underwriting compensation to DWR. See "Redemptions."

    In connection with the sale of Units, DWR may implement a cash sales incentive and/or promotional program for its employees who sell Units. Such a program will provide for DWR, and not the Partnership or General Partner, to pay its employees bonus compensation based on sales of Units. Any such program will be approved by the NASD prior to implementation.

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
    The aggregate of all commissions paid to employees of DWR from the initial 3% gross sales credit, the redemption charges received by DWR, and any sales incentives will not exceed 10% of the proceeds of the sale of Units.

    The Units are being sold by the Partnership when, as and if subscriptions therefor are accepted by the General Partner, subject to the satisfaction of certain conditions set forth in the Selling Agreement and the approval by counsel of certain legal matters. The Partnership has agreed to indemnify the Trading Advisors in connection with the offer and sale of Units with respect to any misleading or untrue statement or alleged misleading or untrue statement of a material fact or a material omission or alleged omission unrelated to the Trading Advisors or their principals. The Partnership also has agreed to certain indemnities of DWR in connection with the offer and sale of Units. See "Fiduciary Responsibility."

                             SUBSCRIPTION PROCEDURE

    The minimum subscription for most new subscribers during the Offering Period is $5,000, except that the minimum subscription is (a) $2,000 in the case of an IRA; or (b) for subscribers effecting Exchanges, the lesser of (i) $5,000 ($2,000 in the case of IRAs), (ii) the proceeds from the redemption of five units (or two units in the case of IRAs) from commodity pools other than the Spectrum Series, or (iii) the proceeds from the redemption of 500 units (200 units in the case of IRAs) from one of the Spectrum Series of commodity pools (see "Summary of the Prospectus--Investment Requirements"). Existing Limited Partners who desire to make an additional investment in the Partnership may subscribe for Units at a closing with a minimum investment of $1,000.

    In order to purchase Units, a subscriber must complete, execute, and deliver an execution copy of a Subscription and Exchange Agreement and Power of Attorney to DWR. In the Subscription and Exchange Agreement and Power of Attorney, a subscriber (other than one effecting an Exchange) will authorize the General Partner and DWR to transfer the subscription amount from his customer account with DWR to the Dean Witter Select Futures Fund L.P. Escrow Account. A subscriber (other than one effecting an Exchange) whose Subscription and Exchange Agreement and Power of Attorney is received by DWR and whose subscription is not immediately rejected, must have the appropriate amount in his customer account with DWR on the first business day following the date that his Subscription and Exchange Agreement and Power of Attorney is received by DWR, and DWR will debit the customer account and transfer such funds into escrow with the Escrow Agent on that date. In the event that a subscriber (other than one effecting an Exchange) does not have a customer account with DWR or does not have sufficient funds in his existing customer account with DWR, the subscriber should make appropriate arrangements with his DWR account executive, if any, and if none, should contact his local DWR branch office. Payment must not be mailed to the General Partner, as any mailed payment will be returned to the subscriber for proper placement with the DWR branch office where his account is maintained. Additional investments in the Partnership for subscribers who already own Units must be made by executing a Subscription and Exchange Agreement and Power of Attorney authorizing the immediate transfer of funds from the customer's account with DWR to the Escrow Agent. In the case of Exchanges, the execution of the Subscription and Exchange Agreement and Power of Attorney, a subscriber will authorize the General Partner to redeem all or a portion of such subscriber's interest in another commodity pool for which the General Partner serves as general partner and commodity pool operator (subject to the terms of the applicable limited partnership agreement) and use the proceeds of such redemption (less any applicable redemption charges) to purchase Units.

    In the case of a subscription on behalf of an IRA or other employee benefit plan, merely subscribing for Units does not create a plan. Those considering the purchase of Units on behalf of an IRA or other employee benefit plan must first ensure that the plan has been properly established in accordance with the Code and the regulations thereunder and administrative rulings thereof and that the plan has been adequately funded. If an IRA or other employee benefit plan has been properly established and adequately funded, the trustee or custodian of the plan who decides to or who is instructed to do so may subscribe for Units. Payment of the subscription price must be made by having the trustee or custodian of the plan authorize the General Partner and DWR to transfer the subscription amount to the Dean Witter Select Futures Fund L.P. Escrow Account from the plan's customer account with DWR. An employee benefit plan, including an IRA, should consider the tax consequences of an investment in the Partnership. See "Purchase by Employee Benefit Plans--ERISA Considerations."

    All Units subscribed for upon DWR's transfer of funds from a customer account following receipt of a check of a subscriber will be issued subject to the collection of the funds represented by such check. In the event that a check of a subscriber for Units is returned unpaid, DWR will notify the General Partner, and the Partnership will cancel the Units issued to such subscriber represented by such check. Any losses or profits sustained by the Partnership in connection with the Partnership's business allocable to such cancelled Units will be deemed a decrease or increase in Net Assets and allocated among the remaining Partners. In the Limited Partnership Agreement, each Limited Partner agrees to reimburse the Partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to such Limited Partner.

    All subscriptions for Units are generally irrevocable by subscribers, provided, however, that (i) a subscriber may revoke his Subscription and Exchange Agreement and Power of Attorney, and receive a full refund of the subscription amount and any accrued interest thereon (or revoke the redemption of units in the other commodity pool in the case of an Exchange), within five business days after execution of such Agreement or no later than 3:00 P.M., New York City time, on the date of the applicable closing, whichever comes first, by delivering written notice to his DWR account executive; and (ii) there may be possible rescission rights under applicable federal and state securities laws. The General Partner may reject any subscription, in whole or in part, in its sole discretion. See "Plan of Distribution." A specimen form of the Subscription and Exchange Agreement and Power of Attorney is annexed hereto as Exhibit B. A separate execution copy of the Subscription and Exchange Agreement and Power of Attorney accompanies this Prospectus or may be obtained, after delivery of this Prospectus, from a local DWR branch office. Limited Partners will not receive certificates evidencing Units, but will be sent confirmations of purchase in DWR's customary form.

                     PURCHASES BY EMPLOYEE BENEFIT PLANS--
                              ERISA CONSIDERATIONS

    The purchase of Units might or might not be a suitable investment for an employee benefit plan. Before proceeding with such a purchase, the person with investment discretion on behalf of an employee benefit plan must determine whether the purchase of Units is (a) permitted under the governing instruments of the plan and (b) appropriate for that particular plan in view of its overall investment policy, the composition and diversification of its portfolio, and the considerations discussed below.

    As used herein, the term "employee benefit plans" refers to plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, free from federal income tax until such time as funds are distributed from the plan. Such plans include corporate pension and profit-sharing plans (such as so-called 401(k) plans), "simplified employee pension plans," so-called "Keogh" plans for self-employed individuals (including partners), and, for purposes of this discussion, individual retirement accounts ("IRAs"), described in Section 408 of the Internal Revenue Code of 1986, as amended (the "Code").

    Notwithstanding the general requirement that most investors in the Partnership must invest a minimum of $5,000, a minimum purchase requirement of $2,000 has been set for IRAs. See "Investment Requirements." Greater minimum purchases and special suitability standards may be mandated by the securities laws and regulations of certain states, and each plan investor should consult the Subscription and Exchange Agreement and Power of Attorney to determine the applicable investment requirements. See "Subscription Procedure."

    If the assets of an investing employee benefit plan were to be treated, for purposes of the reporting and disclosure provisions and certain other of the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, as including an undivided interest in each of the underlying assets of the Partnership, an investment in Units would in general be an inappropriate investment for the plan. A U.S. Department of Labor regulation (the "Regulation") defines "plan assets" in situations where employee benefit plans purchase equity securities in investment entities such as the Partnership. The Regulation provides that the assets of an entity will NOT be deemed to be "plan assets" of an employee benefit plan which purchases an equity security of such an entity if the equity security is a "publicly-offered security," meaning it is
(1) freely transferable, (2) held by more than 100 investors independent of the issuer and of each other, and (3) either (i) registered under Section 12(b) or
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") or (ii) sold to the plan as part of a public offering of such securities pursuant to an effective registration statement under the 1933 Act, where the security is then timely registered under Section 12(b) or Section 12(g) of the 1934 Act. It is expected that the Units will meet the criteria of the Regulation.

    The General Partner believes, based upon the advice of its legal counsel, that income earned by the Partnership will not constitute "unrelated business taxable income" under Section 512 of the Code to employee benefit plans and other tax-exempt entities which purchase Units. Although the Internal Revenue Service has issued favorable private letter rulings to taxpayers in somewhat similar circumstances, other taxpayers may not use or cite such rulings as precedent. Persons with investment discretion on behalf of employee benefit plans who are considering the purchase of Units should consult a professional tax adviser regarding the application of the foregoing matters to their purchase of Units.

    Units may not be purchased with the assets of an employee benefit plan if the General Partner, DWR, or any Trading Advisor or any of their respective affiliates either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such plan.

    Subscribing for Units does not create an IRA or other employee benefit plan. Those considering the purchase of Units on behalf of an IRA or other employee benefit plan must first ensure that the plan has been properly established in accordance with the Code and the regulations thereunder and administrative rulings thereunder and that the plan has been adequately funded. Then, after all of the considerations discussed above have been taken into account, the trustee or custodian of a plan who decides to or who is instructed to do so may subscribe for Units, subject to the minimum subscription requirement.

    ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER, DWR, THE TRADING ADVISORS OR THE PARTNERSHIP THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

    The General Partner has been advised by counsel, Cadwalader, Wickersham & Taft, that in its opinion, the following summary correctly describes the material federal income tax consequences to United States taxpayers of acquiring, owning, and disposing of Units. The opinions appearing in this section are the opinions of Cadwalader, Wickersham & Taft, except as otherwise specifically noted herein. The following summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), rulings thereon, regulations promulgated thereunder and existing interpretations thereof, any of which could be changed at any time and which changes could be retroactive. The federal income tax summary and the state and local income tax summary which follow in general relate only to the tax implications of an investment in the Partnership by individuals who are citizens or residents of the United States. Except as indicated below or under "Purchases by Employee Benefit Plans--ERISA Considerations," the summaries do not address the tax implications of an investment in the Partnership by corporations, partnerships, trusts, and other non-individuals. Moreover, the summaries are not intended as a substitute for careful tax planning, particularly since certain of the tax consequences of owning an interest in the Partnership may not be the same for all taxpayers, such as non-individuals or foreign persons, or in light of an investor's personal investment circumstances. A complete discussion of all federal, state and local tax aspects of an investment in the Partnership is beyond the scope of the following summary, and prospective investors must consult their own tax advisors on such matters.

PARTNERSHIP STATUS

    The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in its opinion under current federal income tax law, the Partnership will be classified as a partnership and not as an association taxable as a corporation. No ruling has been requested from the Internal Revenue Service with respect to classification of the Partnership and the General Partner does not intend to request such a ruling.

    The opinion of counsel described above is based upon the facts set forth herein, including that (i) the General Partner will maintain a net worth (exclusive of its interest in the Partnership and any other limited partnership) equal to the sum of at least 10% of the total contributions to the Partnership and any other limited partnership for which it acts as general partner (or, if the total contributions to the Partnership or to any other limited partnership are less than $2,500,000, of at least 15% of total contributions to the Partnership and to any other limited partnership or $250,000, whichever is lesser); (ii) the General Partner's interest in each item of the Partnership's income, gain, loss, deduction, or credit will be equal to at least 1% of each such item; (iii) the Limited Partners will not own, directly or indirectly, individually or in the aggregate, more than 20% of the stock of the General Partner or of any affiliate of the General Partner; and (iv) a principal activity of the Partnership consists of buying and selling commodities not held as inventory, or futures, options and forward contracts with respect to such commodities, and at least 90% of the Partnership's income consists of gains from such trading and interest income.

    Certain "publicly traded partnerships" are taxed as corporations. While this treatment does not affect the Partnership, new legislation governing the taxation of limited partnerships may be enacted at any time, and may apply to the Partnership retroactively. If a partnership were classified as an association taxable as a corporation, income or loss of such partnership would not be passed through to its partners, and such partnership would be subject to tax on its income without deduction for any distributions to its partners, at the rates applicable to corporations. In addition, all or a portion of any distributions by such partnership to its partners could be taxable to the partners as dividends or capital gains.

PARTNERSHIP TAXATION

    PARTNERS, RATHER  THAN PARTNERSHIP,  SUBJECT  TO FEDERAL  INCOME TAX.    The
Partnership, as an entity, will not be subject to federal income tax. Except as provided below with respect to certain nonresident

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aliens, each Limited Partner in computing his federal income tax liability for a taxable year will be required to take into account his distributive share of all items of Partnership income, gain, loss, deduction, and credit for the taxable year of the Partnership ending within or with the taxable year of such Partner, regardless of whether such Partner has received any distributions from the Partnership. The characterization of an item of profit or loss will usually be determined at the Partnership level.

    ORGANIZATION AND SYNDICATION EXPENSES. Neither the Partnership nor any Partner thereof will be entitled to any deduction for syndication expenses (I.E., those amounts paid or incurred in connection with issuing and marketing Units).

    ALLOCATION OF PARTNERSHIP PROFITS AND LOSSES. For federal income tax purposes, a Limited Partner's distributive share of items of Partnership income, gain, loss, deduction, and credit will be determined by the Limited Partnership Agreement, annexed hereto as Exhibit A, unless an allocation under such Agreement does not have "substantial economic effect" or is not in accordance with the Partners' interests in the Partnership. The allocations provided by the Limited Partnership Agreement are described under "The Limited Partnership Agreements--Allocation of Profits and Losses." In general, the Limited Partnership Agreement allocates items of ordinary income and expense pro rata among the Partners based upon their respective capital accounts as of the end of the month in which such items are accrued. Net realized capital gains and losses are generally allocated among all Partners based upon their respective capital accounts. However, net realized capital gain and loss is allocated first to Partners who have redeemed Units in the Partnership during a taxable year to the extent of the difference between the amount received on the redemption and the allocation account as of the date of redemption attributable to the redeemed Units. Net realized capital gains for each year are allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts to the extent of such excess in the ratio that each such Partner's excess bears to all such Partners' excesses. Net realized capital loss for each year is allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts to the extent of such excess in the ratio that each such Partner's excess bears to all such Partners' excesses.

    These allocation provisions are designed to reconcile tax allocations to economic allocations. However, no assurance can be given that the Internal Revenue Service will not challenge such allocations, especially in light of recently issued final regulations.

    If the allocation provided by the Limited Partnership Agreement is not recognized by the Internal Revenue Service for federal income tax purposes, the amount of income or loss allocated to the Partners for federal income tax purposes under the Limited Partnership Agreement may be increased or reduced or the character of such income or loss may be modified.

CASH DISTRIBUTIONS AND REDEMPTIONS

    Distributions by the Partnership and amounts received upon the partial or complete redemption of a Limited Partner's Units will be taxable to the Limited Partner to the extent cash distributions by the Partnership or amounts received upon redemption by a Limited Partner exceed such Partner's adjusted tax basis in his Units. Such excess will be taxable to him as though it were a gain from a sale of the Units. A loss will be recognized upon a redemption of Units only if, following the redemption of all of a Limited Partner's Units, such Partner has any tax basis in his Units remaining. In such case, the Limited Partner will recognize loss to the extent of such remaining basis. See "Redemptions." Generally, if a Limited Partner is not a "dealer" with respect to his interest in the Partnership and he has held his interest in the Partnership for more than one year, such gain or loss would be long-term capital gain or loss.

GAIN OR LOSS ON TRADING ACTIVITY

    Because the Partnership will purchase futures interests contracts for its own account and not for the account of others, because the Partnership will not maintain an inventory of futures interests contracts, because substantially all of the expected return of any combination of the Partnership's commodity contract positions will not be attributable to the time value of the Partnership's net

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investment in such positions, and because  the Partnership will be considered  a
"qualified fund" for purposes of its foreign currency commodity contracts positions, for federal income tax purposes substantially all of the profit and loss generated by the Partnership from its trading activities will be capital gain and loss, which in turn may be either short-term, long-term or a combination of both. Gain or loss with respect to a "Section 1256 contract" is generally treated as short-term capital gain or loss to the extent of 40% of such gain or loss, and long-term capital gain or loss to the extent of 60% of such gain or loss. For individual partners, long-term capital gains are taxed at a maximum marginal rate of 28%, while short-term capital gains are currently taxed at a maximum marginal rate of 39.6%. For corporate partners, long-term and short-term capital gains are taxed at the same rate.

    A "Section 1256 contract" includes a "regulated futures contract," a "foreign currency contract," a "nonequity option," and a "dealer equity option." A "regulated futures contract" is a futures contract which is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade, exchange or other market designated by the Secretary of the Treasury ("a qualified board or exchange"), and which is "marked-to-market" to determine the amount of margin which must be deposited or may be withdrawn. A "foreign currency contract" is a contract which requires delivery of, or the settlement of which depends upon the value of, a foreign currency which is a currency in which positions are also traded through regulated futures contracts, which is traded in the interbank market, and which is entered into at arm's length at a price determined by reference to the price in the interbank market. (The Secretary of the Treasury is authorized to issue regulations excluding certain currency forward contracts from mark-to-market treatment.) A "nonequity option" means an option which is traded on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock (or group of stocks) or stock index, unless
(i) there is in effect a designation by the CFTC of a contract market for a contract based on such group of stocks or stock index or (ii) such option is a cash-settled option on a stock index that the SEC has determined to be "broad-based." A "dealer equity option" means, with respect to an options dealer, any listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered. Each Section 1256 contract held at the end of the Partnership's taxable year will be treated as having been sold for its fair market value on the last day of such taxable year, and gain or loss will be taken into account for such year. The Partnership expects that a portion of its trading activities will be conducted in Section 1256 contracts; however, the Partnership also expects that a portion of its trading activities will be conducted in contracts that do not presently qualify as Section 1256 contracts ("non-Section 1256 contracts").

    Gain or loss with respect to foreign currency forward and futures contracts that are not traded on U.S. exchanges or on certain foreign exchanges designated as "qualified boards or exchanges" by the Internal Revenue Service ("foreign currency positions") is treated as capital gain or loss only if held by an electing "qualified fund." In general, a "qualified fund" is an electing partnership that: (1) has at least 20 unrelated partners (no one of which owns more than 20% of the capital or profits of the partnership); (2) has as a principal activity the buying and selling of options, futures, or forwards with respect to commodities; and (3) receives at least 90% of its gross income from interest, dividends, gain from the sale or disposition of capital assets held for the production of interest or dividends, and income and gain from futures, forward, and option contracts with respect to commodities. All such foreign currency positions held by a qualified fund are treated as "Section 1256 contracts" (I.E., marked-to-market at year end) and gain or loss with respect to such foreign currency positions is treated as 100% short-term gain or loss. Gain or loss with respect to "regulated futures contracts," "foreign currency contracts" and "nonequity options" is generally treated as 60% long-term gain or loss and 40% short-term gain or loss. The General Partner has made a qualified fund election for the Partnership.

    Subject to certain limitations, a Limited Partner, other than a corporation, estate, or trust, may elect to carry back net Section 1256 contract losses to each of the three preceding years. Net Section 1256

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contract  losses carried  back to  prior years  may only  be used  to offset net
Section 1256 contract gains. Generally, such losses are carried back as 40% short-term capital losses and 60% long-term capital losses. Capital assets not marked to the market under Section 1256, such as non-currency forward contracts, are not subject to the 60/40 tax regime for Section 1256 contracts, and gain or loss on sale generally will be long-term only if such property has been held for more than one year.

    During taxable years in which little or no profit is generated from trading activities, a Limited Partner may still have interest income.

    The Partnership may  engage in  spread and straddle  trading (I.E.,  holding offsetting positions whereby the risk of loss from holding either or both position(s) is substantially diminished). Realized losses with respect to any position in a spread or straddle are taken into account for federal income tax purposes only to the extent that the losses exceed unrecognized gain (at the end of the taxable year) from offsetting positions, successor positions, or offsetting positions to the successor positions. Thus, spreads and straddles may not be used to defer gain from one taxable year to the next. For purposes of applying the above rules restricting the deductibility of losses with respect to offsetting positions, if a Partner takes into account gain or loss with respect to a position held by the Partnership, the Partner will be treated as holding the Partnership's position, except to the extent otherwise provided in regulations. Accordingly, positions held by the Partnership may limit the deductibility of realized losses sustained by a Limited Partner with respect to positions held for his own account, and positions held by a Limited Partner for his own account may limit his ability to deduct realized losses sustained by the Partnership. Reporting requirements generally require taxpayers to disclose all unrecognized gains with respect to positions held at the end of the taxable year. The above principle, whereby a Limited Partner may be treated as holding Partnership positions, may also apply to require a Limited Partner to capitalize (rather than deduct) interest and carrying charges allocable to property held by him. A portion of the gain on a "conversion transaction," including spread and straddle trading, may be characterized as ordinary income where substantially all of the expected return is attributable to the time value of the net investment in the transaction.

    Pursuant to current Proposed and Temporary Treasury Regulations, the holding period of any position included in a straddle begins anew when the straddle is terminated unless the position was held for more than the long-term capital gain and loss holding period before the straddle was established. Further, the loss on any position included in a straddle will be treated as a long-term capital loss if, at the time the loss position was acquired, the taxpayer held offsetting positions with respect to such loss position that would give rise only to long-term capital loss if such offsetting positions were disposed of on the day the loss position was acquired.

    Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, the Partnership will be subject to the mixed straddle rules of the Code and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on which of the following four alternatives the Partnership elects to pursue. The Partnership may elect to treat Section 1256 positions as non-Section 1256 positions, and the mixed straddle would be subject to the rules governing non-Section 1256 straddles. Alternatively, the Partnership may identify the positions of a particular straddle as an "identified mixed straddle" under Section 1092(b)(2) of the Code and, thereby, net the capital gain or loss attributable to the offsetting positions. The net capital gain or loss is treated as 60% long-term and 40% short-term capital gain or loss if attributable to the Section 1256 positions, or all short-term capital gain or loss if attributable to the non-Section 1256 positions. Alternatively, the Partnership may place the positions in a "mixed straddle" account which is marked-to-market daily. Under a special account cap, not more than 50% of net capital gain may be long-term capital gain, and not more than 40% of net capital loss may be short-term capital loss. If the Partnership does not make any of the aforementioned three elections, any net loss attributable to either the Section 1256 or the non-Section 1256 positions will be treated as 60% long-term and 40% short-term capital loss, while any net gain will be treated as 60% long-term and 40% short-term capital gain, or all short-term capital gain, depending upon whether the net gain was attributable to Section 1256 positions or non-Section 1256 positions.

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
TAXATION OF LIMITED PARTNERS

    LIMITATIONS ON DEDUCTIBILITY OF PARTNERSHIP LOSSES. The amount of Partnership loss, including capital loss, which a Limited Partner will be entitled to take into account for federal income tax purposes is limited to the lesser of the tax basis of his Units or (in the case of certain Limited Partners, including individuals and closely-held C corporations) the amounts for which he is "at risk" with respect to such interest as of the end of the Partnership's taxable year in which such loss occurred.

    Generally, a Limited Partner's initial tax basis will be the amount paid for each Unit of the Partnership (100% of the Net Asset Value of a Unit as of the close of business of the last day of the month immediately preceding the applicable closing for Units sold at such closing). A Limited Partner's adjusted tax basis will be his initial tax basis reduced by the Limited Partner's share of Partnership distributions, losses and expenses and increased by his share of Partnership income, including gains. The amount for which a Limited Partner is "at risk" with respect to his interest in the Partnership will generally be equal to his tax basis for such interest, less: (i) any amounts borrowed in connection with his acquisition of such interest for which he is not personally liable and for which he has pledged no property other than his interest; (ii) any amounts borrowed from persons who have a proprietary interest in the Partnership; and (iii) any amounts borrowed for which the Limited Partner is protected against loss through guarantees or similar arrangements.

    Because of the limitations imposed upon the deductibility of capital losses referred to below, a Limited Partner's share of the Partnership's net capital losses, if any, will not materially reduce his federal income tax on his ordinary income. In addition, certain expenses of the Partnership might be deductible by a Partner only as so-called itemized deductions and, therefore, will not reduce the federal taxable income of a Partner who does not itemize his deductions. Furthermore, an individual who is subject to the alternative minimum tax for a taxable year will not realize any tax benefit from such itemized deductions.

    LIMITATIONS ON DEDUCTIBILITY OF PASSIVE LOSSES. In general, losses from a passive activity ("passive losses") are disallowed to the extent such losses exceed income from all passive activities ("passive income"). A passive activity is defined as a trade or business in which the taxpayer does not materially participate unless otherwise provided in Treasury Regulations.

    Proposed and Temporary Treasury Regulations provide that the trading of personal property, such as commodities, will not be treated as a passive activity. Accordingly, a Limited Partner's distributive share of items of income, gain, deduction, or loss from the Partnership will not be treated as passive income or loss and Partnership gains allocable to Limited Partners will not be available to offset passive losses from sources outside the Partnership. Partnership gains allocable to Limited Partners will, however, be available to offset losses with respect to "portfolio" investments, such as stocks and bonds. Moreover, any Partnership losses allocable to Limited Partners will be available to offset other income, regardless of source. Final Treasury Regulations may modify the Proposed and Temporary Regulations, and such regulations may be retroactive in effect.

    LIMITED DEDUCTION OF CERTAIN EXPENSES. Certain miscellaneous itemized deductions, such as expenses incurred to maintain property held for investment, are deductible only to the extent that they exceed 2% of the adjusted gross income of an individual, trust, or estate. The amount of certain itemized deductions allowable to individuals is further reduced by an amount equal to the lesser of (i) 3% of the individual's adjusted gross income in excess of a certain threshold amount (for tax years beginning in 1995, this amount is $114,700 ($57,350 in the case of married individuals filing a separate return)) and (ii) 80% of such itemized deductions. Based upon the contemplated activities of the Partnership, the General Partner has been advised by its legal counsel that, in such counsel's opinion, expenses incurred by the Partnership in its futures interests trading business should not be subject to the 2% "floor" or the 3% phaseout, except to the extent that the Internal Revenue Service promulgates regulations that so provide.

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
    TAX ON CAPITAL GAINS AND LOSSES. For individuals, trusts and estates, "net capital gains" are currently taxed at a maximum marginal tax rate of 28%, while other income is taxed at a maximum marginal tax rate of 39.6%. Corporate taxpayers are currently subject to a maximum marginal tax rate of 35% on all income.

    The excess of capital losses over capital gains is deductible by an individual against ordinary income on a one-for-one basis, subject to an annual limitation of $3,000 ($1,500 in the case of married individuals filing a separate return). Excess capital losses may be carried forward.

    Net losses from Section 1256 contracts are treated as 60% long-term capital loss and 40% short-term capital loss. Such losses may, at the individual taxpayer's election, be carried back to each of the preceding three years and applied against gains from Section 1256 contracts.

    ALTERNATIVE MINIMUM TAX. An alternative minimum tax may be imposed on Limited Partners, depending on their particular circumstances. This tax, with respect to taxpayers other than corporations, will be assessed to the extent that 26% of the first $175,000 ($87,500 for married individuals filing a separate return) of "alternative minimum taxable income" in excess of the exemption amount ($45,000 in the case of married taxpayers filing joint returns or a surviving spouse; $33,750 in the case of an unmarried taxpayer who is not a surviving spouse; or $22,500 in the case of a married individual filing a separate return or an estate or trust) plus 28% of the balance of such excess exceeds the taxpayer's regular federal income tax liability (subject to special modification) for the year. The alternative minimum tax exemption is phased-out for individual taxpayers with alternative minimum taxable income in excess of $112,500 ($150,000 for married taxpayers filing a joint return and surviving spouses; $75,000 for married individuals filing separate returns, estates, and trusts). "Alternative minimum taxable income" is equal to adjusted gross income computed without deducting normal net operating losses, less specified net operating losses, credits, trust distributions and itemized deductions, and increased by certain tax preferences. Long-term capital gains are taxed at a maximum 28% rate. However, the limitation on the long-term capital gains rate does not give rise to an adjustment or increase in "alternative minimum taxable income." Therefore, transactions in Section 1256 contracts should not directly affect the application of the alternative minimum tax. The extent, if any, to which the alternative minimum tax will be imposed will depend on the overall tax situation of each Limited Partner at the end of each such taxable year.

    LIMITATION ON DEDUCTIBILITY OF INTEREST ON INVESTMENT
INDEBTEDNESS. Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income. A Limited Partner's distributive share of net Partnership income and any gain from the disposition of Units will be treated as investment income, except that a Limited Partner's net capital gain from the disposition of Units is not investment income unless the Limited Partner waives the benefit of the 28% tax rate on such gain. It is not clear whether a Limited Partner's distributive share of Partnership net capital gain constitutes investment income where such gain is taxed at the maximum 28% rate. Interest expense incurred by a Limited Partner to acquire his Units generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the succeeding taxable year.

    TAXATION OF FOREIGN LIMITED PARTNERS. A Limited Partner who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust, or foreign estate (a "Foreign Limited Partner") generally is not subject to taxation by the United States on United States source capital gains from commodity trading for a taxable year, provided that such Foreign Limited Partner does not have certain present or former connections with the United States (e.g., if the Foreign Limited Partner (in the case of an individual) does not spend more than 182 days in the United States during his taxable year (or, in certain limited circumstances, a prior taxable year), or if the Foreign Limited Partner is not engaged in a

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
trade or business within the United States during the taxable year or, in certain limited circumstances, a prior taxable year to which income, gain, or loss from the Partnership is treated as effectively connected).

    Pursuant to a "safe harbor" provision of the Code, a Foreign Limited Partner would not be engaged in a trade or business within the United States solely because such Foreign Limited Partner is a partner of a partnership which effects transactions in the United States in commodities for the partnership's own account, as long as the partnership is not a dealer in commodities and as long as the partnership only trades commodities which are of a kind customarily dealt in on an organized commodity exchange in transactions of a kind customarily consummated on such an exchange. The Partnership has been advised by its counsel that, in such counsel's opinion, the Partnership's commodities transactions should satisfy the safe harbor, and that owning an interest in the Partnership should not, in such counsel's opinion, by itself, cause a Foreign Limited Partner to be engaged in a trade or business within the United States. In the event that future Partnership transactions are not covered by the safe harbor, there is a risk that all of a Foreign Limited Partner's distributive share of income of the Partnership would be treated as effectively connected with the conduct of a trade or business in the United States and taxed at regular rates (discussed previously) and, in the case of a Foreign Limited Partner which is a foreign corporation, an additional 30% branch profits tax (unless reduced or eliminated by treaty).

    If a Foreign Limited Partner is a dealer in commodities, or otherwise is engaged in a U.S. trade or business, and if income, gain, or loss from the Partnership is treated as effectively connected with such trade or business, the Partnership may be required to withhold tax on income allocable to such Foreign Limited Partner and remit to the Internal Revenue Service an amount equal to 39.6% (35% for corporations) of the amount of such effectively connected taxable income allocable to the Foreign Limited Partner. Any amounts remitted will constitute a refundable credit against the Foreign Limited Partner's United States federal income tax liability, which can be claimed on the Foreign Limited Partner's United States federal income tax return.

    A foreign person generally is subject to a 30% withholding tax (unless reduced or exempted by treaty) on certain types of United States source income that are not effectively connected with the conduct of a United States trade or business, such as certain interest-bearing obligations, the income attributable to which is not exempt from tax. This tax must be withheld by the person having control over the payment of such income. Accordingly, the Partnership may be required to withhold tax on items of such income which are included in the distributive share (whether or not actually distributed) of a Foreign Limited Partner. However, 30% withholding is not required in respect of certain interest-bearing obligations, such as "portfolio interest" obligations issued after July 18, 1984 (if procedural requirements are complied with). If the Partnership is required to withhold tax on such income of a Foreign Limited Partner, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution to or redemption of Units by the Foreign Limited Partner.

    The estate of a deceased Foreign Limited Partner may be liable for U.S. estate tax and may be required to obtain an estate tax release from the Internal Revenue Service in order to transfer the Units of such Foreign Limited Partner.

    FOREIGN PERSONS SHOULD CONSULT THEIR OWN TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE PARTNERSHIP.

    TAX ELECTIONS. The Code provides for optional adjustments to the basis of Partnership property upon distributions of Partnership property to a Partner (Section 734) and transfers of Units, including transfers by reason of death (Section 743), provided that a Partnership election has been made pursuant to
Section 754. As a result of the complexities and added expense of the tax accounting required to implement such an election, the General Partner does not presently intend to make such an election. Therefore, any benefits which might be available to the Partners by reason of such an election will be foreclosed.

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    TAX  RETURNS AND  INFORMATION.   The Partnership  will file  its information
return using the accrual method of accounting. Within 90 days after the close of the Partnership's taxable year, the Partnership will furnish each Limited Partner (and any assignee of the Units of any Limited Partner) copies of (i) the Partnership's Schedule K-1 indicating the Limited Partner's distributive share of tax items and (ii) such additional information as is reasonably necessary to permit the Limited Partners to prepare their own federal and state tax returns.

    PARTNERSHIP'S TAX ACCOUNTING. The Partnership has the calendar year as its taxable year.

    UNRELATED BUSINESS TAXABLE INCOME OF EMPLOYEE BENEFIT PLAN LIMITED PARTNERS AND OTHER TAX-EXEMPT INVESTORS. Income allocated to a Limited Partner which is an employee benefit plan or other tax-exempt entity should not be subject to tax under Section 511 of the Code. Such investors should see "Purchases by Employee Benefit Plans--ERISA Considerations."

TAX AUDITS

    All Partners are required under the Code to report all the Partnership items on their own returns consistently with the treatment by the Partnership, unless they file a statement with the Internal Revenue Service disclosing the inconsistencies. Adjustments in tax liability with respect to Partnership items will be made at the Partnership level. The General Partner will represent the Partnership during any audit and in any dispute with the Internal Revenue Service. Each Limited Partner in the Partnership will be informed by the General Partner of the commencement of an audit of the Partnership. In general, the General Partner may enter into a settlement agreement with the Internal Revenue Service on behalf of, and binding upon, the Limited Partners. However, prior to settlement, a Limited Partner may file a statement with the Internal Revenue Service stating that the General Partner does not have the authority to settle on behalf of such Limited Partner.

    The period for assessing a deficiency against a partner in a partnership, such as the Partnership, with respect to a partnership item is the later of three years after the partnership files its return or, if the name and address of the partner does not appear on the partnership return, one year after the Internal Revenue Service is furnished with the name and address of the partner. In addition, the General Partner may consent on behalf of the Partnership to the extension of the period for assessing a deficiency with respect to a Partnership item. As a result, a Limited Partner's federal income tax return may be subject to examination and adjustment by the Internal Revenue Service for a Partnership item more than three years after it has been filed.
                              -------------------

    All of the foregoing statements are based upon the existing provisions of the Code and the regulations promulgated thereunder and the existing administrative and judicial interpretations thereof. It is emphasized that no assurance can be given that legislative, administrative or judicial changes will not occur which will modify such statements.

    The foregoing statements are not intended as a substitute for careful tax planning, particularly since certain of the federal income tax consequences of purchasing an interest in the Partnership may not be the same for all taxpayers. There can be no assurance that the Partnership's tax return will not be audited by the Internal Revenue Service or that no adjustments to the return will be made as a result of such audits. If an audit results in adjustment, Limited Partners may be required to file amended returns and their returns may be audited. Accordingly, prospective purchasers of an interest in the Partnership are urged to consult their tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local and foreign laws before subscribing for Units.

                       STATE AND LOCAL INCOME TAX ASPECTS

    In addition to the federal income tax consequences for individuals described under "Material Federal Income Tax Considerations" above, the Partnership and its Limited Partners may be subject to various state and local taxes. A Limited Partner's distributive share of the realized profits of the Partnership may be required to be included in determining his reportable income for state or local tax

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
purposes. Furthermore, state and local tax laws may not reflect recent changes made to the federal income tax law and hence may be inconsistent with the federal income treatment of gains and losses arising from the Partnership's transactions in Section 1256 contracts. Accordingly, prospective Limited Partners should consult with their own tax advisers concerning the applicability of state and local taxes to an investment in the Partnership.

    The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in such counsel's opinion, the Partnership should not be liable for New York City unincorporated business tax. Limited Partners who are nonresidents of New York State will not be liable for New York State personal income tax on such Partners' income from the Partnership. No ruling from the New York State Department of Taxation and Finance will be requested regarding such matters. Likewise, Limited Partners who are nonresidents of New York City will not be liable for New York City earnings tax on such Partners' income from the Partnership. New York City residents may be subject to New York City personal income tax on such Partners' income from the Partnership.

                              POTENTIAL ADVANTAGES

    An investment in the Partnership is speculative and involves a high degree of risk. The General Partner and DWR believe that managed futures investments (such as the Partnership) provide investors with the potential for long-term capital appreciation (with commensurate risk) and are appropriate only for the aggressive growth portion of an investor's comprehensive financial plan. See "Risk Factors." However, such an investment offers the following potential advantages.

    INVESTMENT DIVERSIFICATION. An investor who is not prepared to make a significant investment or spend substantial time trading various futures interests nevertheless may participate in these markets through an investment in the Partnership, thereby obtaining diversification from investments in stocks, bonds, and real estate. The General Partner believes, on the basis of the past experience of the Partnership, that the profit potential of the Partnership does not depend upon favorable general economic conditions, and that the Partnership is as likely to be profitable during periods of declining stock, bond, and real estate markets as at any other time; conversely, the Partnership may be unprofitable (as well as profitable) during periods of generally favorable economic conditions. According to a 1983 study, "The Potential Role of Managed Commodity-Financial Futures Accounts (and/or Funds) in Portfolios of Stocks and Bonds" by the late John Lintner, Ph.D. of Harvard University, "Diversification can substantially reduce the risks involved in portfolio returns and provide superior returns relative to the risks incurred." Further, according to a 1993 research report by Barclay Trading Group, "Correlation Trends Changing in the '90s," "Monthly returns for stocks and managed futures have moved in opposite directions in approximately 57% of all months during the past ten years. The two were both positive in 31% of all months, and both negative in only 12% of the monthly periods."

    The Partnership's combined benefits of aggressive growth potential (with commensurate risk) and diversification can potentially reduce overall portfolio volatility while maximizing profits. By combining asset classes, investors strive to create a portfolio mix that provides the potential to offer the greatest possible return within acceptable levels of volatility. While past performance is no guarantee of future results, a managed futures investment such as the Partnership may profit (with commensurate risk) in sustained futures interests market moves, regardless of their direction, a potential enhancement to an investor's overall portfolio.

    Each Trading Advisor's speculative trading techniques will be the primary factors in the Partnership's future success or failure. Investors should note that there are always two parties to a futures interests contract, consequently, for any gain achieved by one party on a futures interests contract, a corresponding loss is suffered by the other. Therefore, due to the nature of futures interests trading, only 50% of futures interests held by all market participants can experience gain at any one time, without reference to brokerage commissions and other costs of trading, which may reduce or eliminate any gain that would otherwise be achieved.

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    FUTURES  INTERESTS  TRADED.    The  Partnership  normally  trades  a diverse
portfolio of futures interests, but may trade a greater or lesser number of futures interests, from time to time. Each Limited Partner will obtain greater diversification in futures interests traded than would be possible trading individually, unless substantially more than the minimum investment described herein were committed to the futures interests markets.

    DIVERSIFIED PROFESSIONAL TRADING MANAGEMENT. Trading decisions for the Partnership are made by Trading Advisors retained by the General Partner. See "The Trading Advisors." The trading approaches employed on behalf of the Partnership by the Trading Advisors are not available for investments as small as the required minimum investment in the Partnership. The actual performance record of the Partnership is set forth in "Performance Record of the Partnership." No assurance is given that the Partnership will obtain results consistent with such performance or that the Partnership will not incur substantial losses.

    A Limited Partner's investment in the Partnership is allocated among the Trading Advisors. This permits a Limited Partner to receive the benefits from different trading approaches employed by the Partnership.

    LIMITED LIABILITY. Unlike an individual who invests directly in futures interests, an investor in the Partnership cannot be individually subject to margin calls and cannot lose more than the amount of his unredeemed capital contribution, his share of undistributed profits, if any, and, under certain circumstances, any distributions and amounts received upon redemption of Units and interest thereon. See "The Futures, Options, and Forward Markets," "Redemptions," and "The Limited Partnership Agreement--Nature of the Partnership."

    INTEREST INCOME. Many commodity brokers permit accounts above a certain size to deposit margin for futures interests in the form of interest-bearing obligations, such as U.S. Treasury Bills, rather than cash, thus enabling the account to earn interest on funds being used for futures interests trading, or such brokers pay interest at U.S. Treasury Bill rates on a portion of the cash deposited in the account. The Partnership's assets will be deposited in futures interests trading accounts with DWR as commodity broker. Effective on the day of the First Closing, DWR will credit the Partnership at month-end with interest income as if 80% of the Partnership's average daily Net Assets for the month were invested at a prevailing rate on U.S. Treasury Bills. Generally, an individual trader would not receive any interest on the funds in his futures interests account unless he committed substantially more than the minimum investment described herein. While the Partnership will be credited with interest by DWR on a portion of its assets deposited as margin as described above, the form of margin posted, whether cash or interest-bearing obligations (such as U.S. Treasury Bills), does not reduce the risks inherent in the trading of futures interests. See "Risk Factors" and "Investment Program, Use of Proceeds and Trading Policies."

    ADMINISTRATIVE CONVENIENCE. The Partnership is structured so as to provide Limited Partners with numerous services designed to alleviate the administrative details involved in engaging directly in futures interests trading, including providing monthly and annual financial reports (showing, among other things, the Net Asset Value of a Unit, trading profits or losses, and expenses), and all tax information relating to the Partnership necessary for Limited Partners to complete their federal income tax returns.

                                 LEGAL MATTERS

    Legal matters in connection with the Units being offered hereby, including the discussion of the material federal income tax considerations relating to the acquisition, ownership and disposition of Units, have been passed upon for the Partnership and the General Partner by Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038. Cadwalader, Wickersham & Taft also has acted as counsel for DWR in connection with the offering of Units. Cadwalader, Wickersham & Taft may advise the General Partner with respect to its responsibilities as general partner of, and with respect to matters relating to, the Partnership.

                                    EXPERTS

    The financial statements of Dean Witter Select Futures Fund L.P. as of December 31, 1995 and 1994 and the statements of financial condition of Demeter Management Corporation as of December 31, 1995 and 1994 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as indicated in their reports with respect thereto in this Prospectus, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for DWR.

                             ADDITIONAL INFORMATION

    This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits relating thereto that have been filed with the Securities and Exchange Commission in Washington, D.C. For further information pertaining to the Partnership and the Units offered hereby, reference is hereby made to the Registration Statement, including the exhibits filed as part thereof. The Registration Statement and exhibits are on file at the offices of the Securities and Exchange Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and may be examined, without charge, at the offices of the SEC, and copies may be obtained of all or part thereof from the SEC upon payment of the prescribed fees.

                                    GLOSSARY

CERTAIN TERMS AND DEFINITIONS

    Knowledge of various terms and concepts relating to this offering is necessary for a potential investor to determine whether to invest in the Partnership.

    "Affiliate" -- An "affiliate" of a person means (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person; (ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer, director or partner of such person.

    "Brokerage Commission" -- The fee charged by a broker for executing a trade in a commodity account of a customer. DWR will charge the Partnership brokerage commissions at a roundturn rate of 80% of DWR's published non-member rates for speculative accounts, subject to a cap of 3/4 of 1% per month of the Partnership's adjusted Net Assets as of the last day of each month.

    "Churning" -- Engaging in excessive trading with respect to a commodity account for the purpose of generating brokerage commissions.

    "Commodity Trading Advisor" -- Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value or purchase of commodity contracts or options thereon.

    "Daily Limits" -- Limits imposed by commodity exchanges on the amount of fluctuation in commodity contract prices during a single trading day.

    "Forward Contract" -- A contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price. It is distinguished from a futures contract in that it is not traded on an exchange and it contains terms and conditions specifically negotiated by the parties.

    "Futures Contract" -- Standardized contract made on domestic or foreign commodity exchanges which calls for the future delivery of a specified quantity of a commodity at a specified time and place.

    "Limit Order" -- An order to execute a trade at a specified price or better. As contrasted with a stop order, a limit order does not become a market order when the limit price is reached.

    "Margin"  -- Good faith  deposits with a  broker to assure  fulfillment of a
purchase  or  sale  of   a  commodity  futures   contract  and,  under   certain
circumstances, a commodity option contract.

    "Market Order" -- An order to execute a trade at the prevailing price as soon as possible.

    "Net Assets" -- The total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open commodity interest contract positions and other assets of the Partnership) less the total liabilities of the Partnership (including, but not limited to, one-half of the brokerage commissions that would be payable with respect to the closing of each of the Partnership's open commodity interest contract positions, management fees, incentive fees, administrative expenses, transaction fees and costs, and extraordinary expenses), determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a commodity interest contract traded on an exchange shall mean the settlement price on the exchange on which the particular commodity interest contract shall be traded by the Partnership on the day with respect to which Net Assets shall be determined, PROVIDED, HOWEVER, that if a contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that contract shall be traded or otherwise, the settlement price on the first subsequent day on which the contract could have been liquidated shall be the market value of such contract for such day. The market value of a forward

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
contract or a futures or option contract traded on a foreign exchange or market shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of contract.

    "Net Asset Value Per Unit" -- The Net Assets allocated to capital accounts represented by Units of Limited Partnership Interest divided by the aggregate number of Units of Limited Partnership Interest.

    "Option" -- An option on a futures contract or a physical commodity gives the buyer of the option the right, as opposed to the obligation, to take a position at a specified price in an underlying futures contract or commodity.

    "Organizational and Offering Expenses" -- Costs incurred in the organization of the Partnership and the offering of Units, including legal, accounting and auditing fees, printing costs, solicitation and marketing costs, and other related fees and expenses.

    "Pyramiding" -- Using unrealized profits on existing positions in a given commodity due to favorable price movements as margin specifically to buy or sell additional positions in the same or related commodity.

    "Settlement Price" -- The closing price for futures contracts in a particular commodity established by the clearinghouse or exchange after the close of each day's trading.

    "Speculative Position Limits" -- Limits established by the CFTC and United States commodity exchanges on the maximum net long or short speculative positions which a person or group of persons may hold, own, or control in commodity contracts.

    "Spot Contract" -- A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity lot, usually with a two-day settlement.

    "Stop Order" -- An order given to a broker to execute a trade in a commodity contract when the contract price reaches the specified stop order price. Stop orders become market orders when the stop price is reached.

    "Trading Profits" -- Net commodity interest contract trading profits (realized and unrealized) earned by the Partnership, decreased by monthly management fees, brokerage commissions, floor brokerage fees, "give up" or transfer fees, NFA fees, other transaction fees and costs, administrative expenses, and other fees and expenses (excluding extraordinary expenses) directly attributable to commodity interest contract trading, with such trading profits and items of decrease determined from the end of the last calendar quarter in which an incentive fee was earned by the Trading Advisor or, if no incentive fee has been earned previously by the Trading Advisor, from the date that the Partnership commenced trading to the end of the calendar quarter as of which such incentive fee calculation is made. No incentive fee will be paid with respect to interest income of the Partnership.

    "Transaction Fees and Costs" -- Floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" or transfer fees, any costs associated with taking delivery of commodity interests, and fees for the execution of forward contract transactions, EFP transactions, and the use of DWR's institutional and overnight execution facilities.

    "Unrealized Profit or Loss" -- The profit or loss which could be realized on an open position if it were closed out at the current settlement price.

BLUE SKY GLOSSARY

    Prospective investors should be aware of the following definitions, reprinted verbatim from the "Guidelines for Registration of Commodity Pool Programs" adopted by the North American Securities Administrators Association, Inc., as revised in September, 1993 (the "Guidelines"), which Guidelines are applied by certain state securities administrators in reviewing public offerings of "commodity pools" (such as the Partnership). For ease of reference, each of these definitions is followed by the comparable defined term used in the Limited Partnership Agreement and this Prospectus, in brackets, as applicable.

    "Advisor" -- Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options. ["trading advisor" -- page A-9]

    "Affiliate" -- An Affiliate of a Person means (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person;
(d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity. ["Affiliate" -- page A-18]

    "Capital   Contributions"  --  The  total  investment  in  a  Program  by  a
Participant or by all Participants, as the case may be. ["Unit of General Partnership Interest" -- page A-3; "Units" -- page A-3]

    "Commodity Broker" -- Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his own account. ["DWR" -- page A-4; "commodity broker" -- page A-10]

    "Commodity Contract" -- A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point. ["futures interests" -- page A-1]

    "Net Assets" -- The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program. ["Net Assets" -- page A-7]

    "Net Worth" -- The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles. ["net worth," as regards subscribers' investment requirements, is referenced on pages 1, B-4, B-5, and B-6; as regards the General Partner's net worth requirement, see
Section 5 of the Limited Partnership Agreement on page A-2]

    "Organizational and Offering Expenses" -- All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions
(including  fees  of  the  underwriter's  attorneys),  expenses  for   printing,
engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees. ["organizational and offering expenses" -- page A-7]

    "Participant" -- The holder of a Program Interest. ["General Partner," "Limited Partners," "Partners" -- page A-1]

    "Person" -- Any natural Person, partnership, corporation, association or other legal entity. [No comparable term]

    "Program" -- The limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts. ["Partnership" -- page A-1]

    "Pyramiding" -- A method of using all or part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities. [See trading policy 5 on page A-11]

    "Sponsor" -- Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program.

Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates. ["General Partner," "DWR," and their "Affiliates"]

    "Valuation Date" -- The date as of which the Net Assets of the Program are determined. [No comparable term, but for purposes of redemption, Net Assets of the Partnership are determined as of the last business day of the month -- pages A-15-A-16]

                          INDEPENDENT AUDITORS' REPORT

The Limited Partners and the General Partner
Dean Witter Select Futures Fund L.P.:

We have audited the accompanying statements of financial condition of Dean Witter Select Futures Fund L.P. (the "Partnership") as of December 31, 1995 and 1994 and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Dean Witter Select Futures Fund L.P. as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

/s/ DELOITTE & TOUCHE LLP
February 21, 1996
New York, New York

                      DEAN WITTER SELECT FUTURES FUND L.P.
                       STATEMENTS OF FINANCIAL CONDITION
                                     ASSETS

                                                                                           DECEMBER 31,
                                                                                ----------------------------------
                                                                                      1995              1994
                                                                  JUNE 30,      ----------------  ----------------
                                                                    1996
                                                              ----------------         $                 $
                                                                     $
                                                                (UNAUDITED)

Equity in Commodity futures trading accounts:
  Cash......................................................       141,263,234       161,132,662       147,127,130
  Net unrealized gain on open contracts.....................         4,861,543        17,428,211        22,085,555
  Net option premiums paid..................................            26,600            17,020           385,150
                                                              ----------------  ----------------  ----------------
      Total Trading Equity..................................       146,151,377       178,577,893       169,597,835
  Interest receivable (DWR).................................           499,127           592,357           661,445
  Receivable from DWR.......................................           141,286           172,749         1,353,800
                                                              ----------------  ----------------  ----------------
      Total Assets..........................................       146,791,790       179,342,999       171,613,080
                                                              ----------------  ----------------  ----------------
                                                              ----------------  ----------------  ----------------


                                        LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
  Redemptions payable.......................................         2,390,141         1,551,357         2,211,482
  Accrued management fees...................................           365,673           446,105           427,191
  Accrued brokerage commissions (DWR).......................           360,531           664,318           641,040
  Accrued administrative expenses...........................           101,330           164,267           103,125
  Accrued transaction fees and costs........................            60,766            70,692            40,914
                                                              ----------------  ----------------  ----------------
      Total Liabilities.....................................         3,278,441         2,896,739         3,423,752
                                                              ----------------  ----------------  ----------------

PARTNERS' CAPITAL:
  Limited Partners (85,349.491, 93,318.367 and 110,195.320
   units, respectively).....................................       141,310,046       173,965,425       166,182,436
  General Partner (1,330.767 units).........................         2,203,303         2,480,835         2,006,892
                                                              ----------------  ----------------  ----------------
      Total Partners' Capital...............................       143,513,349       176,446,260       168,189,328
                                                              ----------------  ----------------  ----------------
      Total Liabilities and Partners' Capital...............       146,791,790       179,342,999       171,613,080
                                                              ----------------  ----------------  ----------------
                                                              ----------------  ----------------  ----------------
NET ASSET VALUE PER UNIT....................................          1,655.66          1,864.21          1,508.07
                                                              ----------------  ----------------  ----------------
                                                              ----------------  ----------------  ----------------

   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SELECT FUTURES FUND L.P.
                            STATEMENTS OF OPERATIONS

                                        FOR THE SIX MONTHS ENDED
                                                JUNE 30,                    FOR THE YEARS ENDED DECEMBER 31,
                                     ------------------------------  ----------------------------------------------
                                                          1995            1995            1994            1993
                                                     --------------  --------------  --------------  --------------
                                                           $               $               $               $
                                          1996        (UNAUDITED)
                                     --------------
                                           $
                                      (UNAUDITED)
REVENUES
  Trading Profit (Loss):
    Realized.......................      (1,406,672)     90,756,175      65,987,157      19,134,352      12,348,813
    Net change in unrealized.......     (12,566,668)     (3,342,474)     (4,657,344)     (7,758,820)     28,172,416
                                     --------------  --------------  --------------  --------------  --------------
        Total Trading Results......     (13,973,340)     87,413,701      61,329,813      11,375,532      40,521,229
  Interest income (DWR)............       3,142,338       4,065,579       7,969,749       6,044,870       2,410,096
                                     --------------  --------------  --------------  --------------  --------------
        Total Revenues.............     (10,831,002)     91,479,280      69,299,562      17,420,402      42,931,325
                                     --------------  --------------  --------------  --------------  --------------

EXPENSES
  Brokerage commissions (DWR)......       6,161,235       7,836,230      14,173,695      15,551,182       8,893,981
  Management fees..................       2,319,074       2,991,042       5,626,908       5,452,353       3,165,432
  Transaction fees and costs.......         454,505         876,504       1,589,795       1,652,264         918,652
  Administrative expenses..........          55,000          64,000         148,000         126,000         141,000
  Incentive fees...................        (172,663)      8,534,385       8,707,049       4,441,510       3,420,048
                                     --------------  --------------  --------------  --------------  --------------
        Total Expenses.............       8,817,151      20,302,161      30,245,447      27,223,309      16,539,113
                                     --------------  --------------  --------------  --------------  --------------
NET INCOME (LOSS)..................     (19,648,153)     71,177,119      39,054,115      (9,802,907)     26,392,212
                                     --------------  --------------  --------------  --------------  --------------
                                     --------------  --------------  --------------  --------------  --------------

Net Income (Loss) Allocation:
  Limited Partners.................     (19,370,621)     70,282,426      38,580,172      (9,695,068)     26,080,515
  General Partner..................        (277,532)        894,693         473,943        (107,839)        311,697

Net Income (Loss) Per Unit:
  Limited Partners.................         (208.55)         672.32          356.14          (81.46)         467.14
  General Partner..................         (208.55)         672.32          356.14          (81.46)         467.14

   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SELECT FUTURES FUND L.P.
                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL
             FOR THE SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED) AND
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                LIMITED PARTNERS     GENERAL          TOTAL
                                                   UNITS OF     ----------------     PARTNER     ----------------
                                                 PARTNERSHIP                      -------------
                                                   INTEREST            $                                $
                                                --------------                          $

Partners' Capital, December 31, 1992..........      54,260.341        60,187,959        713,034        60,900,993
Supplemental Offering.........................      75,078.297       116,617,866      1,050,000       117,667,866
Net Income....................................        --              26,080,515        311,697        26,392,212
Redemptions...................................      (4,009.010)       (5,745,455)      --              (5,745,455)
                                                --------------  ----------------  -------------  ----------------
Partners' Capital, December 31, 1993..........     125,329.628       197,140,885      2,074,731       199,215,616
Net Loss......................................        --              (9,695,068)      (107,839)       (9,802,907)
Subscription Adjustment.......................        --                 (40,000)        40,000         --
Redemptions...................................     (13,803.541)      (21,223,381)      --             (21,223,381)
                                                --------------  ----------------  -------------  ----------------
Partners' Capital, December 31, 1994..........     111,526.087       166,182,436      2,006,892       168,189,328
Net Income....................................        --              38,580,172        473,943        39,054,115
Redemptions...................................     (16,876.953)      (30,797,183)      --             (30,797,183)
                                                --------------  ----------------  -------------  ----------------
Partners' Capital, December 31, 1995..........      94,649.134       173,965,425      2,480,835       176,446,260
Net Loss......................................        --             (19,370,621)      (277,532)      (19,648,153)
Redemptions...................................      (7,968.876)      (13,284,758)      --             (13,284,758)
                                                --------------  ----------------  -------------  ----------------
Partner's Capital June 30, 1996...............      86,680.258  $    141,310,046  $   2,203,303  $    143,513,349
                                                --------------  ----------------  -------------  ----------------
                                                --------------  ----------------  -------------  ----------------

   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SELECT FUTURES FUND L.P.
                            STATEMENTS OF CASH FLOWS

                             FOR THE SIX MONTHS ENDED JUNE
                                          30,
                             ------------------------------
                                                  1995
                                             --------------          FOR THE YEARS ENDED DECEMBER 31,
                                                   $         -------------------------------------------------
                                              (UNAUDITED)         1995             1994             1993
                                  1996                       ---------------  ---------------  ---------------
                             --------------                         $                $                $
                                   $
                              (UNAUDITED)

CASH FLOWS FROM OPERATING
 ACTIVITIES
Net income (loss)..........     (19,648,153)     71,177,119       39,054,115       (9,802,907)      26,392,212
Noncash item included in
 net income (loss):
  Net change in
   unrealized..............      12,566,668       3,342,474        4,657,344        7,758,820      (28,172,416)
(Increase) decrease in
 operating assets:
  Interest receivable
   (DWR)...................        (326,378)       (119,577)          69,088         (276,019)        (240,754)
  Receivable from DWR......         451,071         163,420        1,181,051         (771,457)        (567,664)
  Net option premiums......          (9,580)     (2,260,579)         368,130         (385,150)       --
Increase (decrease) in
 operating liabilities:
  Accrued brokerage
   commissions (DWR).......        (303,787)         51,125           23,278           10,720          500,408
  Accrued management
   fees....................         (80,432)        139,254           18,914          (77,526)         345,373
  Accrued administrative
   expenses................         (62,937)         13,187           61,142          (16,097)          69,661
  Accrued transaction fees
   and costs...............          (9,926)         79,923           29,778           (4,749)          36,157
  Incentive fees payable...        --             5,956,428        --              (1,295,256)       1,295,256
                             --------------  --------------  ---------------  ---------------  ---------------
Net cash provided by (used
 for) operating
 activities................      (7,423,454)     78,542,774       45,462,840       (4,859,621)        (341,767)
                             --------------  --------------  ---------------  ---------------  ---------------
CASH FLOWS FROM FINANCING
 ACTIVITIES
  Offering of units........        --              --              --               --             117,667,866
  Increase (decrease) in
   redemptions payable.....         838,784         411,570         (660,125)       1,340,331       (1,806,017)
  Redemptions of units.....     (13,284,758)    (21,283,926)     (30,797,183)     (21,223,381)      (5,745,455)
                             --------------  --------------  ---------------  ---------------  ---------------
Net cash provided by (used
 for) financing
 activities................     (12,445,974)    (21,695,496)     (31,457,308)     (19,883,050)     110,116,394
                             --------------  --------------  ---------------  ---------------  ---------------
Net increase (decrease) in
 cash......................     (19,869,428)     56,847,278       14,005,532      (24,742,671)     109,774,627
Balance at beginning of
 period....................     161,132,662     147,127,130      147,127,130      171,869,801       62,095,174
                             --------------  --------------  ---------------  ---------------  ---------------
Balance at end of period...     141,263,234     203,974,408      161,132,662      147,127,130      171,869,801
                             --------------  --------------  ---------------  ---------------  ---------------
                             --------------  --------------  ---------------  ---------------  ---------------

   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SELECT FUTURES FUND L.P.
                         NOTES TO FINANCIAL STATEMENTS
                (INFORMATION WITH RESPECT TO 1996 IS UNAUDITED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION--Dean Witter Select Futures Fund L.P. (the "Partnership") is a limited partnership organized to engage in the speculative trading of commodity futures contracts, commodity option contracts and forward contracts on foreign currencies. The general partner for the Partnership is Demeter Management Corporation (the "General Partner"). The commodity broker is Dean Witter Reynolds Inc. ("DWR"). Both DWR and the General Partner are wholly-owned subsidiaries of Dean Witter, Discover & Co. The General Partner has retained EMC Capital Management, Inc. ("EMC"), Rabar Market Research, Inc. ("Rabar") and Sunrise Capital Management, Inc. ("Sunrise") as the trading advisors of the Partnership.

    The General Partner is required to maintain a 1% minimum interest in the equity of the Partnership and income (losses) are shared by the General and Limited Partners based upon their proportional ownership interests.

    During 1993 additional units were offered to the public at a price equal to 100% of the net asset value per unit as of September 30, 1993. This resulted in $117,667,866 being added to the Partnership.

    BASIS OF ACCOUNTING--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.

    REVENUE RECOGNITION--Commodity futures contracts, commodity options and forward contracts on foreign currencies are open commitments until settlement date. They are valued at market and the resulting unrealized gains and losses are reflected in income. Monthly, DWR pays the Partnership interest income based upon 80% of the average daily Net Assets for the month at a rate equal to the average yield on 13-week U.S. Treasury bills issued during such month. For purposes of such interest payments, Net Assets do not include monies due the Partnership on forward contracts and other commodity interests, but not actually received.

    NET INCOME (LOSS) PER UNIT--Net income (loss) per Unit is computed using the weighted average number of units outstanding during the period.

    EQUITY IN COMMODITY FUTURES TRADING ACCOUNTS--The Partnership's asset "Equity in Commodity futures trading accounts" consists of cash on deposit at DWR to be used as margin for trading and the net asset or liability related to unrealized gains or losses on open contracts and the net option premiums paid and/or received. The asset or liability related to the unrealized gains or losses on forward contracts is presented as a net amount because the Partnership has a master netting agreement with DWR.

    BROKERAGE COMMISSIONS AND RELATED TRANSACTION FEES AND COSTS--The Partnership accrues brokerage commissions on a half-turn basis at 80% of DWR's published non-member rates, to a maximum of 3/4 of 1% per month of the Net Assets allocated to each trading advisor as defined in the Limited Partnership Agreement.

    Transaction   fees  and  costs  are  accrued  on  a  half-turn  basis.  Such transaction fees and costs, exclusive of "give-up" fees, are capped at 1/12 of 1% per month of the Net Assets allocated to each trading advisor.

    OPERATING EXPENSES--The Partnership bears all operating expenses related to its trading activities, to a maximum of 1/4 of 1% annually of the Partnership's average month-end Net Assets. These include filing fees, clerical, administrative, auditing, accounting, mailing, printing and other incidental operating expenses as permitted by the Limited Partnership Agreement. In addition, the Partnership incurs a monthly management fee and may incur an incentive fee. The General Partner bears all other operating expenses.

    REDEMPTIONS--Effective October 1, 1993 Limited Partners are able to redeem some or all of their Units at 100% of the Net Asset Value per Unit at the last day of any month that is at least six months after the closing at which a client first became a limited partner, upon five business day advance notice by redemption form to the General Partner. However, any Units redeemed at or prior to the end of the twelfth, eighteenth, or twenty fourth full months following the closing at which such person first becomes a limited partner, may be assessed a redemption charge equal to 3%, 2% or 1%, respectively, of the Net Asset Value per Unit on the date of such redemption. Prior to October 1, 1993 redemptions were restricted to the calendar quarter. Limited Partners who obtained their Units via an exchange from another DWR sponsored commodity pool are not subject to the six month holding period or the redemption charges.

    DISTRIBUTIONS--Distributions, other than on redemptions of Units, are made on a pro-rata basis at the sole discretion of the General Partner. No distributions have been made to date.

    INCOME TAXES--No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of the Partnership's revenues and expenses for income tax purposes.

    DISSOLUTION OF THE PARTNERSHIP--The Partnership will terminate on December 31, 2025 or at an earlier date if certain conditions set forth in the Limited Partnership Agreement occur.

2.  RELATED PARTY TRANSACTIONS

    The Partnership's cash is on deposit with DWR in commodity trading accounts to meet margin requirements as needed. DWR pays interest on these funds as described in Note 1. Under its Customer Agreement with DWR, the Partnership pays DWR brokerage commissions as described in Note 1.

3.  TRADING ADVISORS

    Compensation to EMC, Rabar and Sunrise consists of a management fee and an incentive fee as follows:

    MANAGEMENT FEE--The Partnership pays a monthly management fee equal to 1/4 of 1% per month of the Partnership's adjusted Net Assets, as defined in the Limited Partnership Agreement, as of the last day of each month.

    INCENTIVE FEE--The Partnership will pay a quarterly incentive fee to each trading advisor equal to 17.5% of the trading advisor's "Trading Profits", as defined in the Limited Partnership Agreement, experienced by the Net Assets allocated to such trading advisor as of the end of each calendar quarter. If a trading advisor has experienced "Trading Losses" with respect to its allocated Net Assets at the time of a supplemental closing, the trading advisor must earn back such losses plus a pro rata amount related to the funds allocated to the trading advisor at a supplemental closing before the trading advisor is eligible for an incentive fee. Such incentive fee is accrued in each month in which "Trading Profits" occurs. In those months in which "Trading Profits" are negative, previous accruals, if any, during the incentive period will be reduced. In those instances in which a Limited Partner redeems an investment, the incentive fee (if earned through a redemption date) is to be paid to such advisor on those redemptions in the month of such redemptions.

4.  FINANCIAL INSTRUMENTS

    The Partnership trades futures, options and forward contracts in interest rates, stock indices, commodities, currencies, petroleum, and precious metals. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility. At June 30, 1996, December 31, 1995 and December 31, 1994, open contracts were:

                                                                          CONTRACT OR NOTIONAL AMOUNT
                                                                ------------------------------------------------
                                                                     1996            1995             1994
                                                                --------------  --------------  ----------------
                                                                      $               $                $
                                                                 (UNAUDITED)
EXCHANGE-TRADED CONTRACTS
Financial Futures:
  Commitments to Purchase.....................................      96,651,000     925,367,000        67,681,000
  Commitments to Sell.........................................     313,468,000     103,322,000     1,019,446,000

Commodity Futures:
  Commitments to Purchase.....................................      48,636,000     293,591,000       117,919,000
  Commitments to Sell.........................................      72,716,000      49,216,000        83,412,000
  Options Written.............................................        --               894,000         --

Foreign Futures:
  Commitments to Purchase.....................................     288,478,000     913,417,000       117,224,000
  Commitments to Sell.........................................     245,663,000      42,447,000       294,985,000

OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS
  Commitments to Purchase.....................................      18,257,000       7,612,000       326,211,000
  Commitments to Sell.........................................      10,646,000      40,963,000       475,682,000

    A portion of the amounts indicated as off-balance-sheet risk in forward foreign currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.

    The unrealized gains on open contracts are reported as a component of "Equity in Commodity futures trading accounts" on the Statements of Financial Condition and totaled $4,861,543, $17,428,211 and $22,085,555 at June 30, 1996,
and December 31, 1995 and 1994, respectively.

    Of the $4,861,543 net unrealized gain on open contracts at June 30, 1996, $4,733,944 related to exchange-traded futures contracts and $127,599 related to off-exchange-traded forward currency contracts. Of the $17,428,211 net unrealized gain on open contracts at December 31, 1995, $16,901,032 related to exchange-traded futures contracts and $527,179 related to off-exchange-traded forward currency contracts. Of the $22,085,555 net unrealized gain on open contracts at December 31, 1994, $22,292,720 related to exchange-traded futures contracts and $(207,165) related to off-exchange-traded forward currency contracts.

    Exchange-traded futures contracts held by the Partnership at June 30, 1996, and December 31, 1995 and 1994 mature through June 1997, and December 1996 and September 1995, respectively. Off-exchange-traded forward currency contracts held by the Partnership at June 30, 1996, and December 31, 1995 and 1994 mature through July 1996, January 1996 and March 1995, respectively. The contract amounts in the above table represent the Partnership's extent of involvement in the particular class of financial instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments is limited to the amounts reflected in the Partnership's Statements of Financial Condition.

    The Partnership also has credit risk because DWR acts as the futures commission merchant or the sole counterparty, with respect to most of the Partnership's assets. Exchange-traded futures and options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. DWR, as the futures commission merchant for all of the Partnership's exchange-traded futures contracts, is required pursuant to regulations of the Commodity Futures Trading Commission to segregate from its own assets and for the sole benefit of its commodity customers all funds held by DWR with respect to exchange-traded futures and option contracts including an amount equal to the net unrealized gain on all open futures and option contracts which funds totaled $145,997,178, $178,033,694 and $169,419,850 at June 30,
1996, and December 31, 1995 and 1994, respectively. With respect to the Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward and option contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnership is at risk to the ability of DWR, the counterparty on all such contracts, to perform.

    For the six months ended June 30, 1996, the average fair value of financial instruments held for trading purposes was as follows:

                                                                                     ASSETS         LIABILITIES
                                                                                ----------------  ----------------
                                                                                       $                 $
EXCHANGE-TRADED CONTRACTS:
  Financial Futures...........................................................       328,069,000       316,339,000
  Commodity Futures...........................................................       966,332,000        27,879,000
  Foreign Futures.............................................................       430,699,000       144,055,034
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:...............................        15,938,162        37,535,000

    For the year ended December 31, 1995, the average fair value of financial instruments held for trading purposes was as follows:

                                                                                       ASSETS       LIABILITIES
                                                                                   --------------  --------------

EXCHANGE-TRADED CONTRACTS:
  Financial Futures..............................................................     505,189,000     343,753,000
  Commodity Futures..............................................................     152,820,000     103,015,000
  Foreign Futures................................................................     506,117,000     179,492,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS...................................      99,808,000     158,150,000

5.  SUBSEQUENT EVENTS (UNAUDITED)

    On August 13, 1996, the General Partner reopened the Partnership for additional investment and registered with the Securities and Exchange Commission 60,000 Units to be offered to investors for a limited time in a public offering.

    Effective as of September 1, 1996, brokerage commissions and transaction fees chargeable to the Partnership were capped at 13/20 of 1% per month of the Partnership's month-end Net Assets (as defined in the Limited Partnership Agreement) allocated to each Trading Advisor.

    Effective on the day of the First Closing in the new public offering, DWR will credit the Partnership with interest at the rate earned by DWR on its U.S. Treasury Bill investments with customer segregated funds as if 80% of the Partnership's assets were invested in U.S. Treasury Bills.

    On September 6, 10, and 20, 1996, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter Management Corporation, Dean Witter Futures and Currency Management Inc., Dean Witter, Discover & Co. (all such parties referred to hereafter as the "Dean Witter Parties"), the Partnership, certain other limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. Also, on September 18 and 20, 1996 similar purported class actions were filed in the Supreme Court of the State of New York, New York County, against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. Generally, these complaints allege, among other things, that the defendants committed fraud, deceit, misrepresentation, breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in connection with the sale and operation of the various limited partnership commodity pools. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties could be added as defendants. The Dean Witter Parties believe that they and the Partnership have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of the Partnership.

6.  UNAUDITED INTERIM INFORMATION

    The unaudited financial statements included herein and the related financial information in the footnotes include, in the opinion of management, all adjustments (including normal and recurring adjustments) necessary for a fair presentation of the financial position at June 30, 1996.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (a wholly-owned subsidiary of Dean Witter, Discover & Co.) (the "Company") as of December 31, 1995 and 1994. These statements of financial condition are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation as of December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

/s/ DELOITTE & TOUCHE LLP
March 1, 1996
(Except for Note 1, for which the date
is March 31, 1996.)
New York, New York

                         DEMETER MANAGEMENT CORPORATION
            (WHOLLY-OWNED SUBSIDIARY OF DEAN WITTER, DISCOVER & CO.)
                       STATEMENTS OF FINANCIAL CONDITION

                                     ASSETS

                                                               JUNE 30,                DECEMBER 31,
                                                           ----------------  --------------------------------
                                                                 1996             1995             1994
                                                           ----------------  ---------------  ---------------
                                                                  $                 $                $
                                                             (UNAUDITED)

Investments in affiliated partnerships (Note 2)..........        16,549,236       17,788,814       12,833,311
Income taxes receivable..................................           153,137        --               --
Receivable from affiliated partnership...................             1,095            1,154            1,268
                                                           ----------------  ---------------  ---------------
        TOTAL ASSETS.....................................        16,703,468       17,789,968       12,834,579
                                                           ----------------  ---------------  ---------------
                                                           ----------------  ---------------  ---------------


                                    LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
    Payable to Parent (Note 3)...........................        15,043,753       15,314,134       11,630,183
    Accrued expenses.....................................            25,554           32,579           20,079
                                                           ----------------  ---------------  ---------------
        TOTAL LIABILITIES................................        15,069,307       15,346,713       11,650,262
                                                           ----------------  ---------------  ---------------
STOCKHOLDER'S EQUITY:
    Common stock, no par value:
        Authorized 1,000 shares;
        Issued and outstanding 100 shares
        at stated value of $500 per share................            50,000           50,000           50,000
    Additional paid-in capital...........................       111,170,000      111,170,000       98,170,000
    Retained earnings....................................         1,484,161        2,293,255        1,034,317
                                                           ----------------  ---------------  ---------------
                                                                112,704,161      113,513,255       99,254,317
    Less: Notes receivable from Parent (Note 4)..........      (111,070,000)    (111,070,000)     (98,070,000)
                                                           ----------------  ---------------  ---------------
        TOTAL STOCKHOLDER'S EQUITY.......................         1,634,161        2,443,255        1,184,317
                                                           ----------------  ---------------  ---------------
        TOTAL LIABILITIES AND                                    16,703,468       17,789,968       12,834,579
         STOCKHOLDER'S EQUITY............................
                                                           ----------------  ---------------  ---------------
                                                           ----------------  ---------------  ---------------

   The accompanying notes are an integral part of these financial statements.

                         DEMETER MANAGEMENT CORPORATION
            (WHOLLY-OWNED SUBSIDIARY OF DEAN WITTER, DISCOVER & CO.)

                   NOTES TO STATEMENTS OF FINANCIAL CONDITION
                (INFORMATION WITH RESPECT TO 1996 IS UNAUDITED)

1.  BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

    Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Dean Witter, Discover & Co. (the "Parent").

    Demeter manages the following commodity pools as their sole general partner:
Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Columbia Futures Fund, Dean Witter Diversified Futures Fund Limited Partnership ("DWDFF"), Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio, L.P. (formerly Dean Witter Principal Guaranteed Fund L.P. ("DWPGF")), Dean Witter Principal Guaranteed Fund II L.P. ("DWPGFII"), Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P. (formerly Dean Witter Principal Secured Futures Fund L.P.), Dean Witter Select Futures Fund L.P. ("DWSFF"), Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Dean Witter Institutional Balanced Portfolio Account I L.P., Dean Witter Institutional Account II L.P., DWFCM International Access Fund L.P., Dean Witter Anchor Institutional Balanced Portfolio Account I L.P., Dean Witter Spectrum Balanced L.P., Dean Witter Spectrum Strategic L.P., Dean Witter Spectrum Technical L.P., DWR Chesapeake L.P. and DWR Institutional Balanced Portfolio Account III L.P.

    In November of 1995, Demeter entered into a limited partnership agreement as General Partner in DWR/JWH Futures Fund L.P. ("JWH"), a commodity pool which offered units to investors in an initial private offering period ending January 31, 1996 and began trading on February 1, 1996. Demeter's initial investment in JWH was $75,000.

    Management terminated DWPGFII as of March 31, 1996. DWPGFII was liquidated and holders of units as of March 31, 1996 received a final distribution equal to the net asset value per unit on that date multiplied by their respective number of units.

    Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

    Demeter reopened DWDFF for additional investment and on June 29, 1995 DWDFF registered with the Securities and Exchange Commission 75,000 units which were offered to investors for a limited time in a public offering.

    INCOME TAXES--The results of operations of Demeter are included in the consolidated federal income tax return of the Parent. Income tax expense is calculated on a separate company basis. BASIS OF ACCOUNTING--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.

2.  INVESTMENTS IN AFFILIATED PARTNERSHIPS

    The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than, 1 percent of the aggregate capital contributed to the partnership by all partners.

    The total assets, liabilities and partners' capital of all the funds managed by Demeter at June 30, 1996, December 31, 1995 and December 31, 1994 were as follows:

                                                     JUNE 30,                DECEMBER 31,
                                                 ----------------  --------------------------------
                                                       1996              1995             1994
                                                 ----------------  ----------------  --------------
                                                        $                 $                $
                                                   (UNAUDITED)
Total assets...................................     1,007,299,365     1,091,082,360     907,037,211
Total liabilities..............................        25,029,889        20,934,451      22,472,852
Total partners' capital........................       982,269,476     1,070,147,909     884,564,359

    Demeter's investments  in  the above  limited  partnerships are  carried  at
market   value  with  changes  in  such  market  value  reflected  currently  in operations.

3.  PAYABLE TO PARENT

    The payable to Parent is primarily for amounts due for the purchase of partnership investments and income tax payments made by the Parent on behalf of Demeter.

4.  NET WORTH REQUIREMENT

    At June 30, 1996, December 31, 1995 and 1994, Demeter held non-interest bearing notes from the Parent that were payable on demand. These notes were received in connection with additional capital contributions aggregating $111,070,000, $111,070,000 and $98,070,000, respectively.

    The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

    In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from the Parent are included in net worth for purposes of this calculation.

5.  SUBSEQUENT EVENTS (UNAUDITED)

    On August 13, 1996, management reopened DWSFF for additional investment and registered with the Securities and Exchange Commission 60,000 Units to be offered to investors for a limited time in a public offering.

    On September 6, 10, and 20, 1996, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by Dean Witter Reynolds Inc. ("DWR"). Named defendants include DWR, Demeter Management Corporation, Dean Witter Futures and Currency Management Inc., Dean Witter, Discover & Co. (all such parties referred to hereafter as the "Dean Witter Parties"), certain limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. Also, on September 18 and 20, 1996 similar purported class actions were filed in the Supreme Court of the State of New York, New York County, against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. Generally, these complaints allege, among other things, that the defendants committed fraud, deceit, misrepresentation, breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in connection with the sale and operation of the various limited partnership commodity pools. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition of any of the Dean Witter Parties.

6.  UNAUDITED INTERIM INFORMATION

    The unaudited financial statement included herein and the related financial information in the footnotes include, in the opinion of management, all adjustments (including normal and recurring adjustments) necessary for a fair presentation of the financial position at June 30, 1996.

                                                                       EXHIBIT A

    TABLE OF CONTENTS TO AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
                    FOR DEAN WITTER SELECT FUTURES FUND L.P.

                                                                                                                          PAGE
                                                                                                                        ---------
       1.  Formation; Name............................................................................................  A-1
       2.  Office.....................................................................................................  A-1
       3.  Business...................................................................................................  A-1
       4.  Term; Dissolution; Fiscal Year.............................................................................  A-2
           (a)        Term............................................................................................  A-2
           (b)        Dissolution.....................................................................................  A-2
           (c)        Fiscal Year.....................................................................................  A-2
       5.  Net Worth of General Partner...............................................................................  A-2
       6.  Capital Contributions and Offering of Units of Limited Partnership Interest................................  A-3
       7.  Allocation of Profits and Losses; Accounting; Other Matters................................................  A-5
           (a)        Capital Accounts................................................................................  A-5
           (b)        Monthly Allocations.............................................................................  A-5
           (c)        Allocation of Profit and Loss for Federal Income Tax Purposes...................................  A-5
           (d)        Definitions; Accounting.........................................................................  A-7
           (e)        Expenses and Limitations Thereof................................................................  A-7
           (f)        Limited Liability of Limited Partners...........................................................  A-8
           (g)        Return of Limited Partner's Capital Contribution................................................  A-8
           (h)        Distributions...................................................................................  A-8
           (i)        Interest on Assets..............................................................................  A-8
       8.  Management and Trading Policies............................................................................  A-9
           (a)        Management of the Partnership...................................................................  A-9
           (b)        General Partner.................................................................................  A-9
           (c)        General Trading Policies........................................................................  A-10
           (d)        Changes to Trading Policies.....................................................................  A-11
           (e)        Miscellaneous...................................................................................  A-12
       9.  Audits; Reports to Limited Partners........................................................................  A-13
      10.  Transfer; Redemption of Units..............................................................................  A-14
           (a)        Transfer........................................................................................  A-14
           (b)        Redemption......................................................................................  A-15
      11.  Special Power of Attorney..................................................................................  A-16
      12.  Withdrawal of Partners.....................................................................................  A-16
      13.  No Personal Liability for Return of Capital................................................................  A-17
      14.  Standard of Liability; Indemnification.....................................................................  A-17
           (a)        Standard of Liability...........................................................................  A-17
           (b)        Indemnification by the Partnership..............................................................  A-17
           (c)        Affiliate.......................................................................................  A-18
           (d)        Indemnification by Partners.....................................................................  A-18
      15.  Amendments; Meetings.......................................................................................  A-18
           (a)        Amendments With Consent of the General Partner..................................................  A-18
           (b)        Meetings........................................................................................  A-19
           (c)        Amendments and Actions Without Consent of the General Partner...................................  A-19
           (d)        Action Without Meeting..........................................................................  A-19
           (e)        Amendments to Certificate of Limited Partnership................................................  A-20
      16.  Additional Offerings.......................................................................................  A-20
      17.  Governing Law..............................................................................................  A-20
      18.  Miscellaneous..............................................................................................  A-20
           (a)        Priority Among Limited Partners.................................................................  A-20
           (b)        Notices.........................................................................................  A-20
           (c)        Binding Effect..................................................................................  A-20
           (d)        Captions........................................................................................  A-20
Annex A--Request for Redemption.......................................................................................  A-22

                      DEAN WITTER SELECT FUTURES FUND L.P.
               AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

    This Agreement of Limited Partnership, made as of March 21, 1991, as amended and restated as of August 31, 1993, and as further amended and restated as
of             , 1996,  by and among Demeter Management Corporation, a  Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners").

                              W I T N E S S E T H:

    WHEREAS, the parties hereto desire to form a limited partnership for the purpose of engaging in the speculative trading of futures interests;

    NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  FORMATION; NAME.

    The parties hereto do hereby form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date hereof (the "Act"). The name of the limited partnership is Dean Witter Select Futures Fund L.P. (the "Partnership"). The General Partner may, without the approval of the Limited Partners, change the name of the Partnership, or cause the Partnership to transact business under another name. The General Partner shall notify all Limited Partners (or any assignees thereof) of any such change. The General Partner shall execute and file a Certificate of Limited Partnership of the Partnership (the "Certificate of Limited Partnership") in accordance with the Act and shall execute, file, record, and publish as appropriate such amendments, assumed name certificates, and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and shall take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording, or publishing of such documents as the General Partner determines appropriate.

2.  OFFICE.

    The principal office of the Partnership shall be Two World Trade Center, 62nd Floor, New York, New York 10048, or such other place as the General Partner may designate from time to time.

    The address of the principal office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other agent as the General Partner shall designate from time to time.

3.  BUSINESS.

    The Partnership's business and general purpose is to trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any rights pertaining thereto (hereinafter referred to collectively as "futures interests") and securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (the "CFTC") for investment of customer funds, and to engage in all activities incident thereto. The objective of the Partnership's business is appreciation of its assets through speculative trading. The Partnership may pursue this objective in any lawful manner consistent with the Partnership's trading policies. The Partnership may engage in the foregoing activities either directly or through any lawful transaction or any lawful activity into which a limited partnership may enter or in which a limited partnership may engage under the laws of the State of Delaware; PROVIDED, that such transactions or activities do not subject the Limited Partners to any liability in excess of the limited liability provided for herein and contemplated by the Act.

4.  TERM; DISSOLUTION; FISCAL YEAR.

    (A) TERM. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following:
(a) December 31, 2025; (b) withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (c) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the Units (as defined in Section 6) then owned by Limited Partners, which notice shall be sent by registered mail to the General Partner at least 90 days prior to the effective date of such termination and dissolution; (d) a decline in the Net Asset Value (as defined in Section 7(d)(2)) of a Unit as of the close of business (as determined by the General Partner) on any day to less than $250;
(e) a decline in the Partnership's Net Assets (as defined in Section 7(d)(1)) as of the close of business (as determined by the General Partner) on any day to or less than $250,000; (f) a determination by the General Partner that the
Partnership's Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership; (g) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; or (h) a determination by the General Partner to terminate the Partnership following a Special Redemption Date as described in Section 9.

    (B) DISSOLUTION. Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Partnership's Net Assets shall be effected as soon as practicable in accordance with the Act, except that the General Partner and each Limited Partner (and any assignee) shall share in the Net Assets of the Partnership pro rata in accordance with such Partner's respective capital account, less any amount owing by such Partner (or assignee) to the Partnership. The General Partner shall, at its option, be entitled to supervise the liquidation of the Partnership.

    Nothing contained in this Agreement shall impair, restrict, or limit the rights and powers of the Partners under the law of the State of Delaware and any other jurisdiction in which the Partnership shall be conducting business to reform and reconstitute themselves as a limited partnership following dissolution of the Partnership, either under provisions identical to those set forth herein or any others which they shall deem appropriate.

    (C) FISCAL YEAR. The fiscal year of the Partnership shall begin on January 1 of each year and end on the following December 31.

5.  NET WORTH OF GENERAL PARTNER.

    The General Partner agrees that at all times, as long as it remains General Partner of the Partnership, it shall maintain its Net Worth at an amount not less than 10% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all such partnership's partners; PROVIDED, HOWEVER, that if the total contributions to the Partnership by all Partners, or to any limited partnership for which it acts as a general partner by all partners, are less than $2,500,000, then with respect to the Partnership and any such limited partnership, the General

Partner shall maintain its Net Worth at an amount of at least 15% of the total contributions to the Partnership by all Partners and of the total contributions to any such limited partnership for which it acts as a general partner by all such partnership's partners or $250,000, whichever is the lesser; and, PROVIDED, FURTHER, that in no event shall the General Partner's Net Worth be less than $50,000. For the purposes of this Section 5, Net Worth shall be calculated in accordance with generally accepted accounting principles, except as otherwise specified in this Section 5, with all current assets based on their then current market values. The interests owned by the General Partner in the Partnership and any other partnerships for which it acts as a general partner and any notes and accounts receivable and payable to any limited partnership in which it has an interest shall not be included as an asset in calculating its Net Worth, but any notes receivable from an affiliate (as such term is defined in Regulation S-X of the rules and regulations of the Securities and Exchange Commission (the "SEC")) of the General Partner or letters of credit may be included.

    The General Partner agrees that it shall not be a general partner of any limited partnership other than the Partnership unless, at all times when it is a general partner of any such additional limited partnership, its Net Worth is at least equal to the Net Worth required by the preceding paragraph of this Section 5.

    The requirements of the preceding two paragraphs of this Section 5 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, PROVIDED THAT: (a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; PROVIDED, HOWEVER, that the General Partner's net worth may not be reduced below the lesser of (A) the net worth required by Section II.B of the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. in September, 1993 (the "NASAA Guidelines"), and (B) the net worth required by such Guidelines as in effect on the date of such proposed modification.

6.  CAPITAL CONTRIBUTIONS AND OFFERING OF UNITS OF LIMITED PARTNERSHIP INTEREST.

    The General Partner is herewith contributing $1,000 in cash to the Partnership for which it is receiving one Unit of General Partnership Interest ("Unit of General Partnership Interest"). At the initial closing, if any, for the acceptance of subscriptions for Units of Limited Partnership Interest in the Partnership ("Units" or, individually, a "Unit") during the initial offering of Units (the "Initial Closing"), the General Partner shall contribute to the Partnership in $1,000 increments the additional amount in cash that is necessary to make the General Partner's capital contribution at least equal to the greater of (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and (b) $25,000. Such additional contribution by the General Partner need not exceed the amount described above and shall be evidenced by Units of General Partnership Interest. Thereafter, the General Partner shall maintain its interest in the capital of the Partnership at no less than the amount stated above. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of its required interest described above. The net asset value of a Unit of General Partnership Interest shall at all times be equivalent to the Net Asset Value of a Unit of Limited Partnership Interest.

    Interests in the Partnership, other than the General Partnership Interest of the General Partner, shall be Units. The initial Limited Partner named at the end of this Agreement is herewith contributing $1,000 in cash to the capital of the Partnership in consideration for receiving one Unit. The initial Limited Partner agrees to withdraw as a Limited Partner at the Initial Closing, and the remaining

Partners hereby consent to such withdrawal. The $1,000 capital contribution of the initial Limited Partner shall be returned to him, without interest, and he shall have no further rights or obligations as a Limited Partner with respect to such contribution.

    The General Partner, for and on behalf of the Partnership, shall issue and sell Units to persons desiring to become Limited Partners, PROVIDED that such persons shall be determined by the General Partner to be qualified investors and their subscriptions for Units shall be accepted by the General Partner, which acceptance the General Partner may withhold in whole or in part in its sole discretion. The minimum subscription for Units per subscriber shall be such amount as the General Partner shall determine from time to time in its sole discretion.

    Following the initial offering of Units, the Initial Closing, and the commencement of trading operations, the Partnership, directly and/or through Dean Witter Reynolds Inc. ("DWR") or such other selling agent or agents as may be approved by the General Partner, may at any time and from time to time in the sole discretion of the General Partner offer for sale Units and fractions of Units (to the third decimal place) in public and/or private offerings, at prices per Unit, in such minimum amounts, for such periods of time, and on such terms and conditions as the General Partner shall determine in its sole discretion. Units offered during any subsequent offering shall be issued and sold by the Partnership as of the opening of business (as determined by the General Partner) on the first business day of a fiscal quarter or month and a closing for subscriptions received during such offering shall be held as of such date;
PROVIDED, HOWEVER, that the General Partner may hold closings at such other times and for such other periods as it shall determine in its sole discretion to effectuate such subsequent offerings. At each such closing, the Partnership shall issue and sell Units to each subscriber whose subscription shall be accepted by the General Partner at a price per Unit to be determined by the General Partner in its sole discretion; PROVIDED, HOWEVER, that the offering price per Unit during any subsequent offering of Units shall not at any time be less than the Net Asset Value of a Unit as of the opening of business on the date of the applicable closing at which such Unit shall be issued and sold. During any subsequent offering Units may be subscribed for by the General Partner, DWR, Dean Witter, Discover & Co. ("DWD"), any trading advisor to the Partnership, and such persons' respective shareholders, directors, officers, partners, employees, principals, and affiliates. Subscriptions for Units by such persons shall not preclude them from receiving compensation from the Partnership for services rendered by them in their respective capacities as other than Limited Partners. No subscriber for Units during any subsequent offering of Units shall become a Limited Partner until the General Partner shall: (a) accept such subscriber's subscription at the closing relating to such offering; (b) execute this Agreement on behalf of such subscriber pursuant to the power of attorney in Section 11; and (c) make an entry on the books and records of the Partnership reflecting that such subscriber has been admitted as a Limited Partner. Accepted subscribers shall be deemed Limited Partners at such time as their admission shall be reflected on the books and records of the Partnership.

    In connection with the Partnership's offering of Units, the General Partner, on behalf of the Partnership, shall: (a) cause to be filed one or more Disclosure Documents and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law with the CFTC and the National Futures Association ("NFA"), Forms D or other applications, notices or forms with the SEC and state securities and Blue Sky administrators, and Registration Statements, Prospectuses (as used hereinafter, the term "Prospectus" shall mean the most recent version of the Prospectus filed with the SEC in connection with the offering of Units, unless the context otherwise requires) and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law, with the CFTC, the NFA, the SEC, and the National Association of Securities Dealers, Inc. (the "NASD"); (b) qualify by registration or exemption from registration the Units for sale under the Blue Sky and securities laws of such states of the United States and such other jurisdictions as the General Partner in its sole discretion shall deem advisable or as may be required by applicable law; (c) make such arrangements for the sale of Units as it shall deem advisable, including engaging DWR or any other firm as selling agent for Units and entering into a selling agreement with DWR or such other firm; and (d) take such action with respect to and in order to effectuate the matters described in clauses (a) through (c) as it shall deem advisable or necessary.

    All Units subscribed for shall be issued subject to the collection of good funds. If, at any time, good funds representing payment for Units are not made available to the Partnership because a subscriber has provided bad funds in the form of a bad check or draft or otherwise to DWR or another selling agent which, in turn, has deposited the subscription amount with the escrow agent, the Partnership shall cancel the Units issued to such subscriber represented by such bad funds, and the subscriber's name shall be removed as a Limited Partner from the books and records of the Partnership. Any losses or profits sustained by the Partnership in connection with its commodity trading allocable to such cancelled Units shall be deemed a decrease or increase in Net Assets and allocated among the remaining Partners as described in Section 7. Each Limited Partner agrees to reimburse the Partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any such Units issued to such Limited Partner.

7.  ALLOCATION OF PROFITS AND LOSSES; ACCOUNTING; OTHER MATTERS.

    (A)   CAPITAL  ACCOUNTS.   A capital account  shall be  established for each
Partner. The initial balance of each Partner's capital account shall be the amount of a Partner's initial capital contribution to the Partnership.

    (B) MONTHLY ALLOCATIONS. As of the close of business (as determined by the General Partner) on the last day of each calendar month ("Determination Date") during each fiscal year of the Partnership, the following determinations and allocations shall be made:

       (1) The Net Assets of the Partnership (as defined in Section 7(d)(1)), before accrual of the monthly management fees and quarterly incentive fees payable to the trading advisors shall be determined.

       (2) The accrued monthly management fees shall then be charged against Net Assets.

       (3) The accrued quarterly incentive fees, if any, payable to the trading advisors shall then be charged against Net Assets.

       (4) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (2) through (3) above), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the Initial Closing), shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

       (5) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units and any amount paid to the General
    Partner upon withdrawal of its interest in the Partnership shall be charged to that Partner's capital account.

    (C) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. As of the end of each fiscal year of the Partnership, the Partnership's realized profit or loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Such allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by the Partnership. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

       (1) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, incentive fees, transaction fees and costs, administrative expenses, and extraordinary expenses) shall be allocated pro rata among the Partners based on their respective capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

       (2) Net realized capital gain or loss from the Partnership's trading activities shall be allocated as follows:

           (aa)For the purpose of allocating the Partnership's net realized capital gain or loss among the Partners, there shall be established an allocation account with respect to each outstanding Unit. The initial balance of each allocation account shall be the amount paid by the Partner to the Partnership for the Unit. Allocation accounts shall be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his Units as follows:

                (i)Each allocation account shall be  increased by the amount  of income allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(cc) below.

               (ii)Each allocation account shall be  decreased by the amount  of expense or loss allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(ee) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of Units).

              (iii)When  a Unit is redeemed, the allocation account with respect to such Unit shall be eliminated.

           (bb)Net realized capital gain shall be allocated first to each Partner who has partially redeemed his Units during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units over the allocation account attributable to the redeemed Units.

           (cc)Net realized capital gain remaining after the allocation thereof pursuant to subparagraph (c)(2)(bb) above shall be allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts (after the adjustments in subparagraph (c)(2)(bb) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that gain to be allocated pursuant to this subparagraph (c)(2)(cc) is greater than the excess of all such Partners' capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

           (dd)Net realized capital loss shall be allocated first to each Partner who has partially redeemed his Units during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units over the amount received upon redemption of the Units.

           (ee)Net realized capital loss remaining after the allocation thereof pursuant to subparagraph (c)(2)(dd) above shall be allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (c)(2)(dd) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that loss to be allocated pursuant to this subparagraph (c)(2)(ee) is greater than the excess of all such allocation accounts over all such Partners' capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

       (3) The tax allocations prescribed by this Section 7(c) shall be made to each holder of a Unit whether or not the holder is a substituted
    Limited Partner. In the event that a Unit has been transferred or assigned pursuant to Section 10(a), the allocations prescribed by this Section 7(c) shall be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 7(c) shall be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this
    Section 7(c), tax allocations shall be made to the General Partner's Units of General Partnership Interest on a Unit-equivalent basis.

       (4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profits and loss among
    Partners generally in the ratio and to the extent that net profit and net loss are allocated to such Partners under Section
    7(b) hereof so as to eliminate, to the extent possible, any disparity between a Partner's capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in
    Section 704(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

    (D)  DEFINITIONS; ACCOUNTING.

    (1) NET ASSETS. The Partnership's "Net Assets" shall mean the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures interests positions and other assets of the Partnership) less the total liabilities of the Partnership (including, but not limited to, one-half of the brokerage commissions that would be payable with respect to the closing of each of the Partnership's open futures interests positions, management fees, incentive fees, administrative expenses, transaction fees and costs, and extraordinary expenses) determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a futures interest traded on a United States exchange shall mean the settlement price on the exchange on which the particular futures interest shall be traded by the Partnership on the day with respect to which Net Assets shall be determined; PROVIDED, HOWEVER, that if a futures interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that futures interest shall be traded or otherwise, the settlement price on the first subsequent day on which the futures interest could have been liquidated shall be the market value of such futures interest for such day. The market value of a futures interest traded on a foreign exchange or market shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of futures interest.

    (2) NET ASSET VALUE. The "Net Asset Value" of a Unit shall mean the Net Assets allocated to capital accounts represented by Units of Limited Partnership Interest divided by the aggregate number of Units of Limited Partnership Interest.

    (E)    EXPENSES  AND  LIMITATIONS  THEREOF.    DWR  shall  pay  all  of  the
organizational and offering expenses of the Partnership (including, but not limited to, legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses), and shall not be reimbursed therefor.

    The Partnership shall pay all of its ordinary administrative expenses, including expenses for services provided by third parties selected by the General Partner and reimbursement of all out-of-pocket expenses incurred by such persons and by the General Partner and its affiliates in providing services to the Partnership, subject to a maximum of 0.25% per year of the Partnership's average Net Assets (calculated on the basis of the average of month-end Net Assets during each calendar year). The General Partner or an affiliate thereof shall pay and shall not be reimbursed for any such administrative expenses in excess of such maximum amount. Such expenses shall include legal, accounting and auditing expenses (including expenses incurred in preparing reports and tax information to Limited Partners and regulatory authorities and expenses for specialized administrative services), printing and duplication expenses, mailing expenses, and filing fees. The General Partner shall not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for Partnership operations and administration of redemptions of Units. The Partnership will be obligated to pay any extraordinary expenses (determined in accordance with generally accepted accounting principles) it may incur.

    The Partnership's assets held by DWR or other commodity brokers as provided in Section 7(i) may be used as margin solely for the Partnership's trading. The Partnership shall bear all commodity brokerage fees and commissions and, except as otherwise set forth herein or described in the Prospectus, shall be obligated to pay all liabilities incurred by it, including, without limitation, all fees and expenses incurred in connection with its trading activities (including floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" or transfer fees, costs associated with the taking of delivery of futures interests, fees for the execution of forward contract transactions, fees for the execution of cash transactions relating to the exchange of futures for physical transactions, and the use of DWR's institutional and overnight execution facilities (collectively, "transaction fees and costs")), and management and incentive fees payable to its trading advisors. Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. Such reserves shall reduce the Net Asset Value of interests in the Partnership for all purposes, including redemptions.

    The following special limits shall apply to the Partnership's fees and expenses, in accordance with Section IV.C of the NASAA Guidelines: (a) the aggregate of (i) the management fees payable by the Partnership to the trading advisors for the Partnership, and (ii) the Partnership's customary and routine administrative expenses (other than commodity brokerage commissions, transaction fees and costs, incentive fees, legal and auditing fees and expenses, and extraordinary expenses), shall not exceed 1/2 of 1% of the Partnership's Net Assets per month, or 6% of the Partnership's Net Assets annually; (b) the quarterly incentive fees payable by the Partnership to any trading advisors for the Partnership shall not exceed 15% of the Partnership's Trading Profits (as defined in the Prospectus), PROVIDED that such incentive fees may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause
(a) of this sentence are limited below the 6% of Net Assets annual limit thereon (i.e., if such fees and expenses are limited to 4% of Net Assets, the maximum incentive fee payable may be increased to 19%); (c) the brokerage commissions (excluding transaction fees and costs) payable by the Partnership to DWR or any other commodity broker for the Partnership shall not exceed 80% of DWR's or such other commodity broker's published non-member rates for speculative accounts; and (d) the aggregate of (i) the brokerage commissions payable by the Partnership to DWR or any other commodity broker for the Partnership, (ii) the transaction fees and costs payable by the Partnership, and (iii) the net excess interest and compensating balance benefits to DWR or any other commodity broker for the Partnership (after crediting the Partnership with interest, as described in Section 7(i) and the Prospectus), shall not exceed 14% annually of the Partnership's average monthly Net Assets as of the last day of each month during each calendar year. The General Partner or an affiliate thereof shall pay and shall not be reimbursed for any fees and expenses in excess of any such limits.

    (F) LIMITED LIABILITY OF LIMITED PARTNERS. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, shall be fully paid and nonassessable. No Limited Partner shall be liable for the Partnership's obligations in excess of such Partner's unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units, together with interest thereon. The Partnership shall not make a claim against a Limited Partner with respect to amounts distributed to such Partner or amounts received by such Partner upon redemption of Units unless the Net Assets of the Partnership (which shall not include any right of contribution from the General Partner except to the extent previously made by it pursuant to this Agreement) shall be insufficient to discharge the liabilities of the Partnership which shall have arisen prior to the payment of such amounts.

    (G) RETURN OF LIMITED PARTNER'S CAPITAL CONTRIBUTION. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption of Units in accordance with Section 10(b), no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon termination and dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand or receive from the Partnership property other than cash.

    (H) DISTRIBUTIONS. The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units), if any, the Partnership shall make to its Partners. If made, all distributions shall be pro rata in accordance with the respective capital accounts of the Partners and may be made by credit to a Limited Partner's account with DWR or by check if such account is closed.

    (I) INTEREST ON ASSETS. The Partnership shall deposit all of its assets with DWR and such other commodity brokers as the Partnership shall utilize from time to time, and such assets shall be used by the Partnership to engage in futures interests trading. Unless provided otherwise in the Prospectus, such assets will be invested in securities approved by the CFTC for investment of customer funds or held in non-interest-bearing accounts, and DWR will credit the Partnership at month-end with interest income as set forth in the Prospectus.

8.  MANAGEMENT AND TRADING POLICIES.

    (A) MANAGEMENT OF THE PARTNERSHIP. Except as may be otherwise specifically provided herein, the General Partner, to the exclusion of all Limited Partners, shall conduct and manage the business of the Partnership, including, without limitation, the investment of the funds of the Partnership. No Limited Partner shall have the power to represent, act for, sign for, or bind the General Partner or the Partnership. Except as provided herein, no Partner shall be entitled to any salary, draw, or other compensation from the Partnership. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Partnership to open and maintain an account or accounts with commodity brokerage firms for the purpose of trading in futures interests.

    The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be permitted to contract away, or be deemed to have contracted away, the fiduciary obligations owed them by the General Partner under statutory or common law. The General Partner shall have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the benefit of the Partnership.

    In the event that the General Partner at any time believes, upon the advice of counsel to the General Partner or as a result of a position taken by the SEC, that the Partnership may be required to register as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), then the General Partner may terminate the Partnership's futures interests trading activity, liquidate all open futures interests and take such action as the General Partner believes appropriate to avoid the requirement that the Partnership register as an investment company or take all action the General Partner believes appropriate or necessary to register the Partnership as an investment company and bring the Partnership into compliance with the 1940 Act.

    (B) GENERAL PARTNER. The General Partner, on behalf of the Partnership, shall retain one or more trading advisors (who may include officers, employees, and affiliates of the General Partner, DWR, and DWD; PROVIDED, HOWEVER, that no such officer, employee or affiliate shall be retained as trading advisor to the Partnership until the first business day following a Redemption Date (as defined in Section 10(b)), and (i) notice of such retention must be mailed to each Limited Partner at least five business days prior to the last date on which a "Request for Redemption" (as defined in Section 10(b)) must be received by the General Partner with respect to the applicable Redemption Date; and (ii) such notice must describe the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15) to make all trading decisions for the Partnership and shall delegate complete trading discretion to such trading advisors; PROVIDED, HOWEVER, that the General Partner may override any trading instructions: (i) that the General Partner, in its sole discretion, determines to be in violation of any trading policy of the Partnership, as set forth in subsection (c) below; (ii) to the extent the General Partner believes doing so is necessary for the protection of the Partnership; (iii) to terminate the futures interests trading of the Partnership; (iv) to comply with applicable laws or regulations; or (v) as and to the extent necessary, upon the failure of a trading advisor to comply with a request to make the necessary amount of funds available to the Partnership within five days of such request, to fund distributions, redemptions, or reapportionments among trading advisors or to pay the expenses of the Partnership; and PROVIDED, FURTHER, that the General Partner may make trading decisions at any time at which a trading advisor shall become incapacitated or some other emergency shall arise as a result of which such trading advisor shall be unable or unwilling to act and a successor trading advisor has not yet been retained.

    The Partnership shall not enter into any agreement with DWR or its affiliates (other than a selling agreement as contemplated by Section 6) which has a term of more than one year and which does not provide that it shall be terminable by the Partnership without penalty upon 60 days' prior written notice by the General Partner; PROVIDED, HOWEVER, that any such agreement may provide for automatic renewal for additional one-year terms unless either the Partnership or DWR or its affiliates, upon written notice given not less than 60 days prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew.

    Subject to the foregoing paragraph, the General Partner is hereby authorized, on behalf of the Partnership, to enter into the form of management agreement described in the Prospectus (the "Management Agreements") with each of the trading advisors described in the Prospectus, and to cause the Partnership to pay to such persons the management and incentive fees provided for in the Management Agreements, as described in the Prospectus.

    The General Partner is further authorized: (a) to modify (including changing the form and amount of compensation and other arrangements and terms) or terminate any management agreement in its sole discretion in accordance with the terms of such agreements and to employ from time to time other trading advisors for the Partnership pursuant to management agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, which terms may include provision for the payment of an incentive fee to a new or replacement trading advisor or advisors which shall be based on any trading profits which shall be earned by such trading advisor(s), irrespective of whether such profits shall exceed trading losses incurred by any previous or existing trading advisor or advisors or by the Partnership as a whole; (b) to enter into the Customer Agreement described in the Prospectus (the "Customer Agreement") with DWR, as commodity broker, and to cause the Partnership to pay to DWR brokerage commissions and transaction costs at the rates provided for in the Customer Agreement and as described in the Prospectus; and (c) to modify (including changing the form and amount of compensation and other arrangements and terms) and terminate the Customer Agreement in its sole discretion in accordance with the terms of such Agreement and to employ from time to time other commodity brokers for the Partnership pursuant to customer agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interest of the Partnership, PROVIDED, HOWEVER, that the General Partner shall review at least annually the brokerage arrangements with the Partnership to ensure that such brokerage commissions are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration, in particular, when the commodity broker is an "affiliate" of the General Partner (as such term is defined in Section 14(c)): (i) the size of the Partnership; (ii) the futures interests trading activity; (iii) the services provided by the commodity broker, the General Partner or any affiliate thereof to the Partnership; (iv) the cost incurred by the commodity broker, the General Partner or any affiliate thereof in organizing and operating the Partnership and offering Units; (v) the overall costs to the Partnership; (vi) any excess interest and compensating balance benefits to the commodity broker from assets held thereby; and (vii) if the General Partner does not receive any direct compensation from the Partnership for its services as General Partner, the risks incurred by the General Partner as such.

    The General Partner may subdivide or combine Units in its discretion, provided that no such subdivision or combination shall affect the Net Asset Value of any Limited Partner's interest in the Partnership.

    (C) GENERAL TRADING POLICIES. The General Partner shall require all trading advisors retained by the Partnership to follow the trading policies set forth below. The following trading policies are applicable to the Partnership as a whole and do not apply to the trading of any individual trading advisor.

       1. The trading advisors will trade only in those futures interests that have been approved by the General Partner. The Partnership normally will not establish new positions in a futures interest for any one contract month or option if such additional positions would result in a net long or short position for that futures interest requiring as margin or premium more than 15% of the Partnership's Net Assets. In addition, the Partnership will, except under extraordinary circumstances, maintain positions in futures interests in at least two market segments (I.E., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes) ) at any one time.

       2. The Partnership will not acquire additional positions in any futures interest if such additional positions would result in the aggregate net long or short positions for all futures interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the Partnership's Net Assets. Under certain market conditions, such as an abrupt increase in margins required by an exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits or both, the Partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, a trading advisor will reduce its open positions to comply with the foregoing limit before initiating new positions.

       3. The Partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the General Partner and DWR will consult with the Corporate Credit Department of DWR which monitors participants in the interbank and forward markets with which DWR deals on a regular basis.

       4. The trading advisors will not generally take a position after the first notice day in any futures interest during the delivery month of that futures interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market.

       5. The Partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given futures interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related futures interest. Taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional futures interest positions on behalf of the Partnership will not be considered to constitute "pyramiding."

       6. The Partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds).
    The Partnership may, however, trade in futures contracts on securities and securities indexes, options on such futures contracts, and other commodity options.

       7. The Partnership will not under any circumstances lend money to affiliated entities or otherwise. The Partnership will not utilize borrowings except if the Partnership purchases or takes delivery of commodities. If the Partnership borrows money from the General Partner or any "affiliate" thereof (as defined in the first sentence of Section 14(c)), the lending entity in such case (the "Lender") may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with forward trading does not, however, constitute borrowing for purposes of this trading limitation.

       8. The Partnership will not permit "churning" of the Partnership's assets.

    (D) CHANGES TO TRADING POLICIES. The General Partner shall not make any material change in the trading policies in Section 8(c) without obtaining prior written approval of Limited Partners owning more than 50% of the outstanding Units.

    (E) MISCELLANEOUS. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership, including, but not limited to, the following: opening bank accounts and paying or authorizing the payment of distributions to the Partners and the expenses of the Partnership, such as brokerage fees and commissions, management and incentive fees, and transaction fees and costs.

    The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, or local tax returns which shall be required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; PROVIDED, HOWEVER, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate legal proceedings contesting the validity, applicability, or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

    The General Partner shall be authorized to perform all duties imposed by Sections 6221 through 6233 of the Code on the General Partner as "tax matters partner" of the Partnership, including, but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (b) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (c) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the Partnership, unless a Limited Partner shall have notified the Internal Revenue Service and the General Partner that the General Partner may not act on such Partner's behalf.

    If the Partnership is required to withhold United States taxes on income with respect to Units held by Limited Partners who are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts, or foreign estates, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution or redemption with respect to such Units.

    The General Partner shall keep at the principal office of the Partnership such books and records relating to the business of the Partnership as it deems necessary or advisable, as are required by the Commodity Exchange Act, as amended (the "CEAct"), and the CFTC's rules and regulations thereunder, or as shall be required by other regulatory bodies, exchanges, boards, and authorities having jurisdiction. Such books and records shall be retained by the Partnership for not less than five years.

    The Partnership's books and records shall be available to Limited Partners or their authorized attorneys or agents for inspection and copying during normal business hours of the Partnership and, upon request, the General Partner shall send copies of same to any Limited Partner upon payment by him of reasonable reproduction and distribution costs. Any subscription documentation executed by a Limited Partner in connection with his purchase of Units shall be retained by the Partnership for not less than six years.

    Except as described  herein or  in the  Prospectus, no  person may  receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnership. No commodity broker for the Partnership may pay, directly or indirectly, rebates or "give-ups" to the General Partner or any trading advisor, and such prohibitions may not be circumvented by any reciprocal business arrangements. Assets of the Partnership shall not be commingled with assets of any other person. Margin deposits and deposits of assets with a commodity broker shall not constitute commingling.

    The General Partner shall devote such time and resources to the Partnership's business and affairs as it in its sole discretion shall deem necessary or advisable to effectively manage the Partnership. Subject to Section 5, the General Partner may engage in other business activities and shall not be required to refrain from any other activity or disgorge any profits from any such activity, whether as general partner of additional partnerships formed for investment in futures interests or otherwise. The

General Partner may engage and compensate, on behalf and from funds of the Partnership, such persons, firms, or corporations, including any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership; PROVIDED, HOWEVER, that, except as described herein and in the Prospectus, the General Partner shall not engage any person, firm, or corporation which is an affiliate (as defined in the first sentence of Section 14(c)) of the General Partner to perform services for the Partnership without having made a good faith determination that: (i) the affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement pursuant to which such affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners; and (iii) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Partnership shall not exceed one year, and such agreement shall be terminable without penalty upon 60 days' prior written notice by the Partnership. Nothing contained in the preceding sentence shall prohibit the General Partner from receiving reimbursement from the Partnership for expenses advanced on behalf of the Partnership (other than organizational and offering expenses).

    No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstance bearing upon the existence of its authority.

9.  AUDITS; REPORTS TO LIMITED PARTNERS.

    The Partnership's books shall be audited annually by an independent certified public accounting firm selected by the General Partner in its sole discretion. The Partnership shall cause each Partner to receive: (a) within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the certified public accounting firm which audited such statements, and such other information as the CFTC and NFA may from time to time require (such annual reports will provide a detailed statement of any transactions with the General Partner or its affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed); (b) within 75 days after the close of each fiscal year (but in no event later than March 15 of each year) such tax information relating to the Partnership as is necessary for such Partner to complete his federal income tax return; (c) within 30 days after the close of each calendar month such financial and other information with respect to the Partnership as the CFTC and NFA from time to time shall require in monthly reports, together with information concerning any material change in the brokerage commissions and fees payable by the Partnership to DWR; and (d) at such times as shall be necessary or advisable in the General Partner's sole discretion, such other information as the CFTC and NFA from time to time shall require under the CEAct to be given to participants in commodity pools.

    In addition, if any of the following events occurs, notice of such event, including a description of the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15, shall be mailed to each Limited Partner within seven business days after the occurrence of such event: (a) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for such Unit as of the end of the immediately preceding month; (b) any material amendment to this Agreement; (c) any change in trading advisors or any material change in the management agreement with a trading advisor; (d) any change in commodity brokers or any material change in the compensation arrangements with a commodity broker; (e) any change in general partners or any material change in the compensation arrangements with a general partner; (f) any change in the Partnership's fiscal year; (g) any material change in the Partnership's trading policies; or (h) cessation of futures interests trading by the Partnership. In the case of a notice given in accordance with clause (a) of the immediately preceding sentence: (i) such notice shall also advise Limited Partners that a "Special

Redemption Date," on a date specified in such notice (but in no event earlier than 15, nor later than 45, days after the mailing of such notice), will take place as of which Limited Partners may redeem their Units in the same manner as provided in Section 10(b) for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (ii) following the close of business on the date of the 50% decrease giving rise to such notice, the Partnership shall liquidate all existing positions as promptly as reasonably practicable and shall suspend all futures interests trading through the Special Redemption Date. Thereafter, the General Partner shall determine whether to reinstitute futures interests trading or to terminate the Partnership. As used herein, "material change in the Partnership's trading policies" shall mean any change in those trading policies specified in Section 8(c).

    The Net Asset Value of a Unit shall be determined daily by the General Partner, and the most recent Net Asset Value calculation shall be promptly supplied by the General Partner in writing to any Limited Partner after the General Partner shall have received a written request from such Partner.

    In addition, no increase (subject to the limits in the fourth paragraph of Section 7(e)) in any of the management or incentive fees payable by the Partnership, or the caps on brokerage commissions, transaction fees and costs, ordinary administrative expenses, or net excess interest or compensating balance benefits, all as described in the Prospectus, may take effect until the first business day following a Redemption Date (as defined in Section 10(b)), PROVIDED that: (i) notice of such increase is mailed to each Limited Partner at least five business days prior to the last date on which a "Request for Redemption" (as defined in Section 10(b)) must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice shall describe the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15; and (iii) none of such fees or caps may be increased until the first business day following the first Redemption Date as of which a redemption charge is no longer payable as set forth in Section 10(b).

10.  TRANSFER; REDEMPTION OF UNITS.

    (A) TRANSFER. A Limited Partner may transfer or assign his Units only as provided in this Section 10(a). No transferee or assignee shall become a substituted Limited Partner unless the General Partner first consents to such transfer or assignment in writing, which consent the General Partner may withhold in its sole discretion. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the end of the month in which such transfer or assignment is made; PROVIDED, HOWEVER, that the Partnership need not recognize any transfer or assignment until it has received at least 30 days' prior written notice thereof from the Limited Partner, which notice shall set forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units to be transferred or assigned, and which notice shall be signed by the Limited Partner (and his signature guaranteed by a commercial bank with a correspondent in New York, New York or by a member of a registered national securities exchange). No transfer or assignment of Units will be effective or recognized by the Partnership if the transferee or assignee, or the transferor or assignor (if fewer than all Units held by the transferor or assignor are being transferred or assigned), would, by reason of such transfer or assignment, acquire Units which do not meet the minimum initial subscription requirements, as described in the Prospectus; PROVIDED, HOWEVER, that the foregoing restriction shall not apply to transfers or assignments of Units (i) by the way of gift or inheritance, (ii) to any members of the Limited Partner's family, (iii) resulting from divorce, annulment, separation or similar proceedings, or (iv) to any person who would be deemed an "affiliate" of the Limited Partner as defined in the first sentence of
Section 14(c) [adding new clause (v) as follows: "(v) if such person is an officer, director or partner, any partnership, corporation, association, or other legal entity for which such person acts in any such capacity"]. No transfer or assignment shall be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Act or applicable federal, state, or foreign securities laws, and (ii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer or assignment of Units shall be effective or recognized by the Partnership if such transfer or assignment would result in the termination of the Partnership for federal income tax purposes, and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that such person shall receive that share of capital and profits, shall have that right of redemption, and those rights to which his transferor or assignor would otherwise have been entitled and shall remain subject to the other terms of this Agreement binding upon Limited Partners. No Limited Partner shall have any right to approve of any person becoming a substituted Limited Partner. The Limited Partner shall bear all costs (including any attorneys' and accountants' fees) related to such transfer or assignment of his Units.

    In the event that the General Partner consents to the admission of a substituted Limited Partner pursuant to this Section 10(a), the General Partner is hereby authorized to take such actions as may be necessary to reflect such substitution of a Limited Partner.

    (B) REDEMPTION. Except as set forth below and in accordance with the terms hereof, a Limited Partner (or any assignee thereof) may withdraw all or part of his unredeemed capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units at the Net Asset Value thereof, reduced as hereinafter described (any such withdrawal shall be referred to herein as a "Redemption"). Redemptions shall be made only in whole Units or in multiples of $1,000, except that fractions of Units may be redeemed if a Limited Partner shall be redeeming his entire interest in the Partnership.

    Units may be redeemed at the option of a Limited Partner as of, but not before, the sixth month-end following the closing at which the Limited Partner first becomes a Limited Partner. Thereafter, Units may be redeemed as of the end of any month. However, any Units redeemed at or prior to the end of the twelfth, eighteenth or twenty-fourth full month following the closing at which such Units are issued will be assessed a redemption charge equal to 3%, 2%, or 1%, respectively of the Net Asset Value of a Unit on the date of such redemption. The foregoing charges will be paid to DWR. A limited partner in any of the other commodity pools for which the General Partner serves as the general partner and who purchases Units pursuant to an Exchange (as defined in the Prospectus) will not be subject to the foregoing redemption charges or restrictions under the circumstances described below. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which are not subject to a redemption charge is determined by dividing (a) the dollar amount received upon redeeming an interest in such other partnership and used to purchase Units by
(b) the total investment in the Partnership. In addition, redemption charges may not be imposed for certain large purchasers of Units, as provided in the Prospectus. Redemptions of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing), with the Units not subject to a redemption charge being deemed to be the first Units purchased at a closing.

    Redemption of a Limited Partner's Units shall be effective as of the last day of the first month ending after an irrevocable Request for Redemption in proper form shall have been received by the General Partner ("Redemption Date"); PROVIDED, that all liabilities, contingent or otherwise, of the Partnership (except any liability to Partners on account of their capital contributions) shall have been paid or there shall remain property of the Partnership sufficient to pay them. As used herein, "Request for Redemption" shall mean a letter in the form specified by the General Partner and received by the General Partner by 5:00 p.m. (New York City time) at least five business days prior to the date on which such Redemption is to be effective. A form of Request for Redemption is annexed to this Agreement. Additional forms of Request for Redemption may be obtained by written request to the General Partner.

    Upon Redemption, a Limited Partner (or any assignee thereof) shall receive from the Partnership for each Unit redeemed an amount equal to the Net Asset Value thereof (as defined in Section 7(d)(2)) as of the Redemption Date, less any redemption charges and any amount owing by such Partner (and his assignee, if any) to the Partnership pursuant to Section 14(d). If a Redemption is requested by an assignee, all amounts owed to the Partnership under Section 14(d) by the Partner to whom such Unit was sold, as well as all amounts owed by all assignees of such Unit, shall be deducted from the Net

Asset Value of such Unit upon Redemption. The General Partner shall endeavor to pay Redemptions within 10 business days after the Redemption Date, except that under special circumstances (including, but not limited to, the inability on the part of the Partnership to liquidate futures interests positions or the default or delay in payments which shall be due the Partnership from commodity brokers, banks, or other persons), the Partnership may delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Asset Value of the Units represented by the sums which are the subject of such default or delay. Redemptions will be made by credit to the Limited Partner's customer account with DWR or by check mailed to the Limited Partner if such account is closed. The General Partner may, in its absolute discretion, waive any restrictions or charges applicable to redemptions.

    The foregoing terms and conditions in this Section 10(b), other than those in the second paragraph hereof prohibiting redemptions before the sixth month-end following the closing at which a person first becomes a Limited Partner, shall also apply to redemptions effected on "Special Redemption Dates" held in accordance with Section 9.

    The General Partner shall be authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and such other documents as shall be necessary or desirable to reflect any Redemption pursuant to this Section 10(b).

11.  SPECIAL POWER OF ATTORNEY.

    Each Limited Partner, by the execution of this Agreement, does irrevocably constitute and appoint the General Partner, with full power of substitution, as his true and lawful agent and attorney-in-fact, in his name, place, and stead,
(a) to execute, acknowledge, swear to, deliver, file, and record in his behalf in the appropriate public offices, and publish: (i) this Agreement and the Certificate of Limited Partnership and amendments thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of this Agreement or the Certificate of Limited Partnership made in accordance with the terms of this Agreement; (iii) certificates of assumed name; and (iv) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Partnership to do business as a foreign limited partnership in other jurisdictions; and (b) to admit additional Limited Partners and, to the extent that it is necessary under the laws of any jurisdiction, to execute, deliver and file amended certificates or agreements of limited partnership or other instruments to reflect such admission. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity, death, dissolution, liquidation, or termination of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to such Power of Attorney. Each Limited Partner agrees to execute a special Power of Attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by such attorney-in-fact pursuant to the Power of Attorney granted in this Section 11, this Agreement shall control.

12.  WITHDRAWAL OF PARTNERS.

    The Partnership shall terminate and be dissolved upon the withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner (unless a new general partner is elected pursuant to Section 15(c) and such remaining general partner shall have elected to continue the business of the Partnership, which any remaining general partner shall have the right to
do). The General Partner shall not withdraw or assign all of its interests at any time without giving the Limited Partners 120 days' prior written notice of its intention to withdraw or assign and, if the Limited Partners thereupon elect a new general partner or partners pursuant to Section 15(c) which elect to continue the business of the Partnership, the withdrawing General Partner shall pay all reasonable expenses incurred by the Partnership in connection with such withdrawal. The General Partner shall be paid the Net Asset Value of its interests in the Partnership as of the date of such withdrawal.

    The death, incompetency, withdrawal, insolvency, bankruptcy, termination, liquidation, or dissolution of a Limited Partner shall not terminate or dissolve the Partnership, and such Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw or value such Limited

Partner's interest in the Partnership except as provided in Section 10. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership.

13.  NO PERSONAL LIABILITY FOR RETURN OF CAPITAL.

    Subject to Section 14, neither the General Partner, DWR, nor any "affiliate" (as defined in Section 14(c)) thereof shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

14.  STANDARD OF LIABILITY; INDEMNIFICATION.

    (A) STANDARD OF LIABILITY. The General Partner and its "affiliates" (as defined in Section 14(c)) shall not be liable to the Partnership, the Limited Partners, or its or their successors or assigns, for any act, omission, conduct or activity undertaken by or on behalf of the Partnership which the General Partner determines, in good faith, to be in the best interests of the Partnership, unless such act, omission, conduct, or activity constituted misconduct or negligence.

    (B) INDEMNIFICATION BY THE PARTNERSHIP. The Partnership shall indemnify, defend, and hold harmless the General Partner and its "affiliates" (as defined in Section 14(c)) from and against any loss, liability, damage, cost, or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from any act, omission, activity, or conduct undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), PROVIDED that (1) the General Partner has determined, in good faith, that the act, omission, conduct or activity giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Notwithstanding anything to the contrary contained in the foregoing, neither the General Partner nor any of its affiliates nor any person acting as a broker-dealer shall be indemnified by the Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisidiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, PROVIDED, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the General Partner or any affiliate thereof is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the Act and this Section 14(b). The Partnership shall make advances to the General Partner or its affiliates hereunder only if:
(1) the demand, claim, lawsuit, or legal action relates to the performance of duties or services by such persons to the Partnership; (2) such demand, claim, lawsuit, or legal action is not initiated by a Limited Partner; and (3) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

    Nothing contained in this Section 14(b) shall increase the liability of any Limited Partner to the Partnership beyond the amount of his unredeemed capital contribution, undistributed profits, if any, and any amounts received on distributions and redemptions, together with interest thereon. All rights to indemnification and payment of attorneys' and accountants' fees and expenses shall not be affected by the termination of the Partnership or the withdrawal, insolvency, or dissolution of the General Partner.

    The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner and its affiliates for any liability as to which the General Partner and its affiliates are prohibited from being indemnified.

    (C) AFFILIATE. As used in this Agreement, the term "affiliate" of a person shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person;
(ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer, director or partner of such person. Notwithstanding the foregoing, "affiliates" for purposes of this Section 14 shall include only those persons performing services for the Partnership.

    (D) INDEMNIFICATION BY PARTNERS. In the event that the Partnership is made a party to any claim, demand, dispute, or litigation or otherwise incurs any loss, liability, damage, cost, or expense as a result of, or in connection with, any Partner's (or assignee's) obligations or liabilities unrelated to the Partnership's business, such Partner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Partnership for such loss, liability, damage, cost, and expense to which the Partnership shall become subject (including attorneys' and accountants' fees and expenses).

15.  AMENDMENTS; MEETINGS.

    (A) AMENDMENTS WITH CONSENT OF THE GENERAL PARTNER. If, at any time during the term of the Partnership, the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument approved by the General Partner and by Limited Partners owning more than 50% of the Units then outstanding and if made in accordance with, and to the extent permissible under, the Act. Any amendment to this Agreement or actions taken pursuant to this Section 15 that shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners. Notwithstanding the foregoing, the General Partner shall be authorized to amend this Agreement without the consent of any Limited Partner in order to: (i) change the name of the Partnership, (ii) clarify any inaccuracy or any ambiguity, or reconcile any inconsistent provisions herein, (iii) make any amendment to this Agreement, PROVIDED that such amendment is not adverse to the Limited Partners, (iv) effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (v) attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes, (vi) qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction, (vii) delete or add any provision of or to this Agreement required to be deleted or added by the staff of the SEC, the CFTC, any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment or successor to the Act, or to comply with applicable law, (viii) make any modification to this Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the Net Worth requirements applicable to the General Partner and any other general partner, as contemplated by Section 5 hereof, (ix) make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subject to the provisions of the 1940 Act, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, and (x) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to qualify the Partnership under the 1940 Act, and any individuals under the 1940 Act and the Advisers Act, if the

General Partner is informed that doing so is necessary. Any such supplemental or amendatory agreement shall be adhered to and have the same force and effect from and after its effective date as if the same had originally been embodied in, and formed a part of, this Agreement; PROVIDED, HOWEVER, that no such supplemental or amendatory agreement shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled.

    (B) MEETINGS. Any Limited Partner or his authorized attorney or agent, upon written request to the General Partner, delivered either in person or by certified mail, and upon payment of reasonable duplicating and postage costs, shall be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners and the number of Units owned by each.

    Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which all Limited Partners may vote pursuant to this Agreement, the General Partner, by written notice to each Limited Partner of record sent by certified mail or delivered in person within 15 days after such receipt, shall call a meeting of the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

    (C) AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE GENERAL PARTNER. At any meeting of the Limited Partners, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by Limited Partners, the following actions may be taken without the consent of the General Partner: (i) this Partnership Agreement may be amended in accordance with, and only to the extent permissible under, the Act; PROVIDED, HOWEVER, that no such amendment shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner terminates or liquidates or elects to withdraw from the Partnership pursuant to
Section 12, or becomes insolvent, bankrupt, or is dissolved; (v) any contracts with the General Partner or any of its affiliates (as defined in the first sentence of Section 14(c)) may be terminated without penalty on not less than 60 days' prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved; PROVIDED, HOWEVER, that no such action shall adversely affect the status of the Limited Partners as limited partners under the Act or the classification of the Partnership as a partnership under the federal income tax laws; and PROVIDED FURTHER, that Units owned by the General Partner and any affiliate thereof (as defined in Section 14(c)) shall not be voted on the matters described in clauses (iii) and (v) above. Any action which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners.

    (D)  ACTION WITHOUT  MEETING.  Notwithstanding  contrary provisions of  this
Section 15 covering notices to, meetings of, and voting by Limited Partners, any action required or permitted to be taken by Limited Partners at a meeting or otherwise may be taken by Limited Partners without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken shall be signed by Limited Partners owning Units having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting of Limited Partners at which all outstanding Units shall have been present and voted. Notice of the taking of action by Limited Partners without a meeting by less than unanimous written consent of Limited Partners shall be given to those Limited Partners who shall not have consented in writing within seven business days after the occurrence thereof.

    (E) AMENDMENTS TO CERTIFICATE OF LIMITED PARTNERSHIP. If an amendment to this Agreement shall be made pursuant to this Section 15, the General Partner shall be authorized to execute, acknowledge, swear to, deliver, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to the Certificate of Limited Partnership as shall be necessary or desirable to reflect such amendment.

16.  ADDITIONAL OFFERINGS.

    The General Partner may, in its discretion, make additional public or private offerings of Units, PROVIDED, that the net proceeds to the Partnership of any such sales shall in no event be less than the Net Asset Value of a Unit at the time of sale, and PROVIDED FURTHER, that such proceeds may be less than said Net Asset Value per Unit if the newly offered Units' participation in the Partnership's profits and losses is proportionately reduced. Any additional offering of Units shall be effected in the manner contemplated in Section 6. The Partnership shall not pay the costs of any such offering or any selling commissions relating thereto. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, except as described in the applicable Prospectus. No Limited Partner shall have the right to consent to the admission of any additional Limited Partner. The Partnership may offer different classes of Units for sale having different economic terms than the Units previously sold to the public, provided that the issuance of such new class of Units shall in no respect adversely affect the holders of outstanding Units. There is no maximum aggregate amount of contributions which may be received by the Partnership.

17.  GOVERNING LAW.

    THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE, INCLUDING, SPECIFICALLY, THE ACT (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES); PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 17.

18.  MISCELLANEOUS.

    (A) PRIORITY AMONG LIMITED PARTNERS. Except as otherwise specifically set forth in this Agreement, no Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

    (B) NOTICES. All notices under this Agreement (other than Requests for Redemption, notices of assignment or transfer of Units, and reports by the General Partner to the Limited Partners) shall be in writing and shall be effective upon personal delivery or, if sent by registered or certified mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail. Requests for Redemption and notices of assignment or transfer of Units shall be effective upon timely receipt by the General Partner. Except as otherwise provided herein, all reports and notices hereunder shall be in writing and shall be delivered in person or sent by first-class mail to the last known address of the General Partner or the Limited Partner, as the case may be.

    (C) BINDING EFFECT. This Agreement shall inure to the benefit of, and be binding upon, all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs, and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership's records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights that they may have under Section 15.

    (D) CAPTIONS. Captions in no way define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ADDITIONAL LIMITED PARTNERS:                  GENERAL PARTNER:

By:  Demeter Management                       DEMETER MANAGEMENT CORPORATION
    Corporation, General                      By:
    Partner, as Authorized                       Mark J. Hawley,
    Agent and Attorney-in-Fact                   President
By:
   Mark J. Hawley,
   President

                                    SPECIMEN
                                        ANNEX A TO LIMITED PARTNERSHIP AGREEMENT

MFAD USE ONLY:               CLOSING DATE:

           REQUEST FOR REDEMPTION: DEAN WITTER MANAGED FUTURES FUNDS

THIS IRREVOCABLE REQUEST FOR REDEMPTION SHOULD BE DELIVERED TO A LIMITED PARTNER'S LOCAL DEAN WITTER BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER (DEMETER MANAGEMENT CORPORATION, TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, N.Y., 10048) AT LEAST 5 BUSINESS DAYS PRIOR TO THE LAST DAY OF THE MONTH IN WHICH THE REDEMPTION IS TO BE EFFECTIVE.
__________________________, 19 _____
        [DATE]                [PRINT OR TYPE DEAN WITTER ACCOUNT NUMBER]

    I hereby request redemption (effective as of the next applicable date as of which redemption is permitted as set forth in the Limited Partnership Agreement of the Partnership for which redemption is requested, subject to all terms and conditions set forth therein) of my capital account in an amount equal to the respective Net Asset Value, as defined in the Limited Partnership Agreement, of the following Unit(s) of Limited Partnership Interest ("Units"), less any amounts specified in the Limited Partnership Agreement.

               COMPLETE ONLY ONE SECTION -- A, B OR C -- PER FORM

                                   SECTION A

  SPECTRUM SERIES SHALL ONLY REDEEM UNITS OF LIMITED PARTNERSHIP INTEREST IN A MINIMUM AMOUNT OF 50 UNITS, UNLESS A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE
                      INTEREST (ALL) IN SUCH PARTNERSHIP.

[DWSB] Spectrum Balanced           Entire        Units
                                  Interest
[DWSS] Spectrum Strategic          Entire        Units
                                  Interest
[DWST] Spectrum Technical          Entire        Units
                                  Interest

                                   SECTION B

  CORNERSTONE FUNDS SHALL ONLY REDEEM $1,000 INCREMENTS OR WHOLE UNITS UNLESS
      A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

[CFCFB] Cornerstone Fund II          Entire        Units     $         ,000
                                    Interest
[CFCFC] Cornerstone Fund III         Entire        Units     $         ,000
                                    Interest
[CFCFD] Cornerstone Fund IV          Entire        Units     $         ,000
                                    Interest

                                   SECTION C

 OTHER MANAGED FUTURES FUNDS SHALL ONLY REDEEM $1,000 INCREMENTS OR WHOLE UNITS
                                     UNLESS
      A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

MARK ONE FUND ONLY (USE ONE FORM PER FUND):

[CFF] Columbia Futures Fund          [PGF2] Principal Guaranteed Fund II         Entire Interest
[DFF] Diversified Futures Fund       [PGF3] Principal Guaranteed Fund III
[DFF2] Diversified Futures Fund II   [PPF] Principal Plus Fund                   Units
[DFF3] Diversified Futures Fund III  [PSF] Portfolio Strategy Fund
[GPP] Global Perspective Portfolio   [SFF] Select Futures Fund                   $         ,000
[IAF] International Access Fund      [WCF] World Currency Fund
[PGF] Multi-Market Portfolio

                                    SPECIMEN

                       ACCOUNT INFORMATION AND SIGNATURES

I understand that I may only redeem Units at such times as are specified in the Limited Partnership Agreement and that, under certain circumstances described therein, I may be subject to a redemption charge.

I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of Units (or fractions thereof) to which this Request for Redemption relates, with full power and authority to request redemption. The Units (or fractions thereof) which are the subject of this request are not subject to any pledge or otherwise encumbered in any fashion. My signature has been represented by a member of a registered national securities exchange.

     SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED
                      TYPE OR PRINT ALL INFORMATION BELOW
--------------------------------------------------------------------------------
1. ACCOUNT INFORMATION
--------------------------------------------------------------------------------

 .................................................  ..................................................
                  (Name of Limited Partner)                    (Dean Witter Account Number)

Address:  ............................................................................................
                                                                      (Street)

 ...............................................................................
       City              State (Province)              (Zip Code or Postal Code)

--------------------------------------------------------------------------------
2. SIGNATURE(S) OF INDIVIDUAL PARTNER(S) OR ASSIGNEE(S) INCLUDING IRAS
--------------------------------------------------------------------------------

X ................................................  X ................................................
X ................................................  X ................................................

We, the undersigned Account Executive and Branch Manager, represent that the above signature(s) are true and correct.

X ................................................  X ................................................
          (Account Executive MUST sign)                         (Branch Manager MUST sign)

--------------------------------------------------------------------------------
3. SIGNATURE OF ENTITY PARTNER OR ASSIGNEE
--------------------------------------------------------------------------------

 ...............................................  By: X ..........................................
                       (Name of Entity)              (Authorized officer, partner, trustee, or
                                                        custodian. If a corporation, include
                                                     certified copy of authorized resolution.)

We, the undersigned Account Executive and Branch Manager, represent that the above signature is true and correct.

X ..............................................  X ..............................................
         (Account Executive MUST sign)                       (Branch Manager MUST sign)

 ...............................................
           [Branch Telephone Number]

                                                                       EXHIBIT B

                               DEAN WITTER SELECT
                               FUTURES FUND L.P.
                    SUBSCRIPTION AND EXCHANGE AGREEMENT AND
                               POWER OF ATTORNEY
                                 --------------

                     UNITS OF LIMITED PARTNERSHIP INTEREST

    Subscribers who are redeeming units in another commodity pool for which the General Partner serves as the general partner and commodity pool operator ("Exchange Subscribers") should follow the instructions below, including those labeled "For Exchange Suscribers Only."

                           SUBSCRIPTION INSTRUCTIONS


    Any person desiring to subscribe for Units should carefully read and  review
the  Prospectus  dated October     ,  1996  and this  Subscription  and Exchange
Agreement and Power of Attorney.


    NON-EXCHANGE SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-9 AND B-10, AND EXCHANGE SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-11 and B-12, USING BLACK INK, AS FOLLOWS:

Item 1        --      Enter Dean Witter Reynolds Inc. ("DWR") Account Number.

              --      FOR  NON-EXCHANGE  SUBSCRIBERS  ONLY  --   Enter  the  dollar  amount  of   the
                      subscription.

              --      Enter  the  Social  Security  Number  or  Taxpayer  ID  Number  and  check  the appropriate box to indicate the type of entity that is subscribing. In case  of joint ownership, either Social Security Number may be used.

              --      Subscriber(s)  must (i)  if a United  States taxable  Subscriber(s), review the representation relating to backup withholding tax under "United States  Taxable
                      Investors  Only" on Page  B-9 (for Non-Exchange Subscribers)  or Page B-11 (for
                      Exchange Subscribers) or  (ii) if  a non-United States  Subscriber, review  the representation  relating to such Subscriber's  classification as a non-resident alien for United States  federal income tax  purposes under "Non-United  States
                      Investors  Only" on Page  B-9 (for Non-Exchange Subscribers)  or Page B-11 (for
                      Exchange Subscribers). THE SUBSCRIBER(S) MUST SIGN BELOW TAX REPRESENTATION  IN
                      ITEM 1.

              --      Enter the exact name in which the Units are to be held based on ownership type, and enter residency and other information.

              --      Enter taxable year of Subscriber, if other than calendar year.

              --      Check  box  if the  Subscriber  is a  non-resident alien  that  is a  dealer in commodities or is otherwise engaged in a trade or business within the U.S.

              --      If  there  is  a  Co-Subscriber,  Trustee  or  Custodian,  complete  applicable information.

              --      Subscriber  purchasing Units as custodian  for a minor: (i)  if a gift to minor not made with minor's funds, net worth and annual income representations  apply only  to  Subscriber  or  (ii) if  not  a  gift, net  worth  and  annual income representations apply only to such minor.

              --      Subscriber purchasing Units as  a trustee or custodian  of an employee  benefit plan  with an  individual beneficiary  or of  an individual  retirement account
                      ("IRA") at the direction of the beneficiary of such plan or IRA: net worth  and annual  income representations  apply only to  the beneficiary of  such plan or account.

Item 1A FOR EXCHANGE SUBSCRIBERS ONLY

              --      Enter the symbol and name of the limited partnership from which units are to be redeemed; specify the quantity to be redeemed.

Item 2 FOR NON-EXCHANGE SUSCRIBERS ONLY

              --      Subscriber(s) must execute the Subscription and Exchange Agreement and Power of
                      Attorney Signature Page (Item 2 Page B-10).

Item 2 FOR EXCHANGE SUBSCRIBERS ONLY

              --      Subscriber(s) must execute the Subscription and Exchange Agreement and Power of
                      Attorney Signature Page (Item 2 Page B-12).

Item 3        --      Account Executive and Branch Manager must complete the required information.

              --      This Subscription and Exchange Agreement and  Power of Attorney must be  mailed to  Dean Witter Reynolds Inc. at Two  World Trade Center, 62nd Floor, New York,
                      New York 10048.

                               DEAN WITTER SELECT
                               FUTURES FUND L.P.
                                  ------------

           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY

    Any person subscribing for Units should carefully read and review the Prospectus. Capitalized terms used below and not defined in this Agreement are defined (and described in detail) in the Prospectus.


    FOR NON-EXCHANGE SUBSCRIBERS ONLY: By executing the Signature Page of this Subscription and Exchange Agreement and Power of Attorney ("Agreement") for Dean Witter Select Futures Fund L.P. (the "Partnership"), the undersigned Subscriber ("Subscriber") irrevocably subscribes for Units of Limited Partnership Interest in the Partnership ("Units") at the price per Unit described in the
Partnership's Prospectus dated October   , 1996 (the "Prospectus").


    FOR EXCHANGE SUBSCRIBERS ONLY: By executing the Signature Page of this Subscription and Exchange Agreement and Power of Attorney ("Agreement"), the undersigned Subscriber ("Subscriber") irrevocably redeems the units of limited partnership interest in the limited partnership indicated on the signature page of this Agreement and, with the proceeds of such redemption, hereby irrevocably subscribes for Units of Limited Partnership Interest ("Units") in Dean Witter Select Futures Fund L.P. (the "Partnership"), at the price per Unit described in
the Partnership's Prospectus dated October   , 1996.


    NOTWITHSTANDING THE FOREGOING, SUBSCRIBER MAY REVOKE THIS AGREEMENT, AND RECEIVE A FULL REFUND OF THE SUBSCRIPTION AMOUNT AND ANY ACCRUED INTEREST THEREON (OR REVOKE THE REDEMPTION OF UNITS IN THE OTHER LIMITED PARTNERSHIP IN THE CASE OF AN EXCHANGE), WITHIN FIVE BUSINESS DAYS AFTER EXECUTION OF THIS AGREEMENT OR NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE DATE OF THE APPLICABLE CLOSING, WHICHEVER COMES FIRST, BY DELIVERING WRITTEN NOTICE TO SUBSCRIBER'S DWR ACCOUNT EXECUTIVE. If this Agreement is accepted, Subscriber agrees to contribute Subscriber's subscription to the Partnership and to be bound by the terms of the Partnership's Limited Partnership Agreement, included as Exhibit A to the Prospectus (the "Limited Partnership Agreement"). The
undersigned  Subscriber  hereby  authorizes   and  directs  Demeter   Management
Corporation (the "General Partner") and DWR to transfer the appropriate amount from the Customer Account to the Escrow Account. BY EXECUTION OF THE SIGNATURE PAGE ATTACHED HERETO, SUBSCRIBER SHALL BE DEEMED TO HAVE EXECUTED THIS AGREEMENT AND THE LIMITED PARTNERSHIP AGREEMENT (INCLUDING THE POWERS OF ATTORNEY HEREIN AND THEREIN).
--------------------------------------------------------------------------------
PAYMENT INSTRUCTIONS
--------------------------------------------------------------------------------

    FOR NON-EXCHANGE SUBSCRIBERS ONLY: Payment of this subscription must be made by charging the Customer Account. In the event that the Subscriber does not have a Customer Account or does not have sufficient funds in Subscriber's existing Customer Account, the Subscriber should make appropriate arrangements with Subscriber's DWR account executive, if any, and if none, should contact Subscriber's local DWR branch office. Payment must NOT be mailed to the General Partner at its offices in New York City. Any such payment will not be accepted by the General Partner and will be returned to the Subscriber for proper placement with the DWR branch office where Subscriber's Customer Account is maintained. The undersigned Subscriber hereby authorizes and directs the General Partner and DWR to transfer the appropriate amount from the Customer Account to the Escrow Account.

    FOR EXCHANGE SUBSCRIBERS ONLY: Payment of this subscription must be made by applying the proceeds from a redemption of limited partnership units in another commodity pool for which the General Partner serves as the general partner and commodity pool operator. Subscriber may only redeem units at such times as are specified in the applicable limited partnership agreement for such other commodity pool, and under certain circumstances described therein Subscriber may be subject to a redemption charge.
--------------------------------------------------------------------------------
REPRESENTATIONS AND WARRANTIES
--------------------------------------------------------------------------------

    Subscriber (for myself/ourselves, and, if Subscriber is an entity, on behalf of and with respect to such entity and its shareholders, partners, or beneficiaries) hereby represents and warrants to the General Partner and the Partnership as follows:

       (1) Subscriber has received a copy of the Prospectus, which includes the Limited Partnership Agreement.

       (2) Subscriber is of legal age to execute this Agreement and is legally competent to do so.

       (3) Subscriber has either: (a) net worth of at least $75,000 (exclusive of home, furnishings, and automobiles); or (b) net worth of at least
    $30,000 (exclusive of home, furnishings, and automobiles) and annual gross income of at least $30,000. However, if Subscriber is a resident and/ or subject to regulation by one of the states which imposes more restrictive suitability requirements than the foregoing, or requires a higher minimum investment, as set forth below under the caption "State Suitability Requirements" (or in the special Supplement to the Prospectus for residents of the state in which Subscriber resides), Subscriber's net worth and/or income and investment satisfies the requirements of such state. (If Units are being purchased by spouses as joint owners, their joint net worth and annual income may be used to satisfy applicable state suitability requirements.) Subscriber agrees to provide any additional documentation requested by the General Partner, as may be required by the securities administrators of certain states to confirm that Subscriber meets the applicable minimum financial suitability standards to invest in the Partnership.

       (4) The address set forth on the Signature Page is Subscriber's true and correct residence and Subscriber has no present intention of becoming a resident of any other state or country. All the information that is provided on the Signature Page regarding Subscriber is correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to Subscriber's admission as a Limited Partner, Subscriber will immediately furnish such revised or corrected information to the General Partner.

       (5) If Subscriber is an employee benefit plan, to the best of Subscriber's knowledge, neither the General Partner, DWR, the Trading
    Advisors, nor any of their respective affiliates either: (a) has investment discretion with respect to the investment of Subscriber's plan assets; (b) has authority or responsibility to or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such plan. For purposes hereof, an "employee benefit plan" shall include plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation as well as investment income earned thereon free from federal income tax until such time as funds are distributed from the plan, and include corporate "pension" and profit-sharing plans, "simplified employee pension plans," "Keogh" plans for self-employed individuals, and IRAs.

       (6) Unless (7) or (8) below is applicable, Subscriber's subscription is made with Subscriber's funds for Subscriber's own account and not as trustee, custodian, or nominee for another.

       (7) The subscription, if made as custodian for a minor, is a gift Subscriber has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth herein apply only to such minor.

       (8) If Subscriber is subscribing as a trustee or custodian of an employee benefit plan or of an IRA at the direction of the beneficiary of the plan or IRA, the representations set forth above apply only to the beneficiary of such plan or IRA.

       (9) If Subscriber is subscribing in a representative capacity, Subscriber has full power and authority to purchase the Units and enter into and be bound by this Agreement on behalf of the entity for which Subscriber is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by this Agreement and become a Limited Partner pursuant to the Limited Partnership Agreement.

ADDITIONAL REPRESENTATION AND WARRANTY FOR EXCHANGE SUBSCRIBERS ONLY:

       (10)Subscriber is the true, lawful, and beneficial owner of the units of limited partnership interest (or fractions thereof) to be redeemed pursuant to this Agreement, with full power and authority to request redemption and a subsequent purchase of Units. The units of limited partnership interest (or fraction thereof) which are the subject of this redemption request are not subject to any pledge or otherwise encumbered in any fashion.

    By making the representations and warranties set forth above, Subscribers should be aware that they have not waived any rights of action which they may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. Subscribers should be aware, however, that the representations and warranties set forth above may be asserted in the defense of the Partnership, the General Partner, the Trading Advisors, DWR, or others in any subsequent litigation or other proceeding.
--------------------------------------------------------------------------------
STATE SUITABILITY REQUIREMENTS
--------------------------------------------------------------------------------


    Except as indicated below, investors in the Partnership must have a net worth (exclusive of home, furnishings, and automobiles) of at least $75,000 or, failing that standard, have a net worth (same exclusions) of at least $30,000 and an annual gross income of at least $30,000, and must make a minimum aggregate investment of $5,000, or $2,000 in the case of IRAs, or, in the case of an Exchange, the lesser of (i) $5,000 ($2,000 in the case of an IRA), (ii) the proceeds from the redemption of five units (or two units in the case of an IRA) from commodity pools other than the Spectrum Series, or (iii) the proceeds from the redemption of 500 units (200 units in the case of an IRA) from one of the Spectrum Series of commodity pools. Existing Limited Partners who desire to make an additional investment in the Partnership may subscribe for Units at a closing with a minimum investment of $1,000. However, the states listed below (or, in certain cases, in special Supplements to the Prospectus attached thereto) have more restrictive suitability or minimum investment requirements for Subscribers residing therein. Please read the following list to make sure that Subscriber meets the suitability and/or investment requirements for the state in which Subscriber resides. (As used below, "NW" means net worth exclusive of home, furnishings, and automobiles; "AI" means annual gross income; "TI" means annual taxable income for federal income tax purposes; "1991 LPs" means Subscribers who first became Limited Partners of the Partnership prior to August 31, 1993; "1993 LPs" means Subscribers who first became Limited Partners of the Partnership after August 30, 1993 but before August 13, 1996; and "New LPs" means Subscribers (including those effecting Exchanges) who are neither 1991 LPs nor 1993 LPs.)

    ALABAMA:   (1)  SOLELY AS  TO 1991  LPS, (a)  $75,000 NW  or $30,000  NW and
$30,000 AI; (2) SOLELY AS TO 1993 LPS AND NEW LPS, (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    ARIZONA:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    ARKANSAS:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    CALIFORNIA:  $100,000 NW and $50,000 AI.

    IOWA:    (1)  SOLELY AS  TO  IRAS WHICH  ARE  NEW LPS,  the  minimum initial investment is $2,500; and (2)  the Subscriber has at  least (a) $225,000 NW,  or
(b) $60,000 NW and $60,000 AI.

    KENTUCKY:   (a) SOLELY AS TO 1991 LPS, (a) $75,000 NW, or (b) $30,000 NW and
$30,000 AI; (2) SOLELY AS TO 1993 LPS AND NEW LPS, (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    MAINE:  (a) $200,000 NW, or (b) $50,000 NW and $50,000 AI.

    MASSACHUSETTS:  (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

    MICHIGAN: (1) SOLELY AS TO 1991 LPS, (a) $225,000 NW (NW also exclusive of investment in Units), or (b) $60,000 NW (NW also exclusive of investment in Units) and $60,000 AI; (2) SOLELY AS TO 1993 LPS AND NEW LPS, (a) $225,000 NW and investment may not exceed 10% of NW, or (b) $60,000 NW and $60,000 AI and investment may not exceed 10% of NW.

    MISSOURI:  (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

    NEBRASKA:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    NEW MEXICO: (1) SOLELY AS TO 1991 LPS, (a) $75,000 NW, or (b) $30,000 NW and $30,000 AI; (2) SOLELY AS TO 1993 LPS AND NEW LPS, (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    NORTH CAROLINA:  (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

    OHIO:   SOLELY AS TO 1993 LPS, (a) $75,000 NW, or (b) $30,000 NW and $30,000
AI; (2) SOLELY AS TO 1991 LPS AND NEW LPS, (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    OKLAHOMA:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    OREGON:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    PENNSYLVANIA: (1) SOLELY AS TO 1993 LPS, (a) $75,000 NW, or (b) $30,000 NW and $30,000 AI; (2) SOLELY AS TO 1991 LPS AND NEW LPS, (a) $175,000 NW and investment may not exceed 10% of NW, or (b) $100,000 NW and $50,000 TI and investment may not exceed 10% of NW.

    TENNESSEE:  (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

    TEXAS:  (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

    VERMONT: (1) SOLELY AS TO 1991 LPS, (a) $75,000 NW, or (b) $30,000 NW and $30,000 AI; (2) SOLELY AS TO 1993 LPS AND NEW LPS, (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

    WASHINGTON:  (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

--------------------------------------------------------------------------------
SIGNIFICANT DISCLOSURES
--------------------------------------------------------------------------------

    Subscriber should read the Prospectus in its entirety before completing this Agreement and subscribing for Units, and should carefully consider the information contained therein as well as the following information (which is set forth in detail in the Prospectus) concerning an investment in the Partnership:

       (1) The General Partner and DWR, the commodity broker, are each wholly owned subsidiaries of Dean Witter, Discover & Co., and conflicts of interest therefore exist. The principal business address of the General Partner is Two World Trade Center, 62nd Floor, New York, New York 10048.

       (2) DWR will receive substantial commodity brokerage commissions and certain transaction fees and costs from the Partnership, and will also realize the benefits of excess interest earned on the Partnership's funds and compensating balance benefits from deposits of the Partnership's funds, subject to certain limitations, as described in the Prospectus. A Limited Partner will consent to the execution and delivery by the General Partner on behalf of the Partnership of the Customer Agreement with DWR, and to the payment to DWR of such commissions, fees, costs, and benefits.

       (3) The performance information in the Prospectus should be read only in conjunction with the textual description and notes thereto, and such data should not be interpreted to mean that the Partnership will have similar results or will realize any profits whatsoever. A Limited Partner will be deemed to have consented to the execution and delivery by the General Partner on behalf of the Partnership of the Management Agreements with each Trading Advisor (as described in the Prospectus), and with such other trading advisors as the General Partner may retain from time to time.

       (4) Units cannot be transferred or assigned except as set forth in the Limited Partnership Agreement. Units may be redeemed at the option of a Limited Partner as of, but not before, the sixth month end following the closing at which such person first becomes a Limited Partner. Thereafter, Units may be redeemed as of the end of any month. However, any Units redeemed at the end of the sixth or at or prior to the end of the twelfth, eighteenth or twenty-fourth month following the closing at which such Units are issued will be assessed a redemption charge equal to 3%, 2% or 1%, respectively, of the Net Asset Value of a Unit on the date of such redemption. The foregoing charges will be paid to DWR. A limited partner in any of the other commodity pools for which the General Partner serves as the general partner and commodity pool operator who redeemed all or a portion of his interest in one of such other partnerships on or after December 31, 1995, and purchases Units will not be subject to the foregoing redemption charges or restrictions under the circumstances described below. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which are not subject to a redemption charge is determined by dividing (a) the dollar amount received upon redeeming an interest in such other partnership and used to purchase Units by (b) the total investment in the Partnership. Redemptions of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing), with Units not subject to a redemption charge being deemed to be the first Units purchased at a closing. Subscribers who purchase $500,000 or more of Units will not be subject to the redemption charges described above. Units may only be redeemed upon 5 business days' written notice to the General Partner prior to the effective date of a redemption, which will be the last day of a calendar month.

       (5) All subscriptions  are  subject to  acceptance  or rejection  by  the
           General  Partner  in  whole  or  in  part  for  any  reason  and  are irrevocable by Subscribers, subject to the limited revocation right described on page 3 of this Agreement.
--------------------------------------------------------------------------------
ACCEPTANCE OF THE LIMITED PARTNERSHIP AGREEMENT
--------------------------------------------------------------------------------

    Subscriber hereby agrees that as of the date that Subscriber's name is entered on the books of the Partnership, Subscriber shall become a Limited Partner of the Partnership. Subscriber hereby agrees to each and every term of the Limited Partnership Agreement as if Subscriber's signature were subscribed thereto. Subscriber further agrees that DWR may receipt on Subscriber's behalf for the Units purchased by Subscriber hereunder upon the issuance of such Units by the Partnership (although no certificate evidencing Unit(s) will be issued to Subscriber).
--------------------------------------------------------------------------------
POWER OF ATTORNEY AND GOVERNING LAW
--------------------------------------------------------------------------------

    Subscriber hereby irrevocably constitutes and appoints Demeter Management Corporation, the General Partner of the Partnership, as Subscriber's true and lawful Attorney-in-Fact, with full power of substitution, in Subscriber's name, place, and stead, to do all things necessary to admit Subscriber as a Limited Partner of the Partnership and to admit others as additional or substituted Limited Partners to the Partnership so long as such admission is in accordance with the terms of the Limited Partnership Agreement or any amendment thereto, to file, prosecute, defend, settle, or compromise any and all actions at law or suits in equity for or on behalf of the Partnership in connection with any claim, demand, or liability asserted or threatened by or against the Partnership, and to execute, acknowledge, swear to, deliver, file, and record on Subscriber's behalf and as necessary in the appropriate public offices, and publish: (a) the Limited Partnership Agreement and the Certificate of Limited Partnership and all amendments thereto permitted by the terms thereof; (b) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of the Limited Partnership Agreement or the Certificate of Limited Partnership made in accordance with the terms of the Limited Partnership Agreement; (c) certificates of assumed name; and (d) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Partnership to do business as a foreign limited partnership in other jurisdictions. Subscriber agrees to be bound by any representation made by the General Partner or any successor thereto acting in good faith pursuant to this Power of Attorney.

    The Power of Attorney granted hereby shall  be deemed to be coupled with  an
interest   and  shall  be   irrevocable  and  survive   the  death,  incapacity,
dissolution, liquidation, or termination of the Subscriber.

    THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT BE DEEMED A WAIVER OF ANY RIGHTS OF ACTION SUBSCRIBER MAY HAVE UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAW.
--------------------------------------------------------------------------------
RECEIPT OF DOCUMENTATION
--------------------------------------------------------------------------------

    The regulations of the Commodity Futures Trading Commission require that the undersigned Subscriber be given a copy of the Prospectus (which includes the most current annual report for the Partnership), as well as certain additional documentation consisting of: (a) a supplement to the Prospectus, which must be given to the undersigned if the Prospectus is dated more than nine months prior to the date that the undersigned first receives the Prospectus, and (b) the most current monthly account statement for the Partnership, which must be distributed within 30 calendar days after the end of each month. The undersigned hereby acknowledges receipt of the Prospectus and the additional documentation referred to above, if any.

                      DEAN WITTER SELECT FUTURES FUND L.P.
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                SIGNATURE PAGE FOR NON-EXCHANGE SUBSCRIBERS ONLY
                   PLEASE PRINT OR TYPE. USE BLACK INK ONLY.

    THIS REQUEST FOR SUBSCRIPTION SHOULD BE DELIVERED TO THE LOCAL DEAN WITTER BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER, TWO WORLD TRADE CENTER 62ND FLOOR, NEW YORK, NEW YORK 10048-0626 AT LEAST FIVE BUSINESS DAYS PRIOR TO THE APPLICABLE CLOSING.


    The Subscriber named below, by execution and delivery of this Signature Page and by payment of the purchase price for Units of Limited Partnership Interest ("Units") in Dean Witter Select Futures Fund L.P. (the "Partnership"), hereby subscribes for Units at the First, Second, Third, or any additional Closing, as applicable, at a price equal to 100% of the Net Asset Value as of the close of business on the last day of the month immediately preceding such Closing, all as described in the Prospectus. Unless otherwise provided under "State Suitability Requirements" or in a Supplement attached to the Prospectus, the minimum investment in the Partnership is $5,000 or $2,000 in the case of IRAs. Existing Limited Partners who desire to make an additional investment in the Partnership may subscribe for Units at a Closing with a minimum investment of $1,000.



    BY SUCH EXECUTION AND PAYMENT, THE SUBSCRIBER ACKNOWLEDGES RECEIPT OF THE
PROSPECTUS OF THE PARTNERSHIP DATED OCTOBER   , 1996, INCLUDING THE LIMITED
PARTNERSHIP AGREEMENT, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR HEREBY, AND THE CURRENT MONTHLY ACCOUNT STATEMENT FOR THE PARTNERSHIP.


--------------------------------------------------------------------------------
ITEM 1 -- SUBSCRIBER (SUBSCRIBER MUST SIGN BELOW TAX REPRESENTATION)
--------------------------------------------------------------------------------
DWR ACCOUNT NO.
-___
-___
-___
-___
-___
-___
-___
-___
-___
-___
-
-  S F F
-
-----------------------------------------------------
                      -----------------------------------------------------
                      $
                      -----------------------
         -----------------------------------------------------------------------
         ---------------------------
         ---------- .00
                             -


                                                    AMOUNT OF SUBSCRIPTION
TAXABLE INVESTORS                                                                   NON-TAXABLE INVESTORS
 / / / / / / -- / / / / -- / / / / / / / / OR  /  / / / -- / / / /  / / / / / / / / / OR / / / / / / / / / / / / / / / / / / / / / /

Social Security Number of: (check one)    Taxpayer ID Number for: (check one)     Soc. Sec. #/Taxpayer ID # for: (check
                                                                                                                   one)
/ / Individual Ownership                  / /Trust other than Grantor or            / /IRA (the DWR Branch Manager must
                                                 Revocable Trust                           sign below for IRA accounts)
/ /Joint Tenants with Rights of
       Survivorship                       / / Estate                                / /Employee Benefit Plan
                                                                                    (Participant
/ / Tenants in Common                     / /UGMA/UTMA (Minor)                             Directed)
/ / Community Property                    / / Partnership                           / / Defined Benefit Plan (Other)
/ /Grantor or other Revocable Trust       / / Corporation                           / / Other (specify)
-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --
-- -- --

 UNITED STATES TAXABLE INVESTORS ONLY:                   OR     NON-UNITED STATES INVESTORS ONLY:
 / /  Check box  if Subscriber  is subject  to  backup          Under  penalties of perjury,  by signature below, the
     withholding  under  the  provisions  of   Section          Subscriber  certifies  that  such  Subscriber  is NOT
     3406(a)(1)(C)  of  the  Internal  Revenue   Code.          (a)   a   citizen   or   resident   of   the   United
If Subscriber's taxable year is other than the calendar            States;
 year, indicate the date on which                               (b) or,  a  United States  corporation,  partnership,
    Subscriber's taxable year                                       estate or trust.
 ends  ...............................................
 Under  penalties  of  perjury,  by  signing  below, I
 certify that the Social Security Number (or  Taxpayer
 ID Number) above to be the true, correct and complete
 Social  Security Number  (or Taxpayer  ID Number) and
 that all the information  above is true, correct  and
 complete.

X ...............................................................................................  ...............  ..........
(Signature of Subscriber or Officer, Partner or Trustee [or Branch Manager in the case of IRAs])   Date
If Subscriber is an        Type or Print Name of Entity: .........................................................
Entity:
                           Name: ................................................................  Date: .........
                           Title: ................................................................................
Full Name of Account..............................................................................................
                           (Subscriber's Name or Name of Trust or Custodial Account--do not use initials)
Subscriber is a resident of  ........................  and a citizen of  ........................
                           (name of country)                            (name of country)
Street Address ...................................................................................................
                           (MUST be residence address--P.O. Box alone not acceptable)
City  ...................  State  .............  Zip Code  .............  Tel. No. ( ............. )  ............

/ / Check here if Subscriber is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from the Partnership would be treated as effectively connected. (Subscriber must complete Form W-8 which may be obtained from DWR AE.)

COMPLETE, IF APPLICABLE (MUST BE COMPLETED IF THERE IS A CO-SUBSCRIBER, TRUSTEE
                                 OR CUSTODIAN):

Name ...........................................................  Telephone Number ( ..................... ) .....................
The person or entity above is a/an (check one)

 / / Co-Subscriber                    / / Trustee or Custodian             / / Authorized Person, if an
                                                                           Institutional Trustee

Street Address .................................................................

                               (P. O. Box alone not acceptable)

City .......................................................  State  .....................  Zip Code  ....................

Co-Subscriber, Trustee or Custodian is a resident of .......  and a citizen of ...........................................

Minor (if not a gift) is a resident of .....................  and a citizen of ...........................................

--------------------------------------------------------------------------------
ITEM 2 -- SIGNATURE(S)--SUBSCRIBER(S) MUST SIGN UNDER TAX REPRESENTATION ON PRECEDING PAGE AND BELOW
--------------------------------------------------------------------------------

(INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION)

If this subscription is for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the Units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.

* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription".

X ........................................  X ........................................
(Signature of Subscriber)       Date        (Signature of Co-Subscriber)    Date

(ENTITY SUBSCRIPTION)

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR DWR THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned corporate officer, partner or trustee hereby certifies and warrants that s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, or beneficiaries to complete, execute and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf and to make the statements, representations, and warranties made herein on their behalf, and that investment in the Partnership is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

 .............................  X  ...........................
(Type or Print Name of Entity)  (Signature)                                                          Date

Print Name  ..................  Title  .......................

--------------------------------------------------------------------------------
ITEM 3 -- BRANCH MANAGER AND ACCOUNT EXECUTIVE USE ONLY (COMPLETED IN FULL AND IN INK)
--------------------------------------------------------------------------------

 THE   UNDERSIGNED   ACCOUNT   EXECUTIVE   HEREBY   CERTIFIES   THAT:   THE ACCOUNT EXECUTIVE MUST SIGN BELOW IN ORDER TO
 (1) s/he  has  informed  the  Subscriber  about  the  liquidity  and   SUBSTANTIATE COMPLIANCE WITH NASD CONDUCT RULE 2810.
     marketability  of  the Units  as  set forth  in  the Prospectus;   X  .................................................
 (2) based on information obtained from the Subscriber concerning this  Account Executive's Signature
     Subscriber's investment objectives, other investments, financial   ....................................................
     situation, needs and any  other relevant information, that  s/he   Type or Print Full Name of Account Executive
     reasonably believes that:                                          Telephone Number  ( .............. )  ..............
   (a)  such  Subscriber  is  or  will  be  in  a  financial position   FOR OFFICE USE ONLY--SUITABILITY APPROVAL
       appropriate to enable such Subscriber to realize the  benefits
       of   the   Partnership   as  described   in   the  Prospectus;
   (b) such Subscriber has a net worth sufficient to sustain the risk inherent in the Partnership (including loss of investment  and lack of liquidity); and
   (c)  the Partnership is  otherwise a suitable  investment for such
       Subscriber; and
 (3) the Subscriber  received the Prospectus  at least five  business days prior to the Closing.
                                                                        BRANCH MANAGER INITIALS                   DATE

                      DEAN WITTER SELECT FUTURES FUND L.P.
                  SIGNATURE PAGE FOR EXCHANGE SUBSCRIBERS ONLY
                   PLEASE PRINT OR TYPE. USE BLACK INK ONLY.

    THIS REQUEST FOR REDEMPTION AND EXCHANGE SHOULD BE DELIVERED TO THE LOCAL DEAN WITTER BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER, TWO WORLD TRADE CENTER 62ND FLOOR, NEW YORK, NEW YORK 10048-0626 AT LEAST FIVE BUSINESS DAYS PRIOR TO THE APPLICABLE CLOSING.


    The Subscriber named below, by execution and delivery of this Signature Page, hereby redeems the units of limited partnership interest of the limited partnership named in Item 1A below and, by application of the proceeds of such redemption to the payment of the purchase price for Units of Limited Partnership Interest ("Units") in Dean Witter Select Futures Fund L.P. ("SFF" or the "Partnership"), hereby subscribes for Units at the First, Second, Third, or any additional Closing, as applicable, at a price equal to 100% of the Net Asset Value as of the close of business on the last day of the month immediately preceding such Closing, all as described in the Prospectus.


    BY SUCH EXECUTION AND PAYMENT, THE SUBSCRIBER ACKNOWLEDGES RECEIPT OF THE
PROSPECTUS OF THE PARTNERSHIP DATED OCTOBER   , 1996, INCLUDING THE LIMITED
PARTNERSHIP AGREEMENT, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR HEREBY, AND THE CURRENT MONTHLY ACCOUNT STATEMENT FOR THE PARTNERSHIP.


--------------------------------------------------------------------------------
ITEM 1 -- SUBSCRIBER (SUBSCRIBER MUST SIGN BELOW TAX REPRESENTATION)
--------------------------------------------------------------------------------
DWR ACCOUNT NO.
-___
-___
-___
-___
-___
-___
-___
-___
-___
-___
-                               -

--------------------------------------------------------------------------------
ITEM 1A -- REDEMPTION AND SUBSCRIPTION
--------------------------------------------------------------------------------

The price per Unit of the Partnership equals 100% of the Net Asset Value of a Unit as of the close of business on the last day of the month immediately preceding the applicable Closing.

ENTER SYMBOL FOR FUND BEING REDEEMED BELOW

                                                   SPECIFY QUANTITY OF UNITS TO
BE REDEEMED (CHECK BOX AND INSERT NUMBER,
                                                   TO BE REDEEMED IF APPLICABLE)

/ / / / / / / / / /                            / /  Entire Interest OR / / Whole
Units
-
---------------
---------------
- to
-  S F F
-
----------
----------

PLEASE PRINT NAME OF FUND BEING REDEEMED ON LINE AT RIGHT:  ....................

The Subscriber hereby authorizes Demeter Management Corporation to redeem the above quantity of units of limited partnership interest set forth opposite the name of the partnership identified above at the Net Asset Value thereof, as defined in the limited partnership agreement of such partnership, less any redemption charges, and to utilize the net proceeds thereof to purchase Units in SFF as indicated. With respect to SFF, an exchange may only be made in whole units, in an amount equal to the lesser of (i) $5,000 ($2,000 in the case of an IRA), and (ii) the proceeds from the redemption of a minimum of 5 units in a regular account for any partnership other than those in the Dean Witter Spectrum Series ("Spectrum") (500 units in the case of Spectrum), or 2 units in an IRA for any partnership other than those in Spectrum (200 units in the case of Spectrum), unless a limited partner is liquidating his entire interest in a partnership.

       TAXABLE INVESTORS                                                              NON-TAXABLE INVESTORS
       /  / / / / / --/ / /  / --/ / / / / / / /  OR                           OR
       Social Security Number of:              / / / /--/ / / / / / / / / / /  /      /  / / / / / / / / / / / / / / / / /
       (check one)                             Taxpayer ID Number for:                Soc. Sec. #/Taxpayer ID #
       / /  Individual Ownership               (check one)                            for: (check one)
       / /  Joint Tenants with Rights          / /  Trust other than Grantor          / /  IRA (the DWR Branch
       of Survivorship                         or                                     Manager must
       / /  Tenants in Common                       Revocable Trust                        sign below for IRA
       / /  Community Property                 / /  Estate                                accounts)
       / /  Grantor or other                   / /  UGMA/UTMA (Minor)                 / /  Employee Benefit Plan
            Revocable Trust                      / /  Partnership                     (Participant-
                                               / /  Corporation                            Directed)
                                                                                      / /  Defined Benefit Plan
                                                                                      (Other)
                                                                                      / /  Other (specify)  ......
 -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --  --
-- -- -- -- -- -- --

 UNITED  STATES TAXABLE INVESTORS ONLY:                                              NON-UNITED  STATES   INVESTORS   ONLY:
 / /  Check box if Subscriber is subject                                             Under   penalties   of   perjury,   by
      to backup  withholding under  the                                              signature    below,   the   Subscriber
      provisions of Section                                                          certifies that
      3406(a)(1)(C)  of  the   Internal                                              such Subscriber is NOT
      Revenue Code.                                                                  (a) a citizen or resident of the United
 If  Subscriber's taxable year is other                                              States;
 than the calendar  year, indicate  the                                              (b)  or, a  United States corporation,
 date on which Subscriber's taxable year                                                 partnership, estate or trust.
 ends  ..........                         OR
 Under penalties of perjury, by signing
 below,  I  certify  that  the   Social
 Security Number (or Taxpayer ID Number)
 above  to  be  the  true,  correct and
 complete Social  Security  Number  (or
 Taxpayer  ID Number) and  that all the
 information above is true, correct and
 complete.

X  .....................................................................................
(Signature of Subscriber or Officer, Partner or Trustee [or Branch Manager in the case
of IRAs])         Date
If Subscriber is an Entity:    Type or Print Name of Entity:  ..........................
                           Name:  ........................ Date: .......................
                           Title:  .....................................................

Full Name of Account............................................................
                                  (Subscriber's Name or Name of Trust or
Custodial Account--do not use initials)

Subscriber is a resident of
               ...........................................................   and
                            a citizen of
                             .................................................
                                        (name of
                   country)                                                (name
                            of country)

Street Address  ................................................................
             (MUST be residence address -- P. O. Box alone not acceptable)

City  .......................................... State  ................. Zip
Code  ............... Tel. No.
( ....... )  ..........................................

/ / Check here if Subscriber is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from the Partnership would be treated as effectively connected. (Subscriber must complete Form W-8 which may be obtained from DWR AE.)

COMPLETE, IF APPLICABLE (MUST BE COMPLETED IF THERE IS A CO-SUBSCRIBER, TRUSTEE
                                 OR CUSTODIAN):

Name  ................................................................ Telephone
Number ( ............. )  ..........................
                   The person or entity above is a/an (check one)

                                                                           / /  Authorized Person, if an
 / /  Co- Subscriber                  / /  Trustee or Custodian            Institutional Trustee

Street Address  ...............................................................
                              (P. O. Box alone not acceptable)

City
 ...............................................................................
State  ................. .................. Zip Code  .........................

Co-Subscriber, Trustee or Custodian is a resident of
 ...........................   and a citizen of  ...............................

Minor (if not a gift) is a resident of
 ..............................................   and a citizen of  ............

--------------------------------------------------------------------------------
ITEM 2 -- SIGNATURE(S)--SUBSCRIBER(S) MUST SIGN UNDER TAX REPRESENTATION ON PRECEDING PAGE AND BELOW
--------------------------------------------------------------------------------

(INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION)

If this subscription is for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the Units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.

* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription".

X ...........................................         .................. X  ...............................................
 (Signature of Subscriber)                Date              (Signature of Co-Subscriber)              Date

(ENTITY SUBSCRIPTION)

    ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING
IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR DWR THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

    The undersigned corporate officer, partner or trustee hereby certifies and warrants that s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, or beneficiaries to complete, execute and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf and to make the statements, representations, and warranties made herein on their behalf, and that investment in the Partnership is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any of the entity, and is legally permissible.

 ......................................................  X  ....................................................
 .............                                                                             .....................
(Type or Print Name of Entity)                                                              (Signature)     Date
Print Name  ........................................     Title  ................................................
 ............                                                                             ......................


--------------------------------------------------------------------------------
ITEM 3 -- BRANCH MANAGER AND ACCOUNT EXECUTIVE USE ONLY (COMPLETED IN FULL AND IN INK)
--------------------------------------------------------------------------------

 The undersigned  Account Executive  hereby  certifies          THE  ACCOUNT EXECUTIVE  MUST SIGN  BELOW IN  ORDER TO
 that:                                                          SUBSTANTIATE COMPLIANCE WITH NASD CONDUCT RULE  2810.
 (1)  the  above  signature(s) are  true  and correct;          X   .................................................
 (2)  s/he  has  informed  the  Subscriber  about  the          ......................
     liquidity and marketability of  the Units as  set                            Account Executive's Signature
     forth in the Prospectus;                                    ...................................................
 (3) based on information obtained from the Subscriber          ......................
     concerning this Subscriber's investment                             Type or Print Full Name of Account Executive
     objectives, other investments, financial                   Telephone  Number   (  ............. )   ............
     situation,   needs   and   any   other   relevant          .......................
     information,  that s/he reasonably believes that:          THE UNDERSIGNED BRANCH MANAGER HEREBY CERTIFIES THAT:
   (a) such Subscriber  is or will  be in a  financial          (1)  the above signature(s)  is/are true and correct.
       position appropriate to enable such  Subscriber          (2)    the    above   client(s)    is/are   suitable.
       to realize the benefits  of the Partnership  as          X  ..................................................
       described in the Prospectus;                             Branch Manager's Signature
   (b)  such Subscriber has a  net worth sufficient to           ....................................................
     sustain the  risk  inherent  in  the  Partnership          Type or Print Full Name of Branch Manager
     (including   loss  of  investment   and  lack  of
 liquidity); and
   (c)  the  Partnership   is  otherwise  a   suitable
       investment for such Subscriber; and
 (4)  the Subscriber received  the Prospectus at least
     five business days prior to the Closing.